Exhibit 99.2

ASSET EXCHANGE AGREEMENT

by and among

UNIVISION RADIO SACRAMENTO, INC.

UNIVISION RADIO LICENSE CORPORATION

and

GOLDEN GATE BROADCASTING COMPANY, INC.

Dated as of September 29, 2004

ARTICLE 1 - Terminology		2

ARTICLE II - Transfer of Univision Assets		7
2.1	Transfer of Univision Assets	7
2.2	Transfer of Salem Assets	7
2.3	Excluded Assets	8
2.4	Beneficial use of Station Agreements	9
2.5	Cash Consideration	10
2.6	Assumption of Liabilities	10
2.7	Section 1031; Appraisals; Tax Reporting	10
2.8	Proration List	11

ARTICLE III - Representations and Warranties Relating to the Parties		12
3.1	Organization and Good Standing	12
3.2	Authority	12
3.3	Absence of Conflicts	12
3.4	Governmental Consents and Consents of Third Parties	13
3.5	Litigation	13
3.6	Labor Matters	13
3.7	Employee Benefit Plans	14
3.8	Taxes	15
3.9	Absence of Insolvency	15
3.10	Broker’s or Finder’s Fees	15
3.11	Representations Complete	15

ARTICLE IV - Representations and Warranties Relating to the Stations		15
4.1	Compliance with Law	15
4.2	Tangible Personal Property	16
4.3	Real Property	16
4.4	FCC Licenses	17
4.5	Stations Agreements	18
4.6	Tower Coordinates	18
4.7	Environmental Matters; OSHA	18

ARTICLE V - Transactions Prior to the Closing Date		20
5.1	Conduct of Business Prior to the Closing Date	20
5.2	Governmental Consents	21
5.3	Other Consents	22
5.4	Tax Returns and Payments	22
5.5	Access Prior to the Closing Date	22
5.6	Confidentiality	23
5.7	Press Release	23
5.8	Reasonable Best Efforts	24
5.9	FCC Reports	24
5.10	Conveyance Free and Clear of Liens	24
5.11	Environmental Assessment	24
5.12	No Inconsistent Activities	25

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5.13	Financial Statements	25

ARTICLE VI - Conditions Precedent to the Obligations of Salem to Close		26
6.1	Accuracy of Representations and Warranties; Closing Certificate	26
6.2	Performance of Agreements	26
6.3	FCC, HSR and Other Consents	26
6.4	Adverse Proceedings	27
6.5	Opinion of Univision’s FCC Counsel	27
6.6	Other Consents	28
6.7	Delivery of Closing Documents	28
6.8	No Cessation of Broadcasting	28
6.9	Environmental Conditions	28

ARTICLE VII - Conditions Precedent of the Obligation of Univision to Close		29
7.1	Accuracy of Representations and Warranties; Closing Certificate	29
7.2	Performance of Agreements	29
7.3	FCC, HSR and Other Consents	29
7.4	Adverse Proceedings	30
7.5	Opinion of Salem’s FCC Counsel	30
7.6	Other Consents	31
7.7	Delivery of Closing Documents	31
7.8	No Cessation of Broadcasting	31
7.9	Environmental Conditions	31

ARTICLE VIII - Closing		31
8.1	Time and Place	31
8.2	Documents to be Delivered to Transferee by Transferor	32
8.3	Documents to be Delivered to Transferor by Transferee	33

ARTICLE IX - Survival of Representations and Warranties Indemnification		33
9.1	Survival of Representation and Warranties	33
9.2	Indemnification in General	34
9.3	Indemnification by Transferor	34
9.4	Indemnification by Transferee	35
9.5	Indemnification Procedures	35

ARTICLE X - Termination; Liquidated Damages		36
10.1	Termination	36
10.2	Obligations Upon Termination	37
10.3	Termination Notice	38
10.4	Specific Performance	38

ARTICLE XI - Casualty		38

ARTICLE XII - Control of Station		39

ARTICLE XIII - Miscellaneous		39
13.1	Further Actions	39
13.2	Access After the Closing Date	39
13.3	Payment of Expenses	39
13.4	Notices	40
13.5	Entire Agreement	41
13.6	Binding Effect; Benefits	41

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13.7	Assignment	41
13.8	Governing Law	41
13.9	Bulk Sales	41
13.10	Amendments and Waivers	42
13.11	Severability	42
13.12	Headings	42
13.13	Counterparts	42
13.14	References	42
13.15	Schedules and Exhibits	42
13.16	Dispute Resolution	42
13.17	Attorneys’ Fees	42
13.18	Knowledge	43
13.19	Consent	43

SCHEDULES

Schedules To Be Delivered By Univision

2.1(a)	Tangible Personal Property
2.1(b)	Licenses and Permits
2.1(c)	Station Agreements
2.3	Excluded Assets
3.1	Organization and Good Standing
3.4	Governmental Consents and Consents of Third Parties
4.3	Real Property

Schedules To Be Delivered By Salem

2.2(a)	Tangible Personal Property
2.2(b)	Licenses and Permits
2.2(c)	Station Agreements
2.3	Excluded Assets
3.1	Organization and Good Standing
3.4	Governmental Consents and Consents of Third Parties
4.3	Real Property

iii

Asset Exchange Agreement

ASSET EXCHANGE AGREEMENT

This Asset Exchange Agreement (“Agreement”) is made and entered into as of this 29th day of September, 2004, by and among Univision Radio Sacramento, Inc. (“Univision-Sacramento”), and Univision Radio License Corporation (“Univision-License” and collectively with Univision-Sacramento, “Univision”) and Golden Gate Broadcasting Company, Inc. (“Salem”).

WHEREAS, Univision-Sacramento is the owner and operator of radio station KOSL(FM), 94.3 MHz, Jackson, California (FCC Facility ID No. 24464) (the “Univision Station”) and Univision-License holds the licenses and authorizations issued by the FCC for the operation of the Univision Station.

WHEREAS, Salem is the owner, operator and licensee of radio station KSFB-FM, 100.7 MHz, San Rafael, California (FCC Facility ID No. 40136), (the “Salem Station”) and holds the licenses and authorizations issued by the FCC for the operation of the Salem Station;

WHEREAS, Univision and Salem intend to exchange certain property and assets used and useful in the operation of the Univision Station on the one hand and the Salem Station on the other (collectively the Univision Station and the Salem Station are sometimes referred to herein as the “Station(s)”);

WHEREAS, Univision and Salem intend to transfer the assets of the Stations in a transaction that will qualify as a “like-kind exchange” for nonrecognition of taxable income under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), and Univision and Salem are willing to take such steps as are commercially reasonable and necessary on their respective parts to enable the transactions contemplated hereby to so qualify;

WHEREAS, the prior consent of the FCC to the transfer of the licenses and authorizations issued by the FCC for the Stations is required, and it is intended that if such consent is obtained, the transactions contemplated by this Agreement will be consummated subject to all of the other terms and conditions of this Agreement; and,

WHEREAS, as of the date first written above, the parties hereto have entered into Local Programming and Marketing Agreements (“LMA(s)”) providing for the programming and marketing of the Stations from the commencement date set forth in the LMA to the closing of the transactions contemplated by this Agreement;

Asset Exchange Agreement

NOW, THEREFORE, in consideration of the mutual promises herein set forth and subject to the terms and conditions hereof, the parties agree as follows:

ARTICLE 1

TERMINOLOGY

1.1 Act. The Communications Act of 1934, as amended.

1.2 Applicable Stations. With respect to a delivery, representation, warranty or covenant of Univision, the Univision Station, and with respect to a delivery, representation, warranty or covenant of Salem, the Salem Station.

1.3 Assumed Obligations. Such term shall have the meaning defined in Section 2.6.

1.4 Business Day. Any calendar day, excluding Saturdays and Sundays, on which federally chartered banks are regularly open for business.

1.5 Closing Date. The date determined as the Closing Date as provided in Section 8.1.

1.6 Code. As set forth in the recitals, above, the Internal Revenue Code of 1986, as amended.

1.7 Closing. The closing with respect to the transactions contemplated by this Agreement.

1.8 Documents. This Agreement and all exhibits and schedules hereto, and each other agreement, certificate, or instrument delivered pursuant to or in connection with this Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

1.9 Environmental Assessment. Such term shall have the meaning defined in Section 5.11.

1.10 Environmental Laws. The Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act, the Safe Drinking Water Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning or relating to the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting or dumping of Hazardous Materials, or the pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata).

Asset Exchange Agreement

1.11 Excluded Assets. Such term shall have the meaning defined in Section 2.3.

1.12 FCC Licenses. With respect to a delivery, representation, warranty or covenant of Univision, the licenses, permits and authorizations (and any renewals, extensions, amendments or modifications thereof) of the FCC for the operation of the Univision Station as listed on Schedule 2.1(b), including without limitation, all pending licenses, permits, call signs and authorizations of the FCC to the extent they pertain to the operation of the Univision Station; and with respect to a delivery, representation, warranty or covenant of Salem, the licenses, permits, call signs and authorizations (and any renewals, extensions, amendments or modifications thereof) of the FCC for the operation of the Salem Station as listed on Schedule 2.2(b), including without limitation, all pending licenses, permits, call signs and authorizations of the FCC to the extent they pertain to the operation of the Salem Station.

1.13 FCC Orders. The actions, orders or decisions of the FCC, granting its consent to the assignment of the FCC Licenses of the Univision Station to Salem and the FCC Licenses of the Salem Station to Univision.

1.14 FCC. Federal Communications Commission.

1.15 Final Action. An action of the FCC that has not been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely petition for reconsideration or administrative or judicial appeal or sua sponte action of the FCC with comparable effect is pending and as to which the time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC has expired.

1.16 Hazardous Materials. Toxic materials, hazardous wastes, hazardous substances, pollutants or contaminants, asbestos or asbestos-related products, polychlorinated biphenyls (“PCBs”), petroleum, crude oil or any fraction or distillate thereof in excess of legally-defined permissible limits (as such terms are defined in any applicable federal, state or local laws, ordinances, rules and regulations, and including any other terms which are or may be used in any applicable Environmental Laws to define prohibited or regulated substances).

1.17 HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.18 Indemnified Party. Any party described in Section 9.3 or Section 9.4 against which any claim or liability may be asserted by a third party which would give rise to a claim for indemnification under the provisions of this Agreement by such party.

1.19 Indemnifying Party. The party to the Agreement (not the Indemnified Party) that, in the event of a claim or liability asserted by a third party against the Indemnified Party which would give rise to a claim for indemnification under the provisions of this Agreement, is

Asset Exchange Agreement

obligated to indemnify and hold harmless the Indemnified Party to the extent expressly provided in this Agreement.

1.20 Intellectual Property. With respect to any Station, the trademarks, service marks, brand names, trade names, mask works, trade dress, Internet domain name(s), Internet Web page(s), HTML content located and publicly accessible from the Domain Names, the visitor e-mail databases for Internet domain names, slogans, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdictions to register the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not; patents and applications for patents; customer lists; play lists; music research; electronic data; financial data; rights of Transferor arising under any employment agreement; nonpublic information, trade secrets or confidential information; writings and other works, whether copyrightable or not; technology, know-how or computer software programs and applications used in the Stations’ business, any similar intellectual property or proprietary rights, and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

1.21 Lien. Any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any Sale Assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

1.22 LMAs. As provided in the recitals hereof, the Local Programming and Marketing Agreements of equal date hereof relating to the programming of the Stations.

1.23 Material Adverse Condition. A condition, event or circumstance which would materially restrict, limit, increase the cost or burden of or otherwise materially adversely affect or materially impair the right of the Transferee to the ownership, use, control, enjoyment or operation of the Station(s) it is acquiring or the proceeds there from; provided, however, that any condition which requires that a radio station be operated in accordance with a condition similar to those contained in the present FCC licenses issued for operation of the station shall not be deemed a Material Adverse Condition.

1.24 OSHA Laws. The Occupational Safety and Health Act of 1970, as amended, and all other federal, state or local laws or ordinances, including orders, rules and regulations there under, regulating or otherwise affecting health and safety of the workplace.

1.25 Permitted Lien. For purposes hereof, “Permitted Lien” shall mean (i) easements, restrictions, and other similar matters which will not materially adversely affect the use of the Real Property in the ordinary course of business; (ii) liens for taxes not due and

Asset Exchange Agreement

payable or, that are being contested in good faith by appropriate proceedings; (iii) mechanics, material men’s, carriers’, warehousemen’s, landlords’ or other similar liens in the ordinary course of business for sums not yet due or which are being contested in good faith by appropriate proceedings; (iv) liens or mortgages that will be released at Closing; (v) zoning ordinances and regulations, including statutes and ordinances relating to the liens of streets and to other municipal improvements, which will not materially adversely affect the use of the Real Property in the ordinary course of business, provided that any of the foregoing alone or in the aggregate do not materially impair the value or materially interfere with the use of any asset or property of the Transferor material to the operation of its station(s) as they have been and are now conducted; and/or (vi) a Lien securing only an Assumed Obligation.

1.26 Person. Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

1.27 Proration Amount. As provided in Section 2.8, the amount by which Transferee’s account is to be credited or charged, as reflected on the Proration List(s).

1.28 Proration List. As provided in Section 2.8, an itemized list(s) of all sums to be credited or charged against the account of Transferee, with a brief explanation in reasonable detail of the credits or charges, consistent with the allocation principle set forth in Section 2.8(a).

1.29 Intentionally Omitted.

1.30 Real Property. With respect to a delivery, representation, warranty or covenant of Univision, the rights, title and interests in real estate, including without limitation improvements thereto, used in the operation of the Univision Station as listed on Schedule 4.3; and with respect to a delivery, representation, warranty or covenant of Salem, the rights, title and interests in real estate, including without limitation improvements thereto, used in the operation of the Salem Station as listed on Schedule 4.3.

1.31 Representing Party. With respect to a delivery, representation, warranty or covenant by Univision, Univision; and with respect to a delivery, representation, warranty or covenant by Salem, Salem.

1.32 Rules and Regulations. The rules of the FCC as set forth in Volume 47 of the Code of Federal Regulations, as well as such other policies of the FCC, whether contained in the Code of Federal Regulations, or not, that apply to the Stations.

1.33 Sale Assets. With respect to a delivery, representation, warranty or covenant of Univision, all of the tangible and intangible assets to be transferred by Univision to Salem as set forth in Section 2.1 and with respect to a delivery, representation, warranty or covenant of

Asset Exchange Agreement

Salem, all of the tangible and intangible assets to be transferred by Salem to Univision as set forth in Section 2.2.

1.34 Station Agreements. With respect to a delivery, representation, warranty or covenant of Univision, the contracts, arrangements or commitments, including all amendments, modifications and supplements thereto which Univision or the Univision Station or their assets or properties are bound as listed on Schedule 2.1(c); and with respect to a delivery, representation, warranty or covenant of Salem, the contracts, arrangements or commitments, including all amendments, modifications and supplements thereto which Salem or the Salem Station or its assets or properties are bound as listed on Schedule 2.2(c).

1.35 Tangible Personal Property. With respect to a delivery, representation, warranty or covenant of Univision, the transmission equipment, parts, supplies and other tangible personal property now or hereinafter owned by Univision and used in the transmission facilities of the Univision Station as listed on Schedule 2.1(a); and with respect to a delivery, representation, warranty or covenant of Salem, the transmission equipment, parts, supplies and other tangible personal property now or hereinafter owned by Salem and used in the transmission facilities of the Salem Station as listed on Schedule 2.2(a).

1.36 Tower Coordinates. The current vertical elevation and geographical coordinates of the antenna of any Applicable Station.

1.37 Transferee. With respect to the Sale Assets of Univision, Salem, and with respect to the Sale Assets of Salem, Univision.

1.38 Transferee’s Threshold Limitation. As provided in Section 9.4(b), the threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Transferor before Transferee shall be obligated to indemnify Transferor. The Transferor’s Threshold Limitation shall be Fifty Thousand Dollars ($50,000) in the aggregate; provided, however, that for any individual item or series of related items, the Transferor’s Threshold Limitation shall be Ten Thousand Dollars ($10,000).

1.39 Transferor. With respect to the Sale Assets of Univision, Univision, and with respect to the Sale Assets of Salem, Salem.

1.40 Transferor’s Threshold Limitation. As provided in Section 9.3(b), the threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Transferee before Transferor shall be obligated to indemnify Transferee. The Transferee’s Threshold Limitation shall be Fifty Thousand Dollars ($50,000) in the aggregate; provided, however, that for any individual item or series of related items, the Transferee’s Threshold Limitation shall be Ten Thousand Dollars ($10,000).

Asset Exchange Agreement

ARTICLE II

EXCHANGE OF STATION ASSETS

2.1 Transfer of Univision Assets. At Closing, Univision shall transfer, assign, convey and deliver to Salem, and Salem shall accept and acquire from Univision, free and clear of all Liens, except Permitted Liens, all of Univision’s right, title and interest, legal and equitable, in and to the tangible and intangible, real, personal and mixed assets (except Excluded Assets) used or useful in the operation of the Univision Station, as set forth below:

(a) Tangible Personal Property. All Tangible Personal Property now or hereinafter owned by Univision and used in the operation of the Univision Station as set forth on Schedule 2.1(a), together with such modifications, replacements, improvements and additional items, made or acquired between the date hereof and the Closing Date;

(b) Licenses and Permits. The FCC Licenses and all other assignable or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Univision or hereafter obtained by Univision between the date hereof and the Closing Date, to the extent such other permits, licenses and authorizations pertain to or are used in the operation of the Univision Station including, but not limited to the permits, licenses and authorizations listed on Schedule 2.1(b) hereof;

(c) Univision Station Agreements. All agreements which are listed on Schedule 2.1 (c) as agreements which Salem elects to assume; any renewals, extensions, amendments or modifications of those agreements being assumed which are made in the ordinary course of Univision’s operation of the Univision Station and in accordance with the terms and provisions of this Agreement;

(d) Univision Records. True and complete copies of all of the books, records, accounts, files, logs, ledgers, reports of engineers and other consultants or independent contractors, pertaining to the assets described in Section 2.1(a), (b) and (c) (other than corporate records);

2.2 Transfer of Salem Assets. At Closing, Salem shall transfer, assign, convey and deliver to Univision, and Univision shall accept and acquire from Salem, free and clear of all Liens, except Permitted Liens, all of Salem’s right, title and interest, legal and equitable, in and to the tangible and intangible, real, personal and mixed assets (except Excluded Assets) used or useful in the operation of the Salem Station, as set forth below:

(a) Tangible Personal Property. All Tangible Personal Property now or hereinafter owned by Salem and used in the operation of the Salem Station as set forth on Schedule 2.2(a), together with such modifications, replacements, improvements and additional items, made or acquired between the date hereof and the Closing Date;

Asset Exchange Agreement

(b) Licenses and Permits. The FCC Licenses and all other assignable or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Salem or hereafter obtained by Salem between the date hereof and the Closing Date, to the extent such other permits, licenses and authorizations pertain to or are used in the operation of the Salem Station including, but not limited to the permits, licenses and authorizations listed on Schedule 2.2 (b) hereof;

(c) Salem Station Agreements. All agreements which are listed on Schedule 2.2(c) as agreements which Univision elects to assume; any renewals, extensions, amendments or modifications of those agreements being assumed which are made in the ordinary course of Salem’s operation of the Station and in accordance with the terms and provisions of this Agreement;

(d) Salem Records. True and complete copies of all of the books, records, accounts, files, logs, ledgers, reports of engineers and other consultants or independent contractors, pertaining to the assets described in Sections 2.2(a), (b) and (c) (other than corporate records);

2.3 Excluded Assets. Notwithstanding any provision of this Agreement to the contrary, Transferor shall not transfer, convey or assign to Transferee, but shall retain all of its right, title and interest in and to, the following assets owned or held by it on the Closing Date (“Excluded Assets”):

(a) Any and all cash, cash equivalents, cash deposits to secure contract obligations, all inter-company receivables from any affiliate of Transferor and all other accounts receivable, bank deposits and securities held by Transferor in respect of any Station at the Closing Date, that are unrelated to the operation of the Applicable Stations after the Closing Date and further provided that such cash or receivable is not for services on obligations of such Applicable Stations after the Closing Date (except to the extent Transferor receives a credit under Section 2.7, in which event such cash, receivable, deposit or security shall be included as part of the assets to be transferred in this transaction).

(b) Any and all claims of Transferor with respect to transactions prior to the Closing including, without limitation, claims for tax refunds and refunds of fees paid to the FCC.

(c) All prepaid expenses (except to the extent Transferor receives a credit therefor under Section 2.8, in which event the prepaid expense shall be included as part of the Sale Assets).

(d) All contracts of insurance and claims against insurers.

(e) All employee benefit plans and the assets thereof and all employment contracts.

Asset Exchange Agreement

(f) All contracts that are terminated in accordance with the terms and provisions of this Agreement or have expired prior to the Closing Date in the ordinary course of business; and all loans and loan agreements.

(g) All Tangible Personal Property disposed of or consumed between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement and in the ordinary course of business.

(h) Transferor’s corporate records except to the extent such records are set forth or described in Section 2.1(d) or Section 2.2(d) hereof used in the operation of any Station, in which case Transferor shall deliver materially accurate copies thereof to Transferee.

(i) Any Tangible Personal Property not specifically conveyed to Transferee pursuant to Section 8.2 (c).

(j) The call signs of Transferor set forth on Schedule 2.3.

(k) All commitments, contracts and agreements not specifically assumed by Transferee pursuant to Section 8.3(b).

(l) As set forth on Schedule 2.3.

(m) All Intellectual Property of the Transferor except that Transferor shall transfer to Transferee the URL associated or relating to any call sign to be transferred to Transferee.

2.4 Beneficial use of Station Agreements. Both parties acknowledge that certain of the Station Agreements, to be included in the Sale Assets, and the rights and benefits thereunder necessary or appropriate or relating to the conduct of the business and activities of Representing Party and/or the Applicable Stations may not, by their terms, be assignable. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign such Station Agreements, and Transferee shall not be deemed to have assumed the same or to be required to perform any obligations thereunder, if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights under such Station Agreements of Transferee or Transferor thereunder. In such event, Transferor will cooperate with Transferee to provide for Transferee all benefits to which Transferor is entitled under such Station Agreements, and any transfer or assignment to Transferee by Transferor of any such Station Agreements or any right or benefit arising thereunder or resulting therefrom which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained. Transferor shall, without further consideration therefore, pay, assign and remit to Transferee promptly all monies, and, to the extent permitted, all other rights or consideration received or obtained, or which may be received or obtained, in respect of performance of such Station Agreements.

Asset Exchange Agreement

2.5 [Intentionally omitted].

2.6 Assumption of Liabilities.

(a) At the Closing and with respect to each Station to be acquired by such Transferee, Transferee shall assume and agree to perform, without duplication of Transferor’s performance, the following liabilities and obligations of Transferor (the “Assumed Obligations”):

(i) Current liabilities of Transferor for which Transferee receives a credit at Closing, but not in excess of the amount of such credit; and,

(ii) Liabilities and obligations arising under the agreements, if any, assumed by and transferred to Transferee in accordance with this Agreement, but only to the extent such liabilities and obligations relate to the assets to be acquired by the Transferee and are attributable to the period of time after the Closing; and

(b) Except for the Assumed Obligations, Transferee shall not assume or in any manner be liable for any debts, liens, charges, claims, encumbrances, duties, responsibilities, obligations or liabilities of Transferor of any kind or nature, whether express or implied, known or unknown, contingent or absolute, including, without limitation, any liabilities to or in connection with Transferor’s employees whether arising in connection with the transaction contemplated hereunder or otherwise.

2.7 Section 1031; Appraisals; Tax Reporting.

(a) Both Buyer and Seller intend to structure this transaction as a tax-deferred like-kind exchange pursuant to Internal Revenue Code Section 1031. Each party shall cooperate with the other to effectuate such an exchange provided that, such tax deferred like-kind exchange shall not (i) result in any additional cost or expense to the other, (ii) result in any adverse tax consequences to the other, (iii) affect the other’s liability for any of its representations, warranties, covenants and obligations pursuant to this Agreement, (iv) require the other to serve as the qualified intermediary; or (v) unreasonably delay the Closing Date.

(b) The parties agree to use commercially reasonable efforts to agree upon the fair market value of each of the assets (other than assets which, individually or in the aggregate, are not material in value) which comprise the Sale Assets, determined on the basis of certain appraisals (“Approvals”) prepared by Bond and Pecaro (or such other appraisal agency agreed to by Univision and Salem and retained by Salem (the “Appraiser”). Univision shall reimburse to Salem one half (1/2) of the fees and expenses of the Appraiser. Salem shall direct the Appraiser to deliver the Appraisals within sixty (60) days of the Closing Date.

(c) Each party shall use commercially reasonable efforts to engage in mutually agreeable sharing of financial and valuation information in order to obtain consistent financial

Asset Exchange Agreement

and tax reporting, including, but not limited to, the preparation and filing of IRS Forms 8894 and 8824 in a manner which is consistent with the Appraisals, to the greatest extent possible.

(d) To the extent authorized by applicable law and regulation, each party shall report the transaction contemplated hereby as a “like-kind exchange” under Section 1031 of the Code, consistent with the Appraisals and the IRS Forms 8594 and 8824 prepared in accordance with clause (b) above, and shall not take, and shall not cause their respective representatives, successors and assigns to take, any position on any federal, state or local tax return or report, or in any tax examination, tax audit or tax litigation, inconsistent with such reporting position, the Appraisals, or such IRS Form 8594 or 8824.

(e) Each party shall cooperate with the other, including, without limitation, in preparing IRS Forms 8594 and 8824 and executing all necessary agreements and documents to the extent necessary for each party to treat the exchange of the Assets hereunder as a “like-kind exchange” to the extent permissible under Section 1031 of the Code.

(f) Neither party shall have any liability or obligation to the other for the failure of the exchange of the Assets hereunder to qualify as a like-kind exchange under Section 1031 of the Code.

2.8 Proration List.

(a) Except as otherwise set forth in the LMAs, all operating income and operating expenses of the Stations shall be adjusted and allocated between the parties to the extent necessary to reflect the principle that all such income and expenses attributable to the operation of any Station on or before the Closing Date shall be for the account of Transferor, and all income and expenses attributable to the operation of such Station after the Closing Date shall be for the account of Transferee.

(b) To the extent not inconsistent with the express provisions of this Agreement, the allocations made pursuant to this Section 2.8 shall be made in accordance with generally accepted accounting principles.

(c) For purposes of making the adjustments pursuant to this Section 2.8, the Transferee with respect to a Station shall prepare and deliver an initial Proration List to Transferor within forty five (45) days following the Closing Date, or such later date as shall be mutually agreed to by Transferor and Transferee. Transferee may also prepare and deliver to Transferor additional Adjustment Lists as Transferee becomes aware of additional Adjustment List items. The Adjustment List(s) shall set forth the Adjustment Amount. If the Adjustment Amount is a credit to the account of Transferee, Transferor shall pay such amount to Transferee within fifteen (15) days of receiving the Adjustment List(s) if both parties agree on the amount, and if the Adjustment Amount is a charge to the account of Transferee, Transferee shall pay such amount to Transferor within fifteen (15) days of delivering the Adjustment List(s) to Transferor

Asset Exchange Agreement

if both parties agree on the amount. In the event Transferor disagrees with the Adjustment Amount determined by Transferee or with any other matter arising out of this subsection, and Transferee and Transferor cannot within sixty (60) days resolve the disagreement themselves, the parties will refer the disagreement to a firm of independent certified public accountants, mutually acceptable to Transferor and Transferee, whose decision shall be final. The fees and expenses of such accountants shall be paid by the party who does not prevail on the disputed matters decided by the accountants.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

RELATING TO THE PARTIES

Each Representing Party hereby represents and warrants to the other parties as follows, each of which is true and correct on the date hereof, shall survive the Closing subject to the provisions of this Agreement, and shall be unaffected by any investigation heretofore or hereafter made by any other party:

3.1 Organization and Good Standing. Except as set forth on Schedule 3.1, the Representing Party is a corporation validly existing and in good standing under the laws of the state of its incorporation and authorized to conduct business in each and every jurisdiction where the Representing Party conducts business, except where the failure to be so authorized does not constitute a Material Adverse Condition. The Representing Party has all requisite power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted until the Closing.

3.2 Authority. The Representing Party has the full right and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions provided for herein. All required corporate action with respect to the Representing Party has been taken to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Representing Party and constitutes its valid and binding obligation, enforceable against the Representing Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and by judicial discretion in the enforcement of equitable remedies.

3.3 Absence of Conflicts. The execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by the Representing Party, and the consummation of the transactions contemplated hereby and thereby:

(a) do not in any material respect (with or without the giving of notice or the passage of time or both) violate, or result in the creation of any Lien other than a Permitted Lien, on any of the Representing Party’ Sale Assets under any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Representing Party;

Asset Exchange Agreement

(b) do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under the articles of incorporation or bylaws of Representing Party or pursuant to any lease, agreement, commitment or other instrument which Representing Party is a party to, or bound by, or by which any of the Representing Party’s Sale Assets may be bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the Representing Party’s Sale Assets.

3.4 Governmental Consents and Consents of Third Parties. Except for such consents as are required by the Rules and Regulations and the HSR Act or as disclosed on Schedule 3.4, the execution and delivery of, and the performance of obligations the Representing Party under this Agreement and each of the other Documents by the Representing Party, and the consummation by the Representing Party of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration of filing with, any court or public agency or governmental body or other authority, or the consent of any Person under any agreement, arrangement or commitment of a nature to which the Representing Party is a party or by which it is bound or by which the Sale Assets are bound or to which they are subject to, the failure of which to obtain would constitute a Material Adverse Condition on the Sale Assets or the operation of the Applicable Stations.

3.5 Litigation. There are no actions, suits, claims, investigations or administrative, arbitration or other proceedings pending or threatened against Representing Party which would, or are expected to, individually or in the aggregate if adversely determined, be or result in a Material Adverse Condition on the Sale Assets or the operation of the Applicable Stations, or which would give any third party the right to enjoin the transactions contemplated by this Agreement. There is no basis for any such claim, investigation, action, suit or proceeding which would, individually or in the aggregate if adversely determined, be a Material Adverse Condition on the Sale Assets or operation of Applicable Stations. There are no existing or pending orders, judgments or decrees of any court or governmental agency affecting the Representing Party, the Applicable Stations or any of the Sale Assets which would materially adversely affect the Applicable Stations’ operations or the Sale Assets. Notwithstanding the disclosure of any matter herein, no Transferee shall assume any liability for any such matter as a result of the transactions contemplated by this Agreement.

3.6 Labor Matters.

(a) With respect to the Applicable Stations only, the Representing Party is not a party to any collective bargaining agreement, and there is no collective bargaining agreement that determines the terms and conditions of employment of any employees of the Representing Party.

Asset Exchange Agreement

(b) With respect to the Applicable Stations:

(i) There is no labor strike, dispute, slow-down or stoppage pending or, to the actual knowledge of Representing Party, threatened against the Applicable Stations;

(ii) There are neither pending nor threatened, any suits, actions, administrative proceedings, union organizing activities, arbitrations, grievances, complaint, charges, claims or other proceedings between Representing Party and any employees of the Applicable Station or any union representing such employees; and there are no existing labor or employment or other controversies or grievances involving employees of the Applicable Station(s) which have had or are reasonably likely to constitute a Material Adverse Condition on the operation of the Applicable Stations;

(iii) (A) Representing Party is in compliance in all material respects with all laws, rules and regulations relating to the employment of labor and all employment contractual obligations, including those relating to wages, hours, collective bargaining, affirmative action, discrimination, sexual harassment, wrongful discharge and the withholding and payment of taxes and contributions except for such non-compliance which individually or in the aggregate would not constitute a Material Adverse Condition on the business or financial condition of the Applicable Station; (B) Representing Party has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees; and (C) Representing Party is not liable to any present or former employees or any governmental authority for damages, arrears of wages or any tax or penalty for failure to comply with the foregoing except for such liability which individually or in the aggregate would not constitute a Material Adverse Condition on the business or financial condition of the Applicable Station;

(iv) The applicable Transferee’s consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon such Transferee the obligation to pay any severance or termination pay under any agreement, plan or arrangement binding upon Representing Party.

(c) Transferee is not obligated to employ and does not assume any obligation with regard to any of the Transferor’s employees.

3.7 Employee Benefit Plans. Transferee’s consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Transferee any obligation under any benefit plan, contract or arrangement (regardless of whether they are written or unwritten and funded or unfunded) covering employees or former employees of the Representing Party in connection with their employment by Representing Party, if any. For purposes of the Agreement, “benefit plans” shall include without limitation employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, vacation benefits, employment and severance contracts, stock option plans, bonus programs and plans of deferred compensation.

Asset Exchange Agreement

3.8 Taxes. There are no tax audits or other governmental proceedings pending or, to the best of the Representing Party’s knowledge, threatened that could result in a Lien on the Sale Assets being conveyed by the Representing Party hereunder on or after the Closing Date or on the imposition of any tax liability on the applicable Transferee and, to the best of the Representing Party’s knowledge, no event has occurred that could impose on the applicable Transferee any liability for any taxes, penalties or interest due or to become due from the Representing Party. Representing Party has filed all federal, state and local tax returns which are required to be filed, and has paid all taxes and all assessments to the extent that such taxes and assessments have become due, other than such returns, taxes and assessments, the failure to file or pay would not, individually or in the aggregate, constitute a Material Adverse Condition.

3.9 Absence of Insolvency. No insolvency proceedings of any character including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Representing Party or any of the Representing Party’s Sale Assets, are pending or threatened, and Representing Party has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for the institution of, any such insolvency proceedings.

3.10 Broker’s or Finder’s Fees. No agent, broker, investment banker, or other Person or firm acting on behalf of or under the authority of Representing Party or any affiliate of Representing Party is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with transactions contemplated by this Agreement.

3.11 Representations Complete. None of the representations or warranties made by Representing Party, nor any statement made in any document or certificate furnished by Representing Party pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

RELATING TO THE STATIONS

Each Representing Party with respect to the Sale Assets being conveyed by it hereby represents and warrants to the Transferee acquiring such Sale Assets as follows, each of which is true and correct on the date hereof, shall survive the Closing subject to the provisions of this Agreement, and shall be unaffected by any investigation heretofore or hereafter made by the Transferee:

4.1 Compliance with Law. The operation of the Applicable Stations complies in all respects with the applicable rules and regulations of the FCC, and all other federal, state, local or other laws, statutes, ordinances, regulations, and any applicable order, writ, injunction or decree of any court, commission, board, agency or other instrumentality except to the extent that a failure to so comply would not constitute a Material Adverse Condition.

Asset Exchange Agreement

4.2 Tangible Personal Property. Except for supplies and other incidental items which in the aggregate are not of material value, the list of Tangible Personal Property set forth on Schedule 2.1(a) or Schedule 2.2(a), as applicable, is a complete and correct list of all of the items of tangible personal property (other than Excluded Assets) used to a material extent in the operation of the transmission facilities of the Applicable Stations each in the manner in which they are now operated. In addition:

(a) The Representing Party has good, marketable and valid title to all of the items of Tangible Personal Property free and clear of all Liens except Permitted Liens, including the right to transfer same.

(b) The Tangible Personal Property used to a material extent in the operation of the Applicable Stations in the manner in which they are now operated has been maintained in accordance with industry practices and is in good operating condition subject only to ordinary wear and tear.

(c) The Tangible Personal Property complies with applicable rules and regulations of the FCC and the terms of the FCC Licenses.

(d) There is no defect in the condition or operation of any item of the Tangible Personal Property that is reasonably likely to constitute a Material Adverse Condition.

4.3 Real Property. The list of Real Property, as set forth on Schedule 4.3, constitutes a complete and correct summary description in all material respects of all of the interests in real estate, including, without limitation, any and all leases (other than Excluded Assets), easements and licenses, used to any extent in the operation of the Applicable Stations in the manner in which they have been and are now operated. To the Representing Party’s actual knowledge and only to the extent that a breach of the following representation and warranties would constitute a Material Adverse Condition:

(a) The Real Property and associated improvements comply in all material respects with all applicable state or federal law, rule, or regulation;

(b) All permanent certificates of occupancy and other consents and approvals required by any under any state or federal law, rule, or regulation applicable to the Sale Assets have been issued and are in full force and effect without the presence or existence of any unsatisfied conditions or requirements with respect thereto;

Asset Exchange Agreement

(c) Transferor has not received any notice of condemnation or of eminent domain proceedings or negotiations for the purchase of any of the Real Property or the respective improvements in lieu of condemnation, and no condemnation or eminent domain proceedings or negotiations have been commenced or threatened in connection with the Real Property or the respective improvements that would have a material and adverse effect on the value of the Real Property or on the continued utilization of the Real Property;

(d) The Real Property has adequate pedestrian and vehicular access by way of public access or valid easements or right of ways; and,

(e) All necessary utility services for the operation of the Sale Assets, including but not limited to electric power and natural gas service are available to the Real Property.

4.4 FCC Licenses. Representing Party is the holder of the licenses, permits and authorizations listed on Schedule 2.1(b) or Schedule 2.2(b), as applicable, and except as set forth on such schedules, (i) the FCC Licenses are valid, in good standing and in full force and effect, unimpaired by any act or omission of Representing Party, and constitute all of the licenses, permits and authorizations required by the Act, the Rules and Regulations or the FCC for, or used in, the operation of the Applicable Stations in all material respects as now operated, (ii) the licenses, permits and authorizations listed on Schedule 2.1(b) or Schedule 2.2(b), as applicable, constitute all the current licenses, permits and authorizations issued by the FCC to Representing Party or pending before the FCC for or in connection with the Applicable Stations; (iii) there is no condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Applicable Stations; (iv) the Applicable Stations are being operated at full authorized power, in accordance with the terms and conditions of the FCC Licenses applicable to them and in accordance with the Rules and Regulations, except to the extent a failure to so comply would not constitute a Material Adverse Condition; (v) no application, action or proceeding is pending, or, to Representing Party’s actual knowledge is threatened, which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Applicable Stations or their operation, other than proceedings affecting the radio broadcasting industry in general; (vi) there is not before the FCC any material investigation, proceeding, notice of violation or order of forfeiture relating to the Applicable Stations; (vii) Representing Party has complied in all material respects with all requirements to file reports, applications and other documents with the FCC with respect to the Applicable Stations, and all such reports, applications and documents are complete and correct in all material respects; (viii) there are no matters (A) which could reasonably be expected to result in the suspension, revocation, cancellation, modification of or the refusal to renew any of the FCC Licenses or the imposition of any fines or forfeitures by the FCC, or (B) against Representing Party which could reasonably be expected to result in the FCC’s refusal to grant

Asset Exchange Agreement

approval of the assignment to Transferee of the FCC Licenses or the imposition of any Material Adverse Condition in connection with approval of such assignment; (ix) there are not any unsatisfied or otherwise outstanding citations issued by the FCC with respect to the Applicable Stations or their operation; and (x) the “Public Inspection File” of the Applicable Stations is in substantial and material compliance with Section 73.3526 of the Rules and Regulations. Complete and accurate copies of all FCC Licenses of the Applicable Stations are attached hereto as a part of Schedule 2.1(b) and Schedule 2.2(b), as applicable.

4.5 Station Agreements.

(a) Schedule 2.1(c) or Schedule 2.2(c), as applicable, sets forth an accurate and complete list of all material agreements, contracts, arrangements or commitments in effect as of the date hereof, including all amendments, modifications and supplements thereto which the Applicable Stations or its assets or properties are bound by and which the Transferee shall assume as a result of the transactions contemplated by this Agreement. Complete and correct copies of all Station Agreements have been delivered to Transferee.

(b) Except as set forth in the Schedule 2.1(c) or Schedule 2.2(c), as applicable; (i) all Station Agreements are legal, valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity; (ii) neither Representing Party, nor any party thereto, is in material breach of or in material default under any Station Agreements; (iii) there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute a material default under, or result in the material breach of, any Stations Agreements which are, individually or in the aggregate, material to the operation of the Applicable Stations; and (iv) Representing Party holds the right to enforce and receive the benefits under all of the Station Agreements, free and clear of all Liens (other than Permitted Liens) but subject to the terms and provision of each such agreement.

(c) Schedule 2.1(c) or Schedule 2.2(c), as applicable, indicates, for each Station Agreement listed thereon, whether consent or approval by any party thereto is required thereunder for consummation of the transactions contemplated hereby.

4.6 Tower Coordinates. The Tower Coordinates are properly registered with the FCC and Federal Aviation Administration (“FAA”); and comply with and correspond to the current vertical elevation and geographical coordinates authorized by the FAA, FCC and any other governmental authority, including any federal, state or local authority having jurisdiction over the Applicable Stations or said towers.

4.7 Environmental Matters; OSHA.

(a) Representing Party has obtained all material, environmental, health and safety permits necessary or required for either the operation of the Applicable Stations as currently

Asset Exchange Agreement

operated or the ownership of the Sale Assets of the Representing Party and all such permits are in full force and effect and Representing Party is in compliance with all material terms and conditions of such permits.

(b) There is no proceeding pending or threatened which may result in the reversal, rescission, termination, modification or suspension of any environmental or health or safety permits necessary for the operation of the Applicable Stations as currently conducted or the ownership of the Sale Assets.

(c) With respect to the Applicable Stations and the Sale Assets of the Representing Party, Representing Party is in compliance in all material respects with the provisions of Environmental Laws.

(d) Representing Party has not, and no other Person has, caused or permitted materials to be generated, released, stored, treated, recycled, disposed of, on, under or at such parcels, which materials, if known to be present, would require clean up, removal or other remedial or responsive action under Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and /or stored appropriately in the buildings or improvements on the Real Property). Representing Party has not caused the migration of any materials from the Sale Assets onto or under any property, which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws. There are no underground storage tanks and no PCBs or friable asbestos in or on the Sale Assets or Real Property of the Representing Party.

(e) Neither Representing Party, nor to Representing Party’s knowledge any other Person, is subject to any judgment, decree, order or citation with respect to the Sale Assets of the Representing Party related to or arising out of Environmental Laws, and Representing Party has not received notice that it has been named or listed as a potentially responsible party by any Person or governmental body or agency in any matter, under Environmental Laws.

(f) Neither Representing Party, nor to Representing Party’s knowledge any other Person, has discharged or disposed of any petroleum product or solid waste on the Real Property of the Representing Party or on the property adjacent to such Real Property owned by third parties, which may form the basis for any present or future claim based upon the Environmental Laws in existence on the date hereof or as of the Closing, or any demand or action seeking clean-up of any site, location, body of water, surface or subsurface, under any Environmental Laws or otherwise, or which may subject the owner of the real property to claims by third parties (except to the extent third party liability can be established) for damages.

(g) No portion of the Sale Assets of the Representing Party have ever been used by Representing Party, nor to Representing Party’s knowledge by any other Person, or any of them, in violation of Environmental Laws or as a landfill, dump site or any other use which involves the disposal or storage of Hazardous Materials on-site or in any manner which may constitute a

Asset Exchange Agreement

Material Adverse Condition on the value of the Real Property or the Sale Assets of the Representing Party.

(h) No pesticides, herbicides, fertilizers or other materials have been used on, applied to or disposed of on or in the Sale Assets of the Representing Party in material violation of any Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and/or stored appropriately in the buildings or improvements on the Real Property).

(i) With respect to the Sale Assets of the Representing Party, Representing Party has disposed of all waste in full compliance with all Environmental Laws and there is no existing condition that may form the basis of any present or future claim, demand or action seeking clean up of any facility, site, location or body of water, surface or subsurface, for which the Transferee could be liable or responsible solely as a result of the disposal of waste at such site.

(j) Representing Party is in material compliance with all OSHA Laws applicable to the Sale Assets of the Representing Party.

(k) Representing Party has not received written notice of, nor is it the subject of, any actions, causes of action, claims, investigations, demands or notices alleging liability under or non-compliance with Environmental Laws or that Representing Party is a potentially responsible party at any superfund site or state equivalent site with respect to the Real Property or Sale Assets of the Representing Party.

ARTICLE V

TRANSACTIONS PRIOR TO THE CLOSING DATE

5.1 Conduct of Business Prior to the Closing Date. Transferor, with respect to the Sale Assets being conveyed by it, hereby covenants and agrees that between the date hereof and the Closing Date, unless the Transferee otherwise agrees in writing (which agreement shall not be unreasonably withheld or delayed) and except as otherwise set forth in the LMAs, shall:

(a) Use commercially reasonable efforts to maintain insurance upon all of the Sale Assets in such amounts and of such kind to cover the full amount of any loss with respect to such Sale Assets and with respect to the operation of the Applicable Stations, with insurers of substantially the same or better financial condition as are currently insuring such Sale Assets;

(b) Operate the Applicable Stations and otherwise conduct its business in all material respects in accordance with the terms or conditions of its FCC Licenses, the Rules and Regulations, the Act and all other rules and regulations, statutes, ordinances and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Applicable

Asset Exchange Agreement

Stations, except where the failure to so operate would not constitute a Material Adverse Condition or on the ability of Transferor to consummate the transactions contemplated hereby;

(c) Comply in all material respects with all Station Agreements Transferee is assuming;

(d) Promptly notify Transferee of any default by, or claim of default against, any party under any Station Agreements Transferee is assuming and any event or condition which, with notice or lapse of time or both, would constitute an event of default under such Station Agreements;

(e) Not mortgage, pledge or subject any of the Sale Assets to any Lien other than a Permitted Lien;

(f) Not sell, lease or otherwise dispose of, nor agree to sell, lease or otherwise dispose of, any of the Sale Assets;

(g) Not amend or terminate any Station Agreement;

(h) Not introduce any material change with respect to the operation of the Applicable Stations including, without limitation, any material changes in the broadcast hours of the Applicable Stations or any other material change in the Applicable Stations’ programming policies, except such changes as in the sole discretion of Transferor, exercised in good faith after consultation with Transferee, are required by the public interest;

(i) Notify Transferee of any complaints, investigations, hearing or any material litigation pending or threatened against the Applicable Stations or any material damage to or destruction of any assets included or to be included in the Sale Assets.

5.2 Governmental Consents.

(a) The parties shall file promptly with the FCC, such applications and other documents in the name of Salem or Univision, as appropriate, as may be necessary or advisable to obtain the FCC Orders. Each party shall take all commercially reasonable steps necessary to prosecute such filings with diligence and shall diligently oppose any objections to, appeals from or petitions to reconsider such approval of the FCC, to the end that the FCC Orders and a Final Action with respect thereto may be obtained as soon as practicable; provided, however, that in the event the application for assignment of the FCC Licenses has been designated for hearing, either party may elect to terminate this Agreement pursuant to Section 10.1(c). Neither party shall knowingly take any action that such party knows or has reason to know would materially and adversely affect or materially delay issuance of the FCC Orders or materially and adversely affect or materially delay its becoming a Final Action without a Material Adverse Condition, unless such action is requested or required by the FCC, its staff or the Rules and Regulations.

Asset Exchange Agreement

Should either party become aware of any facts which could reasonably be expected to materially and adversely affect or materially delay issuance of the FCC Order without a Material Adverse Condition (including but not limited to any facts which would reasonably be expected to disqualify a Transferee from controlling a Station), such party shall promptly notify the other party thereof in writing and both parties shall cooperate to take all steps necessary or desirable to resolve the matter expeditiously and to obtain the FCC’s approval of matters pending before it.

(b) If the transactions contemplated by this Agreement are subject to the filing requirements of the HSR Act, or the approval by the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”), Univision and Salem will (i) each make such filings as are required under Title II of the HSR Act as soon as practicable but in any event within ten (10) days hereof, (ii) otherwise promptly comply with the applicable requirements under the HSR Act, including furnishing all information and filing all documents required thereunder, (iii) furnish to each other copies of those portions of the documents filed which are not confidential, and (iv) cooperate fully and use their respective commercially reasonable efforts to expedite compliance with the HSR Act; provided that in relation thereto, no party shall be obligated to agree to a Material Adverse Condition.

(c) Subject to the terms and conditions herein provided, each party shall promptly determine whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any other governmental agency or regulatory body of the federal, state and local jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and take all reasonable actions necessary to obtain any required permits, authorizations or approvals.

5.3 Other Consents. Each party, with respect to the Sale Assets being conveyed by it shall use commercially reasonable efforts to obtain the consent or waivers to the transactions contemplated by this Agreement required under any Station Agreements being assumed by Transferee, including any estoppel certificates Transferor is required to deliver pursuant to Section 8.2(f); provided that such Transferor shall not be required to pay or grant any material consideration in order to obtain any such consent or waiver.

5.4 Tax Returns and Payments. Each party, with respect to the Sale Assets being conveyed by it, shall ensure that all taxes pertaining to ownership of the Sale Assets or operation of the Applicable Stations arising prior to the Closing Date will be timely paid; provided that Transferor shall not be required to pay any such tax so long as the validity thereof shall be contested in good faith by appropriate proceedings and Transferor shall have set aside adequate reserves with respect to any such tax to the reasonable satisfaction of the Transferee.

5.5 Access Prior to the Closing Date. Prior to the Closing, each party, with respect to the Sale Assets being conveyed by it shall give to Transferee, its engineers, counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to personnel and all of the assets, books, records and files of or

Asset Exchange Agreement

pertaining to the Applicable Stations and the Sale Assets, provided that (i) Transferee shall give Transferor reasonable advance notice of each date on which Transferee or any such other Person or entity desires such access, (ii) each Person (other than an officer of Transferee) shall, if requested by Transferor, be accompanied by an officer or their representative of Transferee approved by Transferor, which approval shall not be unreasonably withheld, (iii) the investigations at the offices of Transferor shall be reasonable in number and frequency and, (iv) all investigations shall be conducted in such a manner as not to physically damage any property or constitute a disruption of the operation of the Applicable Stations or Transferor. Transferor shall furnish to Transferee during such period all documents and copies of documents and information concerning the business and affairs of Transferor and the Applicable Stations as Transferee may reasonably request. No investigation or information furnished pursuant to this Section 5.5 shall affect any representations or warranties made by the Transferor herein.

5.6 Confidentiality. All information, data and materials furnished or to be furnished to either party with respect to the other party in connection with this transaction or pursuant to this Agreement is to be maintained by the other in a confidential manner. Each party agrees that prior to Closing (a) it shall not disclose or otherwise make available, at any time, any such information, data or material to any Person who does not have a confidential relationship with such party; (b) it shall protect such information, data and material with a high degree of care to prevent the disclosure thereof; and (c) if, for any reason, this transaction is not consummated, all information, data or material concerning the other party obtained by such party shall be kept confidential by such party, and all copies thereof, will be returned to the other party or destroyed. After Closing, neither party will disclose or otherwise make available to any Person any of such information, data or material concerning the other party, except as may be necessary or appropriate in connection with the operation of the Applicable Station by Transferee. Each party shall use commercially reasonable efforts to prevent the violation of any of the foregoing confidentiality provisions by its respective representatives. Notwithstanding the foregoing, nothing contained herein shall prohibit the parties from:

(a) using such information, data and materials in connection with any action or proceeding brought or any claim asserted by either party in respect of any breach by the other of any representation, warranty or covenant made in or pursuant to this Agreement; or

(b) supplying or filing such information, data or materials to or with the FCC, FTC, DOJ or SEC or any other valid governmental or court authority to the extent required by law or reasonably necessary to obtain any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement and to consummate the transaction contemplated herein.

5.7 Press Release. In the event that either party determines in good faith that a press release or other public announcement is desirable under any circumstances, the parties shall consult with each other to determine the appropriate timing, form and content of such release or announcement.

Asset Exchange Agreement

5.8 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto will use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition to the parties’ obligations hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

5.9 FCC Reports. Transferor shall continue to file, on a current basis until the Closing Date, all reports and documents required to be filed with the FCC with respect to the Applicable Stations. Transferor shall provide Transferee with copies of all such filings within five business days of the filing with the FCC.

5.10 Conveyance Free and Clear of Liens. At or prior to the Closing, Transferor shall obtain executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Transferee, of any security interests granted in the Sale Assets and properties as security for payment of loans and other obligations or judgments and of any other Liens on the Sale Assets. At the closing, Transferor shall transfer and convey to Transferee all of the Sale Assets free and clear of all Liens except Permitted Liens.

5.11 Environmental Assessment.

(a) Not later than sixty (60) days after execution of this Agreement, each party may obtain a Phase I (“the Phase I”) environmental assessment of the Sale Assets of the other by an environmental engineer selected by the Transferee. Within fourteen (14) days after Transferee’s receipt of the Phase I, if the Phase I indicates environmental conditions may exist on, under or affect such properties that may constitute a violation or breach of Transferee’s representations and warranties contained in Section 4.7 of this Agreement or cause the condition contained in Section 6.9 or Section 7.9, as applicable, to not be satisfied, then Transferee shall be entitled to obtain a Phase II (“the Phase II”) environmental assessment of the Sale Assets, or any portion thereof. (The Phase I and the Phase II, if obtained, shall be referred to herein as the “Environmental Assessment”). Transferee shall commission and pay the cost of such Environmental Assessment and shall provide a copy to Transferor. The Environmental Assessment shall be subject to the confidentiality provisions of Section 5.6. Subject to Section 5.11(b) hereof, if after appropriate inquiry into the previous ownership of and uses of the Sale Assets consistent with good commercial or customary practice, the engineer concludes that environmental conditions exist on, under or affecting such properties that would constitute a violation or breach of Transferee’s representations and warranties contained in Section 4.7 of this Agreement or cause the condition contained in Section 6.9 or Section 7.9, as applicable, to not be satisfied, then Transferee may (i) elect to proceed with Closing, or (ii) terminate the Agreement at the sole option of Transferee.

(b) If after appropriate inquiry into the previous ownership of and uses of the Real Property consistent with good commercial or customary practice, the engineer concludes that

Asset Exchange Agreement

environmental conditions exist on, under or affecting such properties that would constitute a violation or breach of Transferor’s representations and warranties contained in Section 4.7 of this Agreement or cause the condition contained in Section 6.9 or Section 7.9, as applicable, to not be satisfied, then notwithstanding any other provisions of this Agreement to the contrary, but subject to the following sentence, Transferor shall at its sole cost and expense (up to a maximum of Two Hundred Fifty Thousand Dollars ($250,000)) remove, correct or remedy any condition or conditions which constitute a violation or breach of Transferor’s representations and warranties contained in Section 4.7 prior to the Closing Date and provide to Transferee at Closing a certificate from an environmental abatement firm reasonably acceptable to Transferee that such removal, correction or remedy has been completed so that Transferor’s representations and warranties contained in Section 4.7 will be true as of the Closing Date and the conditions contained in Section 6.9 or Section 7.9, as applicable will be satisfied as of the Closing Date. In the event the cost of removal, correction or remedy of the environmental conditions exceeds Two Hundred Fifty Thousand Dollars ($250,000), Transferee may elect to proceed with the Closing but shall not be obligated to close under any circumstances where there exists any uncured violations of warranties, representations or covenants with respect to environmental matters.

5.12 No Inconsistent Activities. Each party, with respect to the Sale Assets being conveyed by it agrees that it shall not, nor shall it authorize or permit any officer, director, employee, investment banker, attorney, advisor or agent, to directly or indirectly, solicit, initiate or encourage the submission of, or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal by any party to acquire the Applicable Stations or the Sale Assets.

5.13 Financial Statements. To the extent either party is required to provide audited financial statements regarding any Applicable Stations pursuant to applicable law including, without limitation, Rule 3-05 of Regulation S-X of the rules and regulations of the Securities and Exchange Commission, and to the extent such financial statements exist and are available to the Transferor, the Transferor (as soon as is reasonably practicable following Closing, but in any event within sufficient time for the Transferee to comply with applicable law) shall provide to the Transferee a true, correct and complete copy of the audited financial statements for the Applicable Stations for the three (3) fiscal years prior to Closing, or, to the extent the audited financial statements are not within the Transferor’s custody, possession or control, Transferor (as soon as is reasonably practicable following Closing, but in any event within sufficient time for the acquiring party to comply with applicable law) shall provide to Transferee true, correct and complete copies of the financial records for the Applicable Stations for the three (3) fiscal years prior to Closing and, provided management are available, requisite access to management sufficient for the Transferee and/or its representatives to create audited financial statements for the Applicable Stations.

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ARTICLE VI

CONDITIONS PRECEDENT TO THE

OBLIGATIONS OF SALEM TO CLOSE

Salem’s obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Salem in writing:

6.1 Accuracy of Representations and Warranties; Closing Certificate.

(a) The representations and warranties of Univision contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that do not constitute a Material Adverse Condition.

(b) Univision shall have delivered to Salem on the Closing Date a certificate that (i) the condition specified in Section 6.1(a) is satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be a Material Adverse Condition or materially adverse to Univision’s ability to consummate the transaction contemplated hereby), the condition specified in Section 6.2 is satisfied as of the Closing Date.

6.2 Performance of Agreements. Univision shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

6.3 FCC, HSR and Other Consents.

(a) The FCC Orders shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition.

(b) Univision shall have satisfied all material conditions which the FCC Orders or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied by Univision prior to transfer to Salem of the FCC Licenses for the Univision Station;

(c) If legally required, all filings with the FTC and the DOJ pursuant to the HSR Act shall have been made and all applicable waiting periods with respect to such filings (including any extensions thereof) shall have expired or been terminated and no actions shall have been instituted which are pending on the Closing Date by the FTC or DOJ challenging or seeking to enjoin the consummation of this transaction; and

Asset Exchange Agreement

(d) All other material authorizations, consents, approvals and clearances of federal, state or local governmental agencies required to permit the consummation by Salem of the transactions contemplated by this Agreement shall have been obtained; all material statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would constitute a Material Adverse Condition.

6.4 Adverse Proceedings. Neither Salem nor any affiliate of Salem shall be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, management, ownership or control of the Applicable Stations; and no litigation, proceeding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

6.5 Opinion of Univision’s FCC Counsel. Salem shall have received from Univision’s FCC counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Salem’s FCC counsel, to the effect that:

(a) The FCC Licenses for the Univision Station listed on Schedule 2.1(b) are valid, in good standing and in full force and effect and include all material licenses, permits and authorizations which are necessary under the Rules and Regulations for Univision to operate the Univision Station in the manner in which they are currently being operated.

(b) To counsel’s knowledge, no condition has been imposed by the FCC as part of any FCC License for the Univision Station which is not set forth on the face thereof as issued by the FCC or contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Univision Station.

(c) No proceedings are pending or, to counsel’s knowledge, are threatened which may result in the revocation, modification, non-renewal of, suspension of, or the imposition of a Material Adverse Condition upon, any of the FCC Licenses for the Univision Station, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC which would constitute a Material Adverse Condition, other than proceedings affecting the radio broadcasting industry in general.

In rendering such opinion, counsel shall be entitled to rely upon Univision’s representations and warranties in this Agreement and to limit its inquiry to its files and such FCC files and records as are available to it as of 10:00 o’clock A.M. Eastern time the business day immediately preceding

Asset Exchange Agreement

the Closing Date. Counsel may state that, as to any factual matters embodied in, or forming a basis for any legal opinion expressed in, such opinion, counsel’s knowledge is based solely on such inquiry.

6.6 Other Consents. Univision shall have obtained in writing and provided to Salem on or before the Closing Date, without any condition materially adverse to Salem or the Applicable Stations, the material consents or waivers to the transactions contemplated by this Agreement required under those Station Agreements which Salem has elected to assume.

6.7 Delivery of Closing Documents. Univision shall have delivered or caused to be delivered to Salem on the Closing Date each of the Documents required to be delivered pursuant to Section 8.2.

6.8 No Cessation of Broadcasting.

(a) Between the date hereof and the Closing Date, the Univision Station shall not have for a period of more than ten (10) days, (i) ceased broadcasting on its authorized frequency, (ii) lost substantially all of their normal broadcasting capability or (iii) been broadcasting at a power level of 50% or less of its FCC authorized level, except to the extent any such event or condition is the result of any action of Salem in connection with its operation of the Univision Station pursuant to the LMA. Univision shall promptly notify Salem of the occurrence of any one or more of the foregoing events or conditions.

(b) In addition, during the five (5) days immediately preceding the Closing Date, the Univision Station shall have been operating continuously with substantially all of its normal broadcasting capability except for cessation or reductions for insignificant periods of time resulting from occurrences (such as lightning strikes) over which Univision has no control, or any action of Salem in connection with its operation of the Univision Station pursuant to the LMA. Univision shall have the right to delay Closing for a period not to exceed thirty (30) days if Univision reasonably determines that any action to restore the station to substantially all of its normal broadcasting capability can be completed during such delay period.

6.9 Environmental Conditions. The Environmental Assessment obtained by Salem pursuant to Section 5.11 hereof shall not have disclosed any material violation of any Environmental Law which is not removed or cured by Univision prior to Closing.

Asset Exchange Agreement

ARTICLE VII

CONDITIONS PRECEDENT OF THE

OBLIGATION OF UNIVISION TO CLOSE

The obligation of Univision to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Univision in writing:

7.1 Accuracy of Representations and Warranties; Closing Certificate.

(a) The representations and warranties of Salem contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that do not constitute a Material Adverse Condition.

(b) Salem shall have delivered to Univision on the Closing Date a certificate that (i) the condition specified in Section 7.1(a) is satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be a Material Adverse Condition or materially adverse to Salem’s ability to consummate the transaction contemplated hereby), the condition specified in Section 7.2 is satisfied as of the Closing Date.

7.2 Performance of Agreements. Salem shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

7.3 FCC, HSR and Other Consents.

(a) The FCC Orders shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition.

(b) Salem shall have satisfied all material conditions which the FCC Orders or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied by Salem prior to transfer to Salem of the FCC Licenses for the Salem Station.

(c) If legally required, all filings with the FTC and the DOJ pursuant to the HSR Act shall have been made and all applicable waiting periods with respect to such filings (including any extensions thereof) shall have expired or been terminated and no actions shall have been instituted which are pending on the Closing Date by the FTC or DOJ challenging or seeking to enjoin the consummation of this transaction.

Asset Exchange Agreement

(d) All other material authorizations, consents, approvals and clearances of federal, state or local governmental agencies required to permit the consummation by Univision of the transactions contemplated by this Agreement, shall have been obtained; all material statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would constitute a Material Adverse Condition.

7.4 Adverse Proceedings. Neither Univision nor any affiliate of Univision shall be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, management, ownership or control of the Applicable Stations; and no litigation, proceeding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

7.5 Opinion of Salem’s FCC Counsel. Univision shall have received from Salem’s FCC counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Salem’s FCC counsel, to the effect that:

(a) The FCC Licenses for the Salem Station listed on Schedule 2.2(b) are valid, in good standing and in full force and effect and include all material licenses, permits and authorizations which are necessary under the Rules and Regulations for Salem to operate the Salem Station in the manner in which they are currently being operated.

(b) To counsel’s knowledge, no condition has been imposed by the FCC as part of any FCC License for the Salem Station which is not set forth on the face thereof as issued by the FCC or contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Salem Station.

(c) No proceedings are pending or, to counsel’s knowledge, are threatened which may result in the revocation, modification, non-renewal of, suspension of, or the imposition of a Material Adverse Condition upon, any of the FCC Licenses for the Salem Station, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC which would constitute a Material Adverse Condition, other than proceedings affecting the radio broadcasting industry in general.

In rendering such opinion, counsel shall be entitled to rely upon Salem’s representations and warranties in this Agreement and to limit its inquiry to its files and such FCC files and records as are available to it as of 10:00 o’clock A.M. Eastern time the fifth business day

Asset Exchange Agreement

immediately preceding the Closing Date. Counsel may state that, as to any factual matters embodied in, or forming a basis for any legal opinion expressed in, such opinion, counsel’s knowledge is based solely on such inquiry.

7.6 Other Consents. Salem shall have obtained in writing and provided to Univision on or before the Closing Date, without any condition materially adverse to Univision or the Applicable Stations, the material consents or waivers to the transactions contemplated by this Agreement required under those Station Agreements which Univision has elected to assume.

7.7 Delivery of Closing Documents. Salem shall have delivered or caused to be delivered to Salem on the Closing Date each of the Documents required to be delivered pursuant to Section 8.2.

7.8 No Cessation of Broadcasting.

(a) Between the date hereof and the Closing Date, the Salem Station shall not have for a period of more than ten (10) days, (i) ceased broadcasting on its authorized frequency, (ii) lost substantially all of their normal broadcasting capability or (iii) been broadcasting at a power level of 50% or less of its FCC authorized level except to the extent any such event or condition is the result of any action of Univision in connection with its operation of the Salem Station pursuant to the LMA. Salem shall promptly notify Univision of the occurrence of any one or more of the foregoing events or conditions.

(b) In addition, during the five (5) days immediately preceding the Closing Date, the Salem Station shall have been operating continuously with substantially all of its normal broadcasting capability except for cessation or reductions for insignificant periods of time resulting from occurrences (such as lightning strikes) over which Salem has no control, or any action of Univision in connection with its operation of the Salem Station pursuant to the LMA. Salem shall have the right to delay Closing for a period not to exceed thirty (30) days if Salem reasonably determines that any action to restore the station to substantially all of its normal broadcasting capability can be completed during such delay period.

7.9 Environmental Conditions. The Environmental Assessment obtained by Univision, if any, pursuant to Section 5.11 hereof shall not have disclosed any material violation of any Environmental Law which is not removed or cured by Salem prior to Closing.

ARTICLE VIII

CLOSING

8.1 Time and Place. Unless otherwise agreed to in advance by the parties, Closing shall take place in person or via facsimile at the offices of Salem’s counsel in Camarillo, California, or at such other place as the parties agree, at 10:00 A.M. Pacific Time on the date (the

Asset Exchange Agreement

“Closing Date”) that is the later of (i) the fifth Business Day after the Applicable Date, or (ii) the date as soon as practicable following satisfaction or waiver of the conditions precedent hereunder. The “Applicable Date” shall be the date on which issuance of the FCC Orders without any condition materially adverse to the parties has become effective under the rules of the FCC. Notwithstanding the foregoing, the parties will endeavor in good faith to effect the Closing simultaneously in different locations to avoid the travel and additional expense of requiring all parties to be located in the same place and in connection therewith the parties will deliver, in escrow, to opposing counsel and other appropriate parties, all agreements, instructions, documents, releases, certificates, wire transfer instructions, pay-off instructions, UCC-3’s and other matters and things necessary to effect Closing in such manner.

8.2 Documents to be Delivered to Transferee by Transferor. At the Closing, with respect to each of the Applicable Stations, the Transferor shall deliver or cause to be delivered to the Transferee the following:

(a) Certified resolutions of Transferor’s Board of Directors approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

(b) The certificate required by Section 6.1(b) or Section 7.1(b), as applicable.

(c) A bill of sale and other instruments of transfer and conveyance transferring to Transferee the Tangible Personal Property.

(d) Executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Transferee, of any security interests granted in the Sale Assets as security for payment of loans and other obligations and of any other Liens (other than Permitted Liens).

(e) An instrument or instruments assigning to Transferee all right, title and interest of Transferor in and to all Station Agreements being assumed by Transferee,

(f) As to any material Station Agreement, an estoppel certificate executed by the parties to such agreement, in a form reasonably satisfactory to Transferee, confirming the terms of such agreement and that Transferor is not in default under, or in breach of, such agreement.

(g) [Intentionally omitted].

(h) An instrument assigning to Transferee all right, title and interest of Transferor in the FCC Licenses, and all other assignable or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof).

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(i) The opinion of Transferor’s FCC counsel, dated the Closing Date, to the effect set forth in Section 6.5 or Section 7.5, as applicable.

(j) True and correct copies of all records as described in Section 2.1(e) or Section 2.2(e), as applicable.

(k) A Certificate of Good Standing and Certificate of No Tax Liability (or similar document confirming Transferor has no current tax liability) issued no more than a reasonable amount of time prior to Closing by (i) Transferor’s state of incorporation and (ii) the state where the Sale Assets are located.

(l) Such additional information, documents and materials as Transferee shall have reasonably requested, including without limitation, evidence that all consents and approvals required as a condition to Transferee’s obligation to close hereunder have been obtained.

8.3 Documents to be Delivered to Transferor by Transferee. At the Closing, with respect to each of the Applicable Stations, the Transferee shall deliver or cause to be delivered to the Transferor the following:

(a) Certified resolutions of Transferee’s Board of Directors approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transaction contemplated hereby and thereby.

(b) The agreement of Transferee assuming the obligations under any Station Agreements being assumed by Transferee.

(c) The certificate required under Section 6.1 (b) or Section 7.1 (b), as applicable

(d) [Intentionally omitted].

(e) Such additional information, documents and materials as Transferor shall have reasonably requested.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

INDEMNIFICATION

9.1 Survival of Representation and Warranties. All representations, warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing for the Survival Period and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or

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in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period. In the event such a notice is so given, the right to indemnification with respect thereto under this Article shall survive the Survival Period until such claim is finally resolved and any obligations with respect thereto are fully satisfied. For purposes of this agreement the “Survival Period” shall be twelve (12) months after the Closing Date except as to any representation or warranty of Univision or Salem as to (i) Transferor’s qualification and authority to consummate the transactions contemplated hereby, (ii) title of the Transferor to the Applicable Stations or Sale Assets, or (iii) any tax obligation of Transferor, in which event the Survival Period shall be indefinite.

9.2 Indemnification in General. Univision and Salem agree that the rights to indemnification and to be held harmless set forth in this Agreement shall, as between the parties hereto and their respective successors and assigns, be exclusive of all rights to indemnification and to be held harmless that such party (or its successors or assigns) would otherwise have by statute, common law or otherwise. Except with respect to claims based on actual fraud or intentional misrepresentation, each party’s rights under this Article IX shall be the sole and exclusive remedies with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing, in no event shall either party or any Person claiming through, by or on behalf of either party, be entitled to claim or seek rescission of the transactions consummated under this Agreement.

9.3 Indemnification by Transferor.

(a) Subject to the provisions of Section 9.3(b) and Section 10.2, the Transferor of any Sale Asset shall defend, indemnify and hold harmless the Transferee and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys’ fees), relating to or arising out of:

(i) Any breach or non-performance by such Transferor of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Documents; or

(ii) The ownership or operation by such Transferor of the Applicable Stations and the Sale Assets of such Transferor on or prior to the Closing Date, other than the Assumed Obligations; or

(iii) All other liabilities and obligations of such Transferor other than the Assumed Obligations.

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(iv) Noncompliance by such Transferor with the provisions of the Bulk Sales Act, if applicable, in connection with the transactions contemplated hereby.

(v) Any violation of any Environmental Laws by such Transferor or the existence of any Hazardous Materials on the Real Property on or before Closing.

(b) Except for any amounts owed by such Transferor to Transferee under Section 9.3(a)(iv), and Section 2.8, if Closing occurs, such Transferor shall not be obligated until the amount of such claims, liabilities, damages, losses, costs and expenses exceeds the Transferor’s Threshold Limitation, in which case Transferee shall then be entitled to indemnification of the entire amount.

9.4 Indemnification by Transferee.

(a) Subject to the provisions of Section 9.4(b) below and Section 10.2 below, the Transferee of any Sale Asset shall defend, indemnify and hold harmless the Transferor and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys’ fees) relating to or arising out of:

(i) Any breach or non-performance by such Transferee of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Document; or

(ii) The ownership or operation by such Transferee of the Applicable Stations after the Closing Date; or

(iii) All other liabilities or obligations of such Transferee pursuant to the terms of this Agreement, including, without limitation, the Assumed Obligations.

(b) Except for any amounts owed by such Transferee to Transferor under Section 2.8, if Closing occurs, such Transferee shall not be obligated until the amount of such claims, liabilities, damages, losses, costs and expenses exceeds Transferee’s Threshold Limitation, in which case the Transferor shall then be entitled to indemnification of the entire amount.

9.5 Indemnification Procedures. In the event that an Indemnified Party may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all

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times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend, or contests its obligation to indemnify under this Article IX, the Indemnified Party may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

ARTICLE X

TERMINATION; LIQUIDATED DAMAGES

10.1 Termination. If Closing shall not have previously occurred, this Agreement shall terminate upon the earliest of:

(a) the giving of written notice from Salem to Univision, or from Univision to Salem, if:

(i) Salem gives such termination notice and is not at such time in material default hereunder, or Univision gives such termination notice and Univision is not at such time in material default hereunder; and

(ii) Either:

(A) Any of the representations or warranties contained herein of Univision (if such termination notice is given by Salem), or of Salem (if such termination notice is given by Univision), are inaccurate in any respect and materially adverse to the party giving such termination notice unless the inaccuracy has been induced by or is the result of actions or omissions of the party giving such termination notice or

(B) Any material obligation to be performed by Univision (if such termination notice is given by Salem) or by Salem (if such termination notice is given by Univision) is not timely performed in any material respect unless the lack of timely performance has been induced by or is the result of actions or omissions of the party giving such termination notice or

(C) Any condition (other than those referred to in Section 10.1(a)(ii)(A) or Section 10.1(a)(ii)(B)) to the obligation to close the transaction contemplated herein of the party giving such termination notice has not been timely satisfied; and

(iii) any such inaccuracy, failure to perform or non-satisfaction of a material condition neither has been cured nor satisfied within twenty (20) days after written notice thereof from the party giving such termination notice nor waived in writing by the party giving such termination notice; provided however that such opportunity to cure shall not apply to the failure of a party to perform its obligations set forth in Article VIII.

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(b) Written notice from Salem to Univision, or from Univision to Salem, at any time after eighteen (18) months from the date this Agreement is executed; provided that termination shall not occur upon the giving of such termination notice by Salem if Salem is at such time in material default hereunder or upon the giving of such termination notice by Univision if Univision is at such time in material default hereunder.

(c) Written notice from Salem to Univision, or from Univision to Salem, at any time following a determination by the FCC that the applications for consent to assignment of the FCC Licenses, or any of them, has been designated for hearing; provided that the party which is the subject of the hearing (or whose alleged actions or omissions resulted in the designation for hearing) may not elect to terminate under this Section 10.1(c).

(d) The written election by Salem under Section 5.11 or Article XI or by Univision under Section 5.11 or Article XI.

(e) [Intentionally deleted];

(f) Written notice from Salem to Univision, or from Univision to Salem, at any time following the material breach of the LMAs, or any of them; provided that termination shall not occur upon the giving of such termination notice by Salem if Salem is at such time in material default under the LMAs, or any of them, or upon the giving of such termination notice by Univision if Univision is at such time in material default under the LMAs, or any of them.

10.2 Obligations Upon Termination.

(a) In the event this Agreement is terminated pursuant to Section 10.1(a)(ii)(A), Section 10.1(a)(ii)(B) or Section 10.1(f), the aggregate liability of Univision for breach hereunder shall be as provided in Section 10.2(b) below, and the aggregate liability for Salem for breach hereunder shall be as provided in Section 10.2(c) below. In the event this Agreement is terminated for any other reason, neither party shall have any liability hereunder.

(b) Notwithstanding any provision of this Agreement to the contrary, if the Agreement is terminated by Salem’s giving of written notice to Univision pursuant to Section 10.1(a)(ii)(A), Section 10.1(a)(ii)(B), Section 10.1(e) or Section 10.1(f), Salem shall be entitled to actual damages and indemnification from Univision.

(c) Notwithstanding any provision of this Agreement to the contrary, if the Agreement is terminated by Univision’s giving of written notice to Salem pursuant to Section 10.1(a)(ii)(A), Section 10.1(a)(ii)(B) or Section 10.1(f), Univision shall be entitled to actual damages and indemnification from Salem.

Asset Exchange Agreement

10.3 Termination Notice. Each notice given by a party pursuant to Section 10.1 to terminate this Agreement shall specify the section (and clause or clauses thereof) of Section 10.1 pursuant to which such notice is given.

10.4 Specific Performance. Both parties acknowledges that the Stations and the Sale Assets are of a special, unique, and extraordinary character, and that any breach of this Agreement by either party may not be fully compensated for by monetary damages. Accordingly, if either party shall breach its obligations under this Agreement, the other shall be entitled, in addition to any of the remedies that it may have, to enforcement of this Agreement (subject to obtaining any required approval of the FCC) by decree of specific performance or injunctive relief requiring the breaching party to fulfill its obligations under this Agreement. In any action to equitably enforce the provisions of this Agreement, the parties shall waive the defense that there is an adequate remedy at law or equity and agree that the parties shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

ARTICLE XI

CASUALTY

Upon the occurrence of any casualty loss, damage or destruction material to the operation of the Applicable Stations or the Sale Assets prior to the Closing, Transferor shall promptly give Transferee written notice setting forth in detail the extent of such loss, damage or destruction and the cause thereof if known. Transferor shall use commercially reasonable efforts to promptly commence and thereafter to diligently proceed to repair or replace any such lost, damaged or destroyed property. In the event that such repair or replacement is not fully completed prior to the Closing Date, Transferee may elect at its sole option to postpone the Closing until Transferor’s repairs have been fully completed if such event shall occur within sixty (60) days or to consummate the transactions contemplated hereby on the Closing Date, in which event Transferor shall assign to Transferee the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney’s fees, expenses and court costs incurred by Transferor to collect such amounts), if any, not previously expended by Transferor to repair or replace the damaged or destroyed property (such assignment of proceeds to take place regardless of whether the parties close on the scheduled or deferred Closing Date) and Transferee shall accept the damaged Sale Assets in their damaged condition provided that Transferor has satisfied its insurance obligations in Section 5.1(a) hereof. In the event the Transferor is unable to complete the repairs within sixty (60) days, Transferee shall have the option to terminate this Agreement. In the event the loss, damage or destruction causes or will cause the Applicable Station(s) to be off the air for more than seven (7) consecutive days or fifteen (15) total days during a one month period, whether or not consecutive, then Transferee may elect either (i) to consummate the transactions contemplated hereby on the Closing Date, in which event Transferor shall assign to Transferee the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney’s fees, expenses and court costs,

Asset Exchange Agreement

incurred by Transferor to collect such amounts), if any, not previously expended by Transferor to repair or replace the damaged or destroyed property, and Transferee shall accept the damaged Sale Assets in their damaged condition, or (ii) to terminate this Agreement.

ARTICLE XII

CONTROL OF STATION

Except as may otherwise be provided in the LMAs between the parties, between the date of this Agreement and the Closing Date, Univision shall not control, manage or supervise the operation of the Salem Station, all of which shall remain the sole responsibility and under the control of Salem, subject to its compliance with this Agreement. Except as may otherwise be provided in the LMAs between the parties, between the date of this Agreement and the Closing Date, Salem shall not control, manage or supervise the operation of the Univision Station, all of which shall remain the sole responsibility and under the control of Univision, subject to its compliance with this Agreement.

ARTICLE XIII

MISCELLANEOUS

13.1 Further Actions. From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

13.2 Access After the Closing Date. After the Closing and for a period of twelve (12) months, each Transferee shall provide the Transferor, Transferor’s counsel, accountants and other representatives with reasonable access during normal business hours to the books, records, property, personnel, contracts, commitments and documents of the Stations pertaining to transactions occurring prior to the Closing Date, that are the responsibility and obligation of the Transferor, when requested by Transferor, and Transferee shall retain such books and records for the normal document retention period of Transferee. At the request and expense of Transferor, Transferee shall deliver copies of any such books and records to Transferor.

13.3 Payment of Expenses.

(a) Any filing fees assessed by the FCC in connection with the filings contemplated by Section 5.2(a) or consummation of the transactions contemplated hereby shall be shared equally between Univision and Salem.

(b) Any filing fees assessed in connection with the filings contemplated by Section 5.2(b) shall be shared equally between Univision and Salem.

Asset Exchange Agreement

(c) All state or local sales or use, stamp or transfer, grant and other similar taxes payable in connection with consummation of the transactions contemplated hereby shall be paid for by the party required to pay such amount by law or local customs.

(d) Except as otherwise expressly provided in this Agreement, each of the parties shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transactions contemplated herein.

13.4 Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class, postage prepaid, or by telex, cable, telegram, facsimile machine or similar written means of communication, addressed as follows:

(a)	If to Univision, to:

c/o Univision Radio

3102 Oak Lawn Ave., Suite 215

Dallas, TX 75219

Attention:        McHenry T. Tichenor, Jr.

Telephone:      (214) 525-7712

Facsimile No.: (214) 525-7830

With a copy to:

c/o Univision Communications, Inc.

5999 Center Drive

Los Angeles, CA 90045-0073

Attention:        Phyllis B. Verdugo

Telephone:      (310) 348-3677

Facsimile No.: (310) 348-3679

Asset Exchange Agreement

(b)	If to Salem, to:

c/o Salem Communications Corporation

4880 Santa Rosa Road

Camarillo, CA 93012

Attention:        Jonathan L. Block

Telephone:      (805) 987-0400

Facsimile No.: (805) 384-4505

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third (3rd) business day following the date mailed, and (ii) if personally delivered or otherwise sent as provided above, on the date received.

13.5 Entire Agreement. This Agreement, the LMAs, the schedules and exhibits hereto, and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof.

13.6 Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any Person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13.7 Assignment. This Agreement and any rights hereunder shall not be assignable by either party hereto without the prior written consent of the other party. Notwithstanding the foregoing, either party may in its sole and absolute discretion, assign all of its right, title, interest and obligation under this Agreement to any entity controlled by, or under common control with it.

13.8 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance.

13.9 Bulk Sales. Transferee hereby waives compliance by Transferor with the provisions of the Bulk Sales Act and similar laws of any state or jurisdiction, if applicable. Transferor shall, in accordance with Article IX, indemnify and hold Transferee harmless from and against any and all claims made against Transferee by reason of such non-compliance.

Asset Exchange Agreement

13.10 Amendments and Waivers. No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

13.11 Severability. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the extent and purpose of such invalid and unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13.12 Headings. Except as provided in Article I, the captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

13.13 Counterparts. This Agreement may be executed in any number of counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax signatures shall be deemed the same as original signatures. This Agreement is not binding until executed by both parties hereto.

13.14 References. All references in this Agreement to articles and sections are to articles and sections contained in this Agreement unless a different document is expressly specified.

13.15 Schedules and Exhibits. Unless otherwise specified herein, each schedule and exhibit referred to in this Agreement is attached hereto, and each such schedule and exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

13.16 Dispute Resolution. Any claims or disputes arising out of this Agreement shall be resolved in the courts of the State of Texas, Dallas County or in the federal courts located in the State of Texas, Dallas County and each party hereto consents to and accepts for itself and its respect of its property, generally and unconditionally, the jurisdiction of such courts. The parties irrevocably waive any objections including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, suit or other proceeding in those jurisdictions.

13.17 Attorneys’ Fees. If any action at law or equity is brought, whether in a judicial proceeding or arbitration, to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the other party, which fees and expenses shall be in addition to any other relief, which may be awarded.

Asset Exchange Agreement

13.18 Knowledge. All references to the knowledge or awareness of the parties shall refer to each parties respective actual knowledge, assuming a reasonable degree of investigation by such party.

13.19 Consent. Except as specifically set forth to the contrary herein, no consent required hereunder shall be unreasonably withheld, conditioned or delayed.

[Signature page follows.]

Asset Exchange Agreement

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

UNIVISION RADIO SACRAMENTO, INC.	GOLDEN GATE BROADCASTING COMPANY, INC.

By:	By:
Name:		Jonathan L. Block
Title:		Vice President and Secretary

UNIVISION RADIO LICENSE CORPORATION
By:
Name:
Title:

Schedule 2.1(a)

Univision Radio - Tangible Personal Property

KOSL (FM) Main Transmitter Site Assets

Site is leased

Prefab building

90’ Jampro self supporting Tower

four bay Jampro have wave spaced antenna

feed line

Harris Z-5 Transmitter

Harris Digit Exciter

Modulation Sciences Sidekick SCA Generator

Harris CD Link STL Receiver (part of two hop system)

Cutting Edge Omnia Processor

Burk ARC-16 Remote Control system

KOSL (FM) Backup Transmitter Site (and STL repeat site) Assets

Site is leased (American Tower)

Two bay Jampro LP antenna (former main, not licensed)

Feed line

Energy Onyx low power transmitter

Harris CD Link Receiver and Transmitter (mid point of two hop STL system)

Remote Control

Schedule 2.1(b)

Univision Radio - Licenses and Permits

FCC LICENSES

Main Station FCC Licenses:

Call Sign	Facility ID	Location	FCC File No.	License Expiration Date
KOSL(FM)	24464	Jackson, CA	BLH-20030818AEF

Auxiliary FCC Licenses:		Yes

Pending FCC Applications:

2

Schedule 2.1(c)

Univision Radio - Station Agreements

KOSL(FM):

1. License Agreement by and between Chesley W. Waklee and Marlene A. Waklee and First Broadcasting Investments, L.P., dated December 27, 2002. With regard to the License with the Waklees (Sacramento), the Waklees have verbally indicated a desire to renegotiate the terms of the license in that they feel that they were not dealt with fairly by First Broadcasting (our predecessor in interest). They have even indicated that they would consider legal action if necessary. There has been no follow-up action in this regard by the Waklees.

2. License Agreement by and between American Tower Company, Inc. and Univision Radio Sacramento, Inc., and an application for a permit to use that site as a backup site. The FCC file number is BXPH-20040827ABS. There is no FCC license for the backup site (Sacramento). There is no FCC license for the backup site (Sacramento). The former licensee bought the station with this location, and used it as microwave relay to the new and upgraded site. We kept the old site as the STL repeat location, and decided that we had most of the equipment we need to build an auxiliary site, and soon discovered that there would be no way to add any extra to the main site. We are on file (BXPH-20040827ABS) at the commission.

3

Schedule 2.2(a)

Salem Tangible Personal Property

[The following information is materially correct but not definitive as we did not ask our local engineers to complete an inventory of the tangible personal property. The schedule will be updated as we get closer to executing the Exchange Agreement.]

KSFB-FM Transmitter Site Inventory

Vendor Name	Description
Andrew	150’ Andrew 3” Pressurized Transmission
Andrew	Andrew Grid Panel Fm Antenna
Andrew	150’ Andrew 1” Transmission Line
Belar	Belar FMM2 Modulation Monitor
Belar	Belar FMS2 Stereo Modulation Monitor
Broadcast Electronics	BE FM250C Solid State Transmitter
Broadcast Electronics	BE Electronic FM50X FM Exciter
Broadcast Electronics	BE FM10T 10kw
Burke	Burke R/C
Electro Impulse	RF Coax Load
Gentner	Gentner VRC2000 Remote Control
Gentner	Gentner GSC3000 Command Relay Unit
Gentner	Gentner GSC3000 Wiring Interface Relay
Harris	Harris Quest 100 Transmitter
Inovaonics	Inovaonics 531-000 FM Mod Monitor
Jampro	2-Bay FM Antenna
Orban	Orban Optimode 8200 Digital Processor
Orban	Orban Optimode
RDS	RDS ACM Significant Syncronous AM Noise
ACO FM Yagi Receiving Antenna
75’RG-6Trmsn Ln; Ntrgn Tnk Fttng
6’ Metal Equipment Rack
6’ Metal Equipment Rack

4

Schedule 2.2(b)

Salem Licenses and Permits

KSFB-FM Station

Call Sign	Frequency	Type	File No.	Expiration Date
KSFB-FM, San Rafael, CA (FCC Facility ID. 40136)	100.7 MHz	Main Station Construction Permit	BLH-1980123KB BPH-20030110AAM BRH-19970730M5	12/1/2005 5/5/2006 12/1/2005

**K265DI, Sausalito, CA (FCC Facility ID 43944)	100.9 MHz	FM Broadcast Translator Construction Permit	BPFT-19961218TH

**	Golden Gate Broadcasting Company, Inc. is the owner of an FM translator station, K265DI, Sausalito, CA, operating on 100.9 MHz, as a “fill-in” translator for KSFB-FM (the “Sausalito Translator”). On September 18, 1996, Mount Wilson FM Broadcasters, Inc. (“Mt. Wilson”), the former licensee of KSFB-FM (then KKHI-FM) filed an application for license to cover the construction of the Sausalito Translator (BLFT-19960918TB). Educational Media Foundation (“EMF”) filed a complaint with the FCC alleging that the operation of the Sausalito Translator interfered with an FM translator station K265CV, Fremont CA, also on 100.9 MHz, owned by EMF. On December 10, 1996, the FCC issued a letter to Mt. Wilson in response to EMF’s complaint, requiring Mt. Wilson to resolve the listener complaints submitted by EMF or cease operations. Mt. Wilson and EMF each submitted documents, including engineering reports, to the FCC in response to the FCC’s letter. The Sausalito Translator has been operating under program test authority since 1996 pending grant of its license to cover application.

5

Schedule 2.2(c)

Salem Station Agreement

KSFB-FM Station

AGREEMENT	CONSENT REQUIRED
Communications Site Lease Agreement San Rafael Hill, dated as of June 1, 1997 by and between Katherine M. Turrini and Clare H. Springs, Trustees of the Turrini Trust under the Will of Angelo R. Turrini DBA United Communications, as Lessor, and Golden Gate Broadcasting Company, Inc., as assignee to Mt. Wilson FM Broadcasting, Inc., as Lessee, (the “KSFB-FM Lease”).	Yes

Commercial Lease and Deposit Receipt, dated as of November 12, 1999 by and between H&H Management, as Lessor, and Golden Gate Broadcasting Company, Inc., as Lessee, (the “KSFB-FM Office/Studio Lease”).	Yes

Commercial Lease and Deposit Receipt, dated as of February 25, 2000 by and between Sundial Broadcasting, as Lessor, and Golden Gate Broadcasting, Inc., as Lessee.	Yes

6

Schedule 2.3

Excluded Assets

Univision Radio Excluded Assets

1. Call Letters “KOSL”

Salem Excluded Assets

KSFB-FM Station: None

7

Schedule 3.1

Organization and Good Standing

Univision Radio Sacramento, Inc. is a Delaware corporation, Univision Radio License Corporation is a Delaware corporation and Golden Gate Broadcasting, Inc. is a California corporation, validly existing and in good standing under the laws of the state of its incorporation and authorized to conduct business in each and every jurisdiction where the Representing Party conducts business.

8

Schedule 3.4

Governmental Consents and Consents of Third Parties

Univision Radio: None

Salem: See leases described on Schedule 2.2(c)

9

Schedule 4.3

Real Property

Univision Radio Real Property

KOSL(FM): See license agreements on Schedule 2.1(c)

Salem Real Property

KSFB-FM Transmitter Site

1.	Communications Site Lease Agreement San Rafael Hill, dated as of June 1, 1997 by and between Katherine M. Turrini and Clare H. Springs, Trustees of the Turrini Trust under the Will of Angelo R. Turrini DBA United Communications, as Lessor, and Golden Gate Broadcasting Company, Inc., as assignee to Mt. Wilson FM Broadcasting, Inc., as Lessee, (the “KSFB-FM Lease”) to operate communication equipment described in the KSFB-FM Lease.

2.	Commercial Lease and Deposit Receipt, dated as of November 12, 1999 by and between H&H Management, as Lessor, and Golden Gate Broadcasting Company, Inc., as Lessee, (the “KSFB-FM Office/Studio Lease”) to lease the premises situated in the City of San Rafael, County of Marin, State of California, described as 76 San Pablo Road, Suite 210.

3.	Commercial Lease and Deposit Receipt, dated as of February 25, 2000 by and between Sundial Broadcasting, as Lessor, and Golden Gate Broadcasting, Inc., as Lessee to lease the premise situated near the City of Sausalito, County of Marin, State of California, described as Wolfback Ridge.

10

ASSET EXCHANGE AGREEMENT

by and among

UNIVISION RADIO ILLINOIS, INC.

UNIVISION RADIO BROADCASTING TEXAS, L.P.

TICHENOR LICENSE CORPORATION

KMRT-AM LICENSE CORPORATION

and

SALEM MEDIA OF ILLINOIS, LLC

Dated as of September 29, 2004

ARTICLE I - Terminology		2

ARTICLE II - Transfer of Univision Assets		7
2.1	Transfer of Univision Assets	7
2.2	Transfer of Salem Assets	8
2.3	Excluded Assets	8
2.4	Beneficial use of Station Agreements	9
2.5	Cash Consideration	10
2.6	Assumption of Liabilities	10
2.7	Section 1031; Appraisals; Tax Reporting	10
2.8	Proration List	11

ARTICLE III - Representations and Warranties Relating to the Parties		12
3.1	Organization and Good Standing	12
3.2	Authority	12
3.3	Absence of Conflicts	13
3.4	Governmental Consents and Consents of Third Parties	13
3.5	Litigation	13
3.6	Labor Matters	14
3.7	Employee Benefit Plans	15
3.8	Taxes	15
3.9	Absence of Insolvency	15
3.10	Broker’s or Finder’s Fees	15
3.11	Representations Complete	15

ARTICLE IV - Representations and Warranties Relating to the Stations		16
4.1	Compliance with Law	16
4.2	Tangible Personal Property	16
4.3	Real Property	16
4.4	FCC Licenses	17
4.5	Stations Agreements	18
4.6	Tower Coordinates	19
4.7	Environmental Matters; OSHA	19

ARTICLE V - Transactions Prior to the Closing Date		21
5.1	Conduct of Business Prior to the Closing Date	21
5.2	Governmental Consents	22
5.3	Other Consents	23
5.4	Tax Returns and Payments	23
5.5	Access Prior to the Closing Date	23
5.6	Confidentiality	23
5.7	Press Release	24
5.8	Reasonable Best Efforts	24
5.9	FCC Reports	24
5.10	Conveyance Free and Clear of Liens	24
5.11	Environmental Assessment	24
5.12	No Inconsistent Activities	25

i

5.13	Financial Statements	26

ARTICLE VI - Conditions Precedent to the Obligations of Salem to Close		26
6.1	Accuracy of Representations and Warranties; Closing Certificate	26
6.2	Performance of Agreements	26
6.3	FCC, HSR and Other Consents	27
6.4	Adverse Proceedings	27
6.5	Opinion of Univision’s FCC Counsel	27
6.6	Other Consents	28
6.7	Delivery of Closing Documents	28
6.8	No Cessation of Broadcasting	28
6.9	Environmental Conditions	29
6.10	Consummation of Real Estate Purchase Agreement	29

ARTICLE VII - Conditions Precedent of the Obligation of Univision to Close		29
7.1	Accuracy of Representations and Warranties; Closing Certificate	29
7.2	Performance of Agreements	29
7.3	FCC, HSR and Other Consents	29
7.4	Adverse Proceedings	30
7.5	Opinion of Salem’s FCC Counsel	30
7.6	Other Consents	31
7.7	Delivery of Closing Documents	31
7.8	No Cessation of Broadcasting	31
7.9	Environmental Conditions	32
7.10	Consummation of Real Estate Purchase Agreement	32

ARTICLE VIII - Closing		32
8.1	Time and Place	32
8.2	Documents to be Delivered to Transferee by Transferor	32
8.3	Documents to be Delivered to Transferor by Transferee	33

ARTICLE IX - Survival of Representations and Warranties Indemnification		34
9.1	Survival of Representation and Warranties	34
9.2	Indemnification in General	34
9.3	Indemnification by Transferor	35
9.4	Indemnification by Transferee	35
9.5	Indemnification Procedures	36

ARTICLE X - Termination; Liquidated Damages		36
10.1	Termination	36
10.2	Obligations Upon Termination	38
10.3	Termination Notice	38
10.4	Specific Performance	38

ARTICLE XI - Casualty		39

ARTICLE XII - Control of Station		39

ARTICLE XIII - Miscellaneous		40
13.1	Further Actions	40
13.2	Access After the Closing Date	40
13.3	Payment of Expenses	40
13.4	Notices	41

ii

13.5	Entire Agreement	41
13.6	Binding Effect; Benefits	41
13.7	Assignment	42
13.8	Governing Law	42
13.9	Bulk Sales	42
13.10	Amendments and Waivers	42
13.11	Severability	42
13.12	Headings	42
13.13	Counterparts	42
13.14	References	42
13.15	Schedules and Exhibits	43
13.16	Dispute Resolution	43
13.17	Attorneys’ Fees	43
13.18	Knowledge	43
13.19	Consent	43

SCHEDULES

Schedules To Be Delivered By Univision

2.1(a)	Tangible Personal Property
2.1(b)	Licenses and Permits
2.1(c)	Station Agreements
2.3	Excluded Assets
3.1	Organization and Good Standing
3.4	Governmental Consents and Consents of Third Parties
4.3	Real Property

Schedules To Be Delivered By Salem

2.2(a)	Tangible Personal Property
2.2(b)	Licenses and Permits
2.2(c)	Station Agreements
2.3	Excluded Assets
3.1	Organization and Good Standing
3.4	Governmental Consents and Consents of Third Parties
4.3	Real Property

EXHIBITS

8.2(g)	Diplexing Agreement

iii

Asset Exchange Agreement

ASSET EXCHANGE AGREEMENT

This Asset Exchange Agreement (“Agreement”) is made and entered into as of this 29th day of September, 2004, by and among Univision Radio Illinois, Inc. (“Univision-Illinois”), Univision Radio Broadcasting Texas, L.P. (“Univision-Texas”), Tichenor License Corporation (“Tichenor-License”) and KMRT-AM License Corporation (“KHCK-License” and collectively with Univision-Illinois and Univision-Texas “Univision”) and Salem Media of Illinois, LLC (“Salem”).

WHEREAS, Univision-Illinois is the owner and operator of radio station WIND(AM), 560 MHz, Chicago, Illinois (FCC Facility ID No. 67068) (“WIND”), and Tichenor-License holds the licenses and authorizations issued by the FCC for the operation of WIND.

WHEREAS, Univision-Texas is the owner and operator of radio station KOBT(FM), 100.7 MHz, Winnie, Texas (FCC Facility ID No. 57801) (“KOBT”), and Tichenor-License holds the licenses and authorizations issued by the FCC for the operation of KOBT.

WHEREAS, Univision-Texas is the owner and operator of radio station KHCK(AM), 1480 MHz, Dallas, Texas (FCC Facility ID No. 57375) (“KHCK”, and collectively with WIND and KOBT “the Univision Stations”), and KHCK-License holds the licenses and authorizations issued by the FCC for the operation of KHCK.

WHEREAS, Salem is the owner, operator and licensee of radio station WZFS(FM), 106.7 MHz, Des Plaines, Illinois (FCC Facility ID No. 25053), (“WZFS” and/or “Salem Station”) and holds the licenses and authorizations issued by the FCC for the operation of WZFS;

WHEREAS, Univision and Salem intend to exchange certain property and assets used and useful in the operation of the Univision Stations on the one hand and the Salem Station on the other (collectively the Univision Stations and the Salem Station are sometimes referred to herein as the “Station(s)”);

WHEREAS, Univision and Salem intend to transfer the assets of the Stations in a transaction that will qualify as a “like-kind exchange” for nonrecognition of taxable income under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), and Univision and Salem are willing to take such steps as are commercially reasonable and necessary on their respective parts to enable the transactions contemplated hereby to so qualify;

WHEREAS, the prior consent of the FCC to the transfer of the licenses and authorizations issued by the FCC for the Stations is required, and it is intended that if such consent is obtained, the transactions contemplated by this Agreement will be consummated subject to all of the other terms and conditions of this Agreement;

Asset Exchange Agreement

WHEREAS, as of the date first written above, the parties hereto have entered into Local Programming and Marketing Agreements (“LMA(s)”) providing for the programming and marketing of the Stations from the commencement date set forth in the LMA to the closing of the transactions contemplated by this Agreement; and,

WHEREAS, as of the date first written above, the parties hereto have entered into Real Estate Purchase Agreements providing for the sale of certain real property interests owned by Univision to Salem Radio Properties, Inc., a Delaware corporation;

NOW, THEREFORE, in consideration of the mutual promises herein set forth and subject to the terms and conditions hereof, the parties agree as follows:

ARTICLE 1

TERMINOLOGY

1.1 Act. The Communications Act of 1934, as amended.

1.2 Applicable Stations. With respect to a delivery, representation, warranty or covenant of Univision, the Univision Stations, and with respect to a delivery, representation, warranty or covenant of Salem, the Salem Station.

1.3 Assumed Obligations. Such term shall have the meaning defined in Section 2.6.

1.4 Business Day. Any calendar day, excluding Saturdays and Sundays, on which federally chartered banks are regularly open for business.

1.5 Closing Date. The date determined as the Closing Date as provided in Section 8.1.

1.6 Code. As set forth in the recitals, above, the Internal Revenue Code of 1986, as amended.

1.7 Closing. The closing with respect to the transactions contemplated by this Agreement.

1.8 Documents. This Agreement and all exhibits and schedules hereto, and each other agreement, certificate, or instrument delivered pursuant to or in connection with this Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

1.9 Environmental Assessment. Such term shall have the meaning defined in Section 5.11.

Asset Exchange Agreement

1.10 Environmental Laws. The Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act, the Safe Drinking Water Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning or relating to the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting or dumping of Hazardous Materials, or the pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata).

1.11 Excluded Assets. Such term shall have the meaning defined in Section 2.3.

1.12 FCC Licenses. With respect to a delivery, representation, warranty or covenant of Univision, the licenses, permits and authorizations (and any renewals, extensions, amendments or modifications thereof) of the FCC for the operation of the Univision Stations as listed on Schedule 2.1(b), including without limitation, all pending licenses, permits, call signs and authorizations of the FCC to the extent they pertain to the operation of the Univision Stations; and with respect to a delivery, representation, warranty or covenant of Salem, the licenses, permits, call signs and authorizations (and any renewals, extensions, amendments or modifications thereof) of the FCC for the operation of the Salem Station as listed on Schedule 2.2(b), including without limitation, all pending licenses, permits, call signs and authorizations of the FCC to the extent they pertain to the operation of the Salem Station.

1.13 FCC Orders. The actions, orders or decisions of the FCC, granting its consent to the assignment of the FCC Licenses of the Univision Stations to Salem and the FCC Licenses of the Salem Station to Univision.

1.14 FCC. Federal Communications Commission.

1.15 Final Action. An action of the FCC that has not been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely petition for reconsideration or administrative or judicial appeal or sua sponte action of the FCC with comparable effect is pending and as to which the time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC has expired.

1.16 Hazardous Materials. Toxic materials, hazardous wastes, hazardous substances, pollutants or contaminants, asbestos or asbestos-related products, polychlorinated biphenyls (“PCBs”), petroleum, crude oil or any fraction or distillate thereof in excess of legally-defined permissible limits (as such terms are defined in any applicable federal, state or local laws, ordinances, rules and regulations, and including any other terms which are or may be used in any applicable Environmental Laws to define prohibited or regulated substances).

Asset Exchange Agreement

1.17 HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.18 Indemnified Party. Any party described in Section 9.3 or Section 9.4 against which any claim or liability may be asserted by a third party which would give rise to a claim for indemnification under the provisions of this Agreement by such party.

1.19 Indemnifying Party. The party to the Agreement (not the Indemnified Party) that, in the event of a claim or liability asserted by a third party against the Indemnified Party which would give rise to a claim for indemnification under the provisions of this Agreement, is obligated to indemnify and hold harmless the Indemnified Party to the extent expressly provided in this Agreement.

1.20 Intellectual Property. With respect to any Station, the trademarks, service marks, brand names, trade names, mask works, trade dress, Internet domain name(s), Internet Web page(s), HTML content located and publicly accessible from the Domain Names, the visitor e-mail databases for Internet domain names, slogans, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdictions to register the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not; patents and applications for patents; customer lists; play lists; music research; electronic data; financial data; rights of Transferor arising under any employment agreement; nonpublic information, trade secrets or confidential information; writings and other works, whether copyrightable or not; technology, know-how or computer software programs and applications used in the Stations’ business, any similar intellectual property or proprietary rights, and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

1.21 Lien. Any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any Sale Assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

1.22 LMAs. As provided in the recitals hereof, the Local Programming and Marketing Agreements of equal date hereof relating to the programming of the Stations.

1.23 Material Adverse Condition. A condition, event or circumstance which would materially restrict, limit, increase the cost or burden of or otherwise materially adversely affect or materially impair the right of the Transferee to the ownership, use, control, enjoyment or operation of the Station(s) it is acquiring or the proceeds there from; provided, however, that any condition which requires that a radio station be operated in accordance with a condition similar

Asset Exchange Agreement

to those contained in the present FCC licenses issued for operation of the station shall not be deemed a Material Adverse Condition.

1.24 OSHA Laws. The Occupational Safety and Health Act of 1970, as amended, and all other federal, state or local laws or ordinances, including orders, rules and regulations there under, regulating or otherwise affecting health and safety of the workplace.

1.25 Permitted Lien. For purposes hereof, “Permitted Lien” shall mean (i) easements, restrictions, and other similar matters which will not materially adversely affect the use of the Real Property in the ordinary course of business; (ii) liens for taxes not due and payable or, that are being contested in good faith by appropriate proceedings; (iii) mechanics, material men’s, carriers’, warehousemen’s, landlords’ or other similar liens in the ordinary course of business for sums not yet due or which are being contested in good faith by appropriate proceedings; (iv) liens or mortgages that will be released at Closing; (v) zoning ordinances and regulations, including statutes and ordinances relating to the liens of streets and to other municipal improvements, which will not materially adversely affect the use of the Real Property in the ordinary course of business, provided that any of the foregoing alone or in the aggregate do not materially impair the value or materially interfere with the use of any asset or property of the Transferor material to the operation of its station(s) as they have been and are now conducted; and/or (vi) a Lien securing only an Assumed Obligation.

1.26 Person. Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

1.27 Proration Amount. As provided in Section 2.8, the amount by which Transferee’s account is to be credited or charged, as reflected on the Proration List(s).

1.28 Proration List. As provided in Section 2.8, an itemized list(s) of all sums to be credited or charged against the account of Transferee, with a brief explanation in reasonable detail of the credits or charges, consistent with the allocation principle set forth in Section 2.8(a).

1.29 Real Property Purchase Agreements. As provided in the recitals hereof, the Real Property Purchase Agreements of equal date hereof by and between parties relating to the Real Property of the Univision Stations.

1.30 Real Property. With respect to a delivery, representation, warranty or covenant of Univision, the rights, title and interests in real estate, including without limitation improvements thereto, used in the operation of the Univision Stations as listed on Schedule 4.3; and with respect to a delivery, representation, warranty or covenant of Salem, the rights, title and interests in real estate, including without limitation improvements thereto, used in the operation of the Salem Station as listed on Schedule 4.3.

Asset Exchange Agreement

1.31 Representing Party. With respect to a delivery, representation, warranty or covenant by Univision, Univision; and with respect to a delivery, representation, warranty or covenant by Salem, Salem.

1.32 Rules and Regulations. The rules of the FCC as set forth in Volume 47 of the Code of Federal Regulations, as well as such other policies of the FCC, whether contained in the Code of Federal Regulations, or not, that apply to the Stations.

1.33 Sale Assets. With respect to a delivery, representation, warranty or covenant of Univision, all of the tangible and intangible assets to be transferred by Univision to Salem as set forth in Section 2.1 and with respect to a delivery, representation, warranty or covenant of Salem, all of the tangible and intangible assets to be transferred by Salem to Univision as set forth in Section 2.2.

1.34 Station Agreements. With respect to a delivery, representation, warranty or covenant of Univision, the contracts, arrangements or commitments, including all amendments, modifications and supplements thereto which Univision or the Univision Stations or their assets or properties are bound as listed on Schedule 2.1(c); and with respect to a delivery, representation, warranty or covenant of Salem, the contracts, arrangements or commitments, including all amendments, modifications and supplements thereto which Salem or the Salem Station or its assets or properties are bound as listed on Schedule 2.2(c).

1.35 Tangible Personal Property. With respect to a delivery, representation, warranty or covenant of Univision, the transmission equipment, parts, supplies and other tangible personal property now or hereinafter owned by Univision and used in the transmission facilities of the Univision Stations as listed on Schedule 2.1(a); and with respect to a delivery, representation, warranty or covenant of Salem, the transmission equipment, parts, supplies and other tangible personal property now or hereinafter owned by Salem and used in the transmission facilities of the Salem Station as listed on Schedule 2.2(a).

1.36 Tower Coordinates. The current vertical elevation and geographical coordinates of the antenna of any Applicable Station.

1.37 Transferee. With respect to the Sale Assets of Univision, Salem, and with respect to the Sale Assets of Salem, Univision.

1.38 Transferee’s Threshold Limitation. As provided in Section 9.4(b), the threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Transferor before Transferee shall be obligated to indemnify Transferor. The Transferor’s Threshold Limitation shall be Fifty Thousand Dollars ($50,000) in the aggregate; provided, however, that for any individual item or series of related items, the Transferor’s Threshold Limitation shall be Ten Thousand Dollars ($10,000).

Asset Exchange Agreement

1.39 Transferor. With respect to the Sale Assets of Univision, Univision, and with respect to the Sale Assets of Salem, Salem.

1.40 Transferor’s Threshold Limitation. As provided in Section 9.3(b), the threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Transferee before Transferor shall be obligated to indemnify Transferee. The Transferee’s Threshold Limitation shall be Fifty Thousand Dollars ($50,000) in the aggregate; provided, however, that for any individual item or series of related items, the Transferee’s Threshold Limitation shall be Ten Thousand Dollars ($10,000).

ARTICLE II

EXCHANGE OF STATION ASSETS

2.1 Transfer of Univision Assets. At Closing, Univision shall transfer, assign, convey and deliver to Salem, and Salem shall accept and acquire from Univision, free and clear of all Liens, except Permitted Liens, all of Univision’s right, title and interest, legal and equitable, in and to the tangible and intangible, real, personal and mixed assets (except Excluded Assets) used or useful in the operation of the Univision Stations, as set forth below:

(a) Tangible Personal Property. All Tangible Personal Property now or hereinafter owned by Univision and used in the operation of the Univision Stations as set forth on Schedule 2.1(a), together with such modifications, replacements, improvements and additional items, made or acquired between the date hereof and the Closing Date;

(b) Licenses and Permits. The FCC Licenses and all other assignable or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Univision or hereafter obtained by Univision between the date hereof and the Closing Date, to the extent such other permits, licenses and authorizations pertain to or are used in the operation of the Univision Stations including, but not limited to the permits, licenses and authorizations listed on Schedule 2.1(b) hereof;

(c) Univision Station Agreements. All agreements which are listed on Schedule 2.1 (c) as agreements which Salem elects to assume; any renewals, extensions, amendments or modifications of those agreements being assumed which are made in the ordinary course of Univision’s operation of the Univision Stations and in accordance with the terms and provisions of this Agreement;

(d) Univision Records. True and complete copies of all of the books, records, accounts, files, logs, ledgers, reports of engineers and other consultants or independent contractors, pertaining to the assets described in Section 2.1(a), (b) and (c) (other than corporate records);

Asset Exchange Agreement

2.2 Transfer of Salem Assets. At Closing, Salem shall transfer, assign, convey and deliver to Univision, and Univision shall accept and acquire from Salem, free and clear of all Liens, except Permitted Liens, all of Salem’s right, title and interest, legal and equitable, in and to the tangible and intangible, real, personal and mixed assets (except Excluded Assets) used or useful in the operation of the Salem Station, as set forth below:

(a) Tangible Personal Property. All Tangible Personal Property now or hereinafter owned by Salem and used in the operation of the Salem Station as set forth on Schedule 2.2(a), together with such modifications, replacements, improvements and additional items, made or acquired between the date hereof and the Closing Date;

(b) Licenses and Permits. The FCC Licenses and all other assignable or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Salem or hereafter obtained by Salem between the date hereof and the Closing Date, to the extent such other permits, licenses and authorizations pertain to or are used in the operation of the Salem Station including, but not limited to the permits, licenses and authorizations listed on Schedule 2.2 (b) hereof;

(c) Salem Station Agreements. All agreements which are listed on Schedule 2.2(c) as agreements which Univision elects to assume; any renewals, extensions, amendments or modifications of those agreements being assumed which are made in the ordinary course of Salem’s operation of the Station and in accordance with the terms and provisions of this Agreement;

(d) Salem Records. True and complete copies of all of the books, records, accounts, files, logs, ledgers, reports of engineers and other consultants or independent contractors, pertaining to the assets described in Sections 2.2(a), (b) and (c) (other than corporate records);

2.3 Excluded Assets. Notwithstanding any provision of this Agreement to the contrary, Transferor shall not transfer, convey or assign to Transferee, but shall retain all of its right, title and interest in and to, the following assets owned or held by it on the Closing Date (“Excluded Assets”):

(a) Any and all cash, cash equivalents, cash deposits to secure contract obligations, all inter-company receivables from any affiliate of Transferor and all other accounts receivable, bank deposits and securities held by Transferor in respect of any Station at the Closing Date, that are unrelated to the operation of the Applicable Stations after the Closing Date and further provided that such cash or receivable is not for services on obligations of such Applicable Stations after the Closing Date (except to the extent Transferor receives a credit under Section 2.7, in which event such cash, receivable, deposit or security shall be included as part of the assets to be transferred in this transaction).

Asset Exchange Agreement

(b) Any and all claims of Transferor with respect to transactions prior to the Closing including, without limitation, claims for tax refunds and refunds of fees paid to the FCC.

(c) All prepaid expenses (except to the extent Transferor receives a credit therefor under Section 2.8, in which event the prepaid expense shall be included as part of the Sale Assets).

(d) All contracts of insurance and claims against insurers.

(e) All employee benefit plans and the assets thereof and all employment contracts.

(f) All contracts that are terminated in accordance with the terms and provisions of this Agreement or have expired prior to the Closing Date in the ordinary course of business; and all loans and loan agreements.

(g) All Tangible Personal Property disposed of or consumed between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement and in the ordinary course of business.

(h) Transferor’s corporate records except to the extent such records are set forth or described in Section 2.1(d) or Section 2.2(d) hereof used in the operation of any Station, in which case Transferor shall deliver materially accurate copies thereof to Transferee.

(i) Any Tangible Personal Property not specifically conveyed to Transferee pursuant to Section 8.2 (c).

(j) The call signs of Transferor set forth on Schedule 2.3.

(k) All commitments, contracts and agreements not specifically assumed by Transferee pursuant to Section 8.3(b).

(l) As set forth on Schedule 2.3.

(m) All Intellectual Property of the Transferor except that Transferor shall transfer to Transferee the URL associated or relating to any call sign to be transferred to Transferee.

2.4 Beneficial use of Station Agreements. Both parties acknowledge that certain of the Station Agreements, to be included in the Sale Assets, and the rights and benefits thereunder necessary or appropriate or relating to the conduct of the business and activities of Representing Party and/or the Applicable Stations may not, by their terms, be assignable. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign such Station Agreements, and Transferee shall not be deemed to have assumed the same or to be required to perform any obligations thereunder, if an attempted assignment thereof,

Asset Exchange Agreement

without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights under such Station Agreements of Transferee or Transferor thereunder. In such event, Transferor will cooperate with Transferee to provide for Transferee all benefits to which Transferor is entitled under such Station Agreements, and any transfer or assignment to Transferee by Transferor of any such Station Agreements or any right or benefit arising thereunder or resulting therefrom which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained. Transferor shall, without further consideration therefore, pay, assign and remit to Transferee promptly all monies, and, to the extent permitted, all other rights or consideration received or obtained, or which may be received or obtained, in respect of performance of such Station Agreements.

2.5 Cash Consideration. In addition to the exchange of assets set forth in Section 2.1 and Section 2.2 hereof, at Closing, Univision shall pay Salem One Million Two Hundred Sixty Thousand Four Hundred Thirty Five Dollars ($1,260,435.00) by wire transfer of immediately available funds.

2.6 Assumption of Liabilities.

(a) At the Closing and with respect to each Station to be acquired by such Transferee, Transferee shall assume and agree to perform, without duplication of Transferor’s performance, the following liabilities and obligations of Transferor (the “Assumed Obligations”):

(i) Current liabilities of Transferor for which Transferee receives a credit at Closing, but not in excess of the amount of such credit; and,

(ii) Liabilities and obligations arising under the agreements, if any, assumed by and transferred to Transferee in accordance with this Agreement, but only to the extent such liabilities and obligations relate to the assets to be acquired by the Transferee and are attributable to the period of time after the Closing; and

(b) Except for the Assumed Obligations, Transferee shall not assume or in any manner be liable for any debts, liens, charges, claims, encumbrances, duties, responsibilities, obligations or liabilities of Transferor of any kind or nature, whether express or implied, known or unknown, contingent or absolute, including, without limitation, any liabilities to or in connection with Transferor’s employees whether arising in connection with the transaction contemplated hereunder or otherwise.

2.7 Section 1031; Appraisals; Tax Reporting.

(a) Both Buyer and Seller intend to structure this transaction as a tax-deferred like-kind exchange pursuant to Internal Revenue Code Section 1031. Each party shall cooperate with the other to effectuate such an exchange provided that, such tax deferred like-kind exchange shall not (i) result in any additional cost or expense to the other, (ii) result in any adverse tax

Asset Exchange Agreement

consequences to the other, (iii) affect the other’s liability for any of its representations, warranties, covenants and obligations pursuant to this Agreement, (iv) require the other to serve as the qualified intermediary; or (v) unreasonably delay the Closing Date.

(b) The parties agree to use commercially reasonable efforts to agree upon the fair market value of each of the assets (other than assets which, individually or in the aggregate, are not material in value) which comprise the Sale Assets, determined on the basis of certain appraisals (“Approvals”) prepared by Bond and Pecaro (or such other appraisal agency agreed to by Univision and Salem and retained by Salem (the “Appraiser”). Univision shall reimburse to Salem one half (1/2) of the fees and expenses of the Appraiser. Salem shall direct the Appraiser to deliver the Appraisals within sixty (60) days of the Closing Date.

(c) Each party shall use commercially reasonable efforts to engage in mutually agreeable sharing of financial and valuation information in order to obtain consistent financial and tax reporting, including, but not limited to, the preparation and filing of IRS Forms 8894 and 8824 in a manner which is consistent with the Appraisals, to the greatest extent possible.

(d) To the extent authorized by applicable law and regulation, each party shall report the transaction contemplated hereby as a “like-kind exchange” under Section 1031 of the Code, consistent with the Appraisals and the IRS Forms 8594 and 8824 prepared in accordance with clause (b) above, and shall not take, and shall not cause their respective representatives, successors and assigns to take, any position on any federal, state or local tax return or report, or in any tax examination, tax audit or tax litigation, inconsistent with such reporting position, the Appraisals, or such IRS Form 8594 or 8824.

(e) Each party shall cooperate with the other, including, without limitation, in preparing IRS Forms 8594 and 8824 and executing all necessary agreements and documents to the extent necessary for each party to treat the exchange of the Assets hereunder as a “like-kind exchange” to the extent permissible under Section 1031 of the Code.

(f) Neither party shall have any liability or obligation to the other for the failure of the exchange of the Assets hereunder to qualify as a like-kind exchange under Section 1031 of the Code.

2.8 Proration List.

(a) Except as otherwise set forth in the LMAs, all operating income and operating expenses of the Stations shall be adjusted and allocated between the parties to the extent necessary to reflect the principle that all such income and expenses attributable to the operation of any Station on or before the Closing Date shall be for the account of Transferor, and all income and expenses attributable to the operation of such Station after the Closing Date shall be for the account of Transferee.

Asset Exchange Agreement

(b) To the extent not inconsistent with the express provisions of this Agreement, the allocations made pursuant to this Section 2.8 shall be made in accordance with generally accepted accounting principles.

(c) For purposes of making the adjustments pursuant to this Section 2.8, the Transferee with respect to a Station shall prepare and deliver an initial Proration List to Transferor within forty five (45) days following the Closing Date, or such later date as shall be mutually agreed to by Transferor and Transferee. Transferee may also prepare and deliver to Transferor additional Adjustment Lists as Transferee becomes aware of additional Adjustment List items. The Adjustment List(s) shall set forth the Adjustment Amount. If the Adjustment Amount is a credit to the account of Transferee, Transferor shall pay such amount to Transferee within fifteen (15) days of receiving the Adjustment List(s) if both parties agree on the amount, and if the Adjustment Amount is a charge to the account of Transferee, Transferee shall pay such amount to Transferor within fifteen (15) days of delivering the Adjustment List(s) to Transferor if both parties agree on the amount. In the event Transferor disagrees with the Adjustment Amount determined by Transferee or with any other matter arising out of this subsection, and Transferee and Transferor cannot within sixty (60) days resolve the disagreement themselves, the parties will refer the disagreement to a firm of independent certified public accountants, mutually acceptable to Transferor and Transferee, whose decision shall be final. The fees and expenses of such accountants shall be paid by the party who does not prevail on the disputed matters decided by the accountants.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

RELATING TO THE PARTIES

Each Representing Party hereby represents and warrants to the other parties as follows, each of which is true and correct on the date hereof, shall survive the Closing subject to the provisions of this Agreement, and shall be unaffected by any investigation heretofore or hereafter made by any other party:

3.1 Organization and Good Standing. Except as set forth on Schedule 3.1, the Representing Party is a corporation validly existing and in good standing under the laws of the state of its incorporation and authorized to conduct business in each and every jurisdiction where the Representing Party conducts business, except where the failure to be so authorized does not constitute a Material Adverse Condition. The Representing Party has all requisite power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted until the Closing.

3.2 Authority. The Representing Party has the full right and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions provided for herein. All required corporate action with respect to the Representing Party has been taken to approve this Agreement and the transactions contemplated hereby. This

Asset Exchange Agreement

Agreement has been duly executed and delivered by the Representing Party and constitutes its valid and binding obligation, enforceable against the Representing Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and by judicial discretion in the enforcement of equitable remedies.

3.3 Absence of Conflicts. The execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by the Representing Party, and the consummation of the transactions contemplated hereby and thereby:

(a) do not in any material respect (with or without the giving of notice or the passage of time or both) violate, or result in the creation of any Lien other than a Permitted Lien, on any of the Representing Party’ Sale Assets under any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Representing Party;

(b) do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under the articles of incorporation or bylaws of Representing Party or pursuant to any lease, agreement, commitment or other instrument which Representing Party is a party to, or bound by, or by which any of the Representing Party’s Sale Assets may be bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the Representing Party’s Sale Assets.

3.4 Governmental Consents and Consents of Third Parties. Except for such consents as are required by the Rules and Regulations and the HSR Act or as disclosed on Schedule 3.4, the execution and delivery of, and the performance of obligations the Representing Party under this Agreement and each of the other Documents by the Representing Party, and the consummation by the Representing Party of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration of filing with, any court or public agency or governmental body or other authority, or the consent of any Person under any agreement, arrangement or commitment of a nature to which the Representing Party is a party or by which it is bound or by which the Sale Assets are bound or to which they are subject to, the failure of which to obtain would constitute a Material Adverse Condition on the Sale Assets or the operation of the Applicable Stations.

3.5 Litigation. There are no actions, suits, claims, investigations or administrative, arbitration or other proceedings pending or threatened against Representing Party which would, or are expected to, individually or in the aggregate if adversely determined, be or result in a Material Adverse Condition on the Sale Assets or the operation of the Applicable Stations, or which would give any third party the right to enjoin the transactions contemplated by this Agreement. There is no basis for any such claim, investigation, action, suit or proceeding which would, individually or in the aggregate if adversely determined, be a Material Adverse Condition on the Sale Assets or operation of Applicable Stations. There are no existing or pending orders,

Asset Exchange Agreement

judgments or decrees of any court or governmental agency affecting the Representing Party, the Applicable Stations or any of the Sale Assets which would materially adversely affect the Applicable Stations’ operations or the Sale Assets. Notwithstanding the disclosure of any matter herein, no Transferee shall assume any liability for any such matter as a result of the transactions contemplated by this Agreement.

3.6 Labor Matters.

(a) With respect to the Applicable Stations only, the Representing Party is not a party to any collective bargaining agreement, and there is no collective bargaining agreement that determines the terms and conditions of employment of any employees of the Representing Party.

(b) With respect to the Applicable Stations:

(i) There is no labor strike, dispute, slow-down or stoppage pending or, to the actual knowledge of Representing Party, threatened against the Applicable Stations;

(ii) There are neither pending nor threatened, any suits, actions, administrative proceedings, union organizing activities, arbitrations, grievances, complaint, charges, claims or other proceedings between Representing Party and any employees of the Applicable Station or any union representing such employees; and there are no existing labor or employment or other controversies or grievances involving employees of the Applicable Station(s) which have had or are reasonably likely to constitute a Material Adverse Condition on the operation of the Applicable Stations;

(iii) (A) Representing Party is in compliance in all material respects with all laws, rules and regulations relating to the employment of labor and all employment contractual obligations, including those relating to wages, hours, collective bargaining, affirmative action, discrimination, sexual harassment, wrongful discharge and the withholding and payment of taxes and contributions except for such non-compliance which individually or in the aggregate would not constitute a Material Adverse Condition on the business or financial condition of the Applicable Station; (B) Representing Party has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees; and (C) Representing Party is not liable to any present or former employees or any governmental authority for damages, arrears of wages or any tax or penalty for failure to comply with the foregoing except for such liability which individually or in the aggregate would not constitute a Material Adverse Condition on the business or financial condition of the Applicable Station;

(iv) The applicable Transferee’s consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon such Transferee the obligation to pay any severance or termination pay under any agreement, plan or arrangement binding upon Representing Party.

Asset Exchange Agreement

(c) Transferee is not obligated to employ and does not assume any obligation with regard to any of the Transferor’s employees.

3.7 Employee Benefit Plans. Transferee’s consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Transferee any obligation under any benefit plan, contract or arrangement (regardless of whether they are written or unwritten and funded or unfunded) covering employees or former employees of the Representing Party in connection with their employment by Representing Party, if any. For purposes of the Agreement, “benefit plans” shall include without limitation employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, vacation benefits, employment and severance contracts, stock option plans, bonus programs and plans of deferred compensation.

3.8 Taxes. There are no tax audits or other governmental proceedings pending or, to the best of the Representing Party’s knowledge, threatened that could result in a Lien on the Sale Assets being conveyed by the Representing Party hereunder on or after the Closing Date or on the imposition of any tax liability on the applicable Transferee and, to the best of the Representing Party’s knowledge, no event has occurred that could impose on the applicable Transferee any liability for any taxes, penalties or interest due or to become due from the Representing Party. Representing Party has filed all federal, state and local tax returns which are required to be filed, and has paid all taxes and all assessments to the extent that such taxes and assessments have become due, other than such returns, taxes and assessments, the failure to file or pay would not, individually or in the aggregate, constitute a Material Adverse Condition.

3.9 Absence of Insolvency. No insolvency proceedings of any character including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Representing Party or any of the Representing Party’s Sale Assets, are pending or threatened, and Representing Party has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for the institution of, any such insolvency proceedings.

3.10 Broker’s or Finder’s Fees. No agent, broker, investment banker, or other Person or firm acting on behalf of or under the authority of Representing Party or any affiliate of Representing Party is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with transactions contemplated by this Agreement.

3.11 Representations Complete. None of the representations or warranties made by Representing Party, nor any statement made in any document or certificate furnished by Representing Party pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing, to state any material fact

Asset Exchange Agreement

necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

RELATING TO THE STATIONS

Each Representing Party with respect to the Sale Assets being conveyed by it hereby represents and warrants to the Transferee acquiring such Sale Assets as follows, each of which is true and correct on the date hereof, shall survive the Closing subject to the provisions of this Agreement, and shall be unaffected by any investigation heretofore or hereafter made by the Transferee:

4.1 Compliance with Law. The operation of the Applicable Stations complies in all respects with the applicable rules and regulations of the FCC, and all other federal, state, local or other laws, statutes, ordinances, regulations, and any applicable order, writ, injunction or decree of any court, commission, board, agency or other instrumentality except to the extent that a failure to so comply would not constitute a Material Adverse Condition.

4.2 Tangible Personal Property. Except for supplies and other incidental items which in the aggregate are not of material value, the list of Tangible Personal Property set forth on Schedule 2.1(a) or Schedule 2.2(a), as applicable, is a complete and correct list of all of the items of tangible personal property (other than Excluded Assets) used to a material extent in the operation of the transmission facilities of the Applicable Stations each in the manner in which they are now operated. In addition:

(a) The Representing Party has good, marketable and valid title to all of the items of Tangible Personal Property free and clear of all Liens except Permitted Liens, including the right to transfer same.

(b) The Tangible Personal Property used to a material extent in the operation of the Applicable Stations in the manner in which they are now operated has been maintained in accordance with industry practices and is in good operating condition subject only to ordinary wear and tear.

(c) The Tangible Personal Property complies with applicable rules and regulations of the FCC and the terms of the FCC Licenses.

(d) There is no defect in the condition or operation of any item of the Tangible Personal Property that is reasonably likely to constitute a Material Adverse Condition.

4.3 Real Property. The list of Real Property, as set forth on Schedule 4.3, constitutes a complete and correct summary description in all material respects of all of the interests in real

Asset Exchange Agreement

estate, including, without limitation, any and all leases (other than Excluded Assets), easements and licenses, used to any extent in the operation of the Applicable Stations in the manner in which they have been and are now operated. To the Representing Party’s actual knowledge and only to the extent that a breach of the following representation and warranties would constitute a Material Adverse Condition:

(a) The Real Property and associated improvements comply in all material respects with all applicable state or federal law, rule, or regulation;

(b) All permanent certificates of occupancy and other consents and approvals required by any under any state or federal law, rule, or regulation applicable to the Sale Assets have been issued and are in full force and effect without the presence or existence of any unsatisfied conditions or requirements with respect thereto;

(c) Transferor has not received any notice of condemnation or of eminent domain proceedings or negotiations for the purchase of any of the Real Property or the respective improvements in lieu of condemnation, and no condemnation or eminent domain proceedings or negotiations have been commenced or threatened in connection with the Real Property or the respective improvements that would have a material and adverse effect on the value of the Real Property or on the continued utilization of the Real Property;

(d) The Real Property has adequate pedestrian and vehicular access by way of public access or valid easements or right of ways; and,

(e) All necessary utility services for the operation of the Sale Assets, including but not limited to electric power and natural gas service are available to the Real Property.

4.4 FCC Licenses. Representing Party is the holder of the licenses, permits and authorizations listed on Schedule 2.1(b) or Schedule 2.2(b), as applicable, and except as set forth on such schedules, (i) the FCC Licenses are valid, in good standing and in full force and effect, unimpaired by any act or omission of Representing Party, and constitute all of the licenses, permits and authorizations required by the Act, the Rules and Regulations or the FCC for, or used in, the operation of the Applicable Stations in all material respects as now operated, (ii) the licenses, permits and authorizations listed on Schedule 2.1(b) or Schedule 2.2(b), as applicable, constitute all the current licenses, permits and authorizations issued by the FCC to Representing Party or pending before the FCC for or in connection with the Applicable Stations; (iii) there is no condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Applicable Stations; (iv) the Applicable Stations are being operated at full authorized power, in accordance with the terms and conditions of the FCC Licenses applicable to them and in accordance with the Rules and Regulations, except to the extent a failure to so comply would not constitute a Material Adverse Condition; (v) no application, action or proceeding is pending, or, to Representing Party’s actual

Asset Exchange Agreement

knowledge is threatened, which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Applicable Stations or their operation, other than proceedings affecting the radio broadcasting industry in general; (vi) there is not before the FCC any material investigation, proceeding, notice of violation or order of forfeiture relating to the Applicable Stations; (vii) Representing Party has complied in all material respects with all requirements to file reports, applications and other documents with the FCC with respect to the Applicable Stations, and all such reports, applications and documents are complete and correct in all material respects; (viii) there are no matters (A) which could reasonably be expected to result in the suspension, revocation, cancellation, modification of or the refusal to renew any of the FCC Licenses or the imposition of any fines or forfeitures by the FCC, or (B) against Representing Party which could reasonably be expected to result in the FCC’s refusal to grant approval of the assignment to Transferee of the FCC Licenses or the imposition of any Material Adverse Condition in connection with approval of such assignment; (ix) there are not any unsatisfied or otherwise outstanding citations issued by the FCC with respect to the Applicable Stations or their operation; and (x) the “Public Inspection File” of the Applicable Stations is in substantial and material compliance with Section 73.3526 of the Rules and Regulations. Complete and accurate copies of all FCC Licenses of the Applicable Stations are attached hereto as a part of Schedule 2.1(b) and Schedule 2.2(b), as applicable.

4.5 Station Agreements.

(a) Schedule 2.1(c) or Schedule 2.2(c), as applicable, sets forth an accurate and complete list of all material agreements, contracts, arrangements or commitments in effect as of the date hereof, including all amendments, modifications and supplements thereto which the Applicable Stations or its assets or properties are bound by and which the Transferee shall assume as a result of the transactions contemplated by this Agreement. Complete and correct copies of all Station Agreements have been delivered to Transferee.

(b) Except as set forth in the Schedule 2.1(c) or Schedule 2.2(c), as applicable; (i) all Station Agreements are legal, valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity; (ii) neither Representing Party, nor any party thereto, is in material breach of or in material default under any Station Agreements; (iii) there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute a material default under, or result in the material breach of, any Stations Agreements which are, individually or in the aggregate, material to the operation of the Applicable Stations; and (iv) Representing Party holds the right to enforce and receive the benefits under all of the Station Agreements, free and clear of all Liens (other than Permitted Liens) but subject to the terms and provision of each such agreement.

Asset Exchange Agreement

(c) Schedule 2.1(c) or Schedule 2.2(c), as applicable, indicates, for each Station Agreement listed thereon, whether consent or approval by any party thereto is required thereunder for consummation of the transactions contemplated hereby.

4.6 Tower Coordinates. The Tower Coordinates are properly registered with the FCC and Federal Aviation Administration (“FAA”); and comply with and correspond to the current vertical elevation and geographical coordinates authorized by the FAA, FCC and any other governmental authority, including any federal, state or local authority having jurisdiction over the Applicable Stations or said towers.

4.7 Environmental Matters; OSHA.

(a) Representing Party has obtained all material, environmental, health and safety permits necessary or required for either the operation of the Applicable Stations as currently operated or the ownership of the Sale Assets of the Representing Party and all such permits are in full force and effect and Representing Party is in compliance with all material terms and conditions of such permits.

(b) There is no proceeding pending or threatened which may result in the reversal, rescission, termination, modification or suspension of any environmental or health or safety permits necessary for the operation of the Applicable Stations as currently conducted or the ownership of the Sale Assets.

(c) With respect to the Applicable Stations and the Sale Assets of the Representing Party, Representing Party is in compliance in all material respects with the provisions of Environmental Laws.

(d) Representing Party has not, and no other Person has, caused or permitted materials to be generated, released, stored, treated, recycled, disposed of, on, under or at such parcels, which materials, if known to be present, would require clean up, removal or other remedial or responsive action under Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and /or stored appropriately in the buildings or improvements on the Real Property). Representing Party has not caused the migration of any materials from the Sale Assets onto or under any property, which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws. There are no underground storage tanks and no PCBs or friable asbestos in or on the Sale Assets or Real Property of the Representing Party.

(e) Neither Representing Party, nor to Representing Party’s knowledge any other Person, is subject to any judgment, decree, order or citation with respect to the Sale Assets of the Representing Party related to or arising out of Environmental Laws, and Representing Party has not received notice that it has been named or listed as a potentially responsible party by any Person or governmental body or agency in any matter, under Environmental Laws.

Asset Exchange Agreement

(f) Neither Representing Party, nor to Representing Party’s knowledge any other Person, has discharged or disposed of any petroleum product or solid waste on the Real Property of the Representing Party or on the property adjacent to such Real Property owned by third parties, which may form the basis for any present or future claim based upon the Environmental Laws in existence on the date hereof or as of the Closing, or any demand or action seeking clean-up of any site, location, body of water, surface or subsurface, under any Environmental Laws or otherwise, or which may subject the owner of the real property to claims by third parties (except to the extent third party liability can be established) for damages.

(g) No portion of the Sale Assets of the Representing Party have ever been used by Representing Party, nor to Representing Party’s knowledge by any other Person, or any of them, in violation of Environmental Laws or as a landfill, dump site or any other use which involves the disposal or storage of Hazardous Materials on-site or in any manner which may constitute a Material Adverse Condition on the value of the Real Property or the Sale Assets of the Representing Party.

(h) No pesticides, herbicides, fertilizers or other materials have been used on, applied to or disposed of on or in the Sale Assets of the Representing Party in material violation of any Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and/or stored appropriately in the buildings or improvements on the Real Property).

(i) With respect to the Sale Assets of the Representing Party, Representing Party has disposed of all waste in full compliance with all Environmental Laws and there is no existing condition that may form the basis of any present or future claim, demand or action seeking clean up of any facility, site, location or body of water, surface or subsurface, for which the Transferee could be liable or responsible solely as a result of the disposal of waste at such site.

(j) Representing Party is in material compliance with all OSHA Laws applicable to the Sale Assets of the Representing Party.

(k) Representing Party has not received written notice of, nor is it the subject of, any actions, causes of action, claims, investigations, demands or notices alleging liability under or non-compliance with Environmental Laws or that Representing Party is a potentially responsible party at any superfund site or state equivalent site with respect to the Real Property or Sale Assets of the Representing Party.

Asset Exchange Agreement

ARTICLE V

TRANSACTIONS PRIOR TO THE CLOSING DATE

5.1 Conduct of Business Prior to the Closing Date. Transferor, with respect to the Sale Assets being conveyed by it, hereby covenants and agrees that between the date hereof and the Closing Date, unless the Transferee otherwise agrees in writing (which agreement shall not be unreasonably withheld or delayed) and except as otherwise set forth in the LMAs, shall:

(a) Use commercially reasonable efforts to maintain insurance upon all of the Sale Assets in such amounts and of such kind to cover the full amount of any loss with respect to such Sale Assets and with respect to the operation of the Applicable Stations, with insurers of substantially the same or better financial condition as are currently insuring such Sale Assets;

(b) Operate the Applicable Stations and otherwise conduct its business in all material respects in accordance with the terms or conditions of its FCC Licenses, the Rules and Regulations, the Act and all other rules and regulations, statutes, ordinances and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Applicable Stations, except where the failure to so operate would not constitute a Material Adverse Condition or on the ability of Transferor to consummate the transactions contemplated hereby;

(c) Comply in all material respects with all Station Agreements Transferee is assuming;

(d) Promptly notify Transferee of any default by, or claim of default against, any party under any Station Agreements Transferee is assuming and any event or condition which, with notice or lapse of time or both, would constitute an event of default under such Station Agreements;

(e) Not mortgage, pledge or subject any of the Sale Assets to any Lien other than a Permitted Lien;

(f) Not sell, lease or otherwise dispose of, nor agree to sell, lease or otherwise dispose of, any of the Sale Assets;

(g) Not amend or terminate any Station Agreement;

(h) Not introduce any material change with respect to the operation of the Applicable Stations including, without limitation, any material changes in the broadcast hours of the Applicable Stations or any other material change in the Applicable Stations’ programming policies, except such changes as in the sole discretion of Transferor, exercised in good faith after consultation with Transferee, are required by the public interest;

Asset Exchange Agreement

(i) Notify Transferee of any complaints, investigations, hearing or any material litigation pending or threatened against the Applicable Stations or any material damage to or destruction of any assets included or to be included in the Sale Assets.

5.2 Governmental Consents.

(a) The parties shall file promptly with the FCC, such applications and other documents in the name of Salem or Univision, as appropriate, as may be necessary or advisable to obtain the FCC Orders. Each party shall take all commercially reasonable steps necessary to prosecute such filings with diligence and shall diligently oppose any objections to, appeals from or petitions to reconsider such approval of the FCC, to the end that the FCC Orders and a Final Action with respect thereto may be obtained as soon as practicable; provided, however, that in the event the application for assignment of the FCC Licenses has been designated for hearing, either party may elect to terminate this Agreement pursuant to Section 10.1(c). Neither party shall knowingly take any action that such party knows or has reason to know would materially and adversely affect or materially delay issuance of the FCC Orders or materially and adversely affect or materially delay its becoming a Final Action without a Material Adverse Condition, unless such action is requested or required by the FCC, its staff or the Rules and Regulations. Should either party become aware of any facts which could reasonably be expected to materially and adversely affect or materially delay issuance of the FCC Order without a Material Adverse Condition (including but not limited to any facts which would reasonably be expected to disqualify a Transferee from controlling a Station), such party shall promptly notify the other party thereof in writing and both parties shall cooperate to take all steps necessary or desirable to resolve the matter expeditiously and to obtain the FCC’s approval of matters pending before it.

(b) If the transactions contemplated by this Agreement are subject to the filing requirements of the HSR Act, or the approval by the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”), Univision and Salem will (i) each make such filings as are required under Title II of the HSR Act as soon as practicable but in any event within ten (10) days hereof, (ii) otherwise promptly comply with the applicable requirements under the HSR Act, including furnishing all information and filing all documents required thereunder, (iii) furnish to each other copies of those portions of the documents filed which are not confidential, and (iv) cooperate fully and use their respective commercially reasonable efforts to expedite compliance with the HSR Act; provided that in relation thereto, no party shall be obligated to agree to a Material Adverse Condition.

(c) Subject to the terms and conditions herein provided, each party shall promptly determine whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any other governmental agency or regulatory body of the federal, state and local jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and take all reasonable actions necessary to obtain any required permits, authorizations or approvals.

Asset Exchange Agreement

5.3 Other Consents. Each party, with respect to the Sale Assets being conveyed by it shall use commercially reasonable efforts to obtain the consent or waivers to the transactions contemplated by this Agreement required under any Station Agreements being assumed by Transferee, including any estoppel certificates Transferor is required to deliver pursuant to Section 8.2(f); provided that such Transferor shall not be required to pay or grant any material consideration in order to obtain any such consent or waiver.

5.4 Tax Returns and Payments. Each party, with respect to the Sale Assets being conveyed by it, shall ensure that all taxes pertaining to ownership of the Sale Assets or operation of the Applicable Stations arising prior to the Closing Date will be timely paid; provided that Transferor shall not be required to pay any such tax so long as the validity thereof shall be contested in good faith by appropriate proceedings and Transferor shall have set aside adequate reserves with respect to any such tax to the reasonable satisfaction of the Transferee.

5.5 Access Prior to the Closing Date. Prior to the Closing, each party, with respect to the Sale Assets being conveyed by it shall give to Transferee, its engineers, counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to personnel and all of the assets, books, records and files of or pertaining to the Applicable Stations and the Sale Assets, provided that (i) Transferee shall give Transferor reasonable advance notice of each date on which Transferee or any such other Person or entity desires such access, (ii) each Person (other than an officer of Transferee) shall, if requested by Transferor, be accompanied by an officer or their representative of Transferee approved by Transferor, which approval shall not be unreasonably withheld, (iii) the investigations at the offices of Transferor shall be reasonable in number and frequency and, (iv) all investigations shall be conducted in such a manner as not to physically damage any property or constitute a disruption of the operation of the Applicable Stations or Transferor. Transferor shall furnish to Transferee during such period all documents and copies of documents and information concerning the business and affairs of Transferor and the Applicable Stations as Transferee may reasonably request. No investigation or information furnished pursuant to this Section 5.5 shall affect any representations or warranties made by the Transferor herein.

5.6 Confidentiality. All information, data and materials furnished or to be furnished to either party with respect to the other party in connection with this transaction or pursuant to this Agreement is to be maintained by the other in a confidential manner. Each party agrees that prior to Closing (a) it shall not disclose or otherwise make available, at any time, any such information, data or material to any Person who does not have a confidential relationship with such party; (b) it shall protect such information, data and material with a high degree of care to prevent the disclosure thereof; and (c) if, for any reason, this transaction is not consummated, all information, data or material concerning the other party obtained by such party shall be kept confidential by such party, and all copies thereof, will be returned to the other party or destroyed. After Closing, neither party will disclose or otherwise make available to any Person any of such information, data or material concerning the other party, except as may be necessary or appropriate in connection with the operation of the Applicable Station by Transferee. Each party

Asset Exchange Agreement

shall use commercially reasonable efforts to prevent the violation of any of the foregoing confidentiality provisions by its respective representatives. Notwithstanding the foregoing, nothing contained herein shall prohibit the parties from:

(a) using such information, data and materials in connection with any action or proceeding brought or any claim asserted by either party in respect of any breach by the other of any representation, warranty or covenant made in or pursuant to this Agreement; or

(b) supplying or filing such information, data or materials to or with the FCC, FTC, DOJ or SEC or any other valid governmental or court authority to the extent required by law or reasonably necessary to obtain any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement and to consummate the transaction contemplated herein.

5.7 Press Release. In the event that either party determines in good faith that a press release or other public announcement is desirable under any circumstances, the parties shall consult with each other to determine the appropriate timing, form and content of such release or announcement.

5.8 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto will use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition to the parties’ obligations hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

5.9 FCC Reports. Transferor shall continue to file, on a current basis until the Closing Date, all reports and documents required to be filed with the FCC with respect to the Applicable Stations. Transferor shall provide Transferee with copies of all such filings within five business days of the filing with the FCC.

5.10 Conveyance Free and Clear of Liens. At or prior to the Closing, Transferor shall obtain executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Transferee, of any security interests granted in the Sale Assets and properties as security for payment of loans and other obligations or judgments and of any other Liens on the Sale Assets. At the closing, Transferor shall transfer and convey to Transferee all of the Sale Assets free and clear of all Liens except Permitted Liens.

5.11 Environmental Assessment.

(a) Not later than sixty (60) days after execution of this Agreement, each party may obtain a Phase I (“the Phase I”) environmental assessment of the Sale Assets of the other by an environmental engineer selected by the Transferee. Within fourteen (14) days after Transferee’s receipt of the Phase I, if the Phase I indicates environmental conditions may exist on, under or

Asset Exchange Agreement

affect such properties that may constitute a violation or breach of Transferee’s representations and warranties contained in Section 4.7 of this Agreement or cause the condition contained in Section 6.9 or Section 7.9, as applicable, to not be satisfied, then Transferee shall be entitled to obtain a Phase II (“the Phase II”) environmental assessment of the Sale Assets, or any portion thereof. (The Phase I and the Phase II, if obtained, shall be referred to herein as the “Environmental Assessment”). Transferee shall commission and pay the cost of such Environmental Assessment and shall provide a copy to Transferor. The Environmental Assessment shall be subject to the confidentiality provisions of Section 5.6. Subject to Section 5.11(b) hereof, if after appropriate inquiry into the previous ownership of and uses of the Sale Assets consistent with good commercial or customary practice, the engineer concludes that environmental conditions exist on, under or affecting such properties that would constitute a violation or breach of Transferee’s representations and warranties contained in Section 4.7 of this Agreement or cause the condition contained in Section 6.9 or Section 7.9, as applicable, to not be satisfied, then Transferee may (i) elect to proceed with Closing, or (ii) terminate the Agreement at the sole option of Transferee.

(b) If after appropriate inquiry into the previous ownership of and uses of the Real Property consistent with good commercial or customary practice, the engineer concludes that environmental conditions exist on, under or affecting such properties that would constitute a violation or breach of Transferor’s representations and warranties contained in Section 4.7 of this Agreement or cause the condition contained in Section 6.9 or Section 7.9, as applicable, to not be satisfied, then notwithstanding any other provisions of this Agreement to the contrary, but subject to the following sentence, Transferor shall at its sole cost and expense (up to a maximum of Two Hundred Fifty Thousand Dollars ($250,000)) remove, correct or remedy any condition or conditions which constitute a violation or breach of Transferor’s representations and warranties contained in Section 4.7 prior to the Closing Date and provide to Transferee at Closing a certificate from an environmental abatement firm reasonably acceptable to Transferee that such removal, correction or remedy has been completed so that Transferor’s representations and warranties contained in Section 4.7 will be true as of the Closing Date and the conditions contained in Section 6.9 or Section 7.9, as applicable will be satisfied as of the Closing Date. In the event the cost of removal, correction or remedy of the environmental conditions exceeds Two Hundred Fifty Thousand Dollars ($250,000), Transferee may elect to proceed with the Closing but shall not be obligated to close under any circumstances where there exists any uncured violations of warranties, representations or covenants with respect to environmental matters.

5.12 No Inconsistent Activities. Each party, with respect to the Sale Assets being conveyed by it agrees that it shall not, nor shall it authorize or permit any officer, director, employee, investment banker, attorney, advisor or agent, to directly or indirectly, solicit, initiate or encourage the submission of, or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal by any party to acquire the Applicable Stations or the Sale Assets.

Asset Exchange Agreement

5.13 Financial Statements. To the extent either party is required to provide audited financial statements regarding any Applicable Stations pursuant to applicable law including, without limitation, Rule 3-05 of Regulation S-X of the rules and regulations of the Securities and Exchange Commission, and to the extent such financial statements exist and are available to the Transferor, the Transferor (as soon as is reasonably practicable following Closing, but in any event within sufficient time for the Transferee to comply with applicable law) shall provide to the Transferee a true, correct and complete copy of the audited financial statements for the Applicable Stations for the three (3) fiscal years prior to Closing, or, to the extent the audited financial statements are not within the Transferor’s custody, possession or control, Transferor (as soon as is reasonably practicable following Closing, but in any event within sufficient time for the acquiring party to comply with applicable law) shall provide to Transferee true, correct and complete copies of the financial records for the Applicable Stations for the three (3) fiscal years prior to Closing and, provided management are available, requisite access to management sufficient for the Transferee and/or its representatives to create audited financial statements for the Applicable Stations.

ARTICLE VI

CONDITIONS PRECEDENT TO THE

OBLIGATIONS OF SALEM TO CLOSE

Salem’s obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Salem in writing:

6.1 Accuracy of Representations and Warranties; Closing Certificate.

(a) The representations and warranties of Univision contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that do not constitute a Material Adverse Condition.

(b) Univision shall have delivered to Salem on the Closing Date a certificate that (i) the condition specified in Section 6.1(a) is satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be a Material Adverse Condition or materially adverse to Univision’s ability to consummate the transaction contemplated hereby), the condition specified in Section 6.2 is satisfied as of the Closing Date.

6.2 Performance of Agreements. Univision shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

Asset Exchange Agreement

6.3 FCC, HSR and Other Consents.

(a) The FCC Orders shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition.

(b) Univision shall have satisfied all material conditions which the FCC Orders or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied by Univision prior to transfer to Salem of the FCC Licenses for the Univision Stations;

(c) If legally required, all filings with the FTC and the DOJ pursuant to the HSR Act shall have been made and all applicable waiting periods with respect to such filings (including any extensions thereof) shall have expired or been terminated and no actions shall have been instituted which are pending on the Closing Date by the FTC or DOJ challenging or seeking to enjoin the consummation of this transaction; and

(d) All other material authorizations, consents, approvals and clearances of federal, state or local governmental agencies required to permit the consummation by Salem of the transactions contemplated by this Agreement shall have been obtained; all material statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would constitute a Material Adverse Condition.

6.4 Adverse Proceedings. Neither Salem nor any affiliate of Salem shall be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, management, ownership or control of the Applicable Stations; and no litigation, proceeding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

6.5 Opinion of Univision’s FCC Counsel. Salem shall have received from Univision’s FCC counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Salem’s FCC counsel, to the effect that:

(a) The FCC Licenses for the Univision Stations listed on Schedule 2.1(b) are valid, in good standing and in full force and effect and include all material licenses, permits and authorizations which are necessary under the Rules and Regulations for Univision to operate the Univision Stations in the manner in which they are currently being operated.

Asset Exchange Agreement

(b) To counsel’s knowledge, no condition has been imposed by the FCC as part of any FCC License for the Univision Stations which is not set forth on the face thereof as issued by the FCC or contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Univision Stations.

(c) No proceedings are pending or, to counsel’s knowledge, are threatened which may result in the revocation, modification, non-renewal of, suspension of, or the imposition of a Material Adverse Condition upon, any of the FCC Licenses for the Univision Stations, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC which would constitute a Material Adverse Condition, other than proceedings affecting the radio broadcasting industry in general.

In rendering such opinion, counsel shall be entitled to rely upon Univision’s representations and warranties in this Agreement and to limit its inquiry to its files and such FCC files and records as are available to it as of 10:00 o’clock A.M. Eastern time the business day immediately preceding the Closing Date. Counsel may state that, as to any factual matters embodied in, or forming a basis for any legal opinion expressed in, such opinion, counsel’s knowledge is based solely on such inquiry.

6.6 Other Consents. Univision shall have obtained in writing and provided to Salem on or before the Closing Date, without any condition materially adverse to Salem or the Applicable Stations, the material consents or waivers to the transactions contemplated by this Agreement required under those Station Agreements which Salem has elected to assume.

6.7 Delivery of Closing Documents. Univision shall have delivered or caused to be delivered to Salem on the Closing Date each of the Documents required to be delivered pursuant to Section 8.2.

6.8 No Cessation of Broadcasting.

(a) Between the date hereof and the Closing Date, the Univision Stations shall not have for a period of more than ten (10) days, (i) ceased broadcasting on their authorized frequency, (ii) lost substantially all of their normal broadcasting capability or (iii) been broadcasting at a power level of 50% or less of their FCC authorized level, except to the extent any such event or condition is the result of any action of Salem in connection with its operation of the Univision Stations pursuant to the LMAs. Univision shall promptly notify Salem of the occurrence of any one or more of the foregoing events or conditions.

(b) In addition, during the five (5) days immediately preceding the Closing Date, the Univision Stations shall have been operating continuously with substantially all of their normal broadcasting capability except for cessation or reductions for insignificant periods of time resulting from occurrences (such as lightning strikes) over which Univision has no control, or any action of Salem in connection with its operation of the Unvision Stations pursuant to the

Asset Exchange Agreement

LMAs. Univision shall have the right to delay Closing for a period not to exceed thirty (30) days if Univision reasonably determines that any action to restore the station to substantially all of its normal broadcasting capability can be completed during such delay period.

6.9 Environmental Conditions. The Environmental Assessment obtained by Salem pursuant to Section 5.11 hereof shall not have disclosed any material violation of any Environmental Law which is not removed or cured by Univision prior to Closing.

6.10 Consummation of Real Estate Purchase Agreement. The transactions contemplated by the Real Estate Purchase Agreement either shall (i) previously have been consummated or (ii) be consummated contemporaneously with the transactions contemplated by this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT OF THE

OBLIGATION OF UNIVISION TO CLOSE

The obligation of Univision to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Univision in writing:

7.1 Accuracy of Representations and Warranties; Closing Certificate.

(a) The representations and warranties of Salem contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that do not constitute a Material Adverse Condition.

(b) Salem shall have delivered to Univision on the Closing Date a certificate that (i) the condition specified in Section 7.1(a) is satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be a Material Adverse Condition or materially adverse to Salem’s ability to consummate the transaction contemplated hereby), the condition specified in Section 7.2 is satisfied as of the Closing Date.

7.2 Performance of Agreements. Salem shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

7.3 FCC, HSR and Other Consents.

(a) The FCC Orders shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition.

Asset Exchange Agreement

(b) Salem shall have satisfied all material conditions which the FCC Orders or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied by Salem prior to transfer to Salem of the FCC Licenses for the Salem Station.

(c) If legally required, all filings with the FTC and the DOJ pursuant to the HSR Act shall have been made and all applicable waiting periods with respect to such filings (including any extensions thereof) shall have expired or been terminated and no actions shall have been instituted which are pending on the Closing Date by the FTC or DOJ challenging or seeking to enjoin the consummation of this transaction.

(d) All other material authorizations, consents, approvals and clearances of federal, state or local governmental agencies required to permit the consummation by Univision of the transactions contemplated by this Agreement, shall have been obtained; all material statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would constitute a Material Adverse Condition.

7.4 Adverse Proceedings. Neither Univision nor any affiliate of Univision shall be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, management, ownership or control of the Applicable Stations; and no litigation, proceeding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

7.5 Opinion of Salem’s FCC Counsel. Univision shall have received from Salem’s FCC counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Salem’s FCC counsel, to the effect that:

(a) The FCC Licenses for the Salem Station listed on Schedule 2.2(b) are valid, in good standing and in full force and effect and include all material licenses, permits and authorizations which are necessary under the Rules and Regulations for Salem to operate the Salem Station in the manner in which they are currently being operated.

(b) To counsel’s knowledge, no condition has been imposed by the FCC as part of any FCC License for the Salem Station which is not set forth on the face thereof as issued by the FCC or contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Salem Station.

Asset Exchange Agreement

(c) No proceedings are pending or, to counsel’s knowledge, are threatened which may result in the revocation, modification, non-renewal of, suspension of, or the imposition of a Material Adverse Condition upon, any of the FCC Licenses for the Salem Station, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC which would constitute a Material Adverse Condition, other than proceedings affecting the radio broadcasting industry in general.

In rendering such opinion, counsel shall be entitled to rely upon Salem’s representations and warranties in this Agreement and to limit its inquiry to its files and such FCC files and records as are available to it as of 10:00 o’clock A.M. Eastern time the fifth business day immediately preceding the Closing Date. Counsel may state that, as to any factual matters embodied in, or forming a basis for any legal opinion expressed in, such opinion, counsel’s knowledge is based solely on such inquiry.

7.6 Other Consents. Salem shall have obtained in writing and provided to Univision on or before the Closing Date, without any condition materially adverse to Univision or the Applicable Stations, the material consents or waivers to the transactions contemplated by this Agreement required under those Station Agreements which Univision has elected to assume.

7.7 Delivery of Closing Documents. Salem shall have delivered or caused to be delivered to Salem on the Closing Date each of the Documents required to be delivered pursuant to Section 8.2.

7.8 No Cessation of Broadcasting.

(a) Between the date hereof and the Closing Date, the Salem Station shall not have for a period of more than ten (10) days, (i) ceased broadcasting on its authorized frequency, (ii) lost substantially all of their normal broadcasting capability or (iii) been broadcasting at a power level of 50% or less of its FCC authorized level except to the extent any such event or condition is the result of any action of Univision in connection with its operation of the Salem Station pursuant to the LMA. Salem shall promptly notify Univision of the occurrence of any one or more of the foregoing events or conditions.

(b) In addition, during the five (5) days immediately preceding the Closing Date, the Salem Station shall have been operating continuously with substantially all of its normal broadcasting capability except for cessation or reductions for insignificant periods of time resulting from occurrences (such as lightning strikes) over which Salem has no control, or any action of Univision in connection with its operation of the Salem Station pursuant to the LMA. Salem shall have the right to delay Closing for a period not to exceed thirty (30) days if Salem reasonably determines that any action to restore the station to substantially all of its normal broadcasting capability can be completed during such delay period.

Asset Exchange Agreement

7.9 Environmental Conditions. The Environmental Assessment obtained by Univision, if any, pursuant to Section 5.11 hereof shall not have disclosed any material violation of any Environmental Law which is not removed or cured by Salem prior to Closing.

7.10 Consummation of Real Estate Purchase Agreement. The transactions contemplated by the Real Estate Purchase Agreement either shall (i) previously have been consummated or (ii) be consummated contemporaneously with the transactions contemplated by this Agreement.

ARTICLE VIII

CLOSING

8.1 Time and Place. Unless otherwise agreed to in advance by the parties, Closing shall take place in person or via facsimile at the offices of Salem’s counsel in Camarillo, California, or at such other place as the parties agree, at 10:00 A.M. Pacific Time on the date (the “Closing Date”) that is the later of (i) the fifth Business Day after the Applicable Date, or (ii) the date as soon as practicable following satisfaction or waiver of the conditions precedent hereunder. The “Applicable Date” shall be the date on which issuance of the FCC Orders without any condition materially adverse to the parties has become effective under the rules of the FCC. Notwithstanding the foregoing, the parties will endeavor in good faith to effect the Closing simultaneously in different locations to avoid the travel and additional expense of requiring all parties to be located in the same place and in connection therewith the parties will deliver, in escrow, to opposing counsel and other appropriate parties, all agreements, instructions, documents, releases, certificates, wire transfer instructions, pay-off instructions, UCC-3’s and other matters and things necessary to effect Closing in such manner.

8.2 Documents to be Delivered to Transferee by Transferor. At the Closing, with respect to each of the Applicable Stations, the Transferor shall deliver or cause to be delivered to the Transferee the following:

(a) Certified resolutions of Transferor’s Board of Directors approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

(b) The certificate required by Section 6.1(b) or Section 7.1(b), as applicable.

(c) A bill of sale and other instruments of transfer and conveyance transferring to Transferee the Tangible Personal Property.

(d) Executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Transferee, of any security interests granted in the Sale Assets as

Asset Exchange Agreement

security for payment of loans and other obligations and of any other Liens (other than Permitted Liens).

(e) An instrument or instruments assigning to Transferee all right, title and interest of Transferor in and to all Station Agreements being assumed by Transferee,

(f) As to any material Station Agreement, an estoppel certificate executed by the parties to such agreement, in a form reasonably satisfactory to Transferee, confirming the terms of such agreement and that Transferor is not in default under, or in breach of, such agreement.

(g) If to Salem, an agreement substantially in the form as set forth on Exhibit 8.2(g) hereof, executed on behalf of the landlord and, if needed, approval by any landlord of the master lease referenced in therein.

(h) An instrument assigning to Transferee all right, title and interest of Transferor in the FCC Licenses, and all other assignable or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof).

(i) The opinion of Transferor’s FCC counsel, dated the Closing Date, to the effect set forth in Section 6.5 or Section 7.5, as applicable.

(j) True and correct copies of all records as described in Section 2.1(e) or Section 2.2(e), as applicable.

(k) A Certificate of Good Standing and Certificate of No Tax Liability (or similar document confirming Transferor has no current tax liability) issued no more than a reasonable amount of time prior to Closing by (i) Transferor’s state of incorporation and (ii) the state where the Sale Assets are located.

(l) Such additional information, documents and materials as Transferee shall have reasonably requested, including without limitation, evidence that all consents and approvals required as a condition to Transferee’s obligation to close hereunder have been obtained.

8.3 Documents to be Delivered to Transferor by Transferee. At the Closing, with respect to each of the Applicable Stations, the Transferee shall deliver or cause to be delivered to the Transferor the following:

(a) Certified resolutions of Transferee’s Board of Directors approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transaction contemplated hereby and thereby.

(b) The agreement of Transferee assuming the obligations under any Station Agreements being assumed by Transferee.

Asset Exchange Agreement

(c) The certificate required under Section 6.1 (b) or Section 7.1 (b), as applicable

(d) As to Salem, the cash consideration to be paid by Univision to Salem as provided in Section 2.4 hereof.

(e) Such additional information, documents and materials as Transferor shall have reasonably requested.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

INDEMNIFICATION

9.1 Survival of Representation and Warranties. All representations, warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing for the Survival Period and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period. In the event such a notice is so given, the right to indemnification with respect thereto under this Article shall survive the Survival Period until such claim is finally resolved and any obligations with respect thereto are fully satisfied. For purposes of this agreement the “Survival Period” shall be twelve (12) months after the Closing Date except as to any representation or warranty of Univision or Salem as to (i) Transferor’s qualification and authority to consummate the transactions contemplated hereby, (ii) title of the Transferor to the Applicable Stations or Sale Assets, or (iii) any tax obligation of Transferor, in which event the Survival Period shall be indefinite.

9.2 Indemnification in General. Univision and Salem agree that the rights to indemnification and to be held harmless set forth in this Agreement shall, as between the parties hereto and their respective successors and assigns, be exclusive of all rights to indemnification and to be held harmless that such party (or its successors or assigns) would otherwise have by statute, common law or otherwise. Except with respect to claims based on actual fraud or intentional misrepresentation, each party’s rights under this Article IX shall be the sole and exclusive remedies with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing, in no event shall either party or any Person claiming through, by or on behalf of either party, be entitled to claim or seek rescission of the transactions consummated under this Agreement.

Asset Exchange Agreement

9.3 Indemnification by Transferor.

(a) Subject to the provisions of Section 9.3(b) and Section 10.2, the Transferor of any Sale Asset shall defend, indemnify and hold harmless the Transferee and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys’ fees), relating to or arising out of:

(i) Any breach or non-performance by such Transferor of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Documents; or

(ii) The ownership or operation by such Transferor of the Applicable Stations and the Sale Assets of such Transferor on or prior to the Closing Date, other than the Assumed Obligations; or

(iii) All other liabilities and obligations of such Transferor other than the Assumed Obligations.

(iv) Noncompliance by such Transferor with the provisions of the Bulk Sales Act, if applicable, in connection with the transactions contemplated hereby.

(v) Any violation of any Environmental Laws by such Transferor or the existence of any Hazardous Materials on the Real Property on or before Closing.

(b) Except for any amounts owed by such Transferor to Transferee under Section 9.3(a)(iv), and Section 2.8, if Closing occurs, such Transferor shall not be obligated until the amount of such claims, liabilities, damages, losses, costs and expenses exceeds the Transferor’s Threshold Limitation, in which case Transferee shall then be entitled to indemnification of the entire amount.

9.4 Indemnification by Transferee.

(a) Subject to the provisions of Section 9.4(b) below and Section 10.2 below, the Transferee of any Sale Asset shall defend, indemnify and hold harmless the Transferor and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys’ fees) relating to or arising out of:

(i) Any breach or non-performance by such Transferee of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Document; or

Asset Exchange Agreement

(ii) The ownership or operation by such Transferee of the Applicable Stations after the Closing Date; or

(iii) All other liabilities or obligations of such Transferee pursuant to the terms of this Agreement, including, without limitation, the Assumed Obligations.

(b) Except for any amounts owed by such Transferee to Transferor under Section 2.8, if Closing occurs, such Transferee shall not be obligated until the amount of such claims, liabilities, damages, losses, costs and expenses exceeds Transferee’s Threshold Limitation, in which case the Transferor shall then be entitled to indemnification of the entire amount.

9.5 Indemnification Procedures. In the event that an Indemnified Party may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend, or contests its obligation to indemnify under this Article IX, the Indemnified Party may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

ARTICLE X

TERMINATION; LIQUIDATED DAMAGES

10.1 Termination. If Closing shall not have previously occurred, this Agreement shall terminate upon the earliest of:

(a) the giving of written notice from Salem to Univision, or from Univision to Salem, if:

(i) Salem gives such termination notice and is not at such time in material default hereunder, or Univision gives such termination notice and Univision is not at such time in material default hereunder; and

(ii) Either:

(A) Any of the representations or warranties contained herein of Univision (if such termination notice is given by Salem), or of Salem (if such termination notice

Asset Exchange Agreement

is given by Univision), are inaccurate in any respect and materially adverse to the party giving such termination notice unless the inaccuracy has been induced by or is the result of actions or omissions of the party giving such termination notice or

(B) Any material obligation to be performed by Univision (if such termination notice is given by Salem) or by Salem (if such termination notice is given by Univision) is not timely performed in any material respect unless the lack of timely performance has been induced by or is the result of actions or omissions of the party giving such termination notice or

(C) Any condition (other than those referred to in Section 10.1(a)(ii)(A) or Section 10.1(a)(ii)(B)) to the obligation to close the transaction contemplated herein of the party giving such termination notice has not been timely satisfied; and

(iii) any such inaccuracy, failure to perform or non-satisfaction of a material condition neither has been cured nor satisfied within twenty (20) days after written notice thereof from the party giving such termination notice nor waived in writing by the party giving such termination notice; provided however that such opportunity to cure shall not apply to the failure of a party to perform its obligations set forth in Article VIII.

(b) Written notice from Salem to Univision, or from Univision to Salem, at any time after eighteen (18) months from the date this Agreement is executed; provided that termination shall not occur upon the giving of such termination notice by Salem if Salem is at such time in material default hereunder or upon the giving of such termination notice by Univision if Univision is at such time in material default hereunder.

(c) Written notice from Salem to Univision, or from Univision to Salem, at any time following a determination by the FCC that the applications for consent to assignment of the FCC Licenses, or any of them, has been designated for hearing; provided that the party which is the subject of the hearing (or whose alleged actions or omissions resulted in the designation for hearing) may not elect to terminate under this Section 10.1(c).

(d) The written election by Salem under Section 5.11 or Article XI or by Univision under Section 5.11 or Article XI.

(e) Written notice from Salem to Univision, or from Univision to Salem, at any time following the material breach of the Real Property Purchase Agreements or any of them; by Salem; provided that termination shall not occur upon the giving of such termination notice by Salem if Salem is at such time in material default under the terms of the Real Property Purchase Agreements, or any of them, or upon the giving of such termination notice by Univision if Univsion is at such time in material default under the Real Property Purchase Agreements, or any of them.

Asset Exchange Agreement

(f) Written notice from Salem to Univision, or from Univision to Salem, at any time following the material breach of the LMAs, or any of them; provided that termination shall not occur upon the giving of such termination notice by Salem if Salem is at such time in material default under the LMAs, or any of them, or upon the giving of such termination notice by Univision if Univision is at such time in material default under the LMAs, or any of them.

10.2 Obligations Upon Termination.

(a) In the event this Agreement is terminated pursuant to Section 10.1(a)(ii)(A), Section 10.1(a)(ii)(B), Section 10.1(e), or Section 10.1(f), the aggregate liability of Univision for breach hereunder shall be as provided in Section 10.2(b) below, and the aggregate liability for Salem for breach hereunder shall be as provided in Section 10.2(c) below. In the event this Agreement is terminated for any other reason, neither party shall have any liability hereunder.

(b) Notwithstanding any provision of this Agreement to the contrary, if the Agreement is terminated by Salem’s giving of written notice to Univision pursuant to Section 10.1(a)(ii)(A), Section 10.1(a)(ii)(B), Section 10.1(e) or Section 10.1(f), Salem shall be entitled to actual damages and indemnification from Univision.

(c) Notwithstanding any provision of this Agreement to the contrary, if the Agreement is terminated by Univision’s giving of written notice to Salem pursuant to Section 10.1(a)(ii)(A), Section 10.1(a)(ii)(B) Section 10.1(e) or Section 10.1(f), Univision shall be entitled to actual damages and indemnification from Salem.

10.3 Termination Notice. Each notice given by a party pursuant to Section 10.1 to terminate this Agreement shall specify the section (and clause or clauses thereof) of Section 10.1 pursuant to which such notice is given.

10.4 Specific Performance. Both parties acknowledges that the Stations and the Sale Assets are of a special, unique, and extraordinary character, and that any breach of this Agreement by either party may not be fully compensated for by monetary damages. Accordingly, if either party shall breach its obligations under this Agreement, the other shall be entitled, in addition to any of the remedies that it may have, to enforcement of this Agreement (subject to obtaining any required approval of the FCC) by decree of specific performance or injunctive relief requiring the breaching party to fulfill its obligations under this Agreement. In any action to equitably enforce the provisions of this Agreement, the parties shall waive the defense that there is an adequate remedy at law or equity and agree that the parties shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

Asset Exchange Agreement

ARTICLE XI

CASUALTY

Upon the occurrence of any casualty loss, damage or destruction material to the operation of the Applicable Stations or the Sale Assets prior to the Closing, Transferor shall promptly give Transferee written notice setting forth in detail the extent of such loss, damage or destruction and the cause thereof if known. Transferor shall use commercially reasonable efforts to promptly commence and thereafter to diligently proceed to repair or replace any such lost, damaged or destroyed property. In the event that such repair or replacement is not fully completed prior to the Closing Date, Transferee may elect at its sole option to postpone the Closing until Transferor’s repairs have been fully completed if such event shall occur within sixty (60) days or to consummate the transactions contemplated hereby on the Closing Date, in which event Transferor shall assign to Transferee the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney’s fees, expenses and court costs incurred by Transferor to collect such amounts), if any, not previously expended by Transferor to repair or replace the damaged or destroyed property (such assignment of proceeds to take place regardless of whether the parties close on the scheduled or deferred Closing Date) and Transferee shall accept the damaged Sale Assets in their damaged condition provided that Transferor has satisfied its insurance obligations in Section 5.1(a) hereof. In the event the Transferor is unable to complete the repairs within sixty (60) days, Transferee shall have the option to terminate this Agreement. In the event the loss, damage or destruction causes or will cause the Applicable Station(s) to be off the air for more than seven (7) consecutive days or fifteen (15) total days during a one month period, whether or not consecutive, then Transferee may elect either (i) to consummate the transactions contemplated hereby on the Closing Date, in which event Transferor shall assign to Transferee the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney’s fees, expenses and court costs, incurred by Transferor to collect such amounts), if any, not previously expended by Transferor to repair or replace the damaged or destroyed property, and Transferee shall accept the damaged Sale Assets in their damaged condition, or (ii) to terminate this Agreement.

ARTICLE XII

CONTROL OF STATION

Except as may otherwise be provided in the LMAs between the parties, between the date of this Agreement and the Closing Date, Univision shall not control, manage or supervise the operation of the Salem Station, all of which shall remain the sole responsibility and under the control of Salem, subject to its compliance with this Agreement. Except as may otherwise be provided in the LMAs between the parties, between the date of this Agreement and the Closing Date, Salem shall not control, manage or supervise the operation of the Univision Stations, all of which shall remain the sole responsibility and under the control of Univision, subject to its compliance with this Agreement.

Asset Exchange Agreement

ARTICLE XIII

MISCELLANEOUS

13.1 Further Actions. From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

13.2 Access After the Closing Date. After the Closing and for a period of twelve (12) months, each Transferee shall provide the Transferor, Transferor’s counsel, accountants and other representatives with reasonable access during normal business hours to the books, records, property, personnel, contracts, commitments and documents of the Stations pertaining to transactions occurring prior to the Closing Date, that are the responsibility and obligation of the Transferor, when requested by Transferor, and Transferee shall retain such books and records for the normal document retention period of Transferee. At the request and expense of Transferor, Transferee shall deliver copies of any such books and records to Transferor.

13.3 Payment of Expenses.

(a) Any filing fees assessed by the FCC in connection with the filings contemplated by Section 5.2(a) or consummation of the transactions contemplated hereby shall be shared equally between Univision and Salem.

(b) Any filing fees assessed in connection with the filings contemplated by Section 5.2(b) shall be shared equally between Univision and Salem.

(c) All state or local sales or use, stamp or transfer, grant and other similar taxes payable in connection with consummation of the transactions contemplated hereby shall be paid for by the party required to pay such amount by law or local customs.

(d) Except as otherwise expressly provided in this Agreement, each of the parties shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transactions contemplated herein.

Asset Exchange Agreement

13.4 Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class, postage prepaid, or by telex, cable, telegram, facsimile machine or similar written means of communication, addressed as follows:

(a)	If to Univision, to:

c/o Univision Radio

3102 Oak Lawn Ave., Suite 215

Dallas, TX 75219

Attention:	McHenry T. Tichenor, Jr.
Telephone:	(214) 525-7712
Facsimile No.:	(214) 525-7830

With	a copy to:

c/o Univision Communications, Inc.

5999 Center Drive

Los Angeles, CA 90045-0073

Attention:	Phyllis B. Verdugo
Telephone:	(310) 348-3677
Facsimile No.:	(310) 348-3679

(b) If to Salem, to:

c/o Salem Communications Corporation

4880 Santa Rosa Road

Camarillo, CA 93012

Attention:	Jonathan L. Block
Telephone:	(805) 987-0400
Facsimile No.:	(805) 384-4505

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third (3rd) business day following the date mailed, and (ii) if personally delivered or otherwise sent as provided above, on the date received.

13.5 Entire Agreement. This Agreement, the LMAs and the Real Property Purchase Agreements, the schedules and exhibits thereto, and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof.

13.6 Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to the extent specified herein, nothing in this Agreement, express or implied,

Asset Exchange Agreement

shall confer on any Person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13.7 Assignment. This Agreement and any rights hereunder shall not be assignable by either party hereto without the prior written consent of the other party. Notwithstanding the foregoing, either party may in its sole and absolute discretion, assign all of its right, title, interest and obligation under this Agreement to any entity controlled by, or under common control with it.

13.8 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance.

13.9 Bulk Sales. Transferee hereby waives compliance by Transferor with the provisions of the Bulk Sales Act and similar laws of any state or jurisdiction, if applicable. Transferor shall, in accordance with Article IX, indemnify and hold Transferee harmless from and against any and all claims made against Transferee by reason of such non-compliance.

13.10 Amendments and Waivers. No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

13.11 Severability. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the extent and purpose of such invalid and unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13.12 Headings. Except as provided in Article I, the captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

13.13 Counterparts. This Agreement may be executed in any number of counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax signatures shall be deemed the same as original signatures. This Agreement is not binding until executed by both parties hereto.

13.14 References. All references in this Agreement to articles and sections are to articles and sections contained in this Agreement unless a different document is expressly specified.

Asset Exchange Agreement

13.15 Schedules and Exhibits. Unless otherwise specified herein, each schedule and exhibit referred to in this Agreement is attached hereto, and each such schedule and exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

13.16 Dispute Resolution. Any claims or disputes arising out of this Agreement shall be resolved in the courts of the State of Texas, Dallas County or in the federal courts located in the State of Texas, Dallas County and each party hereto consents to and accepts for itself and its respect of its property, generally and unconditionally, the jurisdiction of such courts. The parties irrevocably waive any objections including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, suit or other proceeding in those jurisdictions.

13.17 Attorneys’ Fees. If any action at law or equity is brought, whether in a judicial proceeding or arbitration, to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the other party, which fees and expenses shall be in addition to any other relief, which may be awarded.

13.18 Knowledge. All references to the knowledge or awareness of the parties shall refer to each parties respective actual knowledge, assuming a reasonable degree of investigation by such party.

13.19 Consent. Except as specifically set forth to the contrary herein, no consent required hereunder shall be unreasonably withheld, conditioned or delayed.

[Signature page follows.]

Asset Exchange Agreement

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

UNIVISION RADIO ILLINOIS, INC.		SALEM MEDIA OF ILLINOIS, LLC

		By:	Salem Media Corporation, as Manager

By:
Name:
Title:		By:
Jonathan L. Block
UNIVISION RADIO BROADCASTING TEXAS, L.P.			Vice President and Secretary of Salem Media Corporation, its Manager
By:	Univision Radio GP, Inc.
Its:	General Partner

By:
Name:
Title:

TICHENOR LICENSE CORPORATION

By:
Name:
Title:

KMRT-AM LICENSE CORPORATION

By:
Name:
Title:

Schedule 2.1(a)

Univision Radio - Tangible Personal Property

(Subject to confirmation)

WIND Transmitter Site assets:

Site is owned

*Transmitter building (transmitter room with workbench area and kitchen area, garage, bathroom)

*Storage building

*Short STL tower beside building

*Four 500 foot towers

Four CSP/Phasetek antenna tuning units (housed in free standing buildings)

*ATU fences

Buried cabling to connect phaser in building to ATUs

Buried cabling to sample towers

Buried cabling to power lights, operate switches at towers, and monitor status

*Surrounding fence

2004 Harris DAX-6 Transmitter

1995 Broadcast Electronics AM-5 Transmitter late sixties Collins 820-E Transmitter tubes for Collins Transmitter mid seventies CSP/Phasetek phasor (modified in 2004 for HD Radio)

Orban Optimod Main Processor

Orban Optimod backup processor

Switching for processors

STL equipment

Intraplex T1 equipment

Burk ARC-16 remote control units

Generator and Transfer Switch telephone

*Assets to be transferred per Real Estate Purchase Agreement by and among Univision Radio Chicago, Inc. and Salem Radio Properties, Inc. dated September 29, 2004 herewith.

KOBT (FM) Transmitter Site assets:

Site (land, building, transmission line, and antenna) is leased from CCU, and room and some equipment is shared with 93.3 KQBU-FM (remote control, STL, monitoring) 1996 Harris HT-35 transmitter tubes for HT-35

Electronic Research Incorporated Constant Impedance Combiner modules

Generator transfer panel telephone

KHCK (AM) Transmitter Site Assets:

Site is owned

**Transmitter building

**Small storage building

**Five towers

Five antenna tuning units Kintronics boxes

**ATU fences

Buried cabling to connect phaser in building to ATUs

Buried cabling to sample towers

Buried cabling to operate switches at towers, and monitor status

**Surrounding fence

1989 Harris SX-5 Transmitter

mid 70s RCA Ampliphase Transmitter

tubes for RCA Transmitter

1989 Kintronic phasor

Orban Optimod Processor

Modulation monitor

STL equipment

Burk ARC-16 remote control units

Generator and Transfer Switch telephone

**Assets to be transferred per Real Estate Purchase Agreement by and among Univision Radio Broadcasting Texas, L.P. and Salem Radio Properties, Inc. dated September 29, 2004 herewith.

2

Schedule 2.1(b)

Univision Radio - Licenses and Permits

FCC LICENSES

Main Station FCC Licenses:

Call Sign	Facility ID	Location	FCC File No.	License Expiration Date
WIND(AM)	67068	Chicago, Illinois	BMS-20001023AFT	12/31/04

Auxiliary FCC Licenses:		Yes

Pending FCC Applications:

Main Station FCC Licenses:

Call Sign	Facility ID	Location	FCC File No.	License Expiration Date
KOBT(FM)	57801	Winnie, Texas	BLH-19961226KD	8/01/05

Auxiliary FCC Licenses:		None

Pending FCC Applications:

Main Station FCC Licenses:

Call Sign	Facility ID	Location	FCC File No.	License Expiration Date
KHCK(AM)	57375	Dallas, Texas	BL-19900607AC	8/01/05

Auxiliary FCC Licenses:		Yes

Pending FCC Applications:

3

Schedule 2.1(c)

Univision Radio - Station Agreements

WIND(AM): None

KOBT(FM): Liberty County Tower License Agreement with Clear Channel Radio, Inc.

KHCK(AM): None

4

Schedule 2.2(a)

Salem Tangible Personal Property

[The following information is materially correct but not definitive as we did not ask our local engineers to complete an inventory of the tangible personal property. The schedule will be updated as we get closer to executing the Exchange Agreement.]

WZFS-FM Transmitter Site Inventory

Qty		Description	Serial Number
1	TWR	Model AA 2/3 MD Tower Lighting Monitor
1	Andrew	Dehydrator Model MT-600	7719242
1	Electro Impulse	Reject Load Model DPTC-25KFM	1618002
1	Dielectric	Combiner-Hybrid / Coax Switcher
1	Electro Impulse	Dummy Load Model DPTC-50KFM	1618001
3	Polyphaser	Surge Protector Model IL-208-3Y-200A
1	Continental	Transmitter Model 816-R4 27.5 KW (Aux)	62
1	Continental	Transmitter Model 816-R3 ( ½ Main)	259
1	Continental	Transmitter Model 816-R3 (1/2 Main)	260
1	Bird	BirdWattcher for 4-1/16 inch feedline
1	Mosley	PCL-606 STL Receiver	61217
1	Burk	Remote Control ModelARC-16 SA
1	TFT	Modulation Monitor Model 844
1	Gentner	Silence Sensor
1	Radio Design Labs	Asynchronous Noise Monitor Model ACM-2
1	Mosley	STL Receiver Model PCL-505	18142
1	Bird	High Speed Wattcher for 3-1/8 inch feedline
1	APC	Smart UPS Model 1400
1	Optimod	Audio Processor Model 8000	56188
1	Optimod	Audio Processor Model 8100-(modified)	530302
1	Mosley	STL Transfer Panel Model TPR-2
1	Modulation Sciences	Composite Clipper Model CP-802	00214615
2	Continental	Analog Exciter Model 802-B	000764, 000784
1	?	3 ft by 4 ft storage cabinet-beige
1	?	6 ft by 4 ft storage cabinet-beige
1	?	3 ft by 4 ft filing & storage cabinet-beige
1	Phason	Variable Speed exhaust Fan System Model VTC-1D
1	Shively	Lindenblaad Antenna Model 6013	3
450 ft	?	4-1/16 inch Rigid Coaxial Feedline
1	Harris	4 Bay Antenna Model FM-4
300 ft	?	3-1/8 inch Coaxial Feedline
1	Mark Antenna	Paraflector 950 Mhz STL receive antenna
400 ft	?	7/8 inch coaxial feedline
1	?	Misc. parts stock

5

Schedule 2.2(b)

Salem Licenses and Permits

WZFS-FM Station

Call Sign	Frequency	Type	File No.	Expiration Date
*WZFS(FM), Des Plaines, IL (FCC Facility ID: 25053)	106.7 MHz	Main Station	BLH-19990818KA BRH-19960807WA	12/1/2004 12/1/2004
Aural STL WIV92		Auxiliary Broadcast Station License

*	On August 10, 2004 WZFS(FM) filed an application for an auxiliary (standby) FM antenna. The file number is BXPH-20040810ABZ. On July 30, 2004 WZFS(FM) filed an application for renewal of license (BRH-20040730BCZ).

6

Schedule 2.2(c)

Salem Station Agreement

WZFS-FM Station

AGREEMENT	CONSENT REQUIRED
Tower Lease Agreement Arlington Heights, Illinois, dated as of July 30, 1999, by and between Salem Media Corporation, as Lessee, and Sonsinger Broadcasting Company of Chicago, LP., as Lessor, (the “WZFS-FM Lease”).	Yes

7

Schedule 2.3

Excluded Assets

Univision Radio Excluded Assets

1. Call Letters “KHCK” and “KOBT”

Salem Excluded Assets

WZFS-FM Station:

1. Call Letters “WZFS”.

8

Schedule 3.1

Organization and Good Standing

Univision Radio Illinois, Inc. is a Delaware corporation, Univision Radio Broadcasting Texas, L.P. is a Texas limited partnership, Tichenor Licensor Corporation, is a Texas corporation, KMRT-AM License Corporation is a Delaware corporation and Salem Media of Illinois, LLC is as Illinois limited liability company, validly existing and in good standing under the laws of the state of its incorporation and authorized to conduct business in each and every jurisdiction where the Representing Party conducts business.

9

Schedule 3.4

Governmental Consents and Consents of Third Parties

Univision Radio: None

Salem: See leases described on Schedule 2.2(c)

10

Schedule 4.3

Real Property

Univision Radio

WIND	(AM):	See Schedule 2.1 of the Real Estate Purchase Agreement by and among Univision Chicago, Inc. and Salem Radio Properties, Inc. dated _____ herewith.

KOBT	(FM):	Liberty County Tower License Agreement with Clear Channel Radio, Inc.

KHCK	(AM):	See Schedule 2.1 of the Real Estate Purchase Agreement by and among Univision Radio Broadcasting Texas, L.P. and Salem Radio Properties, Inc. dated _________ herewith.

Salem Real Property

WZFS-FM Transmitter Site:

1.	Tower Lease Agreement Arlington Heights, Illinois, dated as of July 30, 1999, by and between Salem Media Corporation, as Lessee, and Sonsinger Broadcasting Company of Chicago, LP., as Lessor, (the “WZFS-FM Lease”) for use of the Leased Space, as defined in the WZFS-FM Lease, and related rights only in accordance with the terms and conditions setforth in the WZFS-FM Lease.

11

LOCAL PROGRAMMING AND MARKETING AGREEMENT

This Local Programming and Marketing Agreement (the “Agreement”), dated as of September 29, 2004, is entered into by and between Univision Radio Broadcasting Texas, L.P. and KMRT-AM License Corporation (collectively, the “Owner”), the owner of certain assets relating to radio station KHCK(AM) (FCC Facility ID No. 57375), Dallas, Texas (the “Station”), and Salem Media of Illinois, LLC (the “Programmer”).

WHEREAS, Owner and Programmer intend to enter into an Asset Exchange Agreement (“Exchange Agreement”) whereby Owner will convey and Programmer will purchase certain assets associated with the Station; and

WHEREAS, the purchase and sale contemplated by the Exchange Agreement is subject to the prior approval and consent of the Federal Communications Commission (“FCC”); and

WHEREAS, in accordance with procedures and policies approved by the FCC, the Programmer desires to avail itself of Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, in accordance with procedures and policies approved by the FCC, Owner desires to make available to Programmer the Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, contemporaneous with the execution of this Agreement, Owner and Programmer have entered into agreement(s) (“Other Programming Agreements”) permitting Owner to program and sell time on the following station(s) of Programmer (“Programmer’s Station(s)”): WZFS(FM), FCC Facility ID No. 25053, licensed to Des Plaines, Illinois.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and the Other Programming Agreements, the parties hereto have agreed and do agree as follows;

1. Purchase of Air Time and Broadcast of the Programming. Owner agrees to make the broadcasting transmission facilities of the Station available to the Programmer and to broadcast on the Station, or cause to be broadcast, the Programmer’s programs for up to 24 hours a day, seven days a week (the “Programming”), except for (i) the broadcast of Owner’s public service programming as provided in Section 10.1 of this Agreement (“Owner’s Programming”); (ii) downtime occasioned by routine maintenance performed between the hour of 12:00 midnight and

6:00 a.m.; (iii) times when Programmer’s programs are not accepted or are preempted by Owner in accordance with Sections 10.1 or 12 of this Agreement or because such Programming does not satisfy the standards of Section 7 of this Agreement; and (iv) Force Majeure Events (collectively the “LMA Hours”). For purposes of this Agreement, Force Majeure Events shall mean any failure or impairment of facilities or any delay or interruption in broadcasting the Programming not directly or indirectly the fault of Owner or its employees or agents, or failure at any time to furnish the facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof, force majeure or any other causes beyond the control of Owner. Interruption of service as a consequent of one or more Force Majeure Events shall not constitute a breach of this Agreement. Except for the current studio facilities of the Station, all assets of the Station including, without limitation, the transmitting equipment of Owner relating to the Station and any equipment owned by Owner not currently in service shall be made available to the Programmer for its use during the term of this Agreement.

2. Consideration. The terms, conditions and schedule of payment (“Consideration”) to Owner for the broadcasting of the Programming during the term of this Agreement shall be as set forth in Schedule 2.

3. Term.

(a) This Agreement shall commence within forty-eight (48) hours of notice from Programmer to Owner that such equipment and facilities of Programmer as it reasonably may require for operation hereunder are installed and operating (the “Commencement Date”); provided, however, the Commencement Date shall not, in any event, be earlier than such date as may be permissible for Programmer to broadcast its programming on the station pursuant to the Hart-Scott-Rodino Act. Programmer shall diligently pursue the installation and operation of such equipment and facilities and the delivery of said notice.

(b) Unless earlier terminated as provided by this Agreement, the term of this Agreement shall end upon the earliest to occur of: (i) the termination of the Exchange Agreement; (ii) the Closing Date, as defined in the Exchange Agreement, (iii) termination pursuant to Section 17, Section 18 or Section 19, herein; (iv) the termination of the Other Programming Agreements; or (v) three years after the Commencement Date by either party (not then in default) upon 45 days prior notice if the Closing has not yet occurred. In the event that either party receives formal or informal notice from the FCC that this Agreement or any of its terms are contrary to the public interest or violative of any FCC statute, regulation, rule or policy, the parties shall negotiate in good faith to resolve such objection and preserve the fundamental nature of this Agreement; if and to the extent the substance of this Agreement cannot be maintained by the application of Section 30 of this Agreement and/or such negotiations, either party shall have the right to terminate this Agreement immediately by written notice to the other party.

(c) In the event this Agreement is terminated for any reason prior to the Closing Date, as defined in the Exchange Agreement, each party will use commercially reasonable efforts to cooperate with the other to transition the programming of the Station from Programmer to Owner.

4. The Programming. The Programmer may furnish programming to Owner for not less than the minimum operating schedule required by Section 73.1740 of the FCC regulations and up to all of the LMA Hours. The nature of the program service to be provided by the Programmer will be determined by Programmer subject to the requirement that programming will at all times serve the public interest and comply with the provisions of Section 10.2 of this Agreement all applicable federal, state and local laws, rules and regulations and Schedule 7 and Sections 7 and 12 hereof. Owner acknowledges that it is familiar with the nature of the Programming to be produced by the Programmer and has determined that the broadcasting of the Programming on the Station will serve the public interest. Programmer shall not make any material change in the Programming after the date hereof without the prior consent of Owner, which consent shall not be unreasonably withheld or delayed.

5. Station Facilities.

5.1 Operation of Station. Throughout the term of this Agreement, Owner shall make the Station available to the Programmer for operation with its authorized facilities during the LMA Hours. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, any maintenance work affecting the operation of the Station at full power shall, to the extent reasonably practicable, be scheduled upon at least 48 hours prior notice with the agreement of the Programmer.

5.2 Interruption of Normal Operations. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, if the Station suffers loss or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, Owner shall immediately notify the Programmer, and shall undertake such repairs as necessary to restore the fulltime operation of the Station with its maximum authorized facilities as quickly as reasonably possible. Except as may be the result of any act or omission of Programmer, if the Station does not operate with at least eighty percent (80%) of its authorized power, Programmer shall be entitled to reasonable consideration.

6. Handling of Mail. The Programmer shall provide to Owner the original or a copy of any correspondence which it receives from a member of the public relating to the Programming to enable Owner to comply with FCC rules and policies, including those regarding the maintenance of the public inspection file (which shall at all times remain the responsibility of Owner).

7. Programming and Operations Standards. All programs supplied by the Programmer shall be in good taste and shall meet in all material respects all requirements of the Communications Act of 1934 and all applicable rules, regulations and policies of the FCC and the policies of the Station described in Schedule 7. All advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations and such Station policies. If, in the reasonable judgment of Owner or the Owner’s designee, any portion of the Programming presented by the Programmer does not meet such standards, Owner may reject, suspend or cancel any such portion of the Programming as without reduction or offset in any payment due Owner hereunder.

8. Responsibility for Employees and Related Expenses.

8.1 Programmer Employees. The Programmer shall furnish (or cause to be furnished) the personnel and material for the production of the Programming to be provided by this Agreement. The Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of Programming (including sales people, traffic personnel and programming staff). The Programmer shall not pay or reimburse the salaries or other costs associated with any employees of Station that Owner may be required to employ or may elect to employ on or after the date of commencement of this Agreement.

8.2 Owner Employees. Owner will provide and have responsibility for the Station personnel necessary for compliance with the requirements of Owner as set forth by the FCC and will be responsible for the salaries, taxes, insurance and related costs for all such Station personnel. The parties acknowledge and agree that the duties of the Station Manager and the Chief Operator may be performed by the same person.

8.3 Employee Oversight. Whenever on the Station’s premises, all personnel shall be subject to the supervision and the direction of the Station’s Manager and/or the designated Chief Operator.

9. Advertising and Programming Revenues.

(a) During the Programming it delivers to the Station, the Programmer shall have full authority to sell for its own account commercial spot advertising and block programming time on the Station and to retain all revenues from the sale of such advertising and programming. The parties agree that the Programmer shall have complete discretion to deal as it deems appropriate with all advertising and programming accounts relating to advertising and programming sold by it; provided, however, the Programmer shall deal with political candidate and supporter advertising as required by law.

(b) All accounts receivable of Owner and the Station as of the commencement date of this Agreement shall remain the sole property of Owner and shall be collected by Owner. Any amounts received by Programmer with respect to Owner’s receivables shall be promptly remitted to Owner.

10. Operation of the Station.

10.1 Verification of Owner’s Control and Rights of Owner. Notwithstanding anything to the contrary in this Agreement, Owner shall have full authority and power over the operation of the Station during the period of this Agreement. Owner shall provide and pay for its employees, who shall report and be accountable solely to Owner, shall be responsible for the direction of the day-to-day operation of the Station, and shall maintain the Station’s studio and transmission equipment and facilities, including the tower, antenna, transmitter and transmission line, and Station’s studio transmitter link. Owner shall retain control over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to accept or reject any programming or advertisements which Owner deems unsuitable or contrary to the public interest; the right to preempt any programs in order to broadcast a program deemed by Owner to be of greater national, regional, or local interest; and the right to take any other actions necessary for compliance with the laws of the United States, the State of the Station’s city of license, the rules, regulations, and policies of the FCC (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Owner reserves the right to refuse to broadcast any program containing matter which is, or in the reasonable opinion of Owner may be, violative of any right of any third party or which may constitute a “personal attack” (as that term is defined by the FCC). Owner agrees that Owner’s Programming shall be aired at such times as the parties may agree based on the reasonable programming needs of the Programmer. With respect to the operation of the Station, Owner shall at all times be ultimately responsible for meeting all of the FCC’s requirements with respect to the broadcast and nature of any public service programming, for maintaining the political and public inspection files and the Station log, and for the preparation of all programs/issues lists. Owner expressly acknowledges that its duty to maintain the Station’s public inspection file is non-delegable and that Owner retains sole responsibility for maintenance of such file. Owner verifies that it shall maintain the ultimate control over the Station’s facilities, including control over the finances with respect to its operation of the Station, over its personnel operating the Station, and over the programming to be broadcast by the Station.

10.2. Verification by Programmer and Obligations of Programmer. The Programmer will, during the term of this Agreement, provide local news and public affairs programming relevant to the Station’s community to assist Owner in satisfying its obligations to respond to the needs of its community. Programmer will also forward to Owner within twenty-four (24) hours of receipt by Programmer, any letter from a member of the general public addressing

Station programming or documentation which comes into its custody which is required to be included in the Station’s public file or which is reasonably requested by Owner. The Programmer shall furnish within the Programming on behalf of Owner all station identification announcements required by the FCC rules, shall promptly provide to Owner all records and information pertaining to the broadcast of political programming and advertisements, and shall, upon request by Owner, provide monthly documentation with respect to such of the Programmer’s programs which are responsive to the public needs and interests of the area served by the Station in order to assist Owner in the preparation of any required programming reports, and will provide upon request other information to enable Owner to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Programmer certifies that this Agreement and Programmer’s rights and responsibilities hereunder comply with the requirements of Section 73.3555(a) of the FCC rules.

11. Station Call Letters and Promotion. At no time shall Programmer or its employees or agents represent, hold out, describe or portray Programmer as the licensee of the Station. Owner hereby grants Programmer the right to change the call letters of the Station during the term hereof to any call letters Programmer deems appropriate, and Owner agrees to reasonably cooperate with Programmer to effectuate such a change; provided that all fees and costs incident to changing the call letters shall be paid by Programmer.

12. Special Events. Owner shall have the right, in its reasonable discretion, to preempt any of the broadcasts of the Programming referred to herein, and to use part or all of the hours of operation of the Station for the broadcast of events of special importance. In all such cases, Owner will use its best efforts to give the Programmer reasonable advance notice of its intention to preempt any regularly scheduled programming, and, in the event of such preemption, the Programmer shall receive a payment credit for any programming which would have been supplied by it during the time of such broadcasts by Owner.

13. Right to Use the Programming. The right to use the Programming produced by the Programmer and to authorize its use in any manner and in any media whatsoever shall be at all times be vested solely in the Programmer except as authorized by this Agreement. Programmer shall ensure that all necessary licensing is obtained of rights necessary for it to broadcast the Programming, and shall indemnify Owner with respect to any claim, cost or expense to the contrary.

14. Payola. The Programmer will provide to Owner in advance of broadcast any information known to the Programmer regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to Owner by the Programmer for broadcast on the Station, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements. Should the Station determine that an announcement is required by Section 317 of the Communications Act of 1934 and related FCC rules, the Programmer will insert that announcement in the Programming. The Programmer will obtain from its employees responsible for the Programming appropriate anti-payola/plugola affidavits. Commercial matters with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. The Programmer will at all times comply, and seek to have its employees comply, in all material respects with the requirements of Sections 317 and 507 of the Communications Act of 1934, as amended, and the related rules and regulations of the FCC.

15. Compliance with Law. The Programmer will comply in all material respects with all laws and regulations applicable to the broadcast of programming by the Station.

16. Indemnification Rights of Owner.

(a) The Programmer will defend, indemnify and hold Owner, its beneficiaries, its officers, directors, stockholders, partners and employees harmless from and against all claims, charges, loss, damage, fees and expense (including reasonable attorneys’ fees and expenses) caused by (a) any breach of Programmer’s representations or warranties hereunder, (b) the conduct or negligence of Programmer, its employees or agents, and (c) all liability for libel, slander, illegal competition or trade practice, violation of rights of privacy, and infringement of copyrights or other proprietary rights and violations of the Communications Act of 1934 or FCC rules resulting from the broadcast of Programming furnished by the Programmer. Such indemnification shall survive the termination of this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement, with responsible and reputable insurance companies, liability insurance and such other insurance as may be required by law with respect to the broadcast of the Programming, and the employment of its personnel, and such policy shall name Owner as an additional insured. No investigation by Owner shall be deemed a waiver or limitation of any of Owner’s rights to indemnification.

(b) In the event that Owner may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, Owner shall so notify Programmer, describing the matters involved in reasonable detail, and Programmer shall be entitled to assume the defense thereof upon written notice to Owner with counsel reasonably satisfactory to the Owner; provided, that once the defense thereof is assumed by Programmer, Programmer shall keep Owner advised of all developments in the defense thereof and any related litigation, and Owner shall be entitled at all times to participate in the defense thereof at its own expense. If Programmer fails to notify Owner of its election to defend or contest its obligation to indemnify under this paragraph, Owner may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

17. Events of Default; Cure Periods and Remedies.

17.1 Events of Default. The following shall constitute Events of Default under this Agreement:

17.1.1. Non-Payment. The Programmer’s failure to pay any Consideration then due within ten (10) days after written notice.

17.1.2 Default in Covenants or Adverse Legal Action. The default by either party in the performance of any material covenant, condition or undertaking contained in this Agreement, and such default is not cured within thirty (30) days after receipt of notice of default, or if either party shall make a general assignment for the benefit of creditors, files or has filed against it a petition for bankruptcy, for reorganization, or for the appointment of a receiver, trustee or similar creditors’ representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within 30 days thereafter.

17.1.3 Breach of Representation. If any material representation or warranty made by either party to this Agreement, or in any certificate or document furnished by either party to the other pursuant to the provisions of this Agreement, shall prove to have been false or misleading in any material respect as of the time made or furnished, and such misrepresentation or breach of warranty is not cured within thirty (30) days after receipt of notice of misrepresentation or breach.

17.2 Termination Upon Default. Upon the occurrence of an Event of Default, the nondefaulting party may terminate this Agreement, provided that it is not also in material default under this Agreement. If the Programmer has defaulted in the performance of its obligations, all amounts accrued or payable to Owner up to the date of termination which have not been paid, less payments made on behalf of Owner by the Programmer and any payment credits outstanding in favor of the Programmer, shall immediately become due and payable, and Owner shall be under no further obligation to make available to the Programmer any broadcast time or broadcast transmission facilities, provided that Owner agrees to cooperate reasonably with the Programmer to discharge any remaining obligations of the Programmer in the form of air time following the effective date of termination, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

17.3. Liabilities Upon Termination. The Programmer shall be responsible for all of its liabilities, debts and obligations accrued from the purchase of broadcast time and transmission facilities of the Station, including, without limitation, indemnification pursuant to Section 16 hereof, accounts payable, barter agreements and unaired advertisements, but not for Owner’s federal, state, and local tax liabilities associated with Programmer’s payments to Owner as provided for herein, or for any other obligations or liabilities of Owner or the Station unless specifically assumed by the

Programmer under this Agreement. Upon termination, the Programmer shall return to Owner any equipment or property of the Station used by the Programmer, its employees or agents, in substantially the same condition as such equipment existed on the date of this Agreement, ordinary wear and tear excepted, provided that the Programmer shall have no liability to Owner for any property of Owner which through ordinary use became obsolete or unusable, and any equipment purchased by the Programmer, whether or not in replacement of any obsolete or unusable equipment of Owner, shall remain the property of the Programmer. In no event shall Owner be liable to Programmer for any indirect, consequential or special damages occasioned by operational deficiencies; Programmer’s sole remedy in such event, including termination, is for equitable reduction in the monthly fee paid hereunder.

18. Programmer’s Option to Terminate. The Programmer shall have the right, at its option, to terminate this Agreement at any time if Owner preempts or substitutes other programming for that supplied by the Programmer during ten percent or more of the total hours of operation of the Station in any seven consecutive days. The Programmer shall give Owner ten (10) days written notice of such termination.

19. Termination Upon Order of Judicial or Governmental Authority. If any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Owner for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by the Programmer, each party shall have the option to seek administrative or judicial appeal of or relief from such order(s) (in which event the other party shall cooperate with the party seeking relief from such order; the party seeking such relief shall be responsible for all expenses and legal fees incurred in such proceedings). Upon termination, Owner shall reasonably cooperate with the Programmer to the extent permitted to enable the Programmer to fulfill advertising or other programming contracts then outstanding, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

20. Representations and Warranties.

20.1 Mutual Representations and Warranties. Each of Owner and the Programmer represents to the other that (a) it is an entity legally qualified and in good standing in all applicable jurisdictions and is qualified to do business and is in good standing in the State of Texas as to Univision Radio Broadcasting Texas, L.P., and Delaware as to KMRT-AM License Corporation and Salem Media of Illinois, LLC, (b) it is fully qualified, empowered, and able to enter into this Agreement, (c) this Agreement has been approved by all necessary parties or corporate action and that this Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with the terms of this Agreement subject only to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally; and (d) the execution, delivery and performance hereof does not constitute a breach or violation of any agreement, contract or other obligation to which such party is subject or by which it is bound.

20.2. Representations, Warranties and Covenants of Owner. Owner makes the following additional representations, warranties and covenants:

20.2.1. Authorizations. Owner owns and holds all licenses and other permits and authorizations (“FCC Licenses”) necessary for the operation of the Station as presently conducted (including licenses, permits and authorizations issued by the FCC), and such licenses, permits and authorizations will be maintained in full force and effect for the term of this Agreement, unimpaired by any acts or omissions of Owner, its principals, employees or agents. The Station operates at full authorized power in accordance in all material respects with the terms and conditions of the FCC Licenses and in accordance with the rules and regulations of the FCC. Except as may otherwise be set forth in this Agreement, there is not now pending or, to Owner’s best knowledge, threatened, any action by the FCC or other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations, and, to Owner’s best knowledge, no event has occurred that allows or, after notice or lapse of time or both, would allow, the revocation or termination of such licenses, permits or authorizations or the imposition of any restriction thereon of such a nature that may limit the operation of the Station as presently conducted, except for proceedings affecting the radio broadcasting industry generally. Owner has no reason to believe that any such license, permit or authorization will not be renewed during the term of this Agreement in its ordinary course. To the best of Owner’s knowledge, Owner is not in violation of any statute, ordinance, rule, regulation, order or decree of any federal, state, local or foreign governmental agency, court or authority having jurisdiction over it or over any part of its operations or assets, which default or violation would have a material adverse effect on Owner or its assets or on its ability to perform this Agreement.

20.2.2. Filings. To the extent that a failure to make such a filing would have a material adverse effect on the Programmer and its rights hereunder, all material reports and applications required of Owner to be filed with the FCC (including ownership reports and renewal applications) or any other governmental agency, department or body in respect of the Station have been, and in the future will be, filed in a timely manner and are and will be true and complete and accurately present the information contained therein. All such reports and documents, to the extent required to be kept in the public inspection files of the Station, are and will be kept in such files.

20.2.3. Facilities. To the extent a failure to comply would have a material adverse effect on Programmer and its rights hereunder, the Station’s studio and transmission equipment and facilities comply, in all material respects, with the facilities authorized by the FCC Licenses and with engineering standards necessary to deliver a quality technical signal to the area served by the Station, and with all applicable laws and regulations (including the requirements of the Communications Act and the rules, regulations, policies and procedures of the FCC promulgated thereunder).

20.2.4. Title to Properties. Owner has, and throughout the term of this Agreement will maintain, good and marketable title to all of the assets and properties used in the operation of the Station.

20.2.5. Payment of Obligations. Owner shall pay in a timely fashion all of its debts, assessments and obligations, including without limitation tax liabilities and payments attributable to the operations of the Station, as they come due from and after the effective date of this Agreement.

20.3 Insurance. Owner will maintain in full force and effect throughout the term of this Agreement insurance with responsible and reputable insurance companies fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Owner in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement insurance, with responsible and reputable insurance companies, fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Programmer in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer shall cause its insurance carrier to name Owner as an additional insured under all policies issued pursuant this Section 20.3.

21. Modification and Waiver. No modification or waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party adversely affected, and any such waiver and consent shall be effective only in the specific instance and for the purpose for which such consent was given.

22. No Waiver: Remedies Cumulative. No failure or delay on the part of Owner or the Programmer in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

23. Construction. This Agreement shall be construed in accordance with the laws of the State of California. The obligations of the parties to this Agreement are subject to all federal, state or local laws or regulations, including those of the FCC, now or hereafter in force. All capitalized terms used herein not otherwise defined shall have that mean ascribed to it in the Exchange Agreement.

24. Headings. The headings contained in this Agreement are included for convenience only and shall not in any way alter the meaning of any provision.

25. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except that either party may assign its rights and obligations hereunder to any entity controlled by or under common control with said party without the prior consent of the other party.

26. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original and be binding on the parties to this Agreement.

27. Notices. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered by overnight delivery service or sent by registered or certified mail, first class postage prepaid, or by telegram, facsimile or similar means of communication, addressed as follows:

If to Owner, to:
c/o Univision Radio, Inc.
3102 Oak Lawn Ave., Suite 215
Dallas, Texas 75219
Attention:	McHenry T. Tichenor, Jr.
Telephone:	(214) 525-7712
Facsimile:	(214) 525-7830

with a copy to:
c/o Univision Communications, Inc.
5999 Center Drive
Los Angeles, California 90045-0073
Attention:	Phyllis B. Verdugo
Telephone:	(310) 348-3677
Facsimile:	(310) 348-3679

If to Programmer, to:
c/o Salem Communications Corporation
4880 Santa Rosa Road
Camarillo, California 93012
Attention:	Jonathan L. Block, Esq.
Vice President and General Counsel
Telephone:	(805) 987-0400
Facsimile:	(805) 384-4505

28. Dispute Resolution. Any claims or disputes arising out of this Agreement shall be resolved in the courts of the State of Texas, Dallas County or in the federal courts located in the State of Texas, Dallas County and each party hereto consents to and accepts for itself and its respect of its property, generally and unconditionally, the jurisdiction of such courts. The parties irrevocable waive any objections including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have for the bringing of any such action, suit or other proceeding in those jurisdictions.

29. Expenses; Attorney’s Fees. In the event any action is filed with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the action, including without limitation reasonable attorney’s fees.

30. Entire Agreement. This Agreement embodies the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

31. Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

32. No Partnership or Joint Venture. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement is authorized to act as agent of, or otherwise represent, the other party to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“OWNER”	“PROGRAMMER”

UNIVISION RADIO BROADCASTING TEXAS, L.P.	SALEM MEDIA OF ILLINOIS, LLC

BY: Salem Media Corporation, as Manager

By:	By:
Name:	Jonathan L. Block
Title:	Vice President and Secretary of Salem
Media Corporation, its Manager

KMRT-AM LICENSE CORPORATION

By:
Name:
Title:

SCHEDULE 2

FEES

For and during the Term hereof, Programmer shall reimburse Owner for all normal and customary out-of-pocket costs and expenses associated with or arising out of transmitter site costs (“Station Expenses”) including (without limitation) the cost to maintain the station’s transmitter and antennas, premiums for insurance, and the cost and expense of all utilities, telephones and music license fees for the operation of the Station. Notwithstanding the preceding sentence, “Station Expenses” shall not include any cost or expenses associated with (i) employment, including salaries, taxes, insurance and related costs, of the employees identified in Section 8.2 hereof, nor (ii) any inter-company charges, nor (iii) any costs associated with the main studio of Owner. All Station Expenses shall be due and payable not later than thirty (30) days after Programmer’s receipt of written itemizations of said expenses.

SCHEDULE 7

The Programmer agrees to cooperate with Owner in the broadcasting of programs in a manner consistent with the standards of Owner, as set forth below:

1. Election Procedures. At least 90 days before the start of any primary or regular election campaign, the Programmer will coordinate with Owner’s General Manager the rate the Programmer will charge for time to be sold to candidates for public office and/or their supporters to make certain that the rate charged conforms to all applicable laws and Station policy. Throughout a campaign, the Programmer will comply with all applicable laws and rules concerning political candidacy broadcasts and will promptly notify Owner’s General Manager of any disputes concerning either the treatment of or rate charged a candidate or supporter.

2. Required Announcements. The Programmer shall broadcast (i) an announcement in a form satisfactory to Owner at the beginning of each hour to identify the Station, (ii) an announcement at the beginning of each program day, and more often, as appropriate, to indicate that program time has been purchased by the Programmer, and (iii) any other announcement that may be required by law, regulation, or Station policy.

3. Commercial Recordkeeping. The Programmer shall maintain such records of the receipt of, and provide such disclosure to Owner of, any consideration, whether in money, goods, services, or otherwise, which is paid or promised to be paid, either directly or indirectly, by any person or company for the presentation of any programming over the Station as are required by Sections 317 and 507 of the Communications Act and the rules and regulations of the FCC.

4. No Illegal Announcements. No announcements or promotion prohibited by federal or state law or regulation of any lottery, game or contest shall be made over the Station.

5. Owner Discretion Paramount. In accordance with Owner’s responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, Owner reserves the right to reject or terminate any advertising or other programming proposed to be presented or being presented over the Station which is in conflict with law, regulation, Station policy or which in the reasonable judgment of Owner or its General Manager would not serve the public interest.

6. Indecency and Hoaxes. No programming violative of applicable laws and rules concerning indecency or hoaxes will be broadcast over the Station.

7. Controversial Issues. Any broadcast over the Station concerning controversial issues of public importance shall comply with the then current FCC rules and policies.

8. Spot Commercials. The Programmer will provide, for attachment to the Station logs, a list of all commercial announcements carried during its Programming.

Owner may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby. In any case where questions of policy or interpretation arise, the Programmer shall notify Owner before making any commitments to broadcast any programming affected by such issues.

LOCAL PROGRAMMING AND MARKETING AGREEMENT

This Local Programming and Marketing Agreement (the “Agreement”), dated as of September 29, 2004, is entered into by and between Univision Radio Broadcasting Texas, L.P. and Tichenor License Corporation (collectively, the “Owner”), the owner of certain assets relating to radio station KOBT(FM) (FCC Facility ID No. 57801), Winnie, Texas (the “Station”), and Salem Media of Illinois, LLC (the “Programmer”).

WHEREAS, Owner and Programmer intend to enter into an Asset Exchange Agreement (“Exchange Agreement”) whereby Owner will convey and Programmer will purchase certain assets associated with the Station; and

WHEREAS, the purchase and sale contemplated by the Exchange Agreement is subject to the prior approval and consent of the Federal Communications Commission (“FCC”); and

WHEREAS, in accordance with procedures and policies approved by the FCC, the Programmer desires to avail itself of Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, in accordance with procedures and policies approved by the FCC, Owner desires to make available to Programmer the Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, contemporaneous with the execution of this Agreement, Owner and Programmer have entered into agreement(s) (“Other Programming Agreements”) permitting Owner to program and sell time on the following station(s) of Programmer (“Programmer’s Station(s)”): WZFS(FM), FCC Facility ID No. 25053, licensed to Des Plaines, Illinois.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and the Other Programming Agreements, the parties hereto have agreed and do agree as follows;

1. Purchase of Air Time and Broadcast of the Programming. Owner agrees to make the broadcasting transmission facilities of the Station available to the Programmer and to broadcast on the Station, or cause to be broadcast, the Programmer’s programs for up to 24 hours a day, seven days a week (the “Programming”), except for (i) the broadcast of Owner’s public service programming as provided in Section 10.1 of this Agreement (“Owner’s Programming”); (ii) downtime occasioned by routine maintenance performed between the hour of 12:00 midnight and

6:00 a.m.; (iii) times when Programmer’s programs are not accepted or are preempted by Owner in accordance with Sections 10.1 or 12 of this Agreement or because such Programming does not satisfy the standards of Section 7 of this Agreement; and (iv) Force Majeure Events (collectively the “LMA Hours”). For purposes of this Agreement, Force Majeure Events shall mean any failure or impairment of facilities or any delay or interruption in broadcasting the Programming not directly or indirectly the fault of Owner or its employees or agents, or failure at any time to furnish the facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof, force majeure or any other causes beyond the control of Owner. Interruption of service as a consequent of one or more Force Majeure Events shall not constitute a breach of this Agreement. Except for the current studio facilities of the Station, all assets of the Station including, without limitation, the transmitting equipment of Owner relating to the Station and any equipment owned by Owner not currently in service shall be made available to the Programmer for its use during the term of this Agreement.

2. Consideration. The terms, conditions and schedule of payment (“Consideration”) to Owner for the broadcasting of the Programming during the term of this Agreement shall be as set forth in Schedule 2.

3. Term.

(a) This Agreement shall commence within forty-eight (48) hours of notice from Programmer to Owner that such equipment and facilities of Programmer as it reasonably may require for operation hereunder are installed and operating (the “Commencement Date”); provided, however, the Commencement Date shall not, in any event, be earlier than such date as may be permissible for Programmer to broadcast its programming on the station pursuant to the Hart-Scott-Rodino Act. Programmer shall diligently pursue the installation and operation of such equipment and facilities and the delivery of said notice.

(b) Unless earlier terminated as provided by this Agreement, the term of this Agreement shall end upon the earliest to occur of: (i) the termination of the Exchange Agreement; (ii) the Closing Date, as defined in the Exchange Agreement, (iii) termination pursuant to Section 17, Section 18 or Section 19, herein; (iv) the termination of the Other Programming Agreements; or (v) three years after the Commencement Date by either party (not then in default) upon 45 days prior notice if the Closing has not yet occurred. In the event that either party receives formal or informal notice from the FCC that this Agreement or any of its terms are contrary to the public interest or violative of any FCC statute, regulation, rule or policy, the parties shall negotiate in good faith to resolve such objection and preserve the fundamental nature of this Agreement; if and to the extent the substance of this Agreement cannot be maintained by the application of Section 30 of this Agreement and/or such negotiations, either party shall have the right to terminate this Agreement immediately by written notice to the other party.

(c) In the event this Agreement is terminated for any reason prior to the Closing Date, as defined in the Exchange Agreement, each party will use commercially reasonable efforts to cooperate with the other to transition the programming of the Station from Programmer to Owner.

4. The Programming. The Programmer may furnish programming to Owner for not less than the minimum operating schedule required by Section 73.1740 of the FCC regulations and up to all of the LMA Hours. The nature of the program service to be provided by the Programmer will be determined by Programmer subject to the requirement that programming will at all times serve the public interest and comply with the provisions of Section 10.2 of this Agreement all applicable federal, state and local laws, rules and regulations and Schedule 7 and Sections 7 and 12 hereof. Owner acknowledges that it is familiar with the nature of the Programming to be produced by the Programmer and has determined that the broadcasting of the Programming on the Station will serve the public interest. Programmer shall not make any material change in the Programming after the date hereof without the prior consent of Owner, which consent shall not be unreasonably withheld or delayed.

5. Station Facilities.

5.1 Operation of Station. Throughout the term of this Agreement, Owner shall make the Station available to the Programmer for operation with its authorized facilities during the LMA Hours. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, any maintenance work affecting the operation of the Station at full power shall, to the extent reasonably practicable, be scheduled upon at least 48 hours prior notice with the agreement of the Programmer.

5.2 Interruption of Normal Operations. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, if the Station suffers loss or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, Owner shall immediately notify the Programmer, and shall undertake such repairs as necessary to restore the fulltime operation of the Station with its maximum authorized facilities as quickly as reasonably possible. Except as may be the result of any act or omission of Programmer, if the Station does not operate with at least eighty percent (80%) of its authorized power, Programmer shall be entitled to reasonable consideration.

6. Handling of Mail. The Programmer shall provide to Owner the original or a copy of any correspondence which it receives from a member of the public relating to the Programming to enable Owner to comply with FCC rules and policies, including those regarding the maintenance of the public inspection file (which shall at all times remain the responsibility of Owner).

7. Programming and Operations Standards. All programs supplied by the Programmer shall be in good taste and shall meet in all material respects all requirements of the Communications Act of 1934 and all applicable rules, regulations and policies of the FCC and the policies of the Station described in Schedule 7. All advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations and such Station policies. If, in the reasonable judgment of Owner or the Owner’s designee, any portion of the Programming presented by the Programmer does not meet such standards, Owner may reject, suspend or cancel any such portion of the Programming as without reduction or offset in any payment due Owner hereunder.

8. Responsibility for Employees and Related Expenses.

8.1 Programmer Employees. The Programmer shall furnish (or cause to be furnished) the personnel and material for the production of the Programming to be provided by this Agreement. The Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of Programming (including sales people, traffic personnel and programming staff). The Programmer shall not pay or reimburse the salaries or other costs associated with any employees of Station that Owner may be required to employ or may elect to employ on or after the date of commencement of this Agreement.

8.2 Owner Employees. Owner will provide and have responsibility for the Station personnel necessary for compliance with the requirements of Owner as set forth by the FCC and will be responsible for the salaries, taxes, insurance and related costs for all such Station personnel. The parties acknowledge and agree that the duties of the Station Manager and the Chief Operator may be performed by the same person.

8.3 Employee Oversight. Whenever on the Station’s premises, all personnel shall be subject to the supervision and the direction of the Station’s Manager and/or the designated Chief Operator.

9. Advertising and Programming Revenues.

(a) During the Programming it delivers to the Station, the Programmer shall have full authority to sell for its own account commercial spot advertising and block programming time on the Station and to retain all revenues from the sale of such advertising and programming. The parties agree that the Programmer shall have complete discretion to deal as it deems appropriate with all advertising and programming accounts relating to advertising and programming sold by it; provided, however, the Programmer shall deal with political candidate and supporter advertising as required by law.

(b) All accounts receivable of Owner and the Station as of the commencement date of this Agreement shall remain the sole property of Owner and shall be collected by Owner. Any amounts received by Programmer with respect to Owner’s receivables shall be promptly remitted to Owner.

10. Operation of the Station.

10.1 Verification of Owner’s Control and Rights of Owner. Notwithstanding anything to the contrary in this Agreement, Owner shall have full authority and power over the operation of the Station during the period of this Agreement. Owner shall provide and pay for its employees, who shall report and be accountable solely to Owner, shall be responsible for the direction of the day-to-day operation of the Station, and shall maintain the Station’s studio and transmission equipment and facilities, including the tower, antenna, transmitter and transmission line, and Station’s studio transmitter link. Owner shall retain control over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to accept or reject any programming or advertisements which Owner deems unsuitable or contrary to the public interest; the right to preempt any programs in order to broadcast a program deemed by Owner to be of greater national, regional, or local interest; and the right to take any other actions necessary for compliance with the laws of the United States, the State of the Station’s city of license, the rules, regulations, and policies of the FCC (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Owner reserves the right to refuse to broadcast any program containing matter which is, or in the reasonable opinion of Owner may be, violative of any right of any third party or which may constitute a “personal attack” (as that term is defined by the FCC). Owner agrees that Owner’s Programming shall be aired at such times as the parties may agree based on the reasonable programming needs of the Programmer. With respect to the operation of the Station, Owner shall at all times be ultimately responsible for meeting all of the FCC’s requirements with respect to the broadcast and nature of any public service programming, for maintaining the political and public inspection files and the Station log, and for the preparation of all programs/issues lists. Owner expressly acknowledges that its duty to maintain the Station’s public inspection file is non-delegable and that Owner retains sole responsibility for maintenance of such file. Owner verifies that it shall maintain the ultimate control over the Station’s facilities, including control over the finances with respect to its operation of the Station, over its personnel operating the Station, and over the programming to be broadcast by the Station.

10.2. Verification by Programmer and Obligations of Programmer. The Programmer will, during the term of this Agreement, provide local news and public affairs programming relevant to the Station’s community to assist Owner in satisfying its obligations to respond to the needs of its community. Programmer will also forward to Owner within twenty-four (24) hours of receipt by Programmer, any letter from a member of the general public addressing

Station programming or documentation which comes into its custody which is required to be included in the Station’s public file or which is reasonably requested by Owner. The Programmer shall furnish within the Programming on behalf of Owner all station identification announcements required by the FCC rules, shall promptly provide to Owner all records and information pertaining to the broadcast of political programming and advertisements, and shall, upon request by Owner, provide monthly documentation with respect to such of the Programmer’s programs which are responsive to the public needs and interests of the area served by the Station in order to assist Owner in the preparation of any required programming reports, and will provide upon request other information to enable Owner to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Programmer certifies that this Agreement and Programmer’s rights and responsibilities hereunder comply with the requirements of Section 73.3555(a) of the FCC rules.

11. Station Call Letters and Promotion. At no time shall Programmer or its employees or agents represent, hold out, describe or portray Programmer as the licensee of the Station. Owner hereby grants Programmer the right to change the call letters of the Station during the term hereof to any call letters Programmer deems appropriate, and Owner agrees to reasonably cooperate with Programmer to effectuate such a change; provided that all fees and costs incident to changing the call letters shall be paid by Programmer.

12. Special Events. Owner shall have the right, in its reasonable discretion, to preempt any of the broadcasts of the Programming referred to herein, and to use part or all of the hours of operation of the Station for the broadcast of events of special importance. In all such cases, Owner will use its best efforts to give the Programmer reasonable advance notice of its intention to preempt any regularly scheduled programming, and, in the event of such preemption, the Programmer shall receive a payment credit for any programming which would have been supplied by it during the time of such broadcasts by Owner.

13. Right to Use the Programming. The right to use the Programming produced by the Programmer and to authorize its use in any manner and in any media whatsoever shall be at all times be vested solely in the Programmer except as authorized by this Agreement. Programmer shall ensure that all necessary licensing is obtained of rights necessary for it to broadcast the Programming, and shall indemnify Owner with respect to any claim, cost or expense to the contrary.

14. Payola. The Programmer will provide to Owner in advance of broadcast any information known to the Programmer regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to Owner by the Programmer for broadcast on the Station, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements. Should the Station determine that an announcement is required by Section 317 of the Communications Act of 1934 and related FCC rules, the Programmer will insert that announcement in the Programming. The Programmer will obtain from its employees responsible for the Programming appropriate anti-payola/plugola affidavits. Commercial matters with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. The Programmer will at all times comply, and seek to have its employees comply, in all material respects with the requirements of Sections 317 and 507 of the Communications Act of 1934, as amended, and the related rules and regulations of the FCC.

15. Compliance with Law. The Programmer will comply in all material respects with all laws and regulations applicable to the broadcast of programming by the Station.

16. Indemnification Rights of Owner.

(a) The Programmer will defend, indemnify and hold Owner, its beneficiaries, its officers, directors, stockholders, partners and employees harmless from and against all claims, charges, loss, damage, fees and expense (including reasonable attorneys’ fees and expenses) caused by (a) any breach of Programmer’s representations or warranties hereunder, (b) the conduct or negligence of Programmer, its employees or agents, and (c) all liability for libel, slander, illegal competition or trade practice, violation of rights of privacy, and infringement of copyrights or other proprietary rights and violations of the Communications Act of 1934 or FCC rules resulting from the broadcast of Programming furnished by the Programmer. Such indemnification shall survive the termination of this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement, with responsible and reputable insurance companies, liability insurance and such other insurance as may be required by law with respect to the broadcast of the Programming, and the employment of its personnel, and such policy shall name Owner as an additional insured. No investigation by Owner shall be deemed a waiver or limitation of any of Owner’s rights to indemnification.

(b) In the event that Owner may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, Owner shall so notify Programmer, describing the matters involved in reasonable detail, and Programmer shall be entitled to assume the defense thereof upon written notice to Owner with counsel reasonably satisfactory to the Owner; provided, that once the defense thereof is assumed by Programmer, Programmer shall keep Owner advised of all developments in the defense thereof and any related litigation, and Owner shall be entitled at all times to participate in the defense thereof at its own expense. If Programmer fails to notify Owner of its election to defend or contest its obligation to indemnify under this paragraph, Owner may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

17. Events of Default; Cure Periods and Remedies.

17.1 Events of Default. The following shall constitute Events of Default under this Agreement:

17.1.1. Non-Payment. The Programmer’s failure to pay any Consideration then due within ten (10) days after written notice.

17.1.2 Default in Covenants or Adverse Legal Action. The default by either party in the performance of any material covenant, condition or undertaking contained in this Agreement, and such default is not cured within thirty (30) days after receipt of notice of default, or if either party shall make a general assignment for the benefit of creditors, files or has filed against it a petition for bankruptcy, for reorganization, or for the appointment of a receiver, trustee or similar creditors’ representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within 30 days thereafter.

17.1.3 Breach of Representation. If any material representation or warranty made by either party to this Agreement, or in any certificate or document furnished by either party to the other pursuant to the provisions of this Agreement, shall prove to have been false or misleading in any material respect as of the time made or furnished, and such misrepresentation or breach of warranty is not cured within thirty (30) days after receipt of notice of misrepresentation or breach.

17.2 Termination Upon Default. Upon the occurrence of an Event of Default, the nondefaulting party may terminate this Agreement, provided that it is not also in material default under this Agreement. If the Programmer has defaulted in the performance of its obligations, all amounts accrued or payable to Owner up to the date of termination which have not been paid, less payments made on behalf of Owner by the Programmer and any payment credits outstanding in favor of the Programmer, shall immediately become due and payable, and Owner shall be under no further obligation to make available to the Programmer any broadcast time or broadcast transmission facilities, provided that Owner agrees to cooperate reasonably with the Programmer to discharge any remaining obligations of the Programmer in the form of air time following the effective date of termination, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

17.3. Liabilities Upon Termination. The Programmer shall be responsible for all of its liabilities, debts and obligations accrued from the purchase of broadcast time and transmission facilities of the Station, including, without limitation, indemnification pursuant to Section 16 hereof, accounts payable, barter agreements and unaired advertisements, but not for Owner’s federal, state, and local tax liabilities associated with Programmer’s payments to Owner as provided for herein, or for any other obligations or liabilities of Owner or the Station unless specifically assumed by the

Programmer under this Agreement. Upon termination, the Programmer shall return to Owner any equipment or property of the Station used by the Programmer, its employees or agents, in substantially the same condition as such equipment existed on the date of this Agreement, ordinary wear and tear excepted, provided that the Programmer shall have no liability to Owner for any property of Owner which through ordinary use became obsolete or unusable, and any equipment purchased by the Programmer, whether or not in replacement of any obsolete or unusable equipment of Owner, shall remain the property of the Programmer. In no event shall Owner be liable to Programmer for any indirect, consequential or special damages occasioned by operational deficiencies; Programmer’s sole remedy in such event, including termination, is for equitable reduction in the monthly fee paid hereunder.

18. Programmer’s Option to Terminate. The Programmer shall have the right, at its option, to terminate this Agreement at any time if Owner preempts or substitutes other programming for that supplied by the Programmer during ten percent or more of the total hours of operation of the Station in any seven consecutive days. The Programmer shall give Owner ten (10) days written notice of such termination.

19. Termination Upon Order of Judicial or Governmental Authority. If any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Owner for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by the Programmer, each party shall have the option to seek administrative or judicial appeal of or relief from such order(s) (in which event the other party shall cooperate with the party seeking relief from such order; the party seeking such relief shall be responsible for all expenses and legal fees incurred in such proceedings). Upon termination, Owner shall reasonably cooperate with the Programmer to the extent permitted to enable the Programmer to fulfill advertising or other programming contracts then outstanding, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

20. Representations and Warranties.

20.1 Mutual Representations and Warranties. Each of Owner and the Programmer represents to the other that (a) it is an entity legally qualified and in good standing in all applicable jurisdictions and is qualified to do business and is in good standing in the State of Texas as to Owner and Delaware as to Programmer, (b) it is fully qualified, empowered, and able to enter into this Agreement, (c) this Agreement has been approved by all necessary parties or corporate action and that this Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with the terms of this Agreement subject only to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally; and (d) the execution, delivery and performance hereof does not constitute a breach or violation of any agreement, contract or other obligation to which such party is subject or by which it is bound.

20.2. Representations, Warranties and Covenants of Owner. Owner makes the following additional representations, warranties and covenants:

20.2.1. Authorizations. Owner owns and holds all licenses and other permits and authorizations (“FCC Licenses”) necessary for the operation of the Station as presently conducted (including licenses, permits and authorizations issued by the FCC), and such licenses, permits and authorizations will be maintained in full force and effect for the term of this Agreement, unimpaired by any acts or omissions of Owner, its principals, employees or agents. The Station operates at full authorized power in accordance in all material respects with the terms and conditions of the FCC Licenses and in accordance with the rules and regulations of the FCC. Except as may otherwise be set forth in this Agreement, there is not now pending or, to Owner’s best knowledge, threatened, any action by the FCC or other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations, and, to Owner’s best knowledge, no event has occurred that allows or, after notice or lapse of time or both, would allow, the revocation or termination of such licenses, permits or authorizations or the imposition of any restriction thereon of such a nature that may limit the operation of the Station as presently conducted, except for proceedings affecting the radio broadcasting industry generally. Owner has no reason to believe that any such license, permit or authorization will not be renewed during the term of this Agreement in its ordinary course. To the best of Owner’s knowledge, Owner is not in violation of any statute, ordinance, rule, regulation, order or decree of any federal, state, local or foreign governmental agency, court or authority having jurisdiction over it or over any part of its operations or assets, which default or violation would have a material adverse effect on Owner or its assets or on its ability to perform this Agreement.

20.2.2. Filings. To the extent that a failure to make such a filing would have a material adverse effect on the Programmer and its rights hereunder, all material reports and applications required of Owner to be filed with the FCC (including ownership reports and renewal applications) or any other governmental agency, department or body in respect of the Station have been, and in the future will be, filed in a timely manner and are and will be true and complete and accurately present the information contained therein. All such reports and documents, to the extent required to be kept in the public inspection files of the Station, are and will be kept in such files.

20.2.3. Facilities. To the extent a failure to comply would have a material adverse effect on Programmer and its rights hereunder, the Station’s studio and transmission equipment and facilities comply, in all material respects, with the facilities authorized by the FCC

Licenses and with engineering standards necessary to deliver a quality technical signal to the area served by the Station, and with all applicable laws and regulations (including the requirements of the Communications Act and the rules, regulations, policies and procedures of the FCC promulgated thereunder).

20.2.4. Title to Properties. Owner has, and throughout the term of this Agreement will maintain, good and marketable title to all of the assets and properties used in the operation of the Station.

20.2.5. Payment of Obligations. Owner shall pay in a timely fashion all of its debts, assessments and obligations, including without limitation tax liabilities and payments attributable to the operations of the Station, as they come due from and after the effective date of this Agreement.

20.3 Insurance. Owner will maintain in full force and effect throughout the term of this Agreement insurance with responsible and reputable insurance companies fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Owner in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement insurance, with responsible and reputable insurance companies, fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Programmer in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer shall cause its insurance carrier to name Owner as an additional insured under all policies issued pursuant this Section 20.3.

21. Modification and Waiver. No modification or waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party adversely affected, and any such waiver and consent shall be effective only in the specific instance and for the purpose for which such consent was given.

22. No Waiver: Remedies Cumulative. No failure or delay on the part of Owner or the Programmer in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

23. Construction. This Agreement shall be construed in accordance with the laws of the State of California. The obligations of the parties to this Agreement are subject to all federal, state or local laws or regulations, including those of the FCC, now or hereafter in force. All capitalized terms used herein not otherwise defined shall have that mean ascribed to it in the Exchange Agreement.

24. Headings. The headings contained in this Agreement are included for convenience only and shall not in any way alter the meaning of any provision.

25. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except that either party may assign its rights and obligations hereunder to any entity controlled by or under common control with said party without the prior consent of the other party.

26. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original and be binding on the parties to this Agreement.

27. Notices. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered by overnight delivery service or sent by registered or certified mail, first class postage prepaid, or by telegram, facsimile or similar means of communication, addressed as follows:

If to Owner, to:

c/o Univision Radio, Inc. 3102 Oak Lawn Ave., Suite 215 Dallas, Texas 75219
Attention:	McHenry T. Tichenor, Jr.
Telephone:	(214) 525-7712
Facsimile:	(214) 525-7830

with a copy to:

c/o Univision Communications, Inc. 5999 Center Drive Los Angeles, California 90045-0073
Attention:	Phyllis B. Verdugo
Telephone:	(310) 348-3677
Facsimile:	(310) 348-3679

If to the Programmer, to:

c/o Salem Communications Corporation 4880 Santa Rosa Road Camarillo, California 93012
Attention:	Jonathan L. Block, Esq.
Vice President and General Counsel
Telephone:	(805) 987-0400
Facsimile:	(805) 384-4505

28. Dispute Resolution. Any claims or disputes arising out of this Agreement shall be resolved in the courts of the State of Texas, Dallas County or in the federal courts located in the State of Texas, Dallas County and each party hereto consents to and accepts for itself and its respect of its property, generally and unconditionally, the jurisdiction of such courts. The parties irrevocable waive any objections including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have for the bringing of any such action, suit or other proceeding in those jurisdictions.

29. Expenses; Attorney’s Fees. In the event any action is filed with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the action, including without limitation reasonable attorney’s fees.

30. Entire Agreement. This Agreement embodies the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

31. Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

32. No Partnership or Joint Venture. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement is authorized to act as agent of, or otherwise represent, the other party to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“OWNER”	“PROGRAMMER”

UNIVISION RADIO BROADCASTING TEXAS, L.P.	SALEM MEDIA OF ILLINOIS, LLC

BY: Salem Media Corporation, as Manager

By:	By:
Name:	Jonathan L. Block
Title:	Vice President and Secretary of Salem
Media Corporation, its Manager

TICHENOR LICENSE CORPORATION

By:
Name:
Title:

SCHEDULE 2

FEES

For and during the Term hereof, Programmer shall reimburse Owner for all normal and customary out-of-pocket costs and expenses associated with or arising out of transmitter site costs (“Station Expenses”) including (without limitation) the cost to maintain the station’s transmitter and antennas, premiums for insurance, and the cost and expense of all utilities, telephones and music license fees for the operation of the Station. Notwithstanding the preceding sentence, “Station Expenses” shall not include any cost or expenses associated with (i) employment, including salaries, taxes, insurance and related costs, of the employees identified in Section 8.2 hereof, nor (ii) any inter-company charges, nor (iii) any costs associated with the main studio of Owner. All Station Expenses shall be due and payable not later than thirty (30) days after Programmer’s receipt of written itemizations of said expenses.

SCHEDULE 7

The Programmer agrees to cooperate with Owner in the broadcasting of programs in a manner consistent with the standards of Owner, as set forth below:

1. Election Procedures. At least 90 days before the start of any primary or regular election campaign, the Programmer will coordinate with Owner’s General Manager the rate the Programmer will charge for time to be sold to candidates for public office and/or their supporters to make certain that the rate charged conforms to all applicable laws and Station policy. Throughout a campaign, the Programmer will comply with all applicable laws and rules concerning political candidacy broadcasts and will promptly notify Owner’s General Manager of any disputes concerning either the treatment of or rate charged a candidate or supporter.

2. Required Announcements. The Programmer shall broadcast (i) an announcement in a form satisfactory to Owner at the beginning of each hour to identify the Station, (ii) an announcement at the beginning of each program day, and more often, as appropriate, to indicate that program time has been purchased by the Programmer, and (iii) any other announcement that may be required by law, regulation, or Station policy.

3. Commercial Recordkeeping. The Programmer shall maintain such records of the receipt of, and provide such disclosure to Owner of, any consideration, whether in money, goods, services, or otherwise, which is paid or promised to be paid, either directly or indirectly, by any person or company for the presentation of any programming over the Station as are required by Sections 317 and 507 of the Communications Act and the rules and regulations of the FCC.

4. No Illegal Announcements. No announcements or promotion prohibited by federal or state law or regulation of any lottery, game or contest shall be made over the Station.

5. Owner Discretion Paramount. In accordance with Owner’s responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, Owner reserves the right to reject or terminate any advertising or other programming proposed to be presented or being presented over the Station which is in conflict with law, regulation, Station policy or which in the reasonable judgment of Owner or its General Manager would not serve the public interest.

6. Indecency and Hoaxes. No programming violative of applicable laws and rules concerning indecency or hoaxes will be broadcast over the Station.

7. Controversial Issues. Any broadcast over the Station concerning controversial issues of public importance shall comply with the then current FCC rules and policies.

8. Spot Commercials. The Programmer will provide, for attachment to the Station logs, a list of all commercial announcements carried during its Programming.

Owner may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby. In any case where questions of policy or interpretation arise, the Programmer shall notify Owner before making any commitments to broadcast any programming affected by such issues.

LOCAL PROGRAMMING AND MARKETING AGREEMENT

This Local Programming and Marketing Agreement (the “Agreement”), dated as of September 29, 2004, is entered into by and between Univision Radio Sacramento, Inc. and Univision Radio License Corporation (collectively, the “Owner”), the owner of certain assets relating to radio station KOSL(FM) (FCC Facility ID No. 24464), Jackson, California (the “Station”), and Golden Gate Broadcasting Company, Inc. (the “Programmer”).

WHEREAS, Owner and Programmer intend to enter into an Asset Exchange Agreement (“Exchange Agreement”) whereby Owner will convey and Programmer will purchase certain assets associated with the Station; and

WHEREAS, the purchase and sale contemplated by the Exchange Agreement is subject to the prior approval and consent of the Federal Communications Commission (“FCC”); and

WHEREAS, in accordance with procedures and policies approved by the FCC, the Programmer desires to avail itself of Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, in accordance with procedures and policies approved by the FCC, Owner desires to make available to Programmer the Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, contemporaneous with the execution of this Agreement, Owner and Programmer have entered into agreement(s) (“Other Programming Agreements”) permitting Owner to program and sell time on the following station(s) of Programmer (“Programmer’s Station(s)”): KSFB-FM, FCC Facility ID No. 40136, licensed to San Rafael, California.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and the Other Programming Agreements, the parties hereto have agreed and do agree as follows;

1. Purchase of Air Time and Broadcast of the Programming. Owner agrees to make the broadcasting transmission facilities of the Station available to the Programmer and to broadcast on the Station, or cause to be broadcast, the Programmer’s programs for up to 24 hours a day, seven days a week (the “Programming”), except for (i) the broadcast of Owner’s public service programming as provided in Section 10.1 of this Agreement (“Owner’s Programming”); (ii) downtime occasioned by routine maintenance performed between the hour of 12:00 midnight and

6:00 a.m.; (iii) times when Programmer’s programs are not accepted or are preempted by Owner in accordance with Sections 10.1 or 12 of this Agreement or because such Programming does not satisfy the standards of Section 7 of this Agreement; and (iv) Force Majeure Events (collectively the “LMA Hours”). For purposes of this Agreement, Force Majeure Events shall mean any failure or impairment of facilities or any delay or interruption in broadcasting the Programming not directly or indirectly the fault of Owner or its employees or agents, or failure at any time to furnish the facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof, force majeure or any other causes beyond the control of Owner. Interruption of service as a consequent of one or more Force Majeure Events shall not constitute a breach of this Agreement. Except for the current studio facilities of the Station, all assets of the Station including, without limitation, the transmitting equipment of Owner relating to the Station and any equipment owned by Owner not currently in service shall be made available to the Programmer for its use during the term of this Agreement.

2. Consideration. The terms, conditions and schedule of payment (“Consideration”) to Owner for the broadcasting of the Programming during the term of this Agreement shall be as set forth in Schedule 2.

3. Term.

(a) This Agreement shall commence within forty-eight (48) hours of notice from Programmer to Owner that such equipment and facilities of Programmer as it reasonably may require for operation hereunder are installed and operating (the “Commencement Date”); provided, however, the Commencement Date shall not, in any event, be earlier than thirty (30) days following such date as may be permissible for Programmer to broadcast its programming on the station pursuant to the Hart-Scott-Rodino Act.

(b) Unless earlier terminated as provided by this Agreement, the term of this Agreement shall end upon the earliest to occur of: (i) the termination of the Exchange Agreement; (ii) the Closing Date, as defined in the Exchange Agreement, (iii) termination pursuant to Section 17, Section 18 or Section 19, herein; (iv) the termination of the Other Programming Agreements; or (v) three years after the Commencement Date by either party (not then in default) upon 45 days prior notice if the Closing has not yet occurred. In the event that either party receives formal or informal notice from the FCC that this Agreement or any of its terms are contrary to the public interest or violative of any FCC statute, regulation, rule or policy, the parties shall negotiate in good faith to resolve such objection and preserve the fundamental nature of this Agreement; if and to the extent the substance of this Agreement cannot be maintained by the application of Section 30 of this Agreement and/or such negotiations, either party shall have the right to terminate this Agreement immediately by written notice to the other party.

(c) In the event this Agreement is terminated for any reason prior to the Closing Date, as defined in the Exchange Agreement, each party will use commercially reasonable efforts to cooperate with the other to transition the programming of the Station from Programmer to Owner.

4. The Programming. The Programmer may furnish programming to Owner for not less than the minimum operating schedule required by Section 73.1740 of the FCC regulations and up to all of the LMA Hours. The nature of the program service to be provided by the Programmer will be determined by Programmer subject to the requirement that programming will at all times serve the public interest and comply with the provisions of Section 10.2 of this Agreement all applicable federal, state and local laws, rules and regulations and Schedule 7 and Sections 7 and 12 hereof. Owner acknowledges that it is familiar with the nature of the Programming to be produced by the Programmer and has determined that the broadcasting of the Programming on the Station will serve the public interest. Programmer shall not make any material change in the Programming after the date hereof without the prior consent of Owner, which consent shall not be unreasonably withheld or delayed.

5. Station Facilities.

5.1 Operation of Station. Throughout the term of this Agreement, Owner shall make the Station available to the Programmer for operation with its authorized facilities during the LMA Hours. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, any maintenance work affecting the operation of the Station at full power shall, to the extent reasonably practicable, be scheduled upon at least 48 hours prior notice with the agreement of the Programmer.

5.2 Interruption of Normal Operations. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, if the Station suffers loss or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, Owner shall immediately notify the Programmer, and shall undertake such repairs as necessary to restore the fulltime operation of the Station with its maximum authorized facilities as quickly as reasonably possible. Except as may be the result of any act or omission of Programmer, if the Station does not operate with at least eighty percent (80%) of its authorized power, Programmer shall be entitled to reasonable consideration.

6. Handling of Mail. The Programmer shall provide to Owner the original or a copy of any correspondence which it receives from a member of the public relating to the Programming to enable Owner to comply with FCC rules and policies, including those regarding the maintenance of the public inspection file (which shall at all times remain the responsibility of Owner).

7. Programming and Operations Standards. All programs supplied by the Programmer shall be in good taste and shall meet in all material respects all requirements of the Communications Act of 1934 and all applicable rules, regulations and policies of the FCC and the policies of the Station described in Schedule 7. All advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations and such Station policies. If, in the reasonable judgment of Owner or the Owner’s designee, any portion of the Programming presented by the Programmer does not meet such standards, Owner may reject, suspend or cancel any such portion of the Programming as without reduction or offset in any payment due Owner hereunder.

8. Responsibility for Employees and Related Expenses.

8.1 Programmer Employees. The Programmer shall furnish (or cause to be furnished) the personnel and material for the production of the Programming to be provided by this Agreement. The Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of Programming (including sales people, traffic personnel and programming staff). The Programmer shall not pay or reimburse the salaries or other costs associated with any employees of Station that Owner may be required to employ or may elect to employ on or after the date of commencement of this Agreement.

8.2 Owner Employees. Owner will provide and have responsibility for the Station personnel necessary for compliance with the requirements of Owner as set forth by the FCC and will be responsible for the salaries, taxes, insurance and related costs for all such Station personnel. The parties acknowledge and agree that the duties of the Station Manager and the Chief Operator may be performed by the same person.

8.3 Employee Oversight. Whenever on the Station’s premises, all personnel shall be subject to the supervision and the direction of the Station’s Manager and/or the designated Chief Operator.

9. Advertising and Programming Revenues.

(a) During the Programming it delivers to the Station, the Programmer shall have full authority to sell for its own account commercial spot advertising and block programming time on the Station and to retain all revenues from the sale of such advertising and programming. The parties agree that the Programmer shall have complete discretion to deal as it deems appropriate with all advertising and programming accounts relating to advertising and programming sold by it; provided, however, the Programmer shall deal with political candidate and supporter advertising as required by law.

(b) All accounts receivable of Owner and the Station as of the commencement date of this Agreement shall remain the sole property of Owner and shall be collected by Owner. Any amounts received by Programmer with respect to Owner’s receivables shall be promptly remitted to Owner.

10. Operation of the Station.

10.1 Verification of Owner’s Control and Rights of Owner. Notwithstanding anything to the contrary in this Agreement, Owner shall have full authority and power over the operation of the Station during the period of this Agreement. Owner shall provide and pay for its employees, who shall report and be accountable solely to Owner, shall be responsible for the direction of the day-to-day operation of the Station, and shall maintain the Station’s studio and transmission equipment and facilities, including the tower, antenna, transmitter and transmission line, and Station’s studio transmitter link. Owner shall retain control over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to accept or reject any programming or advertisements which Owner deems unsuitable or contrary to the public interest; the right to preempt any programs in order to broadcast a program deemed by Owner to be of greater national, regional, or local interest; and the right to take any other actions necessary for compliance with the laws of the United States, the State of the Station’s city of license, the rules, regulations, and policies of the FCC (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Owner reserves the right to refuse to broadcast any program containing matter which is, or in the reasonable opinion of Owner may be, violative of any right of any third party or which may constitute a “personal attack” (as that term is defined by the FCC). Owner agrees that Owner’s Programming shall be aired at such times as the parties may agree based on the reasonable programming needs of the Programmer. With respect to the operation of the Station, Owner shall at all times be ultimately responsible for meeting all of the FCC’s requirements with respect to the broadcast and nature of any public service programming, for maintaining the political and public inspection files and the Station log, and for the preparation of all programs/issues lists. Owner expressly acknowledges that its duty to maintain the Station’s public inspection file is non-delegable and that Owner retains sole responsibility for maintenance of such file. Owner verifies that it shall maintain the ultimate control over the Station’s facilities, including control over the finances with respect to its operation of the Station, over its personnel operating the Station, and over the programming to be broadcast by the Station.

10.2. Verification by Programmer and Obligations of Programmer. The Programmer will, during the term of this Agreement, provide local news and public affairs programming relevant to the Station’s community to assist Owner in satisfying its obligations to respond to the needs of its community. Programmer will also forward to Owner within twenty-four (24) hours of receipt by Programmer, any letter from a member of the general public addressing Station programming or documentation which comes into its custody which is required to be included in the Station’s public file or which is reasonably requested by Owner. The Programmer shall furnish within the Programming on behalf of Owner all station identification announcements required by the FCC rules, shall promptly provide to Owner all records and information pertaining to the broadcast of political programming and advertisements, and shall, upon request by Owner, provide monthly documentation with respect to such of the Programmer’s programs which are responsive to the public needs and interests of the area served by the Station in order to assist Owner in the preparation of any required programming reports, and will provide upon request other information to enable Owner to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Programmer certifies that this Agreement and Programmer’s rights and responsibilities hereunder comply with the requirements of Section 73.3555(a) of the FCC rules.

11. Station Call Letters and Promotion. At no time shall Programmer or its employees or agents represent, hold out, describe or portray Programmer as the licensee of the Station. Owner hereby grants Programmer the right to change the call letters of the Station during the term hereof to any call letters Programmer deems appropriate, and Owner agrees to reasonably cooperate with Programmer to effectuate such a change; provided that all fees and costs incident to changing the call letters shall be paid by Programmer.

12. Special Events. Owner shall have the right, in its reasonable discretion, to preempt any of the broadcasts of the Programming referred to herein, and to use part or all of the hours of operation of the Station for the broadcast of events of special importance. In all such cases, Owner will use its best efforts to give the Programmer reasonable advance notice of its intention to preempt any regularly scheduled programming, and, in the event of such preemption, the Programmer shall receive a payment credit for any programming which would have been supplied by it during the time of such broadcasts by Owner.

13. Right to Use the Programming. The right to use the Programming produced by the Programmer and to authorize its use in any manner and in any media whatsoever shall be at all times be vested solely in the Programmer except as authorized by this Agreement. Programmer shall ensure that all necessary licensing is obtained of rights necessary for it to broadcast the Programming, and shall indemnify Owner with respect to any claim, cost or expense to the contrary.

14. Payola. The Programmer will provide to Owner in advance of broadcast any information known to the Programmer regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to Owner by the Programmer for broadcast on the Station, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements. Should the Station determine that an announcement is required by Section 317 of the Communications Act of 1934 and related FCC rules, the Programmer will insert that announcement in the Programming. The Programmer will obtain from its employees responsible for the

Programming appropriate anti-payola/plugola affidavits. Commercial matters with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. The Programmer will at all times comply, and seek to have its employees comply, in all material respects with the requirements of Sections 317 and 507 of the Communications Act of 1934, as amended, and the related rules and regulations of the FCC.

15. Compliance with Law. The Programmer will comply in all material respects with all laws and regulations applicable to the broadcast of programming by the Station.

16. Indemnification Rights of Owner.

(a) The Programmer will defend, indemnify and hold Owner, its beneficiaries, its officers, directors, stockholders, partners and employees harmless from and against all claims, charges, loss, damage, fees and expense (including reasonable attorneys’ fees and expenses) caused by (a) any breach of Programmer’s representations or warranties hereunder, (b) the conduct or negligence of Programmer, its employees or agents, and (c) all liability for libel, slander, illegal competition or trade practice, violation of rights of privacy, and infringement of copyrights or other proprietary rights and violations of the Communications Act of 1934 or FCC rules resulting from the broadcast of Programming furnished by the Programmer. Such indemnification shall survive the termination of this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement, with responsible and reputable insurance companies, liability insurance and such other insurance as may be required by law with respect to the broadcast of the Programming, and the employment of its personnel, and such policy shall name Owner as an additional insured. No investigation by Owner shall be deemed a waiver or limitation of any of Owner’s rights to indemnification.

(b) In the event that Owner may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, Owner shall so notify Programmer, describing the matters involved in reasonable detail, and Programmer shall be entitled to assume the defense thereof upon written notice to Owner with counsel reasonably satisfactory to the Owner; provided, that once the defense thereof is assumed by Programmer, Programmer shall keep Owner advised of all developments in the defense thereof and any related litigation, and Owner shall be entitled at all times to participate in the defense thereof at its own expense. If Programmer fails to notify Owner of its election to defend or contest its obligation to indemnify under this paragraph, Owner may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

17. Events of Default; Cure Periods and Remedies.

17.1 Events of Default. The following shall constitute Events of Default under this Agreement:

17.1.1. Non-Payment. The Programmer’s failure to pay any Consideration then due within ten (10) days after written notice.

17.1.2 Default in Covenants or Adverse Legal Action. The default by either party in the performance of any material covenant, condition or undertaking contained in this Agreement, and such default is not cured within thirty (30) days after receipt of notice of default, or if either party shall make a general assignment for the benefit of creditors, files or has filed against it a petition for bankruptcy, for reorganization, or for the appointment of a receiver, trustee or similar creditors’ representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within 30 days thereafter.

17.1.3 Breach of Representation. If any material representation or warranty made by either party to this Agreement, or in any certificate or document furnished by either party to the other pursuant to the provisions of this Agreement, shall prove to have been false or misleading in any material respect as of the time made or furnished, and such misrepresentation or breach of warranty is not cured within thirty (30) days after receipt of notice of misrepresentation or breach.

17.2 Termination Upon Default. Upon the occurrence of an Event of Default, the nondefaulting party may terminate this Agreement, provided that it is not also in material default under this Agreement. If the Programmer has defaulted in the performance of its obligations, all amounts accrued or payable to Owner up to the date of termination which have not been paid, less payments made on behalf of Owner by the Programmer and any payment credits outstanding in favor of the Programmer, shall immediately become due and payable, and Owner shall be under no further obligation to make available to the Programmer any broadcast time or broadcast transmission facilities, provided that Owner agrees to cooperate reasonably with the Programmer to discharge any remaining obligations of the Programmer in the form of air time following the effective date of termination, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

17.3. Liabilities Upon Termination. The Programmer shall be responsible for all of its liabilities, debts and obligations accrued from the purchase of broadcast time and transmission facilities of the Station, including, without limitation, indemnification pursuant to Section 16 hereof, accounts payable, barter agreements and unaired advertisements, but not for Owner’s federal, state, and local tax liabilities associated with Programmer’s payments to Owner as provided for herein, or for any other obligations or liabilities of Owner or the Station unless specifically assumed by the Programmer under this Agreement. Upon termination, the Programmer shall return to Owner any equipment or property of the Station used by the Programmer, its employees or agents, in substantially the same condition as such equipment existed on the date of this Agreement, ordinary wear and tear excepted, provided that the Programmer shall have no liability to Owner for any property of Owner which through ordinary use became obsolete or unusable, and any equipment purchased by the Programmer, whether or not in replacement of any obsolete or unusable equipment of Owner, shall remain the property of the Programmer. In no event shall Owner be liable to Programmer for any indirect, consequential or special damages occasioned by operational deficiencies; Programmer’s sole remedy in such event, including termination, is for equitable reduction in the monthly fee paid hereunder.

18. Programmer’s Option to Terminate. The Programmer shall have the right, at its option, to terminate this Agreement at any time if Owner preempts or substitutes other programming for that supplied by the Programmer during ten percent or more of the total hours of operation of the Station in any seven consecutive days. The Programmer shall give Owner ten (10) days written notice of such termination.

19. Termination Upon Order of Judicial or Governmental Authority. If any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Owner for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by the Programmer, each party shall have the option to seek administrative or judicial appeal of or relief from such order(s) (in which event the other party shall cooperate with the party seeking relief from such order; the party seeking such relief shall be responsible for all expenses and legal fees incurred in such proceedings). Upon termination, Owner shall reasonably cooperate with the Programmer to the extent permitted to enable the Programmer to fulfill advertising or other programming contracts then outstanding, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

20. Representations and Warranties.

20.1 Mutual Representations and Warranties. Each of Owner and the Programmer represents to the other that (a) it is an entity legally qualified and in good standing in all applicable jurisdictions and is qualified to do business and is in good standing in the State of Delaware as to Owner, and California as to Programmer, (b) it is fully qualified, empowered, and able to enter into this Agreement, (c) this Agreement has been approved by all necessary parties or corporate action and that this Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with the terms of this Agreement subject only to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally; and (d) the execution, delivery and performance hereof does not constitute a breach or violation of any agreement, contract or other obligation to which such party is subject or by which it is bound.

20.2. Representations, Warranties and Covenants of Owner. Owner makes the following additional representations, warranties and covenants:

20.2.1. Authorizations. Owner owns and holds all licenses and other permits and authorizations (“FCC Licenses”) necessary for the operation of the Station as presently conducted (including licenses, permits and authorizations issued by the FCC), and such licenses, permits and authorizations will be maintained in full force and effect for the term of this Agreement, unimpaired by any acts or omissions of Owner, its principals, employees or agents. The Station operates at full authorized power in accordance in all material respects with the terms and conditions of the FCC Licenses and in accordance with the rules and regulations of the FCC. Except as may otherwise be set forth in this Agreement, there is not now pending or, to Owner’s best knowledge, threatened, any action by the FCC or other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations, and, to Owner’s best knowledge, no event has occurred that allows or, after notice or lapse of time or both, would allow, the revocation or termination of such licenses, permits or authorizations or the imposition of any restriction thereon of such a nature that may limit the operation of the Station as presently conducted, except for proceedings affecting the radio broadcasting industry generally. Owner has no reason to believe that any such license, permit or authorization will not be renewed during the term of this Agreement in its ordinary course. To the best of Owner’s knowledge, Owner is not in violation of any statute, ordinance, rule, regulation, order or decree of any federal, state, local or foreign governmental agency, court or authority having jurisdiction over it or over any part of its operations or assets, which default or violation would have a material adverse effect on Owner or its assets or on its ability to perform this Agreement.

20.2.2. Filings. To the extent that a failure to make such a filing would have a material adverse effect on the Programmer and its rights hereunder, all material reports and applications required of Owner to be filed with the FCC (including ownership reports and renewal applications) or any other governmental agency, department or body in respect of the Station have been, and in the future will be, filed in a timely manner and are and will be true and complete and accurately present the information contained therein. All such reports and documents, to the extent required to be kept in the public inspection files of the Station, are and will be kept in such files.

20.2.3. Facilities. To the extent a failure to comply would have a material adverse effect on Programmer and its rights hereunder, the Station’s studio and transmission equipment and facilities comply, in all material respects, with the facilities authorized by the FCC Licenses and with engineering standards necessary to deliver a quality technical signal to the area served by the Station, and with all applicable laws and regulations (including the requirements of the Communications Act and the rules, regulations, policies and procedures of the FCC promulgated thereunder).

20.2.4. Title to Properties. Owner has, and throughout the term of this Agreement will maintain, good and marketable title to all of the assets and properties used in the operation of the Station.

20.2.5. Payment of Obligations. Owner shall pay in a timely fashion all of its debts, assessments and obligations, including without limitation tax liabilities and payments attributable to the operations of the Station, as they come due from and after the effective date of this Agreement.

20.3 Insurance. Owner will maintain in full force and effect throughout the term of this Agreement insurance with responsible and reputable insurance companies fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Owner in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement insurance, with responsible and reputable insurance companies, fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Programmer in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer shall cause its insurance carrier to name Owner as an additional insured under all policies issued pursuant this Section 20.3.

21. Modification and Waiver. No modification or waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party adversely affected, and any such waiver and consent shall be effective only in the specific instance and for the purpose for which such consent was given.

22. No Waiver: Remedies Cumulative. No failure or delay on the part of Owner or the Programmer in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

23. Construction. This Agreement shall be construed in accordance with the laws of the State of California. The obligations of the parties to this Agreement are subject to all federal, state or local laws or regulations, including those of the FCC, now or hereafter in force. All capitalized terms used herein not otherwise defined shall have that mean ascribed to it in the Exchange Agreement.

24. Headings. The headings contained in this Agreement are included for convenience only and shall not in any way alter the meaning of any provision.

25. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except that either party may assign its rights and obligations hereunder to any entity controlled by or under common control with said party without the prior consent of the other party.

26. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original and be binding on the parties to this Agreement.

27. Notices. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered by overnight delivery service or sent by registered or certified mail, first class postage prepaid, or by telegram, facsimile or similar means of communication, addressed as follows:

If to Owner, to:

c/o Univision Radio, Inc.

3102 Oak Lawn Ave., Suite 215

Dallas, Texas 75219

Attention:     McHenry T. Tichenor, Jr.

Telephone:   (214) 525-7712

Facsimile:     (214) 525-7830

with a copy to:

c/o Univision Communications, Inc.

5999 Center Drive

Los Angeles, California 90045-0073

Attention:     Phyllis B. Verdugo

Telephone:   (310) 348-3677

Facsimile:     (310) 348-3679

If to Programmer, to:

c/o Salem Communications Corporation
4880 Santa Rosa Road
Camarillo, California 93012
Attention:	Jonathan L. Block, Esq.
Vice President and General Counsel
Telephone:	(805) 987-0400
Facsimile:	(805) 384-4505

28. Dispute Resolution. Any claims or disputes arising out of this Agreement shall be resolved in the courts of the State of Texas, Dallas County or in the federal courts located in the State of Texas, Dallas County and each party hereto consents to and accepts for itself and its respect of its property, generally and unconditionally, the jurisdiction of such courts. The parties irrevocable waive any objections including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have for the bringing of any such action, suit or other proceeding in those jurisdictions.

29. Expenses; Attorney’s Fees. In the event any action is filed with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the action, including without limitation reasonable attorney’s fees.

30. Entire Agreement. This Agreement embodies the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

31. Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

32. No Partnership or Joint Venture. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement is authorized to act as agent of, or otherwise represent, the other party to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“OWNER”	“PROGRAMMER”

UNIVISION RADIO SACRAMENTO, INC.	GOLDEN GATE BROADCASTING COMPANY, INC.

By:
Name:	By:
Title:	Jonathan L. Block
Vice President and Secretary

UNIVISION RADIO LICENSE CORPORATION

By:
Name:
Title:

SCHEDULE 2

FEES

For and during the Term hereof, Programmer shall reimburse Owner for all normal and customary out-of-pocket costs and expenses associated with or arising out of transmitter site costs (“Station Expenses”) including (without limitation) the cost to maintain the station’s transmitter and antennas, premiums for insurance, and the cost and expense of all utilities, telephones and music license fees for the operation of the Station. Notwithstanding the preceding sentence, “Station Expenses” shall not include any cost or expenses associated with (i) employment, including salaries, taxes, insurance and related costs, of the employees identified in Section 8.2 hereof, nor (ii) any inter-company charges, nor (iii) any costs associated with the main studio of Owner. All Station Expenses shall be due and payable not later than thirty (30) days after Programmer’s receipt of written itemizations of said expenses.

SCHEDULE 7

The Programmer agrees to cooperate with Owner in the broadcasting of programs in a manner consistent with the standards of Owner, as set forth below:

1. Election Procedures. At least 90 days before the start of any primary or regular election campaign, the Programmer will coordinate with Owner’s General Manager the rate the Programmer will charge for time to be sold to candidates for public office and/or their supporters to make certain that the rate charged conforms to all applicable laws and Station policy. Throughout a campaign, the Programmer will comply with all applicable laws and rules concerning political candidacy broadcasts and will promptly notify Owner’s General Manager of any disputes concerning either the treatment of or rate charged a candidate or supporter.

2. Required Announcements. The Programmer shall broadcast (i) an announcement in a form satisfactory to Owner at the beginning of each hour to identify the Station, (ii) an announcement at the beginning of each program day, and more often, as appropriate, to indicate that program time has been purchased by the Programmer, and (iii) any other announcement that may be required by law, regulation, or Station policy.

3. Commercial Recordkeeping. The Programmer shall maintain such records of the receipt of, and provide such disclosure to Owner of, any consideration, whether in money, goods, services, or otherwise, which is paid or promised to be paid, either directly or indirectly, by any person or company for the presentation of any programming over the Station as are required by Sections 317 and 507 of the Communications Act and the rules and regulations of the FCC.

4. No Illegal Announcements. No announcements or promotion prohibited by federal or state law or regulation of any lottery, game or contest shall be made over the Station.

5. Owner Discretion Paramount. In accordance with Owner’s responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, Owner reserves the right to reject or terminate any advertising or other programming proposed to be presented or being presented over the Station which is in conflict with law, regulation, Station policy or which in the reasonable judgment of Owner or its General Manager would not serve the public interest.

6. Indecency and Hoaxes. No programming violative of applicable laws and rules concerning indecency or hoaxes will be broadcast over the Station.

7. Controversial Issues. Any broadcast over the Station concerning controversial issues of public importance shall comply with the then current FCC rules and policies.

8. Spot Commercials. The Programmer will provide, for attachment to the Station logs, a list of all commercial announcements carried during its Programming.

Owner may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby. In any case where questions of policy or interpretation arise, the Programmer shall notify Owner before making any commitments to broadcast any programming affected by such issues.

LOCAL PROGRAMMING AND MARKETING AGREEMENT

This Local Programming and Marketing Agreement (the “Agreement”), dated as of September 29, 2004, is entered into by and between Golden Gate Broadcasting Company, Inc. (the “Owner”), the owner of certain assets relating to radio station KSFB-FM (FCC Facility ID No. 40136), San Rafael, California (the “Station”), and Univision Radio San Francisco, Inc. (the “Programmer”).

WHEREAS, Owner and Programmer intend to enter into an Asset Exchange Agreement (“Exchange Agreement”) whereby Owner will convey and Programmer will purchase certain assets associated with the Station; and

WHEREAS, the purchase and sale contemplated by the Exchange Agreement is subject to the prior approval and consent of the Federal Communications Commission (“FCC”); and

WHEREAS, in accordance with procedures and policies approved by the FCC, the Programmer desires to avail itself of Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, in accordance with procedures and policies approved by the FCC, Owner desires to make available to Programmer the Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, contemporaneous with the execution of this Agreement, Owner and Programmer have entered into agreement(s) (“Other Programming Agreements”) Permitting Owner to Program and sell time on the following station(s) of Programmer (“Programmer’s Station(s)”): KOSL(FM), FCC Facility ID No. 24464, licensed to Jackson, California.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and the Other Programming Agreements, the parties hereto have agreed and do agree as follows;

1. Purchase of Air Time and Broadcast of the Programming. Owner agrees to make the broadcasting transmission facilities of the Station available to the Programmer and to broadcast on the Station, or cause to be broadcast, the Programmer’s programs for up to 24 hours a day, seven days a week (the “Programming”), except for (i) the broadcast of Owner’s public service programming as provided in Section 10.1 of this Agreement (“Owner’s Programming”); (ii) downtime occasioned by routine maintenance performed between the hour of 12:00 midnight and

6:00 a.m.; (iii) times when Programmer’s programs are not accepted or are preempted by Owner in accordance with Sections 10.1 or 12 of this Agreement or because such Programming does not satisfy the standards of Section 7 of this Agreement; and (iv) Force Majeure Events (collectively the “LMA Hours”). For purposes of this Agreement, Force Majeure Events shall mean any failure or impairment of facilities or any delay or interruption in broadcasting the Programming not directly or indirectly the fault of Owner or its employees or agents, or failure at any time to furnish the facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof, force majeure or any other causes beyond the control of Owner. Interruption of service as a consequent of one or more Force Majeure Events shall not constitute a breach of this Agreement. Except for the current studio facilities of the Station, all assets of the Station including, without limitation, the transmitting equipment of Owner relating to the Station and any equipment owned by Owner not currently in service shall be made available to the Programmer for its use during the term of this Agreement.

2. Consideration. The terms, conditions and schedule of payment (“Consideration”) to Owner for the broadcasting of the Programming during the term of this Agreement shall be as set forth in Schedule 2.

3. Term.

(a) This Agreement shall commence within forty-eight (48) hours of notice from Programmer to Owner that such equipment and facilities of Programmer as it reasonably may require for operation hereunder are installed and operating (the “Commencement Date”); provided, however, the Commencement Date shall not, in any event, be earlier than such date as may be permissible for Programmer to broadcast its programming on the station pursuant to the Hart-Scott-Rodino Act. Programmer shall diligently pursue the installation and operation of such equipment and facilities and the delivery of said notice.

(b) Unless earlier terminated as provided by this Agreement, the term of this Agreement shall end upon the earliest to occur of: (i) the termination of the Exchange Agreement; (ii) the Closing Date, as defined in the Exchange Agreement, (iii) termination pursuant to Section 17, Section 18 or Section 19, herein; (iv) the termination of the Other Programming Agreements; or (v) three years after the Commencement Date by either party (not then in default) upon 45 days prior notice if the Closing has not yet occurred. In the event that either party receives formal or informal notice from the FCC that this Agreement or any of its terms are contrary to the public interest or violative of any FCC statute, regulation, rule or policy, the parties shall negotiate in good faith to resolve such objection and preserve the fundamental nature of this Agreement; if and to the extent the substance of this Agreement cannot be maintained by the application of Section 30 of this Agreement and/or such negotiations, either party shall have the right to terminate this Agreement immediately by written notice to the other party.

(c) In the event this Agreement is terminated for any reason prior to the Closing Date, as defined in the Exchange Agreement, each party will use commercially reasonable efforts to cooperate with the other to transition the programming of the Station from Programmer to Owner.

4. The Programming. The Programmer may furnish programming to Owner for not less than the minimum operating schedule required by Section 73.1740 of the FCC regulations and up to all of the LMA Hours. The nature of the program service to be provided by the Programmer will be determined by Programmer subject to the requirement that programming will at all times serve the public interest and comply with the provisions of Section 10.2 of this Agreement all applicable federal, state and local laws, rules and regulations and Schedule 7 and Sections 7 and 12 hereof. Owner acknowledges that it is familiar with the nature of the Programming to be produced by the Programmer and has determined that the broadcasting of the Programming on the Station will serve the public interest. Programmer shall not make any material change in the Programming after the date hereof without the prior consent of Owner, which consent shall not be unreasonably withheld or delayed.

5. Station Facilities.

5.1 Operation of Station. Throughout the term of this Agreement, Owner shall make the Station available to the Programmer for operation with its authorized facilities during the LMA Hours. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, any maintenance work affecting the operation of the Station at full power shall, to the extent reasonably practicable, be scheduled upon at least 48 hours prior notice with the agreement of the Programmer.

5.2 Interruption of Normal Operations. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, if the Station suffers loss or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, Owner shall immediately notify the Programmer, and shall undertake such repairs as necessary to restore the fulltime operation of the Station with its maximum authorized facilities as quickly as reasonably possible. Except as may be the result of any act or omission of Programmer, if the Station does not operate with at least eighty percent (80%) of its authorized power, Programmer shall be entitled to reasonable consideration.

6. Handling of Mail. The Programmer shall provide to Owner the original or a copy of any correspondence which it receives from a member of the public relating to the Programming to enable Owner to comply with FCC rules and policies, including those regarding the maintenance of the public inspection file (which shall at all times remain the responsibility of Owner).

7. Programming and Operations Standards. All programs supplied by the Programmer shall be in good taste and shall meet in all material respects all requirements of the Communications Act of 1934 and all applicable rules, regulations and policies of the FCC and the policies of the Station described in Schedule 7. All advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations and such Station policies. If, in the reasonable judgment of Owner or the Owner’s designee, any portion of the Programming presented by the Programmer does not meet such standards, Owner may reject, suspend or cancel any such portion of the Programming as without reduction or offset in any payment due Owner hereunder.

8. Responsibility for Employees and Related Expenses.

8.1 Programmer Employees. The Programmer shall furnish (or cause to be furnished) the personnel and material for the production of the Programming to be provided by this Agreement. The Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of Programming (including sales people, traffic personnel and programming staff). The Programmer shall not pay or reimburse the salaries or other costs associated with any employees of Station that Owner may be required to employ or may elect to employ on or after the date of commencement of this Agreement.

8.2 Owner Employees. Owner will provide and have responsibility for the Station personnel necessary for compliance with the requirements of Owner as set forth by the FCC and will be responsible for the salaries, taxes, insurance and related costs for all such Station personnel. The parties acknowledge and agree that the duties of the Station Manager and the Chief Operator may be performed by the same person.

8.3 Employee Oversight. Whenever on the Station’s premises, all personnel shall be subject to the supervision and the direction of the Station’s Manager and/or the designated Chief Operator.

9. Advertising and Programming Revenues.

(a) During the Programming it delivers to the Station, the Programmer shall have full authority to sell for its own account commercial spot advertising and block programming time on the Station and to retain all revenues from the sale of such advertising and programming. The parties agree that the Programmer shall have complete discretion to deal as it deems appropriate with all advertising and programming accounts relating to advertising and programming sold by it; provided, however, the Programmer shall deal with political candidate and supporter advertising as required by law.

(b) All accounts receivable of Owner and the Station as of the commencement date of this Agreement shall remain the sole property of Owner and shall be collected by Owner. Any amounts received by Programmer with respect to Owner’s receivables shall be promptly remitted to Owner.

10. Operation of the Station.

10.1 Verification of Owner’s Control and Rights of Owner. Notwithstanding anything to the contrary in this Agreement, Owner shall have full authority and power over the operation of the Station during the period of this Agreement. Owner shall provide and pay for its employees, who shall report and be accountable solely to Owner, shall be responsible for the direction of the day-to-day operation of the Station, and shall maintain the Station’s studio and transmission equipment and facilities, including the tower, antenna, transmitter and transmission line, and Station’s studio transmitter link. Owner shall retain control over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to accept or reject any programming or advertisements which Owner deems unsuitable or contrary to the public interest; the right to preempt any programs in order to broadcast a program deemed by Owner to be of greater national, regional, or local interest; and the right to take any other actions necessary for compliance with the laws of the United States, the State of the Station’s city of license, the rules, regulations, and policies of the FCC (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Owner reserves the right to refuse to broadcast any program containing matter which is, or in the reasonable opinion of Owner may be, violative of any right of any third party or which may constitute a “personal attack” (as that term is defined by the FCC). Owner agrees that Owner’s Programming shall be aired at such times as the parties may agree based on the reasonable programming needs of the Programmer. With respect to the operation of the Station, Owner shall at all times be ultimately responsible for meeting all of the FCC’s requirements with respect to the broadcast and nature of any public service programming, for maintaining the political and public inspection files and the Station log, and for the preparation of all programs/issues lists. Owner expressly acknowledges that its duty to maintain the Station’s public inspection file is non-delegable and that Owner retains sole responsibility for maintenance of such file. Owner verifies that it shall maintain the ultimate control over the Station’s facilities, including control over the finances with respect to its operation of the Station, over its personnel operating the Station, and over the programming to be broadcast by the Station.

10.2. Verification by Programmer and Obligations of Programmer. The Programmer will, during the term of this Agreement, provide local news and public affairs programming relevant to the Station’s community to assist Owner in satisfying its obligations to respond to the needs of its community. Programmer will also forward to Owner within twenty-four (24) hours of receipt by Programmer, any letter from a member of the general public addressing

Station programming or documentation which comes into its custody which is required to be included in the Station’s public file or which is reasonably requested by Owner. The Programmer shall furnish within the Programming on behalf of Owner all station identification announcements required by the FCC rules, shall promptly provide to Owner all records and information pertaining to the broadcast of political programming and advertisements, and shall, upon request by Owner, provide monthly documentation with respect to such of the Programmer’s programs which are responsive to the public needs and interests of the area served by the Station in order to assist Owner in the preparation of any required programming reports, and will provide upon request other information to enable Owner to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Programmer certifies that this Agreement and Programmer’s rights and responsibilities hereunder comply with the requirements of Section 73.3555(a) of the FCC rules.

11. Station Call Letters and Promotion. At no time shall Programmer or its employees or agents represent, hold out, describe or portray Programmer as the licensee of the Station. Owner hereby grants Programmer the right to change the call letters of the Station during the term hereof to any call letters Programmer deems appropriate, and Owner agrees to reasonably cooperate with Programmer to effectuate such a change; provided that all fees and costs incident to changing the call letters shall be paid by Programmer.

12. Special Events. Owner shall have the right, in its reasonable discretion, to preempt any of the broadcasts of the Programming referred to herein, and to use part or all of the hours of operation of the Station for the broadcast of events of special importance. In all such cases, Owner will use its best efforts to give the Programmer reasonable advance notice of its intention to preempt any regularly scheduled programming, and, in the event of such preemption, the Programmer shall receive a payment credit for any programming which would have been supplied by it during the time of such broadcasts by Owner.

13. Right to Use the Programming. The right to use the Programming produced by the Programmer and to authorize its use in any manner and in any media whatsoever shall be at all times be vested solely in the Programmer except as authorized by this Agreement. Programmer shall ensure that all necessary licensing is obtained of rights necessary for it to broadcast the Programming, and shall indemnify Owner with respect to any claim, cost or expense to the contrary.

14. Payola. The Programmer will provide to Owner in advance of broadcast any information known to the Programmer regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to Owner by the Programmer for broadcast on the Station, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements. Should the Station determine that an announcement is required by Section 317 of the Communications Act of 1934 and related FCC rules, the Programmer will insert that announcement in the Programming. The Programmer will obtain from its employees responsible for the Programming appropriate anti-payola/plugola affidavits. Commercial matters with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. The Programmer will at all times comply, and seek to have its employees comply, in all material respects with the requirements of Sections 317 and 507 of the Communications Act of 1934, as amended, and the related rules and regulations of the FCC.

15. Compliance with Law. The Programmer will comply in all material respects with all laws and regulations applicable to the broadcast of programming by the Station.

16. Indemnification Rights of Owner.

(a) The Programmer will defend, indemnify and hold Owner, its beneficiaries, its officers, directors, stockholders, partners and employees harmless from and against all claims, charges, loss, damage, fees and expense (including reasonable attorneys’ fees and expenses) caused by (a) any breach of Programmer’s representations or warranties hereunder, (b) the conduct or negligence of Programmer, its employees or agents, and (c) all liability for libel, slander, illegal competition or trade practice, violation of rights of privacy, and infringement of copyrights or other proprietary rights and violations of the Communications Act of 1934 or FCC rules resulting from the broadcast of Programming furnished by the Programmer. Such indemnification shall survive the termination of this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement, with responsible and reputable insurance companies, liability insurance and such other insurance as may be required by law with respect to the broadcast of the Programming, and the employment of its personnel, and such policy shall name Owner as an additional insured. No investigation by Owner shall be deemed a waiver or limitation of any of Owner’s rights to indemnification.

(b) In the event that Owner may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, Owner shall so notify Programmer, describing the matters involved in reasonable detail, and Programmer shall be entitled to assume the defense thereof upon written notice to Owner with counsel reasonably satisfactory to the Owner; provided, that once the defense thereof is assumed by Programmer, Programmer shall keep Owner advised of all developments in the defense thereof and any related litigation, and Owner shall be entitled at all times to participate in the defense thereof at its own expense. If Programmer fails to notify Owner of its election to defend or contest its obligation to indemnify under this paragraph, Owner may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

17. Events of Default; Cure Periods and Remedies.

17.1 Events of Default. The following shall constitute Events of Default under this Agreement:

17.1.1. Non-Payment. The Programmer’s failure to pay any Consideration then due within ten (10) days after written notice.

17.1.2 Default in Covenants or Adverse Legal Action. The default by either party in the performance of any material covenant, condition or undertaking contained in this Agreement, and such default is not cured within thirty (30) days after receipt of notice of default, or if either party shall make a general assignment for the benefit of creditors, files or has filed against it a petition for bankruptcy, for reorganization, or for the appointment of a receiver, trustee or similar creditors’ representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within 30 days thereafter.

17.1.3 Breach of Representation. If any material representation or warranty made by either party to this Agreement, or in any certificate or document furnished by either party to the other pursuant to the provisions of this Agreement, shall prove to have been false or misleading in any material respect as of the time made or furnished, and such misrepresentation or breach of warranty is not cured within thirty (30) days after receipt of notice of misrepresentation or breach.

17.2 Termination Upon Default. Upon the occurrence of an Event of Default, the nondefaulting party may terminate this Agreement, provided that it is not also in material default under this Agreement. If the Programmer has defaulted in the performance of its obligations, all amounts accrued or payable to Owner up to the date of termination which have not been paid, less payments made on behalf of Owner by the Programmer and any payment credits outstanding in favor of the Programmer, shall immediately become due and payable, and Owner shall be under no further obligation to make available to the Programmer any broadcast time or broadcast transmission facilities, provided that Owner agrees to cooperate reasonably with the Programmer to discharge any remaining obligations of the Programmer in the form of air time following the effective date of termination, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

17.3. Liabilities Upon Termination. The Programmer shall be responsible for all of its liabilities, debts and obligations accrued from the purchase of broadcast time and transmission facilities of the Station, including, without limitation, indemnification pursuant to Section 16 hereof, accounts payable, barter agreements and unaired advertisements, but not for Owner’s federal, state, and local tax liabilities associated with Programmer’s payments to Owner as provided for herein, or for any other obligations or liabilities of Owner or the Station unless specifically assumed by the

Programmer under this Agreement. Upon termination, the Programmer shall return to Owner any equipment or property of the Station used by the Programmer, its employees or agents, in substantially the same condition as such equipment existed on the date of this Agreement, ordinary wear and tear excepted, provided that the Programmer shall have no liability to Owner for any property of Owner which through ordinary use became obsolete or unusable, and any equipment purchased by the Programmer, whether or not in replacement of any obsolete or unusable equipment of Owner, shall remain the property of the Programmer. In no event shall Owner be liable to Programmer for any indirect, consequential or special damages occasioned by operational deficiencies; Programmer’s sole remedy in such event, including termination, is for equitable reduction in the monthly fee paid hereunder.

18. Programmer’s Option to Terminate. The Programmer shall have the right, at its option, to terminate this Agreement at any time if Owner preempts or substitutes other programming for that supplied by the Programmer during ten percent or more of the total hours of operation of the Station in any seven consecutive days. The Programmer shall give Owner ten (10) days written notice of such termination.

19. Termination Upon Order of Judicial or Governmental Authority. If any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Owner for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by the Programmer, each party shall have the option to seek administrative or judicial appeal of or relief from such order(s) (in which event the other party shall cooperate with the party seeking relief from such order; the party seeking such relief shall be responsible for all expenses and legal fees incurred in such proceedings). Upon termination, Owner shall reasonably cooperate with the Programmer to the extent permitted to enable the Programmer to fulfill advertising or other programming contracts then outstanding, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

20. Representations and Warranties.

20.1 Mutual Representations and Warranties. Each of Owner and the Programmer represents to the other that (a) it is an entity legally qualified and in good standing in all applicable jurisdictions and is qualified to do business and is in good standing in the State of California as to Owner, and Delaware as to Programmer, (b) it is fully qualified, empowered, and able to enter into this Agreement, (c) this Agreement has been approved by all necessary parties or corporate action and that this Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with the terms of this Agreement subject only to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally; and (d) the execution, delivery and performance hereof does not constitute a breach or violation of any agreement, contract or other obligation to which such party is subject or by which it is bound.

20.2. Representations, Warranties and Covenants of Owner. Owner makes the following additional representations, warranties and covenants:

20.2.1. Authorizations. Owner owns and holds all licenses and other permits and authorizations (“FCC Licenses”) necessary for the operation of the Station as presently conducted (including licenses, permits and authorizations issued by the FCC), and such licenses, permits and authorizations will be maintained in full force and effect for the term of this Agreement, unimpaired by any acts or omissions of Owner, its principals, employees or agents. The Station operates at full authorized power in accordance in all material respects with the terms and conditions of the FCC Licenses and in accordance with the rules and regulations of the FCC. Except as may otherwise be set forth in this Agreement, there is not now pending or, to Owner’s best knowledge, threatened, any action by the FCC or other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations, and, to Owner’s best knowledge, no event has occurred that allows or, after notice or lapse of time or both, would allow, the revocation or termination of such licenses, permits or authorizations or the imposition of any restriction thereon of such a nature that may limit the operation of the Station as presently conducted, except for proceedings affecting the radio broadcasting industry generally. Owner has no reason to believe that any such license, permit or authorization will not be renewed during the term of this Agreement in its ordinary course. To the best of Owner’s knowledge, Owner is not in violation of any statute, ordinance, rule, regulation, order or decree of any federal, state, local or foreign governmental agency, court or authority having jurisdiction over it or over any part of its operations or assets, which default or violation would have a material adverse effect on Owner or its assets or on its ability to perform this Agreement.

20.2.2. Filings. To the extent that a failure to make such a filing would have a material adverse effect on the Programmer and its rights hereunder, all material reports and applications required of Owner to be filed with the FCC (including ownership reports and renewal applications) or any other governmental agency, department or body in respect of the Station have been, and in the future will be, filed in a timely manner and are and will be true and complete and accurately present the information contained therein. All such reports and documents, to the extent required to be kept in the public inspection files of the Station, are and will be kept in such files.

20.2.3. Facilities. To the extent a failure to comply would have a material adverse effect on Programmer and its rights hereunder, the Station’s studio and transmission equipment and facilities comply, in all material respects, with the facilities authorized by the FCC

Licenses and with engineering standards necessary to deliver a quality technical signal to the area served by the Station, and with all applicable laws and regulations (including the requirements of the Communications Act and the rules, regulations, policies and procedures of the FCC promulgated thereunder).

20.2.4. Title to Properties. Owner has, and throughout the term of this Agreement will maintain, good and marketable title to all of the assets and properties used in the operation of the Station.

20.2.5. Payment of Obligations. Owner shall pay in a timely fashion all of its debts, assessments and obligations, including without limitation tax liabilities and payments attributable to the operations of the Station, as they come due from and after the effective date of this Agreement.

20.3 Insurance. Owner will maintain in full force and effect throughout the term of this Agreement insurance with responsible and reputable insurance companies fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Owner in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement insurance, with responsible and reputable insurance companies, fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Programmer in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer shall cause its insurance carrier to name Owner as an additional insured under all policies issued pursuant this Section 20.3.

21. Modification and Waiver. No modification or waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party adversely affected, and any such waiver and consent shall be effective only in the specific instance and for the purpose for which such consent was given.

22. No Waiver: Remedies Cumulative. No failure or delay on the part of Owner or the Programmer in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

23. Construction. This Agreement shall be construed in accordance with the laws of the State of California. The obligations of the parties to this Agreement are subject to all federal, state or local laws or regulations, including those of the FCC, now or hereafter in force. All capitalized terms used herein not otherwise defined shall have that mean ascribed to it in the Exchange Agreement.

24. Headings. The headings contained in this Agreement are included for convenience only and shall not in any way alter the meaning of any provision.

25. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except that either party may assign its rights and obligations hereunder to any entity controlled by or under common control with said party without the prior consent of the other party.

26. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original and be binding on the parties to this Agreement.

27. Notices. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered by overnight delivery service or sent by registered or certified mail, first class postage prepaid, or by telegram, facsimile or similar means of communication, addressed as follows:

If to Owner, to:
c/o Salem Communications Corporation 4880 Santa Rosa Road Camarillo, California 93012
Attention:	Jonathan L. Block, Esq. Vice President and General Counsel
Telephone:	(805) 987-0400
Facsimile:	(805) 384-4505

If to Programmer, to:
c/o Univision Radio, Inc. 3102 Oak Lawn Ave., Suite 215 Dallas, Texas 75219
Attention:	McHenry T. Tichenor, Jr.
Telephone:	(214) 525-7712
Facsimile:	(214) 525-7830

with a copy to:
c/o Univision Communications, Inc. 5999 Center Drive Los Angeles, California 90045-0073
Attention:	Phyllis B. Verdugo
Telephone:	(310) 348-3677
Facsimile:	(310) 348-3679

28. Dispute Resolution. Any claims or disputes arising out of this Agreement shall be resolved in the courts of the State of Texas, Dallas County or in the federal courts located in the State of Texas, Dallas County and each party hereto consents to and accepts for itself and its respect of its property, generally and unconditionally, the jurisdiction of such courts. The parties irrevocable waive any objections including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have for the bringing of any such action, suit or other proceeding in those jurisdictions.

29. Expenses; Attorney’s Fees. In the event any action is filed with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the action, including without limitation reasonable attorney’s fees.

30. Entire Agreement. This Agreement embodies the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

31. Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

32. No Partnership or Joint Venture. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement is authorized to act as agent of, or otherwise represent, the other party to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“OWNER”	“PROGRAMMER”

GOLDEN GATE BROADCASTING COMPANY, INC.	UNIVISION RADIO SAN FRANCISCO, INC.

By:	By:
Jonathan L. Block	Name:
Vice President and Secretary	Title:

SCHEDULE 2

FEES

For and during the Term hereof, Programmer shall reimburse Owner for all normal and customary out-of-pocket costs and expenses associated with or arising out of transmitter site costs (“Station Expenses”) including (without limitation) the cost to maintain the station’s transmitter and antennas, premiums for insurance, and the cost and expense of all utilities, telephones and music license fees for the operation of the Station. Notwithstanding the preceding sentence, “Station Expenses” shall not include any cost or expenses associated with (i) employment, including salaries, taxes, insurance and related costs, of the employees identified in Section 8.2 hereof, nor (ii) any inter-company charges, nor (iii) any costs associated with the main studio of Owner. All Station Expenses shall be due and payable not later than thirty (30) days after Programmer’s receipt of written itemizations of said expenses.

SCHEDULE 7

The Programmer agrees to cooperate with Owner in the broadcasting of programs in a manner consistent with the standards of Owner, as set forth below:

1. Election Procedures. At least 90 days before the start of any primary or regular election campaign, the Programmer will coordinate with Owner’s General Manager the rate the Programmer will charge for time to be sold to candidates for public office and/or their supporters to make certain that the rate charged conforms to all applicable laws and Station policy. Throughout a campaign, the Programmer will comply with all applicable laws and rules concerning political candidacy broadcasts and will promptly notify Owner’s General Manager of any disputes concerning either the treatment of or rate charged a candidate or supporter.

2. Required Announcements. The Programmer shall broadcast (i) an announcement in a form satisfactory to Owner at the beginning of each hour to identify the Station, (ii) an announcement at the beginning of each program day, and more often, as appropriate, to indicate that program time has been purchased by the Programmer, and (iii) any other announcement that may be required by law, regulation, or Station policy.

3. Commercial Recordkeeping. The Programmer shall maintain such records of the receipt of, and provide such disclosure to Owner of, any consideration, whether in money, goods, services, or otherwise, which is paid or promised to be paid, either directly or indirectly, by any person or company for the presentation of any programming over the Station as are required by Sections 317 and 507 of the Communications Act and the rules and regulations of the FCC.

4. No Illegal Announcements. No announcements or promotion prohibited by federal or state law or regulation of any lottery, game or contest shall be made over the Station.

5. Owner Discretion Paramount. In accordance with Owner’s responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, Owner reserves the right to reject or terminate any advertising or other programming proposed to be presented or being presented over the Station which is in conflict with law, regulation, Station policy or which in the reasonable judgment of Owner or its General Manager would not serve the public interest.

6. Indecency and Hoaxes. No programming violative of applicable laws and rules concerning indecency or hoaxes will be broadcast over the Station.

7. Controversial Issues. Any broadcast over the Station concerning controversial issues of public importance shall comply with the then current FCC rules and policies.

8. Spot Commercials. The Programmer will provide, for attachment to the Station logs, a list of all commercial announcements carried during its Programming.

Owner may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby. In any case where questions of policy or interpretation arise, the Programmer shall notify Owner before making any commitments to broadcast any programming affected by such issues.

LOCAL PROGRAMMING AND MARKETING AGREEMENT

This Local Programming and Marketing Agreement (the “Agreement”), dated as of September 29, 2004, is entered into by and between Univision Radio Illinois, Inc. and Tichenor License Corporation (collectively, the “Owner”), the owner of certain assets relating to radio station WIND(AM) (FCC Facility ID No. 67068), Chicago, Illinois (the “Station”), and Salem Media of Illinois, LLC (the “Programmer”).

WHEREAS, Owner and Programmer intend to enter into an Asset Exchange Agreement (“Exchange Agreement”) whereby Owner will convey and Programmer will purchase certain assets associated with the Station; and

WHEREAS, the purchase and sale contemplated by the Exchange Agreement is subject to the prior approval and consent of the Federal Communications Commission (“FCC”); and

WHEREAS, in accordance with procedures and policies approved by the FCC, the Programmer desires to avail itself of Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, in accordance with procedures and policies approved by the FCC, Owner desires to make available to Programmer the Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, contemporaneous with the execution of this Agreement, Owner and Programmer have entered into agreement(s) (“Other Programming Agreements”) permitting Owner to program and sell time on the following station(s) of Programmer (“Programmer’s Station(s)”): WZFS(FM), FCC Facility ID No. 25053, licensed to Des Plaines, Illinois.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and the Other Programming Agreements, the parties hereto have agreed and do agree as follows;

1. Purchase of Air Time and Broadcast of the Programming. Owner agrees to make the broadcasting transmission facilities of the Station available to the Programmer and to broadcast on the Station, or cause to be broadcast, the Programmer’s programs for up to 24 hours a day, seven days a week (the “Programming”), except for (i) the broadcast of Owner’s public service programming as provided in Section 10.1 of this Agreement (“Owner’s Programming”); (ii)

downtime occasioned by routine maintenance performed between the hour of 12:00 midnight and 6:00 a.m.; (iii) times when Programmer’s programs are not accepted or are preempted by Owner in accordance with Sections 10.1 or 12 of this Agreement or because such Programming does not satisfy the standards of Section 7 of this Agreement; and (iv) Force Majeure Events (collectively the “LMA Hours”). For purposes of this Agreement, Force Majeure Events shall mean any failure or impairment of facilities or any delay or interruption in broadcasting the Programming not directly or indirectly the fault of Owner or its employees or agents, or failure at any time to furnish the facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof, force majeure or any other causes beyond the control of Owner. Interruption of service as a consequent of one or more Force Majeure Events shall not constitute a breach of this Agreement. Except for the current studio facilities of the Station, all assets of the Station including, without limitation, the transmitting equipment of Owner relating to the Station and any equipment owned by Owner not currently in service shall be made available to the Programmer for its use during the term of this Agreement.

2. Consideration. The terms, conditions and schedule of payment (“Consideration”) to Owner for the broadcasting of the Programming during the term of this Agreement shall be as set forth in Schedule 2.

3. Term.

(a) This Agreement shall commence within forty-eight (48) hours of notice from Programmer to Owner that such equipment and facilities of Programmer as it reasonably may require for operation hereunder are installed and operating (the “Commencement Date”); provided, however, the Commencement Date shall not, in any event, be earlier than such date as may be permissible for Programmer to broadcast its programming on the station pursuant to the Hart-Scott-Rodino Act. Programmer shall diligently pursue the installation and operation of such equipment and facilities and the delivery of said notice.

(b) Unless earlier terminated as provided by this Agreement, the term of this Agreement shall end upon the earliest to occur of: (i) the termination of the Exchange Agreement; (ii) the Closing Date, as defined in the Exchange Agreement, (iii) termination pursuant to Section 17, Section 18 or Section 19, herein; (iv) the termination of the Other Programming Agreements; or (v) three years after the Commencement Date by either party (not then in default) upon 45 days prior notice if the Closing has not yet occurred. In the event that either party receives formal or informal notice from the FCC that this Agreement or any of its terms are contrary to the public interest or violative of any FCC statute, regulation, rule or policy, the parties shall negotiate in good faith to resolve such objection and preserve the fundamental nature of this Agreement; if and to the extent the substance of this Agreement cannot be maintained by the application of Section 30 of this

Agreement and/or such negotiations, either party shall have the right to terminate this Agreement immediately by written notice to the other party.

(c) In the event this Agreement is terminated for any reason prior to the Closing Date, as defined in the Exchange Agreement, each party will use commercially reasonable efforts to cooperate with the other to transition the programming of the Station from Programmer to Owner.

4. The Programming. The Programmer may furnish programming to Owner for not less than the minimum operating schedule required by Section 73.1740 of the FCC regulations and up to all of the LMA Hours. The nature of the program service to be provided by the Programmer will be determined by Programmer subject to the requirement that programming will at all times serve the public interest and comply with the provisions of Section 10.2 of this Agreement all applicable federal, state and local laws, rules and regulations and Schedule 7 and Sections 7 and 12 hereof. Owner acknowledges that it is familiar with the nature of the Programming to be produced by the Programmer and has determined that the broadcasting of the Programming on the Station will serve the public interest. Programmer shall not make any material change in the Programming after the date hereof without the prior consent of Owner, which consent shall not be unreasonably withheld or delayed.

5. Station Facilities.

5.1 Operation of Station. Throughout the term of this Agreement, Owner shall make the Station available to the Programmer for operation with its authorized facilities during the LMA Hours. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, any maintenance work affecting the operation of the Station at full power shall, to the extent reasonably practicable, be scheduled upon at least 48 hours prior notice with the agreement of the Programmer.

5.2 Interruption of Normal Operations. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, if the Station suffers loss or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, Owner shall immediately notify the Programmer, and shall undertake such repairs as necessary to restore the fulltime operation of the Station with its maximum authorized facilities as quickly as reasonably possible. Except as may be the result of any act or omission of Programmer, if the Station does not operate with at least eighty percent (80%) of its authorized power, Programmer shall be entitled to reasonable consideration.

6. Handling of Mail. The Programmer shall provide to Owner the original or a copy of any correspondence which it receives from a member of the public relating to the Programming to enable Owner to comply with FCC rules and policies, including those regarding the maintenance of the public inspection file (which shall at all times remain the responsibility of Owner).

7. Programming and Operations Standards. All programs supplied by the Programmer shall be in good taste and shall meet in all material respects all requirements of the Communications Act of 1934 and all applicable rules, regulations and policies of the FCC and the policies of the Station described in Schedule 7. All advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations and such Station policies. If, in the reasonable judgment of Owner or the Owner’s designee, any portion of the Programming presented by the Programmer does not meet such standards, Owner may reject, suspend or cancel any such portion of the Programming as without reduction or offset in any payment due Owner hereunder.

8. Responsibility for Employees and Related Expenses.

8.1 Programmer Employees. The Programmer shall furnish (or cause to be furnished) the personnel and material for the production of the Programming to be provided by this Agreement. The Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of Programming (including sales people, traffic personnel and programming staff). The Programmer shall not pay or reimburse the salaries or other costs associated with any employees of Station that Owner may be required to employ or may elect to employ on or after the date of commencement of this Agreement.

8.2 Owner Employees. Owner will provide and have responsibility for the Station personnel necessary for compliance with the requirements of Owner as set forth by the FCC and will be responsible for the salaries, taxes, insurance and related costs for all such Station personnel. The parties acknowledge and agree that the duties of the Station Manager and the Chief Operator may be performed by the same person.

8.3 Employee Oversight. Whenever on the Station’s premises, all personnel shall be subject to the supervision and the direction of the Station’s Manager and/or the designated Chief Operator.

9. Advertising and Programming Revenues.

(a) During the Programming it delivers to the Station, the Programmer shall have full authority to sell for its own account commercial spot advertising and block programming time on the Station and to retain all revenues from the sale of such advertising and programming. The parties agree that the Programmer shall have complete discretion to deal as it deems appropriate with all advertising and programming accounts relating to advertising and programming sold by it; provided, however, the Programmer shall deal with political candidate and supporter advertising as required by law.

(b) All accounts receivable of Owner and the Station as of the commencement date of this Agreement shall remain the sole property of Owner and shall be collected by Owner. Any amounts received by Programmer with respect to Owner’s receivables shall be promptly remitted to Owner.

10. Operation of the Station.

10.1 Verification of Owner’s Control and Rights of Owner. Notwithstanding anything to the contrary in this Agreement, Owner shall have full authority and power over the operation of the Station during the period of this Agreement. Owner shall provide and pay for its employees, who shall report and be accountable solely to Owner, shall be responsible for the direction of the day-to-day operation of the Station, and shall maintain the Station’s studio and transmission equipment and facilities, including the tower, antenna, transmitter and transmission line, and Station’s studio transmitter link. Owner shall retain control over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to accept or reject any programming or advertisements which Owner deems unsuitable or contrary to the public interest; the right to preempt any programs in order to broadcast a program deemed by Owner to be of greater national, regional, or local interest; and the right to take any other actions necessary for compliance with the laws of the United States, the State of the Station’s city of license, the rules, regulations, and policies of the FCC (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Owner reserves the right to refuse to broadcast any program containing matter which is, or in the reasonable opinion of Owner may be, violative of any right of any third party or which may constitute a “personal attack” (as that term is defined by the FCC). Owner agrees that Owner’s Programming shall be aired at such times as the parties may agree based on the reasonable programming needs of the Programmer. With respect to the operation of the Station, Owner shall at all times be ultimately responsible for meeting all of the FCC’s requirements with respect to the broadcast and nature of any public service programming, for maintaining the political and public inspection files and the Station log, and for the preparation of all programs/issues lists. Owner expressly acknowledges that its duty to maintain the Station’s public inspection file is non-delegable and that Owner retains sole responsibility for maintenance of such file. Owner verifies that it shall maintain the ultimate control over the Station’s facilities, including control over the finances with respect to its operation of the Station, over its personnel operating the Station, and over the programming to be broadcast by the Station.

10.2. Verification by Programmer and Obligations of Programmer. The Programmer will, during the term of this Agreement, provide local news and public affairs programming relevant to the Station’s community to assist Owner in satisfying its obligations to respond to the needs of its community. Programmer will also forward to Owner within twenty-four (24) hours of receipt by Programmer, any letter from a member of the general public addressing Station programming or documentation which comes into its custody which is required to be included in the Station’s public file or which is reasonably requested by Owner. The Programmer shall furnish within the Programming on behalf of Owner all station identification announcements required by the FCC rules, shall promptly provide to Owner all records and information pertaining to the broadcast of political programming and advertisements, and shall, upon request by Owner, provide monthly documentation with respect to such of the Programmer’s programs which are responsive to the public needs and interests of the area served by the Station in order to assist Owner in the preparation of any required programming reports, and will provide upon request other information to enable Owner to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Programmer certifies that this Agreement and Programmer’s rights and responsibilities hereunder comply with the requirements of Section 73.3555(a) of the FCC rules.

11. Station Call Letters and Promotion. At no time shall Programmer or its employees or agents represent, hold out, describe or portray Programmer as the licensee of the Station. Owner hereby grants Programmer the right to change the call letters of the Station during the term hereof to any call letters Programmer deems appropriate, and Owner agrees to reasonably cooperate with Programmer to effectuate such a change; provided that all fees and costs incident to changing the call letters shall be paid by Programmer.

12. Special Events. Owner shall have the right, in its reasonable discretion, to preempt any of the broadcasts of the Programming referred to herein, and to use part or all of the hours of operation of the Station for the broadcast of events of special importance. In all such cases, Owner will use its best efforts to give the Programmer reasonable advance notice of its intention to preempt any regularly scheduled programming, and, in the event of such preemption, the Programmer shall receive a payment credit for any programming which would have been supplied by it during the time of such broadcasts by Owner.

13. Right to Use the Programming. The right to use the Programming produced by the Programmer and to authorize its use in any manner and in any media whatsoever shall be at all times be vested solely in the Programmer except as authorized by this Agreement. Programmer shall ensure that all necessary licensing is obtained of rights necessary for it to broadcast the Programming, and shall indemnify Owner with respect to any claim, cost or expense to the contrary.

14. Payola. The Programmer will provide to Owner in advance of broadcast any information known to the Programmer regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to Owner by the Programmer for broadcast on the Station, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements. Should the Station determine that an announcement is required by Section 317 of the Communications Act of 1934 and related FCC rules, the Programmer will insert that announcement in the Programming. The Programmer will obtain from its employees responsible for the Programming appropriate anti-payola/plugola affidavits. Commercial matters with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. The Programmer will at all times comply, and seek to have its employees comply, in all material respects with the requirements of Sections 317 and 507 of the Communications Act of 1934, as amended, and the related rules and regulations of the FCC.

15. Compliance with Law. The Programmer will comply in all material respects with all laws and regulations applicable to the broadcast of programming by the Station.

16. Indemnification Rights of Owner.

(a) The Programmer will defend, indemnify and hold Owner, its beneficiaries, its officers, directors, stockholders, partners and employees harmless from and against all claims, charges, loss, damage, fees and expense (including reasonable attorneys’ fees and expenses) caused by (a) any breach of Programmer’s representations or warranties hereunder, (b) the conduct or negligence of Programmer, its employees or agents, and (c) all liability for libel, slander, illegal competition or trade practice, violation of rights of privacy, and infringement of copyrights or other proprietary rights and violations of the Communications Act of 1934 or FCC rules resulting from the broadcast of Programming furnished by the Programmer. Such indemnification shall survive the termination of this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement, with responsible and reputable insurance companies, liability insurance and such other insurance as may be required by law with respect to the broadcast of the Programming, and the employment of its personnel, and such policy shall name Owner as an additional insured. No investigation by Owner shall be deemed a waiver or limitation of any of Owner’s rights to indemnification.

(b) In the event that Owner may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, Owner shall so notify Programmer, describing the matters involved in reasonable detail, and Programmer shall be entitled to assume the defense thereof upon written notice to Owner with counsel reasonably satisfactory to the Owner; provided, that once the defense thereof is assumed by Programmer, Programmer shall keep Owner advised of all developments in the defense thereof and any related litigation, and Owner shall be entitled at all times to participate in the defense thereof at its own expense. If Programmer fails to notify Owner of its election to defend or contest its obligation to indemnify under this paragraph, Owner may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

17. Events of Default; Cure Periods and Remedies.

17.1 Events of Default. The following shall constitute Events of Default under this Agreement:

17.1.1. Non-Payment. The Programmer’s failure to pay any Consideration then due within ten (10) days after written notice.

17.1.2. Default in Covenants or Adverse Legal Action. The default by either party in the performance of any material covenant, condition or undertaking contained in this Agreement, and such default is not cured within thirty (30) days after receipt of notice of default, or if either party shall make a general assignment for the benefit of creditors, files or has filed against it a petition for bankruptcy, for reorganization, or for the appointment of a receiver, trustee or similar creditors’ representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within 30 days thereafter.

17.1.3. Breach of Representation. If any material representation or warranty made by either party to this Agreement, or in any certificate or document furnished by either party to the other pursuant to the provisions of this Agreement, shall prove to have been false or misleading in any material respect as of the time made or furnished, and such misrepresentation or breach of warranty is not cured within thirty (30) days after receipt of notice of misrepresentation or breach.

17.2 Termination Upon Default. Upon the occurrence of an Event of Default, the nondefaulting party may terminate this Agreement, provided that it is not also in material default under this Agreement. If the Programmer has defaulted in the performance of its obligations, all amounts accrued or payable to Owner up to the date of termination which have not been paid, less payments made on behalf of Owner by the Programmer and any payment credits outstanding in favor of the Programmer, shall immediately become due and payable, and Owner shall be under no further obligation to make available to the Programmer any broadcast time or broadcast transmission facilities, provided that Owner agrees to cooperate reasonably with the Programmer to discharge any remaining obligations of the Programmer in the form of air time following the effective date of termination, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

17.3. Liabilities Upon Termination. The Programmer shall be responsible for all of its liabilities, debts and obligations accrued from the purchase of broadcast time and transmission facilities of the Station, including, without limitation, indemnification pursuant to Section 16 hereof, accounts payable, barter agreements and unaired advertisements, but not for Owner’s federal, state, and local tax liabilities associated with Programmer’s payments to Owner as provided for herein, or for any other obligations or liabilities of Owner or the Station unless specifically assumed by the Programmer under this Agreement. Upon termination, the Programmer shall return to Owner any equipment or property of the Station used by the Programmer, its employees or agents, in substantially the same condition as such equipment existed on the date of this Agreement, ordinary wear and tear excepted, provided that the Programmer shall have no liability to Owner for any property of Owner which through ordinary use became obsolete or unusable, and any equipment purchased by the Programmer, whether or not in replacement of any obsolete or unusable equipment of Owner, shall remain the property of the Programmer. In no event shall Owner be liable to Programmer for any indirect, consequential or special damages occasioned by operational deficiencies; Programmer’s sole remedy in such event, including termination, is for equitable reduction in the monthly fee paid hereunder.

18. Programmer’s Option to Terminate. The Programmer shall have the right, at its option, to terminate this Agreement at any time if Owner preempts or substitutes other programming for that supplied by the Programmer during ten percent or more of the total hours of operation of the Station in any seven consecutive days. The Programmer shall give Owner ten (10) days written notice of such termination.

19. Termination Upon Order of Judicial or Governmental Authority. If any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Owner for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by the Programmer, each party shall have the option to seek administrative or judicial appeal of or relief from such order(s) (in which event the other party shall cooperate with the party seeking relief from such order; the party seeking such relief shall be responsible for all expenses and legal fees incurred in such proceedings). Upon termination, Owner shall reasonably cooperate with the Programmer to the extent permitted to enable the Programmer to fulfill advertising or other programming contracts then outstanding, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

20. Representations and Warranties.

20.1. Mutual Representations and Warranties. Each of Owner and the Programmer represents to the other that (a) it is an entity legally qualified and in good standing in all applicable jurisdictions and is qualified to do business and is in good standing in the State of Texas as to Tichenor License Corporation, and Delaware as to Univision Radio Chicago, Inc. and Salem Media of Illinois, LLC, (b) it is fully qualified, empowered, and able to enter into this Agreement, (c) this Agreement has been approved by all necessary parties or corporate action and that this Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with the terms of this Agreement subject only to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally; and (d) the execution, delivery and performance hereof does not constitute a breach or violation of any agreement, contract or other obligation to which such party is subject or by which it is bound.

20.2. Representations, Warranties and Covenants of Owner. Owner makes the following additional representations, warranties and covenants:

20.2.1. Authorizations. Owner owns and holds all licenses and other permits and authorizations (“FCC Licenses”) necessary for the operation of the Station as presently conducted (including licenses, permits and authorizations issued by the FCC), and such licenses, permits and authorizations will be maintained in full force and effect for the term of this Agreement, unimpaired by any acts or omissions of Owner, its principals, employees or agents. The Station operates at full authorized power in accordance in all material respects with the terms and conditions of the FCC Licenses and in accordance with the rules and regulations of the FCC. Except as may otherwise be set forth in this Agreement, there is not now pending or, to Owner’s best knowledge, threatened, any action by the FCC or other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations, and, to Owner’s best knowledge, no event has occurred that allows or, after notice or lapse of time or both, would allow, the revocation or termination of such licenses, permits or authorizations or the imposition of any restriction thereon of such a nature that may limit the operation of the Station as presently conducted, except for proceedings affecting the radio broadcasting industry generally. Owner has no reason to believe that any such license, permit or authorization will not be renewed during the term of this Agreement in its ordinary course. To the best of Owner’s knowledge, Owner is not in violation of any statute, ordinance, rule, regulation, order or decree of any federal, state, local or foreign governmental agency, court or authority having jurisdiction over it or over any part of its operations or assets, which default or violation would have a material adverse effect on Owner or its assets or on its ability to perform this Agreement.

20.2.2. Filings. To the extent that a failure to make such a filing would have a material adverse effect on the Programmer and its rights hereunder, all material reports and applications required of Owner to be filed with the FCC (including ownership reports and renewal applications) or any other governmental agency, department or body in respect of the Station have been, and in the future will be, filed in a timely manner and are and will be true and complete and accurately present the information contained therein. All such reports and documents, to the extent required to be kept in the public inspection files of the Station, are and will be kept in such files.

20.2.3. Facilities. To the extent a failure to comply would have a material adverse effect on Programmer and its rights hereunder, the Station’s studio and transmission equipment and facilities comply, in all material respects, with the facilities authorized by the FCC Licenses and with engineering standards necessary to deliver a quality technical signal to the area served by the Station, and with all applicable laws and regulations (including the requirements of the Communications Act and the rules, regulations, policies and procedures of the FCC promulgated thereunder).

20.2.4. Title to Properties. Owner has, and throughout the term of this Agreement will maintain, good and marketable title to all of the assets and properties used in the operation of the Station.

20.2.5. Payment of Obligations. Owner shall pay in a timely fashion all of its debts, assessments and obligations, including without limitation tax liabilities and payments attributable to the operations of the Station, as they come due from and after the effective date of this Agreement.

20.3. Insurance. Owner will maintain in full force and effect throughout the term of this Agreement insurance with responsible and reputable insurance companies fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Owner in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement insurance, with responsible and reputable insurance companies, fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Programmer in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer shall cause its insurance carrier to name Owner as an additional insured under all policies issued pursuant this Section 20.3.

21. Modification and Waiver. No modification or waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party adversely affected, and any such waiver and consent shall be effective only in the specific instance and for the purpose for which such consent was given.

22. No Waiver: Remedies Cumulative. No failure or delay on the part of Owner or the Programmer in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

23. Construction. This Agreement shall be construed in accordance with the laws of the State of California. The obligations of the parties to this Agreement are subject to all federal, state or local laws or regulations, including those of the FCC, now or hereafter in force. All capitalized terms used herein not otherwise defined shall have that mean ascribed to it in the Exchange Agreement.

24. Headings. The headings contained in this Agreement are included for convenience only and shall not in any way alter the meaning of any provision.

25. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except that either party may assign its rights and obligations hereunder to any entity controlled by or under common control with said party without the prior consent of the other party.

26. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original and be binding on the parties to this Agreement.

27. Notices. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered by overnight delivery service or sent by registered or certified mail, first class postage prepaid, or by telegram, facsimile or similar means of communication, addressed as follows:

If to Owner, to:

c/o Univision Radio, Inc. 3102 Oak Lawn Ave., Suite 215 Dallas, Texas 75219
Attention:	McHenry T. Tichenor, Jr.
Telephone:	(214) 525-7712
Facsimile:	(214) 525-7830

with a copy to:

c/o Univision Communications, Inc. 5999 Center Drive Los Angeles, California 90045-0073
Attention:	Phyllis B. Verdugo
Telephone:	(310) 348-3677
Facsimile:	(310) 348-3679

If to Programmer, to:

c/o Salem Communications Corporation 4880 Santa Rosa Road Camarillo, California 93012
Attention:	Jonathan L. Block, Esq. Vice President and General Counsel
Telephone:	(805) 987-0400
Facsimile:	(805) 384-4505

28. Dispute Resolution. Any claims or disputes arising out of this Agreement shall be resolved in the courts of the State of Texas, Dallas County or in the federal courts located in the State of Texas, Dallas County and each party hereto consents to and accepts for itself and its respect of its property, generally and unconditionally, the jurisdiction of such courts. The parties irrevocable waive any objections including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have for the bringing of any such action, suit or other proceeding in those jurisdictions.

29. Expenses; Attorney’s Fees. In the event any action is filed with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the action, including without limitation reasonable attorney’s fees.

30. Entire Agreement. This Agreement embodies the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

31. Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

32. No Partnership or Joint Venture. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement is authorized to act as agent of, or otherwise represent, the other party to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“OWNER”	“PROGRAMMER”

UNIVISION RADIO ILLINOIS, INC.	SALEM MEDIA OF ILLINOIS, LLC

BY: Salem Media Corporation, as Manager

By:	By:
Name:	Jonathan L. Block
Title:	Vice President and Secretary of Salem
Media Corporation, its Manager

TICHENOR LICENSE CORPORATION

By:
Name:
Title:

SCHEDULE 2

FEES

For and during the Term hereof, Programmer shall reimburse Owner for all normal and customary out-of-pocket costs and expenses associated with or arising out of transmitter site costs (“Station Expenses”) including (without limitation) the cost to maintain the station’s transmitter and antennas, premiums for insurance, and the cost and expense of all utilities, telephones and music license fees for the operation of the Station. Notwithstanding the preceding sentence, “Station Expenses” shall not include any cost or expenses associated with (i) employment, including salaries, taxes, insurance and related costs, of the employees identified in Section 8.2 hereof, nor (ii) any inter-company charges, nor (iii) any costs associated with the main studio of Owner. All Station Expenses shall be due and payable not later than thirty (30) days after Programmer’s receipt of written itemizations of said expenses.

SCHEDULE 7

The Programmer agrees to cooperate with Owner in the broadcasting of programs in a manner consistent with the standards of Owner, as set forth below:

1. Election Procedures. At least 90 days before the start of any primary or regular election campaign, the Programmer will coordinate with Owner’s General Manager the rate the Programmer will charge for time to be sold to candidates for public office and/or their supporters to make certain that the rate charged conforms to all applicable laws and Station policy. Throughout a campaign, the Programmer will comply with all applicable laws and rules concerning political candidacy broadcasts and will promptly notify Owner’s General Manager of any disputes concerning either the treatment of or rate charged a candidate or supporter.

2. Required Announcements. The Programmer shall broadcast (i) an announcement in a form satisfactory to Owner at the beginning of each hour to identify the Station, (ii) an announcement at the beginning of each program day, and more often, as appropriate, to indicate that program time has been purchased by the Programmer, and (iii) any other announcement that may be required by law, regulation, or Station policy.

3. Commercial Recordkeeping. The Programmer shall maintain such records of the receipt of, and provide such disclosure to Owner of, any consideration, whether in money, goods, services, or otherwise, which is paid or promised to be paid, either directly or indirectly, by any person or company for the presentation of any programming over the Station as are required by Sections 317 and 507 of the Communications Act and the rules and regulations of the FCC.

4. No Illegal Announcements. No announcements or promotion prohibited by federal or state law or regulation of any lottery, game or contest shall be made over the Station.

5. Owner Discretion Paramount. In accordance with Owner’s responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, Owner reserves the right to reject or terminate any advertising or other programming proposed to be presented or being presented over the Station which is in conflict with law, regulation, Station policy or which in the reasonable judgment of Owner or its General Manager would not serve the public interest.

6. Indecency and Hoaxes. No programming violative of applicable laws and rules concerning indecency or hoaxes will be broadcast over the Station.

7. Controversial Issues. Any broadcast over the Station concerning controversial issues of public importance shall comply with the then current FCC rules and policies.

8. Spot Commercials. The Programmer will provide, for attachment to the Station logs, a list of all commercial announcements carried during its Programming.

Owner may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby. In any case where questions of policy or interpretation arise, the Programmer shall notify Owner before making any commitments to broadcast any programming affected by such issues.

LOCAL PROGRAMMING AND MARKETING AGREEMENT

This Local Programming and Marketing Agreement (the “Agreement”), dated as of September 29, 2004, is entered into by and between Salem Media of Illinois, LLC (“Owner”), the owner of certain assets relating to radio station WZFS-FM (FCC Facility ID No. 25053), Des Plaines, Illinois (the “Station”), and Univision Radio Illinois, Inc. (the “Programmer”).

WHEREAS, Owner and Programmer intend to enter into an Asset Exchange Agreement (“Exchange Agreement”) whereby Owner will convey and Programmer will purchase certain assets associated with the Station; and

WHEREAS, the purchase and sale contemplated by the Exchange Agreement is subject to the prior approval and consent of the Federal Communications Commission (“FCC”); and

WHEREAS, in accordance with procedures and policies approved by the FCC, the Programmer desires to avail itself of Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, in accordance with procedures and policies approved by the FCC, Owner desires to make available to Programmer the Station’s broadcast time for the presentation of a programming service, including the sale of program and advertising time, until such time as the transactions contemplated by the Exchange Agreement shall have been consummated; and

WHEREAS, contemporaneous with the execution of this Agreement, Owner and Programmer have entered into agreement(s) (“Other Programming Agreements”) Permitting Owner to Program and sell time on the following station(s) of Programmer (“Programmer’s Station(s)”): KHCK(AM), FCC Facility ID No. 57375, licensed to Dallas, Texas; KOBT(FM), FCC Facility ID No. 57801, licensed to Winnie, Texas; and WIND(AM), FCC Facility ID No. 67068, licensed to Chicago, Illinois.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and the Other Programming Agreements, the parties hereto have agreed and do agree as follows;

1. Purchase of Air Time and Broadcast of the Programming. Owner agrees to make the broadcasting transmission facilities of the Station available to the Programmer and to broadcast on the Station, or cause to be broadcast, the Programmer’s programs for up to 24 hours a day, seven days a week (the “Programming”), except for (i) the broadcast of Owner’s public service programming as provided in Section 10.1 of this Agreement (“Owner’s Programming”); (ii)

downtime occasioned by routine maintenance performed between the hour of 12:00 midnight and 6:00 a.m.; (iii) times when Programmer’s programs are not accepted or are preempted by Owner in accordance with Sections 10.1 or 12 of this Agreement or because such Programming does not satisfy the standards of Section 7 of this Agreement; and (iv) Force Majeure Events (collectively the “LMA Hours”). For purposes of this Agreement, Force Majeure Events shall mean any failure or impairment of facilities or any delay or interruption in broadcasting the Programming not directly or indirectly the fault of Owner or its employees or agents, or failure at any time to furnish the facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof, force majeure or any other causes beyond the control of Owner. Interruption of service as a consequent of one or more Force Majeure Events shall not constitute a breach of this Agreement. Except for the current studio facilities of the Station, all assets of the Station including, without limitation, the transmitting equipment of Owner relating to the Station and any equipment owned by Owner not currently in service shall be made available to the Programmer for its use during the term of this Agreement.

2. Consideration. The terms, conditions and schedule of payment (“Consideration”) to Owner for the broadcasting of the Programming during the term of this Agreement shall be as set forth in Schedule 2.

3. Term.

(a) This Agreement shall commence within forty-eight (48) hours of notice from Programmer to Owner that such equipment and facilities of Programmer as it reasonably may require for operation hereunder are installed and operating (the “Commencement Date”); provided, however, the Commencement Date shall not, in any event, be earlier than such date as may be permissible for Programmer to broadcast its programming on the station pursuant to the Hart-Scott-Rodino Act. Programmer shall diligently pursue the installation and operation of such equipment and facilities and the delivery of said notice.

(b) Unless earlier terminated as provided by this Agreement, the term of this Agreement shall end upon the earliest to occur of: (i) the termination of the Exchange Agreement; (ii) the Closing Date, as defined in the Exchange Agreement, (iii) termination pursuant to Section 17, Section 18 or Section 19, herein; (iv) the termination of the Other Programming Agreements; or (v) three years after the Commencement Date by either party (not then in default) upon 45 days prior notice if the Closing has not yet occurred. In the event that either party receives formal or informal notice from the FCC that this Agreement or any of its terms are contrary to the public interest or violative of any FCC statute, regulation, rule or policy, the parties shall negotiate in good faith to resolve such objection and preserve the fundamental nature of this Agreement; if and to the extent the substance of this Agreement cannot be maintained by the application of Section 30 of this

Agreement and/or such negotiations, either party shall have the right to terminate this Agreement immediately by written notice to the other party.

(c) In the event this Agreement is terminated for any reason prior to the Closing Date, as defined in the Exchange Agreement, each party will use commercially reasonable efforts to cooperate with the other to transition the programming of the Station from Programmer to Owner.

4. The Programming. The Programmer may furnish programming to Owner for not less than the minimum operating schedule required by Section 73.1740 of the FCC regulations and up to all of the LMA Hours. The nature of the program service to be provided by the Programmer will be determined by Programmer subject to the requirement that programming will at all times serve the public interest and comply with the provisions of Section 10.2 of this Agreement all applicable federal, state and local laws, rules and regulations and Schedule 7 and Sections 7 and 12 hereof. Owner acknowledges that it is familiar with the nature of the Programming to be produced by the Programmer and has determined that the broadcasting of the Programming on the Station will serve the public interest. Programmer shall not make any material change in the Programming after the date hereof without the prior consent of Owner, which consent shall not be unreasonably withheld or delayed.

5. Station Facilities.

5.1 Operation of Station. Throughout the term of this Agreement, Owner shall make the Station available to the Programmer for operation with its authorized facilities during the LMA Hours. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, any maintenance work affecting the operation of the Station at full power shall, to the extent reasonably practicable, be scheduled upon at least 48 hours prior notice with the agreement of the Programmer.

5.2 Interruption of Normal Operations. Except for maintenance work and other improvements to the Station or the Station’s equipment performed by or at the direction of Programmer, if the Station suffers loss or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, Owner shall immediately notify the Programmer, and shall undertake such repairs as necessary to restore the fulltime operation of the Station with its maximum authorized facilities as quickly as reasonably possible. Except as may be the result of any act or omission of Programmer, if the Station does not operate with at least eighty percent (80%) of its authorized power, Programmer shall be entitled to reasonable compensation.

6. Handling of Mail. The Programmer shall provide to Owner the original or a copy of any correspondence which it receives from a member of the public relating to the Programming to enable Owner to comply with FCC rules and policies, including those regarding the maintenance of the public inspection file (which shall at all times remain the responsibility of Owner).

7. Programming and Operations Standards. All programs supplied by the Programmer shall be in good taste and shall meet in all material respects all requirements of the Communications Act of 1934 and all applicable rules, regulations and policies of the FCC and the policies of the Station described in Schedule 7. All advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations and such Station policies. If, in the reasonable judgment of Owner or the Owner’s designee, any portion of the Programming presented by the Programmer does not meet such standards, Owner may reject, suspend or cancel any such portion of the Programming as without reduction or offset in any payment due Owner hereunder.

8. Responsibility for Employees and Related Expenses.

8.1 Programmer Employees. The Programmer shall furnish (or cause to be furnished) the personnel and material for the production of the Programming to be provided by this Agreement. The Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of Programming (including sales people, traffic personnel and programming staff). The Programmer shall not pay or reimburse the salaries or other costs associated with any employees of Station that Owner may be required to employ or may elect to employ on or after the date of commencement of this Agreement.

8.2 Owner Employees. Owner will provide and have responsibility for the Station personnel necessary for compliance with the requirements of Owner as set forth by the FCC and will be responsible for the salaries, taxes, insurance and related costs for all such Station personnel. The parties acknowledge and agree that the duties of the Station Manager and the Chief Operator may be performed by the same person.

8.3 Employee Oversight. Whenever on the Station’s premises, all personnel shall be subject to the supervision and the direction of the Station’s Manager and/or the designated Chief Operator.

9. Advertising and Programming Revenues.

(a) During the Programming it delivers to the Station, the Programmer shall have full authority to sell for its own account commercial spot advertising and block programming time on the Station and to retain all revenues from the sale of such advertising and programming. The parties agree that the Programmer shall have complete discretion to deal as it deems appropriate with all advertising and programming accounts relating to advertising and programming sold by it;

provided, however, the Programmer shall deal with political candidate and supporter advertising as required by law.

(b) All accounts receivable of Owner and the Station as of the commencement date of this Agreement shall remain the sole property of Owner and shall be collected by Owner. Any amounts received by Programmer with respect to Owner’s receivables shall be promptly remitted to Owner.

10. Operation of the Station.

10.1 Verification of Owner’s Control and Rights of Owner. Notwithstanding anything to the contrary in this Agreement, Owner shall have full authority and power over the operation of the Station during the period of this Agreement. Owner shall provide and pay for its employees, who shall report and be accountable solely to Owner, shall be responsible for the direction of the day-to-day operation of the Station, and shall maintain the Station’s studio and transmission equipment and facilities, including the tower, antenna, transmitter and transmission line, and Station’s studio transmitter link. Owner shall retain control over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to accept or reject any programming or advertisements which Owner deems unsuitable or contrary to the public interest; the right to preempt any programs in order to broadcast a program deemed by Owner to be of greater national, regional, or local interest; and the right to take any other actions necessary for compliance with the laws of the United States, the State of the Station’s city of license, the rules, regulations, and policies of the FCC (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Owner reserves the right to refuse to broadcast any program containing matter which is, or in the reasonable opinion of Owner may be, violative of any right of any third party or which may constitute a “personal attack” (as that term is defined by the FCC). Owner agrees that Owner’s Programming shall be aired at such times as the parties may agree based on the reasonable programming needs of the Programmer. With respect to the operation of the Station, Owner shall at all times be ultimately responsible for meeting all of the FCC’s requirements with respect to the broadcast and nature of any public service programming, for maintaining the political and public inspection files and the Station log, and for the preparation of all programs/issues lists. Owner expressly acknowledges that its duty to maintain the Station’s public inspection file is non-delegable and that Owner retains sole responsibility for maintenance of such file. Owner verifies that it shall maintain the ultimate control over the Station’s facilities, including control over the finances with respect to its operation of the Station, over its personnel operating the Station, and over the programming to be broadcast by the Station.

10.2. Verification by Programmer and Obligations of Programmer. The Programmer will, during the term of this Agreement, provide local news and public affairs programming relevant to the Station’s community to assist Owner in satisfying its obligations to respond to the needs of its community. Programmer will also forward to Owner within twenty-four (24) hours of receipt by Programmer, any letter from a member of the general public addressing Station programming or documentation which comes into its custody which is required to be included in the Station’s public file or which is reasonably requested by Owner. The Programmer shall furnish within the Programming on behalf of Owner all station identification announcements required by the FCC rules, shall promptly provide to Owner all records and information pertaining to the broadcast of political programming and advertisements, and shall, upon request by Owner, provide monthly documentation with respect to such of the Programmer’s programs which are responsive to the public needs and interests of the area served by the Station in order to assist Owner in the preparation of any required programming reports, and will provide upon request other information to enable Owner to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Programmer certifies that this Agreement and Programmer’s rights and responsibilities hereunder comply with the requirements of Section 73.3555(a) of the FCC rules.

11. Station Call Letters and Promotion. At no time shall Programmer or its employees or agents represent, hold out, describe or portray Programmer as the licensee of the Station. Owner hereby grants Programmer the right to change the call letters of the Station during the term hereof to any call letters Programmer deems appropriate, and Owner agrees to reasonably cooperate with Programmer to effectuate such a change; provided that all fees and costs incident to changing the call letters shall be paid by Programmer.

12. Special Events. Owner shall have the right, in its reasonable discretion, to preempt any of the broadcasts of the Programming referred to herein, and to use part or all of the hours of operation of the Station for the broadcast of events of special importance. In all such cases, Owner will use its best efforts to give the Programmer reasonable advance notice of its intention to preempt any regularly scheduled programming, and, in the event of such preemption, the Programmer shall receive a payment credit for any programming which would have been supplied by it during the time of such broadcasts by Owner.

13. Right to Use the Programming. The right to use the Programming produced by the Programmer and to authorize its use in any manner and in any media whatsoever shall be at all times be vested solely in the Programmer except as authorized by this Agreement. Programmer shall ensure that all necessary licensing is obtained of rights necessary for it to broadcast the Programming, and shall indemnify Owner with respect to any claim, cost or expense to the contrary.

14. Payola. The Programmer will provide to Owner in advance of broadcast any information known to the Programmer regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to Owner by the Programmer for broadcast on the Station, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements.

Should the Station determine that an announcement is required by Section 317 of the Communications Act of 1934 and related FCC rules, the Programmer will insert that announcement in the Programming. The Programmer will obtain from its employees responsible for the Programming appropriate anti-payola/plugola affidavits. Commercial matters with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. The Programmer will at all times comply, and seek to have its employees comply, in all material respects with the requirements of Sections 317 and 507 of the Communications Act of 1934, as amended, and the related rules and regulations of the FCC.

15. Compliance with Law. The Programmer will comply in all material respects with all laws and regulations applicable to the broadcast of programming by the Station.

16. Indemnification Rights of Owner.

(a) The Programmer will defend, indemnify and hold Owner, its beneficiaries, its officers, directors, stockholders, partners and employees harmless from and against all claims, charges, loss, damage, fees and expense (including reasonable attorneys’ fees and expenses) caused by (a) any breach of Programmer’s representations or warranties hereunder, (b) the conduct or negligence of Programmer, its employees or agents, and (c) all liability for libel, slander, illegal competition or trade practice, violation of rights of privacy, and infringement of copyrights or other proprietary rights and violations of the Communications Act of 1934 or FCC rules resulting from the broadcast of Programming furnished by the Programmer. Such indemnification shall survive the termination of this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement, with responsible and reputable insurance companies, liability insurance and such other insurance as may be required by law with respect to the broadcast of the Programming, and the employment of its personnel, and such policy shall name Owner as an additional insured. No investigation by Owner shall be deemed a waiver or limitation of any of Owner’s rights to indemnification.

(b) In the event that Owner may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, Owner shall so notify Programmer, describing the matters involved in reasonable detail, and Programmer shall be entitled to assume the defense thereof upon written notice to Owner with counsel reasonably satisfactory to the Owner; provided, that once the defense thereof is assumed by Programmer, Programmer shall keep Owner advised of all developments in the defense thereof and any related litigation, and Owner shall be entitled at all times to participate in the defense thereof at its own expense. If Programmer fails to notify Owner of its election to defend or contest its obligation to indemnify under this paragraph, Owner may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

17. Events of Default; Cure Periods and Remedies.

17.1 Events of Default. The following shall constitute Events of Default under this Agreement:

17.1.1. Non-Payment. The Programmer’s failure to pay any Consideration then due within ten (10) days after written notice.

17.1.2 Default in Covenants or Adverse Legal Action. The default by either party in the performance of any material covenant, condition or undertaking contained in this Agreement, and such default is not cured within thirty (30) days after receipt of notice of default, or if either party shall make a general assignment for the benefit of creditors, files or has filed against it a petition for bankruptcy, for reorganization, or for the appointment of a receiver, trustee or similar creditors’ representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within 30 days thereafter.

17.1.3 Breach of Representation. If any material representation or warranty made by either party to this Agreement, or in any certificate or document furnished by either party to the other pursuant to the provisions of this Agreement, shall prove to have been false or misleading in any material respect as of the time made or furnished, and such misrepresentation or breach of warranty is not cured within thirty (30) days after receipt of notice of misrepresentation or breach.

17.2 Termination Upon Default. Upon the occurrence of an Event of Default, the nondefaulting party may terminate this Agreement, provided that it is not also in material default under this Agreement. If the Programmer has defaulted in the performance of its obligations, all amounts accrued or payable to Owner up to the date of termination which have not been paid, less payments made on behalf of Owner by the Programmer and any payment credits outstanding in favor of the Programmer, shall immediately become due and payable, and Owner shall be under no further obligation to make available to the Programmer any broadcast time or broadcast transmission facilities, provided that Owner agrees to cooperate reasonably with the Programmer to discharge any remaining obligations of the Programmer in the form of air time following the effective date of termination, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

17.3. Liabilities Upon Termination. The Programmer shall be responsible for all of its liabilities, debts and obligations accrued from the purchase of broadcast time and transmission facilities of the Station, including, without limitation, indemnification pursuant to Section 16 hereof, accounts payable, barter agreements and unaired advertisements, but not for Owner’s federal, state, and local tax liabilities associated with Programmer’s payments to Owner as provided for herein, or for any other obligations or liabilities of Owner or the Station unless specifically assumed by the Programmer under this Agreement. Upon termination, the Programmer shall return to Owner any equipment or property of the Station used by the Programmer, its employees or agents, in substantially the same condition as such equipment existed on the date of this Agreement, ordinary wear and tear excepted, provided that the Programmer shall have no liability to Owner for any property of Owner which through ordinary use became obsolete or unusable, and any equipment purchased by the Programmer, whether or not in replacement of any obsolete or unusable equipment of Owner, shall remain the property of the Programmer. In no event shall Owner be liable to Programmer for any indirect, consequential or special damages occasioned by operational deficiencies; Programmer’s sole remedy in such event, including termination, is for equitable reduction in the monthly fee paid hereunder.

18. Programmer’s Option to Terminate. The Programmer shall have the right, at its option, to terminate this Agreement at any time if Owner preempts or substitutes other programming for that supplied by the Programmer during ten percent or more of the total hours of operation of the Station in any seven consecutive days. The Programmer shall give Owner ten (10) days written notice of such termination.

19. Termination Upon Order of Judicial or Governmental Authority. If any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Owner for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by the Programmer, each party shall have the option to seek administrative or judicial appeal of or relief from such order(s) (in which event the other party shall cooperate with the party seeking relief from such order; the party seeking such relief shall be responsible for all expenses and legal fees incurred in such proceedings). Upon termination, Owner shall reasonably cooperate with the Programmer to the extent permitted to enable the Programmer to fulfill advertising or other programming contracts then outstanding, provided Owner shall be entitled to retain any revenues derived therefrom based upon the principle that any revenues generated from broadcasts occurring prior to the termination shall be for the benefit of Programmer and any revenues generated from broadcasts occurring after the termination shall be for the benefit of Owner.

20. Representations and Warranties.

20.1 Mutual Representations and Warranties. Each of Owner and the Programmer represents to the other that (a) it is an entity legally qualified and in good standing in all applicable jurisdictions and is qualified to do business and is in good standing in the State of Delaware, (b) it is fully qualified, empowered, and able to enter into this Agreement, (c) this Agreement has been approved by all necessary parties or corporate action and that this Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with the terms of this Agreement subject only to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally; and (d) the execution, delivery and performance hereof does not constitute a breach or violation of any agreement, contract or other obligation to which such party is subject or by which it is bound.

20.2. Representations, Warranties and Covenants of Owner. Owner makes the following additional representations, warranties and covenants:

20.2.1. Authorizations. Owner owns and holds all licenses and other permits and authorizations (“FCC Licenses”) necessary for the operation of the Station as presently conducted (including licenses, permits and authorizations issued by the FCC), and such licenses, permits and authorizations will be maintained in full force and effect for the term of this Agreement, unimpaired by any acts or omissions of Owner, its principals, employees or agents. The Station operates at full authorized power in accordance in all material respects with the terms and conditions of the FCC Licenses and in accordance with the rules and regulations of the FCC. Except as may otherwise be set forth in this Agreement, there is not now pending or, to Owner’s best knowledge, threatened, any action by the FCC or other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations, and, to Owner’s best knowledge, no event has occurred that allows or, after notice or lapse of time or both, would allow, the revocation or termination of such licenses, permits or authorizations or the imposition of any restriction thereon of such a nature that may limit the operation of the Station as presently conducted, except for proceedings affecting the radio broadcasting industry generally. Owner has no reason to believe that any such license, permit or authorization will not be renewed during the term of this Agreement in its ordinary course. To the best of Owner’s knowledge, Owner is not in violation of any statute, ordinance, rule, regulation, order or decree of any federal, state, local or foreign governmental agency, court or authority having jurisdiction over it or over any part of its operations or assets, which default or violation would have a material adverse effect on Owner or its assets or on its ability to perform this Agreement.

20.2.2. Filings. To the extent that a failure to make such a filing would have a material adverse effect on the Programmer and its rights hereunder, all material reports and applications required of Owner to be filed with the FCC (including ownership reports and renewal applications) or any other governmental agency, department or body in respect of the Station have been, and in the future will be, filed in a timely manner and are and will be true and complete and accurately present the information contained therein. All such reports and documents, to the extent required to be kept in the public inspection files of the Station, are and will be kept in such files.

20.2.3. Facilities. To the extent a failure to comply would have a material adverse effect on Programmer and its rights hereunder, the Station’s studio and transmission equipment and facilities comply, in all material respects, with the facilities authorized by the FCC Licenses and with engineering standards necessary to deliver a quality technical signal to the area served by the Station, and with all applicable laws and regulations (including the requirements of the Communications Act and the rules, regulations, policies and procedures of the FCC promulgated thereunder).

20.2.4. Title to Properties. Owner has, and throughout the term of this Agreement will maintain, good and marketable title to all of the assets and properties used in the operation of the Station.

20.2.5. Payment of Obligations. Owner shall pay in a timely fashion all of its debts, assessments and obligations, including without limitation tax liabilities and payments attributable to the operations of the Station, as they come due from and after the effective date of this Agreement.

20.3 Insurance. Owner will maintain in full force and effect throughout the term of this Agreement insurance with responsible and reputable insurance companies fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Owner in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer will maintain in full force and effect throughout the term of this Agreement insurance, with responsible and reputable insurance companies, fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Exchange Agreement, any insurance proceeds received by Programmer in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement. Programmer shall cause its insurance carrier to name Owner as an additional insured under all policies issued pursuant this Section 20.3.

21. Modification and Waiver. No modification or waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party adversely affected, and any such waiver and consent shall be effective only in the specific instance and for the purpose for which such consent was given.

22. No Waiver: Remedies Cumulative. No failure or delay on the part of Owner or the Programmer in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

23. Construction. This Agreement shall be construed in accordance with the laws of the State of California. The obligations of the parties to this Agreement are subject to all federal, state or local laws or regulations, including those of the FCC, now or hereafter in force. All capitalized terms used herein not otherwise defined shall have that mean ascribed to it in the Exchange Agreement.

24. Headings. The headings contained in this Agreement are included for convenience only and shall not in any way alter the meaning of any provision.

25. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except that either party may assign its rights and obligations hereunder to any entity controlled by or under common control with said party without the prior consent of the other party.

26. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original and be binding on the parties to this Agreement.

27. Notices. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered by overnight delivery service or sent by registered or certified mail, first class postage prepaid, or by telegram, facsimile or similar means of communication, addressed as follows:

If to Owner, to:

c/o Salem Communications Corporation
4880 Santa Rosa Road
Camarillo, California 93012
Attention:	Jonathan L. Block, Esq.
Vice President and General Counsel
Telephone:	(805) 987-0400
Facsimile:	(805) 384-4505

If to Programmer, to:

c/o Univision Radio, Inc.
3102 Oak Lawn Ave., Suite 215
Dallas, Texas 75219
Attention:	McHenry T. Tichenor, Jr.
Telephone:	(214) 525-7712
Facsimile:	(214) 525-7830

with a copy to:

c/o Univision Communications, Inc.
5999 Center Drive
Los Angeles, California 90045-0073
Attention:	Phyllis B. Verdugo
Telephone:	(310) 348-3677
Facsimile:	(310) 348-3679

28. Dispute Resolution. Any claims or disputes arising out of this Agreement shall be resolved in the courts of the State of Texas, Dallas County or in the federal courts located in the State of Texas, Dallas County and each party hereto consents to and accepts for itself and its respect of its property, generally and unconditionally, the jurisdiction of such courts. The parties irrevocable waive any objections including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have for the bringing of any such action, suit or other proceeding in those jurisdictions.

29. Expenses; Attorney’s Fees. In the event any action is filed with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the action, including without limitation reasonable attorney’s fees.

30. Entire Agreement. This Agreement embodies the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

31. Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

32. No Partnership or Joint Venture. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement is authorized to act as agent of, or otherwise represent, the other party to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“OWNER”		“PROGRAMMER”

SALEM MEDIA OF ILLINOIS, LLC		UNIVISION RADIO ILLINOIS, INC.

BY:	Salem Media Corporation, as Manager

By:		By:
	Jonathan L. Block	Name:
	Vice President and Secretary of Salem	Title:
Media Corporation, its Manager

SCHEDULE 2

FEES

For and during the Term hereof, Programmer shall reimburse Owner for all normal and customary out-of-pocket costs and expenses associated with or arising out of transmitter site costs (“Station Expenses”) including (without limitation) the cost to maintain the station’s transmitter and antennas, premiums for insurance, and the cost and expense of all utilities, telephones and music license fees for the operation of the Station. Notwithstanding the preceding sentence, “Station Expenses” shall not include any cost or expenses associated with (i) employment, including salaries, taxes, insurance and related costs, of the employees identified in Section 8.2 hereof, nor (ii) any inter-company charges, nor (iii) any costs associated with the main studio of Owner. All Station Expenses shall be due and payable not later than thirty (30) days after Programmer’s receipt of written itemizations of said expenses.

SCHEDULE 7

The Programmer agrees to cooperate with Owner in the broadcasting of programs in a manner consistent with the standards of Owner, as set forth below:

1. Election Procedures. At least 90 days before the start of any primary or regular election campaign, the Programmer will coordinate with Owner’s General Manager the rate the Programmer will charge for time to be sold to candidates for public office and/or their supporters to make certain that the rate charged conforms to all applicable laws and Station policy. Throughout a campaign, the Programmer will comply with all applicable laws and rules concerning political candidacy broadcasts and will promptly notify Owner’s General Manager of any disputes concerning either the treatment of or rate charged a candidate or supporter.

2. Required Announcements. The Programmer shall broadcast (i) an announcement in a form satisfactory to Owner at the beginning of each hour to identify the Station, (ii) an announcement at the beginning of each program day, and more often, as appropriate, to indicate that program time has been purchased by the Programmer, and (iii) any other announcement that may be required by law, regulation, or Station policy.

3. Commercial Recordkeeping. The Programmer shall maintain such records of the receipt of, and provide such disclosure to Owner of, any consideration, whether in money, goods, services, or otherwise, which is paid or promised to be paid, either directly or indirectly, by any person or company for the presentation of any programming over the Station as are required by Sections 317 and 507 of the Communications Act and the rules and regulations of the FCC.

4. No Illegal Announcements. No announcements or promotion prohibited by federal or state law or regulation of any lottery, game or contest shall be made over the Station.

5. Owner Discretion Paramount. In accordance with Owner’s responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, Owner reserves the right to reject or terminate any advertising or other programming proposed to be presented or being presented over the Station which is in conflict with law, regulation, Station policy or which in the reasonable judgment of Owner or its General Manager would not serve the public interest.

6. Indecency and Hoaxes. No programming violative of applicable laws and rules concerning indecency or hoaxes will be broadcast over the Station.

7. Controversial Issues. Any broadcast over the Station concerning controversial issues of public importance shall comply with the then current FCC rules and policies.

8. Spot Commercials. The Programmer will provide, for attachment to the Station logs, a list of all commercial announcements carried during its Programming.

Owner may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby. In any case where questions of policy or interpretation arise, the Programmer shall notify Owner before making any commitments to broadcast any programming affected by such issues.

REAL ESTATE PURCHASE AGREEMENT

by and among

UNIVISION RADIO BROADCASTING TEXAS, L.P.

and

SALEM RADIO PROPERTIES, INC.

Dated as of September 29, 2004

RECITALS		1

ARTICLE I - Terminology		1

ARTICLE II - Purchase and Sale		3
2.1	Real Property	3
2.2	Purchase Price and Method of Payment	4
2.3.	Tax Deferred Exchange	4

ARTICLE III - Representations and Warranties of Seller		4
3.1	Organization and Good Standing	4
3.2	Authorization and Binding Effect of Documents	4
3.3	Permitted Use	4
3.4	Stand-Alone Parcel	5
3.5	Compliance with Laws	5
3.6	Certificates of Occupancy, Consents and Approvals	5
3.7	No Condemnation	5
3.8	No Bankruptcy Proceedings	5
3.9	Litigation	5
3.10	Access	5
3.11	Easements	5
3.12	Utilities	6
3.13	Title	6
3.14	Encroachments	6
3.15	Defects	6
3.16	Environmental and other Regulatory Matters	6
3.17	Tower Coordinates	7
3.18	Brokers	8
3.19	Contracts	8
3.20	Representations Complete	8
3.21	Foreign Person	8

ARTICLE V - Transactions Prior to the Closing Date		8
5.1	Conduct of the Real Property Prior to the Closing Date	8
5.2	Access Prior to the Closing Date	9
5.3	Conveyance Free and Clear of Liens	9
5.4	Environmental Assessment	9
5.5	Title and Survey	10
5.6	Confidentiality; Press Release	11
5.7	Press Release	11

ARTICLE VI - Conditions Precedent to the Obligations of Buyer to Close		12
6.1	Accuracy of Representations and Warranties; Closing Certificate	12
6.2	Performance of Agreements	12
6.3	Adverse Proceedings	12
6.4	Delivery of Closing Documents	12
6.5	Environmental Conditions	13
6.6	FCC Consent and Consummation of APA	13

ARTICLE VII - Conditions Precedent of the Obligations of Seller to Close		13
7.1	Accuracy of Representations and Warranties	13
7.2	Performance of Agreements	13
7.3	Adverse Proceedings	13
7.4	Delivery of Closing Documents and Purchase Price	14
7.5	FCC Consent and Consummation of Exchange Agreement	14

ARTICLE VIII - Closing		14
8.1	Time and Place	14
8.2	Deliveries to Buyer by Seller	14
8.3	Deliveries to Seller by Buyer	15
8.4	Prorations and Closing Costs	15
8.5	Possession	16

ARTICLE IX - Survival of Representations and Warranties; Indemnification		16
9.1	Survival of Representation and Warranties	16
9.2	Indemnification in General	16
9.3	Indemnification by Seller	16
9.4	Indemnification by Buyer	17
9.5	Indemnification Procedures	17

ARTICLE X - Termination; Liquidated Damages		17
10.1	Termination	17
10.2	Obligations Upon Termination	18
10.3	Termination Notice	19

ARTICLE XI - Casualty		19

ARTICLE XII - Miscellaneous		20
12.1	Further Actions	20
12.2	Specific Performance	20
12.3	Notices	20
12.4	Entire Agreement	21
12.5	Binding Effect; Benefits	21
12.6	Assignment	21
12.7	Governing Law	21
12.8	Amendments and Waivers	21
12.9	Severability	21
12.10	Headings	22
12.11	Counterparts	22
12.12	References	22
12.13	Dispute Resolution	22
12.14	Schedules and Exhibits	22

REAL ESTATE PURCHASE AGREEMENT

(Transmitter Site)

THIS REAL ESTATE PURCHASE AGREEMENT (“Agreement”) is dated as of September 29, 2004 by and between Univision Radio Broadcasting Texas, L.P., a Texas limited partnership (“Seller”) and Salem Radio Properties, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller owns the real property which is presently being utilized as the transmitter site for radio station KHCK-AM, Dallas, Texas (FCC Facility ID No. 57375) (the “Station”); and

WHEREAS, Seller, Univision Radio Illinois, Inc., KMRT-AM License Corporation, and Univision Radio License Corporation (all such entities being collectively referred to herein as “Univision”) are wholly-owned, indirect subsidiaries of Univision Radio, Inc., a subsidiary of Univision Communications, Inc., a Delaware corporation;

WHEREAS, Buyer and Salem Media of Illinois, LLC (“Salem-Illinois”) are wholly-owned, indirect subsidiaries of Salem Communications Corporation, a Delaware corporation; and

WHEREAS, Univision and Salem-Illinois have entered into an Asset Exchange Agreement, dated as of September 29, 2004, for the exchange of the Stations (the “Exchange Agreement”); and

WHEREAS, the parties hereto desire to enter into this Agreement as a necessary part of the consummation of the transactions contemplated by the Exchange Agreement;

NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties hereto, and in consideration of the mutual promises, conditions and covenants herein contained, Seller and Buyer do hereby mutually agree as follows:

ARTICLE I

TERMINOLOGY

1.1 Business Day. Any calendar day, excluding Saturdays and Sundays, on which federally chartered banks are regularly open for business.

1.2 Closing. The closing with respect to the transactions contemplated by this Agreement.

1.3 Closing Date. The date determined as the Closing Date as provided in the Exchange Agreement.

1.4 Documents. This Agreement and all exhibits and schedules hereto, and each other agreement, certificate, or instrument delivered pursuant to or in connection with this Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

1.5 Environmental Assessment. Such term shall have the meaning defined in Section 5.4.

1.6 Environmental Laws. The Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting or dumping of Hazardous Materials.

1.7 Hazardous Materials. Toxic materials, hazardous wastes, hazardous substances, pollutants or contaminants, asbestos or asbestos-related products, polychlorinated biphenyls (“PCBs”), petroleum, crude oil or any fraction or distillate thereof in excess of legally-defined permissible limits (as such terms are defined in any applicable federal, state or local laws, ordinances, rules and regulations, and including any other terms which are or may be used in any applicable environmental laws to define prohibited or regulated substances).

1.8 Indemnified Party. Any party described in Sections 9.3(a) or 9.4(a) against which any claim or liability may be asserted by a third party which would give rise to a claim for indemnification under the provisions of this Agreement by such party.

1.9 Indemnifying Party. The party to the Agreement (not the Indemnified Party) that, in the event of a claim or liability asserted by a third party against the Indemnified Party which would give rise to a claim for indemnification under the provisions of this Agreement, may at its own expense, and upon written notice to the Indemnified Party, compromise or defend such claim.

1.10 Improvements. Buildings, towers, permanent structures, roads, landscaping, storm and sanitary sewer, water or other utility lines, curbs, gutters, drainage facilities, sidewalks, lighting and other improvements to the Real Property.

1.11 Land Use Approval. All ordinances, rules, regulations, building codes, or resolutions adopted by any Local Authority or otherwise governing the construction, use and maintenance of Improvements to the Real Property.

1.12 Lien. Any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting the Real Property.

1.13 Local Authority. Any federal, state, county, township, municipality, association, board or such other authority with jurisdiction over the Real Property.

1.14 Material Adverse Condition. A condition which would materially restrict, limit, increase the cost or burden of or otherwise materially adversely affect or materially impair the right of Buyer to the ownership, use, control, enjoyment or operation of the transmitters and other improvements on the Real Property.

1.15 Permitted Encumbrances. For purposes hereof, “Permitted Encumbrances” shall mean all taxes and assessments against the Real Property, which are not yet due and payable as of the Closing Date, and all other matters affecting title to the Real Property contained in the Title Report that are approved or waived by Buyer pursuant to Paragraph 5.5; and (ii) zoning ordinances and regulations, including statutes and ordinances relating municipal improvements, which will not materially adversely affect the use of the Real Property as a transmitter site for the Station or for any other radio broadcasting station in the ordinary course of business.

1.16 Purchase Price. The consideration to be paid by Buyer to Seller for purchase of the Real Property in an amount equal to Two Hundred Ten Thousand Nine Hundred Fifty Eight Dollars ($210,958.00), which amount shall be paid by Buyer to Seller pursuant to Sections 2.2 and 8.3.

1.17 Real Property. The rights, title and interests in real estate, including without limitation improvements, rights, privileges, easements and appurtenances pertaining thereto, used in the operation of the Station or as otherwise listed on Schedule 2.1 hereto.

1.18 Survival Period. The term following the Closing Date during which all representations, warranties, covenants, and agreements of the parties under this Agreement shall survive. The term shall be twelve (12) months.

ARTICLE II

PURCHASE AND SALE

2.1 Real Property. At Closing, Seller will sell, transfer, assign and convey to Buyer, and Buyer will purchase from Seller the Real Property, including without limitation the rights, title and interests of Seller in the real estate described on Schedule 2.1 hereto, together with all other improvements, rights, privileges, easements and appurtenances pertaining thereto.

2.2 Purchase Price and Method of Payment. At Closing, Buyer shall pay Seller the Purchase Price, subject to adjustments, credits and prorations as provided in this Agreement, by wire transfer of immediately available funds.

2.3. Tax Deferred Exchange. Both Buyer and Seller may elect to structure this transaction as a tax-deferred like-kind exchange pursuant to Internal Revenue Code Section 1031. Each party shall cooperate with the other to effectuate such an exchange provided that, such tax deferred like-kind exchange shall not (i) result in any additional cost or expense to the other, (ii) result in any adverse tax consequences to the other, (iii) affect the other’s liability for any of its representations, warranties, covenants and obligations pursuant to this Agreement, (iv) require the other to serve as the qualified intermediary; or (v) delay the Closing Date as set forth in the Exchange Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

3.1 Organization and Good Standing. Seller is a Limited Partnership duly organized, validly existing and in good standing under the laws of the State of                     . Seller has all requisite power to own, operate and sell its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

3.2 Authorization and Binding Effect of Documents. Seller’s execution and delivery of, and the performance of its obligations under this Agreement and each of the other Documents, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action on the part of Seller. Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Documents and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents have been, or at or prior to the Closing will be, duly executed by Seller. This Agreement and each of the other Documents to be executed by Seller have been, or at or prior to the Closing will be, duly executed by Seller. The Documents, when executed and delivered by the parties hereto, will constitute the valid and legally binding agreement of Seller, enforceable against Seller in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights or remedies generally, and except as may be limited by general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law).

3.3 Permitted Use. The Real Property is zoned for use as a transmitter site for the Station, the Improvements and all accessory uses being made on the Real Property as of this date and the Closing Date, and such uses are consistent with the comprehensive plan adopted by any Local Authority.

3.4 Stand-Alone Parcel. The Real Property is not dependent upon any other parcel of real estate to satisfy parking, open space or other legal requirements under any Land Use Approvals. The Real Property is assessed as a separate parcel for real estate tax purposes.

3.5 Compliance with Laws. The Real Property and the Improvements comply in all material respects with all applicable Land Use Approvals in effect as of this date and the Closing Date.

3.6 Certificates of Occupancy, Consents and Approvals. All permanent certificates of occupancy and other consents and approvals required from any Local Authority have been issued and are in full force and effect without the presence or existence of any unsatisfied conditions or requirements with respect thereto, and true, correct and complete copies of such consents, approvals and certificates of occupancy have been delivered to Buyer.

3.7 No Condemnation. Seller has not received any notice of condemnation or of eminent domain proceedings or negotiations for the purchase of any of the Real Property or Improvements in lieu of condemnation, and no condemnation or eminent domain proceedings or negotiations have been commenced or, to the best of Seller’s knowledge, threatened in connection with the Real Property or the Improvements that would have a material and adverse effect on the value of the Real Property or on the continued utilization of the Real Property or Improvements, including as a transmitter site.

3.8 No Bankruptcy Proceedings. There is no petition in bankruptcy or any petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, liquidation or dissolution or similar relief under the U.S. Bankruptcy Code or any state law filed by or against or threatened to be filed by or against the Seller.

3.9 Litigation. There are no actions, suits, proceedings or investigations, at law or in equity, or before any governmental agency or other person, pending or threatened against the Seller that, in any case or in the aggregate, will affect Seller’s ability to meet its obligations arising under this Agreement or have an adverse affect on the use, operation or occupancy of the Real Property or the Improvements.

3.10 Access. Pedestrian and vehicular access to the Real Property is provided by publicly dedicated streets that are contiguous with the Real Property. There are no special assessments pending or, to the knowledge of the Seller, threatened against or with respect to the Real Property on account of or in connection with such streets, roads or any other public improvements including but not limited to storm and sanitary sewer, water or other utility lines, curbs, gutters, drainage facilities, sidewalks, lighting and the like.

3.11 Easements. No additional easements are required for the provision of utilities, access, egress and drainage to or for the benefit of the Real Property in connection with the use, operation and enjoyment of the Real Property as a transmitter site and related facilities.

3.12 Utilities. All necessary utility services, including but not limited to sanitary sewer, water, electric power, and telephone service are available to the Real Property and no unpaid assessments, impact fees, development fees, tap-on fees or recapture costs are payable in connection therewith.

3.13 Title. Seller has fee simple title to the Real Property and the Improvements and has full power and authority to transfer the Real Property to Buyer pursuant to this Agreement. Except as otherwise described or disclosed in this Agreement there are no unrecorded agreements, leases, liens or encumbrances that may affect title to the Real Property.

3.14 Encroachments. The Real Property and any Improvements thereon do not encroach on the real property of another or upon real property not being conveyed to Buyer as a result of the transactions contemplated by this Agreement.

3.15 Defects. There is no defect in the condition or operation of the Real Property or the Improvements that is reasonably likely to have a material adverse effect on the operation of the transmitters located thereon.

3.16 Environmental and other Regulatory Matters.

(a) Seller has obtained all FAA, environmental, health and safety permits necessary or required for either the operation of the Real Property as a transmitter site for the Station as currently operated or the ownership of the Real Property. All such permits are in full force and effect, and Seller is in compliance with all material terms and conditions of such permits.

(b) There is no proceeding pending or threatened action which may result in the reversal, rescission, termination, modification or suspension of any permits necessary for the ownership or the operation of the Real Property as a transmitter site for the Station.

(c) Seller is in compliance in all material respects with the provisions of Environmental Laws.

(d) Seller has not and no other person or entity has caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require clean up, removal or other remedial or responsive action under Environmental Laws (other than normal office, cleaning and maintenance supplies and lubricants in reasonable quantities used and /or stored appropriately in the buildings or improvements on the Real Property). Seller has not caused the migration of any materials from the Real Property onto or under any property, which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws. There are no underground storage tanks and no PCBs or friable asbestos in or on the Real Property.

(e) Seller is not subject to any judgment, decree, order or citation with respect to the Real Property related to or arising out of Environmental Laws, and Seller has not received notice that it has been named or listed as a potentially responsible party by any person or governmental body or agency in any matter, under Environmental Laws.

(f) Seller has not discharged or disposed of any petroleum product or solid waste on the Real Property or on the property adjacent to the Real Property owned by third parties, which may form the basis for any present or future claim based upon the Environmental Laws in existence on the date hereof or as of the Closing, or any demand or action seeking clean-up of any site, location, body of water, surface or subsurface, under any Environmental Laws or otherwise, or which may subject the owner of the Real Property to claims by third parties (except to the extent third party liability can be established) for damages.

(g) No portion of the Real Property has ever been used by Seller, nor, to the best of Seller’s knowledge, by any previous owner or occupant of the Real Property, or any of them, in material violation of Environmental Laws or as a landfill, dump site or any other use which involves the disposal or storage of Hazardous Materials on-site or in any manner which may materially adversely affect the value of the Real Property.

(h) No pesticides, herbicides, fertilizers or other materials have been used on, applied to or disposed of by Seller on or in the Real Property in material violation of any Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and/or stored appropriately in the buildings or improvements on the Real Property).

(i) Seller has disposed of all waste in full compliance with all Environmental Laws and, to the best of Seller’s knowledge, there is no existing condition that may form the basis of any present or future claim, demand or action seeking clean up of any facility, site, location or body of water, surface or subsurface, for which the Buyer could be liable or responsible solely as a result of the disposal of waste at such site by a prior owner of the Real Property.

3.17 Tower Coordinates. The current vertical elevation and geographical coordinates of the antenna and transmitter towers located on the Real Property (the “Tower Coordinates”) are properly registered with the FCC and FAA. The Tower Coordinates comply with and correspond to the current vertical elevation an geographical coordinates authorized by the FAA, FCC and any other governmental authority, including any federal, state or local authority having jurisdiction over the Station or said towers.

3.18 Brokers. Seller shall pay and bear any and all broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, owed in connection with the transactions contemplated by this Agreement.

3.19 Contracts. As of this date and the Closing Date, there are no leases or service contracts affecting or encumbering the Real Property or any portion thereof which will survive the Closing.

3.20 Representations Complete. None of the representations or warranties made by Seller, nor any statement made in any document or certificate furnished by Seller pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

3.21 Foreign Person. Seller is not a “Foreign Person,” “Foreign Trust” or “Foreign Corporation” within the meaning of the United States Foreign Investment and Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended.

ARTICLE V

TRANSACTIONS PRIOR TO THE CLOSING DATE

5.1 Conduct of the Real Property Prior to the Closing Date. Seller covenants and agrees with Buyer that between the date hereof and the Closing Date, unless the Buyer otherwise agrees in writing (which agreement shall not be unreasonably withheld or delayed), Seller shall:

(a) Use reasonable commercial efforts to maintain insurance upon all of the Real Property and Improvements in such amounts and of such kind to cover the full amount of any loss;

(b) Operate the Real Property and Improvements in accordance with the Land Use Approvals and all other rules and regulations, statutes, ordinances and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Real Property and Improvements, except where the failure to so operate would not constitute a Material Adverse Condition or on the ability of Seller to consummate the transactions contemplated hereby;

(c) Not mortgage, pledge or subject to any Lien the Real Property or Improvements;

(d) Not sell, lease or otherwise dispose of, nor agree to sell, lease or otherwise dispose of, the Real Property;

(e) Not introduce any material change with respect to the Real Property or Improvements; and,

(f) Notify Buyer of any complaints, investigations, notices received, hearing or any material litigation pending or threatened against the Real Property or Improvements or any material damage to or destruction of any Real Property or Improvements.

5.2 Access Prior to the Closing Date. Prior to the Closing, Buyer and its representatives may make such reasonable investigation of the Real Property as it may desire; and Seller shall give to Buyer, its engineers, counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of the records and files of or pertaining to the Real Property, provided that (i) Buyer shall give Seller reasonable advance notice of each date on which Buyer or any such other person or entity desires such access, and (ii) all investigations shall be conducted in such a manner as not to physically damage the improvements thereon. To the extent Buyer modifies or alters the Real Property prior to closing, upon completion of any investigation by Buyer, regardless of its extent, Buyer, at its sole expense and as reasonably necessary, shall promptly restore the Real Property to its original condition, in all material respects, as the Real Property existed prior to Buyer’s investigation.

5.3 Conveyance Free and Clear of Liens. At or prior to the Closing, Seller shall obtain executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any mortgages or security interests granted in the Real Property and personal property being conveyed, if applicable, as security for payment of loans and other obligations or judgments and of any other Liens on the Real Property. At the Closing, Seller shall transfer and convey to Buyer the Real Property free and clear of all Liens.

5.4 Environmental Assessment.

(a) Not later than sixty (60) days after execution of this Agreement, Buyer may obtain a Phase I (the “Phase I”) environmental assessment of the Real Property by an environmental engineer selected by Buyer. Within fourteen (14) days after Buyer’s receipt of the Phase I, if the Phase I indicates environmental conditions may exist on, under or affect such properties that may constitute a violation or breach of Seller’s representations and warranties contained in Section 3.16 of this Agreement or cause the condition contained in Section 6.5 to not be satisfied, then Buyer shall be entitled to obtain a Phase II (the “Phase II”) environmental assessment of the Real Property, or any portion thereof. (The Phase I and Phase II, if obtained, shall be referred to herein as the “Environmental Assessment”). Buyer shall commission and pay the cost of such Environmental Assessment and shall provide a copy to Seller. The Environmental Assessment shall be subject to the confidentiality provisions of Section 5.6. If after appropriate inquiry into the previous ownership of and uses of the Real Property consistent with good commercial or customary practice, the engineer concludes that environmental conditions exist on, under or affecting such properties that would constitute a violation or breach of Seller’s representations and warranties contained in Section 3.16 of this Agreement or cause the condition contained in Section 6.5 to not be satisfied, then Buyer may elect to proceed with the Closing but shall not be obligated to close under any circumstances which would require Buyer to assume ownership of the Station under conditions where there exist any uncured violations of warranties, representations or covenants with respect to environmental matters.

(b) If after appropriate inquiry into the previous ownership of and uses of the Real Property consistent with good commercial or customary practice, the engineer concludes that environmental conditions exist on, under or affecting such properties that would constitute a violation or breach of Seller’s representations and warranties contained in Section 3.16 of this Agreement or cause the condition contained in Section 6.5 to not be satisfied, then notwithstanding any other provisions of this Agreement to the contrary, but subject to the following sentence, Seller shall at its sole cost and expense (up to a maximum of One Hundred Thousand Dollars ($100,000)) remove, correct or remedy any condition or conditions which constitute a violation or breach of Seller’s representations and warranties contained in Section 3.16 prior to the Closing Date and provide to Buyer at Closing a certificate from an environmental abatement firm reasonably acceptable to Buyer that such removal, correction or remedy has been completed so that Seller’s representations and warranties contained in Section 3.16 will be true as of the Closing Date and the conditions contained in Section 6.5 will be satisfied as of the Closing Date. In the event the cost of removal, correction or remedy of the environmental conditions exceeds One Hundred Thousand Dollars ($100,000), Buyer may elect to proceed with the Closing but shall not be obligated to close under any circumstances where there exists any uncured violations of warranties, representations or covenants with respect to environmental matters.

5.5 Title and Survey.

(a) Within sixty (60) days from and after the date hereof, Seller will cause to be prepared and delivered to Buyer by a title insurance company reasonably selected by Buyer (“Title Company”) a title commitment issued with respect to the Real Property disclosing all matters of record and other matters of the Title Company or its agent has knowledge that relate to the title to the Real Property and Improvements, detailing the Title Company’s requirements for closing and committing to issue an owner’s policy of title insurance with respect to the Real Property, together with legible copies of all instruments referred to in the report (collectively, the “Title Report”);

(b) Within sixty (60) days from and after the date hereof Seller shall deliver to Buyer and the Title Company an “as-built” survey dated on or after the date of this Agreement meeting the accuracy standards of an Urban Class survey and in accordance with the Minimum Standard Detail Requirements jointly adopted in 1999 by the American Land Title Association, American Congress on Surveying and Mapping and National Society of Professional Surveyors, setting forth the legal description and boundaries of the Real Property, showing the location of all Improvements and matters disclosed by the Title Report, and certified to Buyer, Seller and the Title Company (collectively, the “Survey”);

(c) Within thirty (30) days following its receipt of the later of the Title Report and copies of all instruments referred to therein, and the Survey, Buyer shall review and to object, in writing, to any easements, liens, encumbrances or other exceptions or requirements in the Title Report or shown on the Survey (the “Title Objections”). Seller shall reasonably attempt to eliminate the matters covered by the Title Objections promptly, but in any event prior to the Closing Date. Notwithstanding anything herein to the contrary, Seller shall eliminate any deeds of trust, mortgages, judgment liens, mechanics’ liens, materialmen’s liens and other liens placed on or against the Real Property. If Seller is unable or unwilling to eliminate the matters covered by the Title Objections upon terms acceptable to Buyer, in Buyer’s reasonable discretion, Seller shall so notify Buyer in writing, and Buyer shall either waive the Title Objections that Seller did not cure and proceed with the Closing or terminate this Agreement.

5.6 Confidentiality; Press Release. All information, data and materials furnished or to be furnished to either party with respect to the other party in connection with this transaction or pursuant to this Agreement are confidential. Each party agrees that prior to Closing (a) it shall not disclose or otherwise make available, at any time, any such information, data or material to any person who does not have a confidential relationship with such party; (b) it shall protect such information, data and material with a high degree of care to prevent the disclosure thereof; and (c) if, for any reason, this transaction is not consummated, all information, data or material concerning the other party obtained by such party, and all copies thereof, will be returned to the other party. After Closing, neither party will disclose or otherwise make available to any person any of such information, data or material concerning the other party, except as may be necessary or appropriate in connection with the operation of the Station by Buyer. Each party shall use its reasonable efforts to prevent the violation of any of the foregoing confidentiality provisions by its respective representatives. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer or Seller from:

(i) using such information, data and materials in connection with any action or proceeding brought or any claim asserted by Buyer or Seller in respect of any breach by the other of any representation, warranty or covenant made in or pursuant to this Agreement; or

(ii) supplying or filing such information, data or materials to or with the FCC or SEC or any other valid governmental or court authority to the extent required by law or reasonably necessary to obtain any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement, and to consummate the transaction contemplated herein.

5.7 Press Release. In the event that either party determines in good faith that a press release or other public announcement is desirable under any circumstances, the parties shall consult with each other to determine the appropriate timing, form and content of such release or announcement and thereafter may make such release or announcement.

ARTICLE VI

CONDITIONS PRECEDENT TO THE

OBLIGATIONS OF BUYER TO CLOSE

Buyer’s obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:

6.1 Accuracy of Representations and Warranties; Closing Certificate.

(a) The representations and warranties of Seller contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with same effect as though made at such time except for changes that are not materially adverse to the Real Property.

(b) Seller shall have delivered to Buyer on the Closing Date a certificate that (i) the condition specified in Section 6.1(a) is satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to the Real Property or Seller’s ability to consummate the transaction contemplated hereby), the condition specified in Section 6.2 is satisfied as of the Closing Date.

6.2 Performance of Agreements. Seller shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

6.3 Adverse Proceedings. Neither Buyer nor any affiliate of Buyer shall be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, ownership or control of the Real Property and no litigation, proceeding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

6.4 Delivery of Closing Documents. Seller shall have delivered or caused to be delivered to Buyer on the Closing Date each of the Documents required to be delivered pursuant to Section 8.2.

6.5 Environmental Conditions. The Environmental Assessment obtained by Buyer pursuant to Section 5.4 hereof shall not have disclosed any material violation of any Environmental Law which is not removed or cured by Seller prior to Closing.

6.6 FCC Consent and Consummation of Exchange Agreement. The FCC Order (as defined in the Exchange Agreement) shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition (as both terms are defined in the Exchange Agreement). Further, the transaction(s) as contemplated by the Exchange Agreement either (i) previously shall have been consummated, or (ii) shall be consummated contemporaneously with the transaction(s) contemplated by this Agreement. In the event that, for whatever reason, the Exchange Agreement either is (a) terminated prior to consummation or (b) not consummated, then this Agreement shall be terminated with no further obligations of Buyer or Seller hereunder.

ARTICLE VII

CONDITIONS PRECEDENT OF THE

OBLIGATION OF SELLER TO CLOSE

The obligation of Seller to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Seller in writing:

7.1 Accuracy of Representations and Warranties.

(a) The representations and warranties of Buyer contained in this Agreement shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that are not materially adverse to Seller.

(b) Buyer shall have delivered to Seller on the Closing Date a certificate that (i) the condition specified in Section 7.1(a) is satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to Buyer’s ability to consummate the transaction contemplated hereby), the conditions specified in Section 7.2 are satisfied as of the Closing Date.

7.2 Performance of Agreements. Buyer shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

7.3 Adverse Proceedings. Seller shall not be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting the consummation of the transactions contemplated hereby. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

7.4 Delivery of Closing Documents and Purchase Price. Buyer shall have delivered or caused to be delivered to Seller on the Closing Date each of the Documents required to be delivered pursuant to Section 8.3, and Seller shall have received payment of the Purchase Price.

7.5 FCC Consent and Consummation of Exchange Agreement. The FCC Order (as defined in the Exchange Agreement) shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition (as both terms are defined in the Exchange Agreement). Further, the transaction(s) as contemplated by the Exchange Agreement either (i) previously shall have been consummated, or (ii) shall be consummated contemporaneously with the transaction(s) contemplated by this Agreement. In the event that, for whatever reason, the Exchange Agreement either is (a) terminated prior to consummation or (b) not consummated, then this Agreement shall be terminated with no further obligations of Buyer or Seller hereunder.

ARTICLE VIII

CLOSING

8.1 Time and Place. Unless otherwise agreed to in advance by the parties, Closing shall take place in person or via facsimile at the offices of Salem’s counsel in Camarillo, California, or at such other place as the parties agree, at 10:00 A.M. Pacific Time on the Closing Date.

8.2 Deliveries to Buyer by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a) The certificate required by Section 6.1(b);

(b) A Special Warranty Deed, fully executed and properly acknowledged by Seller, conveying marketable fee simple title to the Real Property, subject only to the Permitted Exceptions;

(c) Executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer and the Title Company, of any mortgages or other liens encumbering the Real Property;

(d) An Assignment of any and all guaranties and warranties, fully executed by Seller, assigning and transferring to Buyer all of Seller’s rights to or under any warranties and guaranties relating to the Improvements (together with written consents of the persons or entities thereunder, to the extent necessary under the applicable guaranty or warranty to make such agreement effective);

(e) A FIRPTA affidavit, fully executed and properly acknowledged by Seller, as required by Internal Revenue Code Section 1445(b)(2);

(f) True and correct copies of all current property tax bills and assessment notices pertaining to the Real Property;

(g) All keys to the Improvements;

(h) GAP Undertaking to the title company, where applicable.

(i) An extended coverage owner’s policy of title insurance or the marked-up title commitment (the “Title Policy”) issued by the Title Company in the full amount of the Purchase Price, insuring Buyer as the fee owner of the Real Property subject only to the Permitted Encumbrance. The Title Policy shall insure as separate insured parcels any easement rights running to the benefit of the Real Property. The Title Policy shall include such endorsements as Buyer may reasonably require and are available in the State of Texas. At or prior to Closing, Seller shall satisfy all of the Title Company’s requirements for issuance of the Title Policy and shall eliminate any deeds of trust, mortgages, judgment liens, mechanic’s liens, materialmen’s liens and other monetary liens encumbering the Real Property and the standard pre-printed exceptions for “gap”, rights of parties in possession, and unfiled claims of construction contractors;

(j) Such additional information and materials as Buyer or the title company shall have reasonably requested.

8.3 Deliveries to Seller by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a) The Purchase Price.

(b) The certificate required under Section 7.1(b).

(c) GAP Undertaking to the title company, where applicable.

(d) Such additional information and materials as Seller or the title company shall have reasonably requested.

8.4 Prorations and Closing Costs.

(a) Seller will pay directly, or reimburse Buyer for, (i) one half (1/2) of the premium for the Title Policy in the amount of the Purchase Price, including any additional premium for any endorsements reasonably required by Buyer; (ii) one half (1/2) of the cost to obtain the Survey and (iii) all transfer taxes of any kind, and customary recording and/or escrow fees, customarily paid by a seller. Each party must bear its own costs (including attorneys’ fees) in connection with its negotiation, due diligence investigation and conduct of transactions contemplated by this Agreement.

(b) All real property taxes and assessments for the current year shall be prorated as of Closing; all charges for fuel, water, sewer, electricity and other utilities furnished to the Real Property shall be paid for by Seller as of the Closing.

8.5 Possession. Buyer shall be entitled to possession of the Real Property on the Closing Date.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

INDEMNIFICATION

9.1 Survival of Representation and Warranties. All representations, warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing for the Survival Period and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period; except for claims by Buyer for any amounts owed by Seller to Buyer under Section 9.3(d), which claims may be made at any time. In the event such a notice is so given, the right to indemnification with respect thereto under this Article shall survive the Survival Period until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

9.2 Indemnification in General. Buyer and Seller agree that the rights to indemnification and to be held harmless set forth in this Agreement shall, as between the parties hereto and their respective successors and assigns, be exclusive of all rights to indemnification and to be held harmless that such party (or its successors or assigns) would otherwise have by statute, common law or otherwise.

9.3 Indemnification by Seller. Subject to the provisions of Section 10.2 below, Seller shall defend, indemnify and hold harmless Buyer and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys’ fees) relating to or arising out of:

(a) Any breach or non-performance by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Documents; or

(b) The ownership or operation by Seller of the Real Property on or prior to the Closing Date; or

(c) All other liabilities and obligations of Seller; or

(d) Any violation of any Environmental Laws by Seller or the existence of any Hazardous Materials on the Real Property on or before Closing.

9.4 Indemnification by Buyer. Subject to the provisions of Section 10.2 below, Buyer shall defend, indemnify and hold harmless Seller and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys’ fees) relating to or arising out of:

(a) Any breach or non-performance by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Document; or

(b) All other liabilities or obligations of Buyer.

9.5 Indemnification Procedures. In the event that an Indemnified Party may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend or contest its obligation to indemnify under this Article IX, the Indemnified Party may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

ARTICLE X

TERMINATION; LIQUIDATED DAMAGES

10.1 Termination. If Closing shall not have previously occurred, this Agreement shall terminate upon the earliest of:

(a) The giving of written notice from Seller to Buyer, or from Buyer to Seller, if:

(i) Seller gives such termination notice and is not at such time in material default hereunder, or Buyer gives such termination notice and Buyer is not at such time in material default hereunder; and

(ii) Either:

(A) Any of the representations or warranties contained herein of Buyer (if such termination notice is given by Seller), or of Seller (if such termination notice is given by Buyer), are inaccurate in any respect and materially adverse to the party giving such termination notice unless the inaccuracy has been induced by or is the result of actions or omissions of the party giving such termination notice; or

(B) Any material obligation to be performed by Buyer (if such termination notice is given by Seller) or by Seller (if such termination notice is given by Buyer) is not timely performed in any material respect unless the lack of timely performance has been induced by or is the result of actions or omissions of the party giving such termination notice; or

(C) Any condition (other than those referred to in foregoing Clauses (A) and (B)) to the obligation to close the transaction contemplated herein of the party giving such termination notice has not been timely satisfied; and any such inaccuracy, failure to perform or non-satisfaction of a condition neither has been cured nor satisfied within twenty (20) days after written notice thereof from the party giving such termination notice nor waived in writing by the party giving such termination notice. Notwithstanding anything herein to the contrary, neither Buyer nor Seller shall be afforded an opportunity to cure a failure to close on the Closing Date the transactions contemplated by this Agreement.

(b) Written notice from Buyer to Seller at any time following the material default of terms of Exchange Agreement by Seller or from Seller to Buyer at any time following the material default of terms of Exchange Agreement by Buyer; provided that termination shall not occur upon the giving of such termination notice by Buyer if Salem-Illinois is at such time in material default under the Exchange Agreement, or upon the giving of such termination notice by Seller if Univision is at such time in material default under the Exchange Agreement.

10.2 Obligations Upon Termination.

(a) In the event this Agreement is terminated pursuant to Section 10.1(a)(ii)(A), Section 10.1(a)(ii)(B), or Section 10.1(b), the aggregate liability of Buyer for breach hereunder shall be as provided in Section 10.2(b) below, and the aggregate liability for Seller for breach hereunder shall be as provided in Section 10.2(c) below. In the event this Agreement is terminated for any other reason, neither party shall have any liability hereunder.

(b) If this Agreement is terminated by Seller’s giving of valid written notice to Buyer pursuant to Subsection 10.1, and its subparts, hereof, Buyer agrees that Seller shall be entitled to receive upon such termination, as liquidated damages and not as a penalty, One Hundred Dollars ($100.00) (the “Seller’s Liquidated Damages Amount”). In the event this Agreement is terminated for any other reason, neither party shall have any liability hereunder. SELLER’S RECEIPT OF THE LIQUIDATED DAMAGES AMOUNT SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER AND NOT A PENALTY, AND SHALL BE SELLER’S SOLE REMEDY AT LAW OR IN EQUITY FOR BUYER’S BREACH HEREUNDER IF CLOSING DOES NOT OCCUR, BUYER AND SELLER EACH ACKNOWLEDGE AND AGREE THAT THE LIQUIDATED DAMAGE AMOUNT IS REASONABLE IN LIGHT OF THE ANTICIPATED HARM WHICH WILL BE CAUSED BY BUYER’S BREACH OF THIS AGREEMENT, THE DIFFICULTY OF PROOF OF LOSS, THE INCONVENIENCE AND NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE TRANSACTION TO BE CONSUMMATED HEREUNDER. Buyer and Seller acknowledge the difficulty of ascertaining Seller’s actual damages in the event Buyer fails or refuses to perform its obligations to close upon the purchase and sale of the Real Property on or before the Closing Date (unless such failure is due to the default of Seller or the failure of any condition precedent to Buyer’s obligation to close), and that the liquidated damages provided for in this Section of this Agreement are a reasonable estimate of such damages

(c) Notwithstanding any provision of this Agreement to the contrary, if this Agreement is terminated by Buyer’s giving of written notice to Seller pursuant to Section 10.1, and its subparts, hereof, Buyer shall be entitled to its direct and actual damages.

10.3 Termination Notice. Each notice given by a party pursuant to Section 10.1 to terminate this Agreement shall specify the Subsection (and clause or clauses thereof) of Section 10.1 pursuant to which such notice is given.

ARTICLE XI

CASUALTY

Upon the occurrence of any casualty loss, damage or destruction material to the operation of the Improvements prior to the Closing, Seller shall promptly give Buyer written notice setting forth in detail the extent of such loss, damage or destruction and the cause thereof if known. Seller shall use its reasonable efforts to promptly commence and thereafter to diligently proceed to repair or replace any such lost, damaged or destroyed property. In the event that such repair or replacement is not fully completed prior to the Closing Date, Buyer may elect (i) to postpone the Closing until Seller’s repairs have been fully completed or to consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney’s fees, expenses and court costs incurred by Seller to collect such amounts), if any, not previously expended by Seller to repair or replace the damaged or destroyed property (such assignment of proceeds to take place regardless of whether the parties close on the scheduled or deferred Closing Date) and Buyer shall accept the damaged improvements in their damaged condition, or (ii) to terminate this Agreement.

ARTICLE XII

MISCELLANEOUS

12.1 Further Actions. From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

12.2 Specific Performance. Seller acknowledges that the Real Property is of a special, unique, and extraordinary character, and that any breach of this Agreement by Seller could not be compensated for by damages. Accordingly, if Seller shall breach its obligations under this Agreement, Buyer shall be entitled, in addition to any of the remedies that it may have, to enforcement of this Agreement by decree of specific performance or injunctive relief requiring Seller to fulfill its obligations under this Agreement. In any action by Buyer to equitably enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law or equity and agrees that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

12.3 Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class, postage prepaid, or by telex, cable, telegram, facsimile machine or similar written means of communication, addressed as follows:

(a) If to Seller, to:

3102 Oak Lawn Ave., Suite 215

Dallas, TX 75219

Attention: McHenry T. Tichenor, Jr.

Telephone: (214) 525-7712

Facsimile No.: (214) 525-7830

With a copy to:

c/o Univision Communications, Inc.

5999 Center Drive

Los Angeles, CA 90045-0073

Attention: Phyllis B. Verdugo

Telephone: (310) 348-3677

Facsimile No.: (310) 348-3679

(b) If to Buyer, to:
Salem Communications Corporation 4880 Santa Rosa Road, Suite 100 Camarillo, California 93012
Telephone: (805) 987-0400 ext. 1100
Facsimile No.: (805) 384-4505
Attention:	Jonathan L. Block, Vice President and Secretary

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third (3rd) Business Day following the date mailed, and (ii) if personally delivered or otherwise sent as provided above, on the date received.

12.4 Entire Agreement. This Agreement, the Schedules and Exhibits hereto, and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof.

12.5 Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.6 Assignment. This Agreement and any rights hereunder shall not be assignable by either party hereto without the prior written consent of the other party, provided, however, that Buyer may, without Seller’s consent, assign any or all of its rights under this Agreement to a wholly-owned, direct or indirect, subsidiary of Buyer’s parent corporation, Salem.

12.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Texas, including all matters of construction, validity and performance.

12.8 Amendments and Waivers. No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

12.9 Severability. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the extent and purpose of such invalid and unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

12.10 Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

12.11 Counterparts. This Agreement may be executed in any number of counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.12 References. All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

12.13 Dispute Resolution. Any claims or disputes arising out of this Agreement shall be resolved in the courts of the State of Texas, Dallas County or in the federal courts located in the State of Texas, Dallas County and each party hereto consents to and accepts for itself and its respect of its property, generally and unconditionally, the jurisdiction of such courts. The parties irrevocable waive any objections including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have for the bringing of any such action, suit or other proceeding in those jurisdictions.

12.14 Schedules and Exhibits. Unless otherwise specified herein, each Schedule and Exhibit referred to in this Agreement is attached hereto, and each such Schedule and Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

“BUYER” SALEM RADIO PROPERTIES, INC.

By:	Jonathan L. Block
Title:	Vice President and Secretary

“SELLER” UNIVISION RADIO BROADCASTING TEXAS, L.P.

By: Univision Radio GP, Inc.
Its: General Partner

By:
Name:
Title:

SCHEDULE 2.1

REAL PROPERTY DESCRIPTION (METES AND BOUNDS)

Being a tract or parcel of land situated in the City of Dallas, Dallas County, Texas, and being part of the George W. Shaw Survey, Abstract No. 1387 and being part of Block 8770 and being part of that tract of land conveyed to S. L. Napier, Jr. by deed recorded in Volume 79194, Page 0533 of the Deed Records of Dallas County, Texas and being more particularly described as follows:

Commencing at an iron rod with plastic cap in the centerline of St. Augustine Road, said point being North 45 degrees, 00 minutes, 00 seconds East a distance of 916.00 feet from the centerline intersection of St. Augustine Road and Middlefield Road;

Thence North 45 degrees, 00 minutes, 00 seconds East along the said centerline of St. Augustine Road a distance of 56.14 feet;

Thence South 72 degrees, 02 minutes, 42 seconds East a distance of 345.25 feet to a 1/2” iron rod with plastic cap set for corner at the point of beginning of the herein described tract;

Thence North 45 degrees, 00 minutes, 00 seconds East a distance of 925.00 feet to a 1/2” iron rod with plastic cap set for corner;

Thence South 72 degrees, 02 minutes, 42 seconds East parallel to and 53.90 feet Southwesterly of the Southwesterly line of a tract of land conveyed to Jimmy F. and Carolyn Krone by deed recorded in Volume 76192, Page 1372 of the Deed Records of Dallas County, Texas a distance of 695.00 feet to a 1/2” iron rod with plastic cap set for corner;

Thence South 45 degrees, 00 minutes, 00 seconds West a distance of 925.00 feet to a 1/2” iron rod with plastic cap set for corner;

Thence North 72 degrees, 02 minutes, 42 seconds West parallel to and 50.00 feet Northeasterly of the Northeasterly line of a tract of land conveyed to James M. Collins by deed recorded in Volume 67004, Page 90 of the Deed Records of Dallas County, Texas and the Northeasterly line of a tract of land conveyed to Derrell 6. and Laquita Matthews by deed as recorded in Volume 70007, Page 920 of the Deed Records of Dallas County, Texas and the Northeasterly line of a tract of land conveyed to H. D. and Ruth Heath by deed as recorded in Volume 5925, Page 106 of the Deed Records of Dallas County, Texas in all a total distance of 695.00 feet to the point of beginning and containing 572,577 square feet or 13.1446 acres of land.

1.	That portion of the property described herein within the limits or boundaries of St. Augustine Road (affects easement tract only)

2.	Easements to Texas Power & Light Company, dated March 4, 1941, recorded in Volume 2283, Page 54, Deed Records Dallas County, Texas. (affects easement tract only)

3.	Consequences of protrusion of fences beyond the Northerly and Southerly boundary line as shown on survey by C. Richard Busby R.P.S. #4111 dated July 12, 1988. (affects easement tract only)

4.	Fence running through the property as shown on survey by C. Richard Busby, R.P.S. #4111 dated July 12, 1988. (affects fee tract only)

Being a tract or parcel of land situated in the City of Dallas, Dallas County, Texas, and being part of the George W. Shaw Survey, Abstract No. 1387 and being part of Block 6770 and being part of that tract of land conveyed to S. L. Napier, Jr. by deed recorded in Volume 79194, Page 0533 of the Deed Records of Dallas County, Texas and being more particularly described as follows:

Beginning at an iron rod set for corner in the centerline of St. Augustine Road, said rod being North 45 degrees, 00 minutes, 00 seconds East a distance of 916.00 feet from the intersection of the centerline of Middlefield Road and the centerline of St. Augustine Road said line also being the Northwesterly line of said George W. Shaw Survey;

Thence North 45 degrees, 00 minutes, 00 seconds East along the centerline of St. Augustine Road a distance of 56.14 feet to a 1/2” iron rod with plastic cap set for corner;

Thence South 72 degrees, 02 minutes, 42 seconds East a distance of 405.25 feet to a 1/2” iron rod with plastic cap set for corner;

Thence South 17 degrees, 57 minutes, 18 seconds West a distance of 50.00 feet to a 1/2” iron rod with plastic cap set for corner in the Northeasterly line of the Billie Ruth Subdivision, an Addition in the City of Dallas as recorded in Volume 80036, Page 2459 of the Deed Records of Dallas County, Texas;

Thence North 72 degrees, 02 minutes, 42 seconds West along the Northeasterly line of the said Billie Ruth Subdivision and along the Northeasterly line of a tract of land conveyed to H. D. and Ruth Heath as recorded in Volume 5925, Page 106 of the Deed Records of Dallas County, Texas a distance of 430.78 feet to the point of Beginning and containing 20,901 square feet or 0.4798 acres of land

Being a tract or parcel of land situated in the City of Dallas, Dallas County, Texas, and being part of the George W. Shaw Survey, Abstract No. 1387 and being part of Block 8770 and being all of that tract of land conveyed to S. L. Napier, Jr. by deed recorded in Volume 79194, Page 0533 of the Deed Records of Dallas County, Texas and being more particularly described as follows:

BEGINNING at an iron rod set for corner in the centerline of St. Augustine Road, said rod being North 45°00’00” East a distance of 916.00 feet from the intersection of the centerline of Middlefield Road and the centerline of St. Augustine Road, said line also being the northwesterly line of said George W. Shaw Survey;

THENCE North 45°00’00” East along the centerline of said St. Augustine Road and the northwesterly line of said George W. Shaw Survey a distance of 1041.66 feet to a 1/2” iron rod with plastic cap set for corner;

THENCE South 72°02’42” East along the southwesterly line of the following described tracts of land;

a tract of land conveyed to Jimmy F. and Carolyn Krone as recorded in Volume 76192, Page 1372 of the Deed Records of Dallas County, Texas;

a tract of land conveyed to Phillip B. Brantley as recorded in Volume 79019, Page 841 of the Deed Records of Dallas County, Texas;

a tract of land conveyed to Stephen D. Ford as recorded in Volume 74098, Page 1346 of the Deed Records of Dallas County, Texas;

a tract of land conveyed to M.D. Ford as recorded in Volume 68076, Page 1605 of the Deed Records of Dallas County, Texas;

a tract of land conveyed to J. T. Gleaves as recorded in Volume 2747, Page 530 of the Deed Records of Dallas County, Texas;

a tract of land conveyed to Missionary Baptist Church Corp. as recorded in Volume 1027, Page 599 of the Deed Records of Dallas County, Texas;

in all a total distance of 2780.50 feet to a 1/2” iron rod with plastic cap set for corner in the southeasterly line of said George W. Shaw Survey;

THENCE South 45°00’00” West along the southeasterly line of said George W. Shaw Survey a distance of 1041.66 feet to a 1/2” iron rod with plastic cap set for corner;

THENCE North 72°02’42” West along the northeasterly line of the following described tracts of land;

a tract of land conveyed to James M. Collins as recorded in Volume 67004, Page 90 of the Deed Records of Dallas County, Texas;

a tract of land conveyed to Derrell S. and LaQuita Matthews as recorded in Volume 70007, Page 920 of the Deed Records of Dallas County, Texas;

the Billie Ruth Subdivision an addition to the City of Dallas as recorded in Volume 80036, Page 2459 of the Deed Records of Dallas County, Texas;

a tract of land conveyed to H.D. & Ruth Heath as recorded in Volume 5925, Page 106 of the Deed Records of Dallas County, Texas;

in all a total distance of 2780.50 feet to the POINT OF BEGINNING and containing 59.2200 acres of 2,579,621 square feet of land of which approximately 0.5631 acres lies within St. Augustine Road.

REAL ESTATE PURCHASE AGREEMENT

by and among

UNIVISION RADIO ILLINOIS, INC.

and

SALEM RADIO PROPERTIES, INC.

Dated as of September 29, 2004

RECITALS		1

ARTICLE I - Terminology		1

ARTICLE II - Purchase and Sale		3
2.1	Real Property	3
2.2	Purchase Price and Method of Payment	4
2.3.	Tax Deferred Exchange	4

ARTICLE III - Representations and Warranties of Seller		4
4.1	Organization and Good Standing	4
4.2	Authorization and Binding Effect of Documents	4
3.1	Permitted Use	4
3.2	Stand-Alone Parcel	4
3.3	Compliance with Laws	4
3.4	Certificates of Occupancy, Consents and Approvals	5
3.5	No Condemnation	5
3.6	No Bankruptcy Proceedings	5
3.7	Litigation	5
3.8	Access	5
3.9	Easements	5
3.10	Utilities	5
3.11	Title	6
3.12	Encroachments	6
3.13	Defects	6
3.14	Environmental and other Regulatory Matters	6
3.15	Tower Coordinates	6
3.16	Brokers	6
3.17	Contracts	7
3.18	Representations Complete	8
3.19	Foreign Person	8

ARTICLE IV - Representations and Warranties of Buyer		8
4.1	Organization and Good Standing	8
4.2	Authorization and Binding Effect of Documents	8
4.3	Broker’s or Finder’s Fees	9
4.4	Representations Complete	9

ARTICLE V - Transactions Prior to the Closing Date		9
5.1	Conduct of the Real Property Prior to the Closing Date	9
5.2	Access Prior to the Closing Date	10
5.3	Conveyance Free and Clear of Liens	10
5.4	Environmental Assessment	10
5.5	Title and Survey	11
5.6	Confidentiality; Press Release	12
5.7	Press Release	12

ARTICLE VI - Conditions Precedent to the Obligations of Buyer to Close		13
6.1	Accuracy of Representations and Warranties; Closing Certificate	13

6.2	Performance of Agreements	13
6.3	Adverse Proceedings	13
6.4	Delivery of Closing Documents	13
6.5	Environmental Conditions	14
6.6	FCC Consent and Consummation of APA	14

ARTICLE VII - Conditions Precedent of the Obligations of Seller to Close		14
7.1	Accuracy of Representations and Warranties	14
7.2	Performance of Agreements	14
7.3	Adverse Proceedings	14
7.4	Delivery of Closing Documents and Purchase Price	15
7.5	FCC Consent and Consummation of Exchange Agreement	15

ARTICLE VIII - Closing		15
8.1	Time and Place	15
8.2	Deliveries to Buyer by Seller	15
8.3	Deliveries to Seller by Buyer	16
8.4	Prorations and Closing Costs	16
8.5	Possession	17

ARTICLE IX - Survival of Representations and Warranties; Indemnification		17
9.1	Survival of Representation and Warranties	17
9.2	Indemnification in General	17
9.3	Indemnification by Seller	17
9.4	Indemnification by Buyer	18
9.5	Indemnification Procedures	18

ARTICLE X - Termination; Liquidated Damages		18
10.1	Termination	18
10.2	Obligations Upon Termination	19
10.3	Termination Notice	20

ARTICLE XI - Casualty		20

ARTICLE XII - Miscellaneous		21
12.1	Further Actions	21
12.2	Specific Performance	21
12.3	Notices	21
12.4	Entire Agreement	22
12.5	Binding Effect; Benefits	22
12.6	Assignment	22
12.7	Governing Law	22
12.8	Amendments and Waivers	22
12.9	Severability	22
12.10	Headings	23
12.11	Counterparts	23
12.12	References	23
12.13	Dispute Resolution	23
12.14	Schedules and Exhibits	23

REAL ESTATE PURCHASE AGREEMENT

(Transmitter Site)

THIS REAL ESTATE PURCHASE AGREEMENT (“Agreement”) is dated as of September 29, 2004 by and between Univision Radio Illinois, Inc. a Delaware corporation (“Seller”) and Salem Radio Properties, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller owns the real property which is presently being utilized as the transmitter site for radio station WIND-AM, Chicago, Illinois (FCC Facility ID No. 67068) (the “Station”); and

WHEREAS, Seller, Univision Radio Broadcasting Texas, L.P., KMRT-AM License Corporation, and Univision Radio License Corporation (all such entities being collectively referred to herein as “Univision”) are wholly-owned, indirect subsidiaries of Univision Radio, Inc., a subsidiary of Univision Communications, Inc., a Delaware corporation;

WHEREAS, Buyer and Salem Media of Illinois, LLC (“Salem-Illinois”) are wholly-owned, indirect subsidiaries of Salem Communications Corporation, a Delaware corporation; and

WHEREAS, Univision and Salem-Illinois have entered into an Asset Exchange Agreement, dated as of September 29, 2004, for the exchange of the Stations (the “Exchange Agreement”); and

WHEREAS, the parties hereto desire to enter into this Agreement as a necessary part of the consummation of the transactions contemplated by the Exchange Agreement;

NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties hereto, and in consideration of the mutual promises, conditions and covenants herein contained, Seller and Buyer do hereby mutually agree as follows:

ARTICLE I

TERMINOLOGY

1.1 Business Day. Any calendar day, excluding Saturdays and Sundays, on which federally chartered banks are regularly open for business.

1.2 Closing. The closing with respect to the transactions contemplated by this Agreement.

1.3 Closing Date. The date determined as the Closing Date as provided in the Exchange Agreement.

1.4 Documents. This Agreement and all exhibits and schedules hereto, and each other agreement, certificate, or instrument delivered pursuant to or in connection with this Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

1.5 Environmental Assessment. Such term shall have the meaning defined in Section 5.4.

1.6 Environmental Laws. The Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting or dumping of Hazardous Materials.

1.7 Hazardous Materials. Toxic materials, hazardous wastes, hazardous substances, pollutants or contaminants, asbestos or asbestos-related products, polychlorinated biphenyls (“PCBs”), petroleum, crude oil or any fraction or distillate thereof in excess of legally-defined permissible limits (as such terms are defined in any applicable federal, state or local laws, ordinances, rules and regulations, and including any other terms which are or may be used in any applicable environmental laws to define prohibited or regulated substances).

1.8 Indemnified Party. Any party described in Sections 9.3(a) or 9.4(a) against which any claim or liability may be asserted by a third party which would give rise to a claim for indemnification under the provisions of this Agreement by such party.

1.9 Indemnifying Party. The party to the Agreement (not the Indemnified Party) that, in the event of a claim or liability asserted by a third party against the Indemnified Party which would give rise to a claim for indemnification under the provisions of this Agreement, may at its own expense, and upon written notice to the Indemnified Party, compromise or defend such claim.

1.10 Improvements. Buildings, towers, permanent structures, roads, landscaping, storm and sanitary sewer, water or other utility lines, curbs, gutters, drainage facilities, sidewalks, lighting and other improvements to the Real Property.

1.11 Land Use Approval. All ordinances, rules, regulations, building codes, or resolutions adopted by any Local Authority or otherwise governing the construction, use and maintenance of Improvements to the Real Property.

1.12 Lien. Any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting the Real Property.

1.13 Local Authority. Any federal, state, county, township, municipality, association, board or such other authority with jurisdiction over the Real Property.

1.14 Material Adverse Condition. A condition which would materially restrict, limit, increase the cost or burden of or otherwise materially adversely affect or materially impair the right of Buyer to the ownership, use, control, enjoyment or operation of the transmitters and other improvements on the Real Property.

1.15 Permitted Encumbrances. For purposes hereof, “Permitted Encumbrances” shall mean all taxes and assessments against the Real Property, which are not yet due and payable as of the Closing Date, and all other matters affecting title to the Real Property contained in the Title Report that are approved or waived by Buyer pursuant to Paragraph 5.5; and (ii) zoning ordinances and regulations, including statutes and ordinances relating municipal improvements, which will not materially adversely affect the use of the Real Property as a transmitter site for the Station or for any other radio broadcasting station in the ordinary course of business.

1.16 Purchase Price. The consideration to be paid by Buyer to Seller for purchase of the Real Property in an amount equal to One Million Forty Nine Thousand Four Hundred Seventy Seven Dollars ($1,049,477.00), which amount shall be paid by Buyer to Seller pursuant to Sections 2.2 and 8.3.

1.17 Real Property. The rights, title and interests in real estate, including without limitation improvements, rights, privileges, easements and appurtenances pertaining thereto, used in the operation of the Station or as otherwise listed on Schedule 2.1 hereto.

1.18 Survival Period. The term following the Closing Date during which all representations, warranties, covenants, and agreements of the parties under this Agreement shall survive. The term shall be twelve (12) months.

ARTICLE II

PURCHASE AND SALE

2.1 Real Property. At Closing, Seller will sell, transfer, assign and convey to Buyer, and Buyer will purchase from Seller the Real Property, including without limitation the rights, title and interests of Seller in the real estate described on Schedule 2.1 hereto, together with all other improvements, rights, privileges, easements and appurtenances pertaining thereto.

2.2 Purchase Price and Method of Payment. At Closing, Buyer shall pay Seller the Purchase Price, subject to adjustments, credits and prorations as provided in this Agreement, by wire transfer of immediately available funds.

2.3. Tax Deferred Exchange. Both Buyer and Seller may elect to structure this transaction as a tax-deferred like-kind exchange pursuant to Internal Revenue Code Section 1031. Each party shall cooperate with the other to effectuate such an exchange provided that, such tax deferred like-kind exchange shall not (i) result in any additional cost or expense to the other, (ii) result in any adverse tax consequences to the other, (iii) affect the other’s liability for any of its representations, warranties, covenants and obligations pursuant to this Agreement, (iv) require the other to serve as the qualified intermediary; or (v) delay the Closing Date as set forth in the Exchange Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

3.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power to own, operate and sell its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

3.2 Authorization and Binding Effect of Documents. Seller’s execution and delivery of, and the performance of its obligations under this Agreement and each of the other Documents, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Seller. Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Documents and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents have been, or at or prior to the Closing will be, duly executed by Seller. This Agreement and each of the other Documents to be executed by Seller have been, or at or prior to the Closing will be, duly executed by Seller. The Documents, when executed and delivered by the parties hereto, will constitute the valid and legally binding agreement of Seller, enforceable against Seller in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights or remedies generally, and except as may be limited by general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law).

3.3 Permitted Use. The Real Property is zoned for use as a transmitter site for the Station, the Improvements and all accessory uses being made on the Real Property as of this date and the Closing Date, and such uses are consistent with the comprehensive plan adopted by any Local Authority.

3.4 Stand-Alone Parcel. The Real Property is not dependent upon any other parcel of real estate to satisfy parking, open space or other legal requirements under any Land Use Approvals. The Real Property is assessed as a separate parcel for real estate tax purposes.

3.5 Compliance with Laws. The Real Property and the Improvements comply in all material respects with all applicable Land Use Approvals in effect as of this date and the Closing Date.

3.6 Certificates of Occupancy, Consents and Approvals. All permanent certificates of occupancy and other consents and approvals required from any Local Authority have been issued and are in full force and effect without the presence or existence of any unsatisfied conditions or requirements with respect thereto, and true, correct and complete copies of such consents, approvals and certificates of occupancy have been delivered to Buyer.

3.7 No Condemnation. Seller has not received any notice of condemnation or of eminent domain proceedings or negotiations for the purchase of any of the Real Property or Improvements in lieu of condemnation, and no condemnation or eminent domain proceedings or negotiations have been commenced or, to the best of Seller’s knowledge, threatened in connection with the Real Property or the Improvements that would have a material and adverse effect on the value of the Real Property or on the continued utilization of the Real Property or Improvements, including as a transmitter site.

3.8 No Bankruptcy Proceedings. There is no petition in bankruptcy or any petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, liquidation or dissolution or similar relief under the U.S. Bankruptcy Code or any state law filed by or against or threatened to be filed by or against the Seller.

3.9 Litigation. There are no actions, suits, proceedings or investigations, at law or in equity, or before any governmental agency or other person, pending or threatened against the Seller that, in any case or in the aggregate, will affect Seller’s ability to meet its obligations arising under this Agreement or have an adverse affect on the use, operation or occupancy of the Real Property or the Improvements.

3.10 Access. Pedestrian and vehicular access to the Real Property is provided by publicly dedicated streets that are contiguous with the Real Property. There are no special assessments pending or, to the knowledge of the Seller, threatened against or with respect to the Real Property on account of or in connection with such streets, roads or any other public improvements including but not limited to storm and sanitary sewer, water or other utility lines, curbs, gutters, drainage facilities, sidewalks, lighting and the like.

3.11 Easements. No additional easements are required for the provision of utilities, access, egress and drainage to or for the benefit of the Real Property in connection with the use, operation and enjoyment of the Real Property as a transmitter site and related facilities.

3.12 Utilities. All necessary utility services, including but not limited to sanitary sewer, water, electric power, and telephone service are available to the Real Property and no unpaid assessments, impact fees, development fees, tap-on fees or recapture costs are payable in connection therewith.

3.13 Title. Seller has fee simple title to the Real Property and the Improvements and has full power and authority to transfer the Real Property to Buyer pursuant to this Agreement. Except as otherwise described or disclosed in this Agreement there are no unrecorded agreements, leases, liens or encumbrances that may affect title to the Real Property.

3.14 Encroachments. The Real Property and any Improvements thereon do not encroach on the real property of another or upon real property not being conveyed to Buyer as a result of the transactions contemplated by this Agreement.

3.15 Defects. There is no defect in the condition or operation of the Real Property or the Improvements that is reasonably likely to have a material adverse effect on the operation of the transmitters located thereon.

3.16 Environmental and other Regulatory Matters.

(a) Seller has obtained all FAA, environmental, health and safety permits necessary or required for either the operation of the Real Property as a transmitter site for the Station as currently operated or the ownership of the Real Property. All such permits are in full force and effect, and Seller is in compliance with all material terms and conditions of such permits.

(b) There is no proceeding pending or threatened action which may result in the reversal, rescission, termination, modification or suspension of any permits necessary for the ownership or the operation of the Real Property as a transmitter site for the Station.

(c) Seller is in compliance in all material respects with the provisions of Environmental Laws.

(d) Seller has not and no other person or entity has caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require clean up, removal or other remedial or responsive action under Environmental Laws (other than normal office, cleaning and maintenance supplies and lubricants in reasonable quantities used and /or stored appropriately in the buildings or improvements on the Real Property). Seller has not caused the migration of any materials from the Real Property onto or under any property, which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws. There are no underground storage tanks and no PCBs or friable asbestos in or on the Real Property.

(e) Seller is not subject to any judgment, decree, order or citation with respect to the Real Property related to or arising out of Environmental Laws, and Seller has not received notice that it has been named or listed as a potentially responsible party by any person or governmental body or agency in any matter, under Environmental Laws.

(f) Seller has not discharged or disposed of any petroleum product or solid waste on the Real Property or on the property adjacent to the Real Property owned by third parties, which may form the basis for any present or future claim based upon the Environmental Laws in existence on the date hereof or as of the Closing, or any demand or action seeking clean-up of any site, location, body of water, surface or subsurface, under any Environmental Laws or otherwise, or which may subject the owner of the Real Property to claims by third parties (except to the extent third party liability can be established) for damages.

(g) No portion of the Real Property has ever been used by Seller, nor, to the best of Seller’s knowledge, by any previous owner or occupant of the Real Property, or any of them, in material violation of Environmental Laws or as a landfill, dump site or any other use which involves the disposal or storage of Hazardous Materials on-site or in any manner which may materially adversely affect the value of the Real Property.

(h) No pesticides, herbicides, fertilizers or other materials have been used on, applied to or disposed of by Seller on or in the Real Property in material violation of any Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and/or stored appropriately in the buildings or improvements on the Real Property).

(i) Seller has disposed of all waste in full compliance with all Environmental Laws and, to the best of Seller’s knowledge, there is no existing condition that may form the basis of any present or future claim, demand or action seeking clean up of any facility, site, location or body of water, surface or subsurface, for which the Buyer could be liable or responsible solely as a result of the disposal of waste at such site by a prior owner of the Real Property.

3.17 Tower Coordinates. The current vertical elevation and geographical coordinates of the antenna and transmitter towers located on the Real Property (the “Tower Coordinates”) are properly registered with the FCC and FAA. The Tower Coordinates comply with and correspond to the current vertical elevation an geographical coordinates authorized by the FAA, FCC and any other governmental authority, including any federal, state or local authority having jurisdiction over the Station or said towers.

3.18 Brokers. Seller shall pay and bear any and all broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, owed in connection with the transactions contemplated by this Agreement.

3.19 Contracts. As of this date and the Closing Date, there are no leases or service contracts affecting or encumbering the Real Property or any portion thereof which will survive the Closing.

3.20 Representations Complete. None of the representations or warranties made by Seller, nor any statement made in any document or certificate furnished by Seller pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

3.21 Foreign Person. Seller is not a “Foreign Person,” “Foreign Trust” or “Foreign Corporation” within the meaning of the United States Foreign Investment and Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

4.2 Authorization and Binding Effect of Documents. Buyer’s execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Buyer. Buyer has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Documents and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents have been, or at or prior to the Closing will be, duly executed by Buyer. This Agreement and each of the other Documents to be executed by Buyer have been, or at or prior to the Closing will be, duly executed by Buyer. The Documents, when executed and delivered by the parties hereto, will constitute the valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights or remedies generally, and except as may be limited by general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law).

4.3 Broker’s or Finder’s Fees. No agent, broker, investment banker, or other person or firm acting on behalf of or under the authority or Buyer or any affiliate of Buyer is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with transactions contemplated by this Agreement.

4.4 Representations Complete. None of the representations or warranties made by Buyer, nor any statement made in any document or certificate furnished by Buyer pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE V

TRANSACTIONS PRIOR TO THE CLOSING DATE

5.1 Conduct of the Real Property Prior to the Closing Date. Seller covenants and agrees with Buyer that between the date hereof and the Closing Date, unless the Buyer otherwise agrees in writing (which agreement shall not be unreasonably withheld or delayed), Seller shall:

(a) Use reasonable commercial efforts to maintain insurance upon all of the Real Property and Improvements in such amounts and of such kind to cover the full amount of any loss;

(b) Operate the Real Property and Improvements in accordance with the Land Use Approvals and all other rules and regulations, statutes, ordinances and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Real Property and Improvements, except where the failure to so operate would not constitute a Material Adverse Condition or on the ability of Seller to consummate the transactions contemplated hereby;

(c) Not mortgage, pledge or subject to any Lien the Real Property or Improvements;

(d) Not sell, lease or otherwise dispose of, nor agree to sell, lease or otherwise dispose of, the Real Property;

(e) Not introduce any material change with respect to the Real Property or Improvements; and,

(f) Notify Buyer of any complaints, investigations, notices received, hearing or any material litigation pending or threatened against the Real Property or Improvements or any material damage to or destruction of any Real Property or Improvements.

5.2 Access Prior to the Closing Date. Prior to the Closing, Buyer and its representatives may make such reasonable investigation of the Real Property as it may desire; and Seller shall give to Buyer, its engineers, counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of the records and files of or pertaining to the Real Property, provided that (i) Buyer shall give Seller reasonable advance notice of each date on which Buyer or any such other person or entity desires such access, and (ii) all investigations shall be conducted in such a manner as not to physically damage the improvements thereon. To the extent Buyer modifies or alters the Real Property prior to closing, upon completion of any investigation by Buyer, regardless of its extent, Buyer, at its sole expense and as reasonably necessary, shall promptly restore the Real Property to its original condition, in all material respects, as the Real Property existed prior to Buyer’s investigation.

5.3 Conveyance Free and Clear of Liens. At or prior to the Closing, Seller shall obtain executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any mortgages or security interests granted in the Real Property and personal property being conveyed, if applicable, as security for payment of loans and other obligations or judgments and of any other Liens on the Real Property. At the Closing, Seller shall transfer and convey to Buyer the Real Property free and clear of all Liens.

5.4 Environmental Assessment.

(a) Not later than sixty (60) days after execution of this Agreement, Buyer may obtain a Phase I (the “Phase I”) environmental assessment of the Real Property by an environmental engineer selected by Buyer. Within fourteen (14) days after Buyer’s receipt of the Phase I, if the Phase I indicates environmental conditions may exist on, under or affect such properties that may constitute a violation or breach of Seller’s representations and warranties contained in Section 3.16 of this Agreement or cause the condition contained in Section 6.5 to not be satisfied, then Buyer shall be entitled to obtain a Phase II (the “Phase II”) environmental assessment of the Real Property, or any portion thereof. (The Phase I and Phase II, if obtained, shall be referred to herein as the “Environmental Assessment”). Buyer shall commission and pay the cost of such Environmental Assessment and shall provide a copy to Seller. The Environmental Assessment shall be subject to the confidentiality provisions of Section 5.6. If after appropriate inquiry into the previous ownership of and uses of the Real Property consistent with good commercial or customary practice, the engineer concludes that environmental conditions exist on, under or affecting such properties that would constitute a violation or breach of Seller’s representations and warranties contained in Section 3.16 of this Agreement or cause the condition contained in Section 6.5 to not be satisfied, then Buyer may elect to proceed with the Closing but shall not be obligated to close under any circumstances which would require Buyer to assume ownership of the Station under conditions where there exist any uncured violations of warranties, representations or covenants with respect to environmental matters.

(b) If after appropriate inquiry into the previous ownership of and uses of the Real Property consistent with good commercial or customary practice, the engineer concludes that environmental conditions exist on, under or affecting such properties that would constitute a violation or breach of Seller’s representations and warranties contained in Section 3.16 of this Agreement or cause the condition contained in Section 6.5 to not be satisfied, then notwithstanding any other provisions of this Agreement to the contrary, but subject to the following sentence, Seller shall at its sole cost and expense (up to a maximum of One Hundred Thousand Dollars ($100,000)) remove, correct or remedy any condition or conditions which constitute a violation or breach of Seller’s representations and warranties contained in Section 3.16 prior to the Closing Date and provide to Buyer at Closing a certificate from an environmental abatement firm reasonably acceptable to Buyer that such removal, correction or remedy has been completed so that Seller’s representations and warranties contained in Section 3.16 will be true as of the Closing Date and the conditions contained in Section 6.5 will be satisfied as of the Closing Date. In the event the cost of removal, correction or remedy of the environmental conditions exceeds One Hundred Thousand Dollars ($100,000), Buyer may elect to proceed with the Closing but shall not be obligated to close under any circumstances where there exists any uncured violations of warranties, representations or covenants with respect to environmental matters.

5.5 Title and Survey.

(a) Within sixty (60) days from and after the date hereof, Seller will cause to be prepared and delivered to Buyer by a title insurance company reasonably selected by Buyer (“Title Company”) a title commitment issued with respect to the Real Property disclosing all matters of record and other matters of the Title Company or its agent has knowledge that relate to the title to the Real Property and Improvements, detailing the Title Company’s requirements for closing and committing to issue an owner’s policy of title insurance with respect to the Real Property, together with legible copies of all instruments referred to in the report (collectively, the “Title Report”);

(b) Within sixty (60) days from and after the date hereof Seller shall deliver to Buyer and the Title Company an “as-built” survey dated on or after the date of this Agreement meeting the accuracy standards of an Urban Class survey and in accordance with the Minimum Standard Detail Requirements jointly adopted in 1999 by the American Land Title Association, American Congress on Surveying and Mapping and National Society of Professional Surveyors, setting forth the legal description and boundaries of the Real Property, showing the location of all Improvements and matters disclosed by the Title Report, and certified to Buyer, Seller and the Title Company (collectively, the “Survey”);

(c) Within thirty (30) days following its receipt of the later of the Title Report and copies of all instruments referred to therein, and the Survey, Buyer shall review and to object, in writing, to any easements, liens, encumbrances or other exceptions or requirements in the Title Report or shown on the Survey (the “Title Objections”). Seller shall reasonably attempt to eliminate the matters covered by the Title Objections promptly, but in any event prior to the Closing Date. Notwithstanding anything herein to the contrary, Seller shall eliminate any deeds of trust, mortgages, judgment liens, mechanics’ liens, materialmen’s liens and other liens placed on or against the Real Property. If Seller is unable or unwilling to eliminate the matters covered by the Title Objections upon terms acceptable to Buyer, in Buyer’s reasonable discretion, Seller shall so notify Buyer in writing, and Buyer shall either waive the Title Objections that Seller did not cure and proceed with the Closing or terminate this Agreement.

5.6 Confidentiality; Press Release. All information, data and materials furnished or to be furnished to either party with respect to the other party in connection with this transaction or pursuant to this Agreement are confidential. Each party agrees that prior to Closing (a) it shall not disclose or otherwise make available, at any time, any such information, data or material to any person who does not have a confidential relationship with such party; (b) it shall protect such information, data and material with a high degree of care to prevent the disclosure thereof; and (c) if, for any reason, this transaction is not consummated, all information, data or material concerning the other party obtained by such party, and all copies thereof, will be returned to the other party. After Closing, neither party will disclose or otherwise make available to any person any of such information, data or material concerning the other party, except as may be necessary or appropriate in connection with the operation of the Station by Buyer. Each party shall use its reasonable efforts to prevent the violation of any of the foregoing confidentiality provisions by its respective representatives. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer or Seller from:

(i) using such information, data and materials in connection with any action or proceeding brought or any claim asserted by Buyer or Seller in respect of any breach by the other of any representation, warranty or covenant made in or pursuant to this Agreement; or

(ii) supplying or filing such information, data or materials to or with the FCC or SEC or any other valid governmental or court authority to the extent required by law or reasonably necessary to obtain any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement, and to consummate the transaction contemplated herein.

5.7 Press Release. In the event that either party determines in good faith that a press release or other public announcement is desirable under any circumstances, the parties shall consult with each other to determine the appropriate timing, form and content of such release or announcement and thereafter may make such release or announcement.

ARTICLE VI

CONDITIONS PRECEDENT TO THE

OBLIGATIONS OF BUYER TO CLOSE

Buyer’s obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:

6.1 Accuracy of Representations and Warranties; Closing Certificate.

(a) The representations and warranties of Seller contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with same effect as though made at such time except for changes that are not materially adverse to the Real Property.

(b) Seller shall have delivered to Buyer on the Closing Date a certificate that (i) the condition specified in Section 6.1(a) is satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to the Real Property or Seller’s ability to consummate the transaction contemplated hereby), the condition specified in Section 6.2 is satisfied as of the Closing Date.

6.2 Performance of Agreements. Seller shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

6.3 Adverse Proceedings. Neither Buyer nor any affiliate of Buyer shall be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, ownership or control of the Real Property and no litigation, proceeding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

6.4 Delivery of Closing Documents. Seller shall have delivered or caused to be delivered to Buyer on the Closing Date each of the Documents required to be delivered pursuant to Section 8.2.

6.5 Environmental Conditions. The Environmental Assessment obtained by Buyer pursuant to Section 5.4 hereof shall not have disclosed any material violation of any Environmental Law which is not removed or cured by Seller prior to Closing.

6.6 FCC Consent and Consummation of Exchange Agreement. The FCC Order (as defined in the Exchange Agreement) shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition (as both terms are defined in the Exchange Agreement). Further, the transaction(s) as contemplated by the Exchange Agreement either (i) previously shall have been consummated, or (ii) shall be consummated contemporaneously with the transaction(s) contemplated by this Agreement. In the event that, for whatever reason, the Exchange Agreement either is (a) terminated prior to consummation or (b) not consummated, then this Agreement shall be terminated with no further obligations of Buyer or Seller hereunder.

ARTICLE VII

CONDITIONS PRECEDENT OF THE

OBLIGATION OF SELLER TO CLOSE

The obligation of Seller to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Seller in writing:

7.1 Accuracy of Representations and Warranties.

(a) The representations and warranties of Buyer contained in this Agreement shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that are not materially adverse to Seller.

(b) Buyer shall have delivered to Seller on the Closing Date a certificate that (i) the condition specified in Section 7.1(a) is satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to Buyer’s ability to consummate the transaction contemplated hereby), the conditions specified in Section 7.2 are satisfied as of the Closing Date.

7.2 Performance of Agreements. Buyer shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

7.3 Adverse Proceedings. Seller shall not be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting the consummation of the transactions contemplated hereby. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transactions contemplated hereby would constitute a violation of the laws of the

United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

7.4 Delivery of Closing Documents and Purchase Price. Buyer shall have delivered or caused to be delivered to Seller on the Closing Date each of the Documents required to be delivered pursuant to Section 8.3, and Seller shall have received payment of the Purchase Price.

7.5 FCC Consent and Consummation of Exchange Agreement. The FCC Order (as defined in the Exchange Agreement) shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition (as both terms are defined in the Exchange Agreement). Further, the transaction(s) as contemplated by the Exchange Agreement either (i) previously shall have been consummated, or (ii) shall be consummated contemporaneously with the transaction(s) contemplated by this Agreement. In the event that, for whatever reason, the Exchange Agreement either is (a) terminated prior to consummation or (b) not consummated, then this Agreement shall be terminated with no further obligations of Buyer or Seller hereunder.

ARTICLE VIII

CLOSING

8.1 Time and Place. Unless otherwise agreed to in advance by the parties, Closing shall take place in person or via facsimile at the offices of Salem’s counsel in Camarillo, California, or at such other place as the parties agree, at 10:00 A.M. Pacific Time on the Closing Date.

8.2 Deliveries to Buyer by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a) The certificate required by Section 6.1(b);

(b) A Special Warranty Deed, fully executed and properly acknowledged by Seller, conveying marketable fee simple title to the Real Property, subject only to the Permitted Exceptions;

(c) Executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer and the Title Company, of any mortgages or other liens encumbering the Real Property;

(d) An Assignment of any and all guaranties and warranties, fully executed by Seller, assigning and transferring to Buyer all of Seller’s rights to or under any warranties and guaranties relating to the Improvements (together with written consents of the persons or entities thereunder, to the extent necessary under the applicable guaranty or warranty to make such agreement effective);

(e) A FIRPTA affidavit, fully executed and properly acknowledged by Seller, as required by Internal Revenue Code Section 1445(b)(2);

(f) True and correct copies of all current property tax bills and assessment notices pertaining to the Real Property;

(g) All keys to the Improvements;

(h) GAP Undertaking to the title company, where applicable.

(i) An extended coverage owner’s policy of title insurance or the marked-up title commitment (the “Title Policy”) issued by the Title Company in the full amount of the Purchase Price, insuring Buyer as the fee owner of the Real Property subject only to the Permitted Encumbrance. The Title Policy shall insure as separate insured parcels any easement rights running to the benefit of the Real Property. The Title Policy shall include such endorsements as Buyer may reasonably require and are available in the State of Indiana. At or prior to Closing, Seller shall satisfy all of the Title Company’s requirements for issuance of the Title Policy and shall eliminate any deeds of trust, mortgages, judgment liens, mechanic’s liens, materialmen’s liens and other monetary liens encumbering the Real Property and the standard pre-printed exceptions for “gap”, rights of parties in possession, and unfiled claims of construction contractors;

(j) Such additional information and materials as Buyer or the title company shall have reasonably requested.

8.3 Deliveries to Seller by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a) The Purchase Price.

(b) The certificate required under Section 7.1(b).

(c) GAP Undertaking to the title company, where applicable.

(d) Such additional information and materials as Seller or the title company shall have reasonably requested.

8.4 Prorations and Closing Costs.

(a) Seller will pay directly, or reimburse Buyer for, (i) one half (1/2) of the premium for the Title Policy in the amount of the Purchase Price, including any additional premium for any endorsements reasonably required by Buyer; (ii) one half (1/2) of the cost to obtain the Survey and (iii) all transfer taxes of any kind, and customary recording and/or escrow fees, customarily paid by a seller. Each party must bear its own costs (including attorneys’ fees) in connection with its negotiation, due diligence investigation and conduct of transactions contemplated by this Agreement.

(b) All real property taxes and assessments for the current year shall be prorated as of Closing; all charges for fuel, water, sewer, electricity and other utilities furnished to the Real Property shall be paid for by Seller as of the Closing.

8.5 Possession. Buyer shall be entitled to possession of the Real Property on the Closing Date.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

INDEMNIFICATION

9.1 Survival of Representation and Warranties. All representations, warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing for the Survival Period and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period; except for claims by Buyer for any amounts owed by Seller to Buyer under Section 9.3(d), which claims may be made at any time. In the event such a notice is so given, the right to indemnification with respect thereto under this Article shall survive the Survival Period until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

9.2 Indemnification in General. Buyer and Seller agree that the rights to indemnification and to be held harmless set forth in this Agreement shall, as between the parties hereto and their respective successors and assigns, be exclusive of all rights to indemnification and to be held harmless that such party (or its successors or assigns) would otherwise have by statute, common law or otherwise.

9.3 Indemnification by Seller. Subject to the provisions of Section 10.2 below, Seller shall defend, indemnify and hold harmless Buyer and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys’ fees) relating to or arising out of:

(a) Any breach or non-performance by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Documents; or

(b) The ownership or operation by Seller of the Real Property on or prior to the Closing Date; or

(c) All other liabilities and obligations of Seller; or

(d) Any violation of any Environmental Laws by Seller or the existence of any Hazardous Materials on the Real Property on or before Closing.

9.4 Indemnification by Buyer. Subject to the provisions of Section 10.2 below, Buyer shall defend, indemnify and hold harmless Seller and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys’ fees) relating to or arising out of:

(a) Any breach or non-performance by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Document; or

(b) All other liabilities or obligations of Buyer.

9.5 Indemnification Procedures. In the event that an Indemnified Party may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend or contest its obligation to indemnify under this Article IX, the Indemnified Party may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

ARTICLE X

TERMINATION; LIQUIDATED DAMAGES

10.1 Termination. If Closing shall not have previously occurred, this Agreement shall terminate upon the earliest of:

(a) The giving of written notice from Seller to Buyer, or from Buyer to Seller, if:

(i) Seller gives such termination notice and is not at such time in material default hereunder, or Buyer gives such termination notice and Buyer is not at such time in material default hereunder; and

(ii) Either:

(A) Any of the representations or warranties contained herein of Buyer (if such termination notice is given by Seller), or of Seller (if such termination notice is given by Buyer), are inaccurate in any respect and materially adverse to the party giving such termination notice unless the inaccuracy has been induced by or is the result of actions or omissions of the party giving such termination notice; or

(B) Any material obligation to be performed by Buyer (if such termination notice is given by Seller) or by Seller (if such termination notice is given by Buyer) is not timely performed in any material respect unless the lack of timely performance has been induced by or is the result of actions or omissions of the party giving such termination notice; or

(C) Any condition (other than those referred to in foregoing Clauses (A) and (B)) to the obligation to close the transaction contemplated herein of the party giving such termination notice has not been timely satisfied; and any such inaccuracy, failure to perform or non-satisfaction of a condition neither has been cured nor satisfied within twenty (20) days after written notice thereof from the party giving such termination notice nor waived in writing by the party giving such termination notice. Notwithstanding anything herein to the contrary, neither Buyer nor Seller shall be afforded an opportunity to cure a failure to close on the Closing Date the transactions contemplated by this Agreement.

(b) Written notice from Buyer to Seller at any time following the material default of terms of Exchange Agreement by Seller or from Seller to Buyer at any time following the material default of terms of Exchange Agreement by Buyer; provided that termination shall not occur upon the giving of such termination notice by Buyer if Salem-Illinois is at such time in material default under the Exchange Agreement, or upon the giving of such termination notice by Seller if Univision is at such time in material default under the Exchange Agreement.

10.2 Obligations Upon Termination.

(a) In the event this Agreement is terminated pursuant to Section 10.1(a)(ii)(A), Section 10.1(a)(ii)(B), or Section 10.1(b), the aggregate liability of Buyer for breach hereunder shall be as provided in Section 10.2(b) below, and the aggregate liability for Seller for breach hereunder shall be as provided in Section 10.2(c) below. In the event this Agreement is terminated for any other reason, neither party shall have any liability hereunder.

(b) If this Agreement is terminated by Seller’s giving of valid written notice to Buyer pursuant to Subsection 10.1, and its subparts, hereof, Buyer agrees that Seller shall be entitled to receive upon such termination, as liquidated damages and not as a penalty, One Hundred Dollars ($100.00) (the “Seller’s Liquidated Damages Amount”). In the event this Agreement is terminated for any other reason, neither party shall have any liability hereunder. SELLER’S RECEIPT OF THE LIQUIDATED DAMAGES AMOUNT SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER AND NOT A PENALTY, AND SHALL BE SELLER’S SOLE REMEDY AT LAW OR IN EQUITY FOR BUYER’S BREACH HEREUNDER IF CLOSING DOES NOT OCCUR, BUYER AND SELLER EACH ACKNOWLEDGE AND AGREE THAT THE LIQUIDATED DAMAGE AMOUNT IS REASONABLE IN LIGHT OF THE ANTICIPATED HARM WHICH WILL BE CAUSED BY BUYER’S BREACH OF THIS AGREEMENT, THE DIFFICULTY OF PROOF OF LOSS, THE INCONVENIENCE AND NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE TRANSACTION TO BE CONSUMMATED HEREUNDER. Buyer and Seller acknowledge the difficulty of ascertaining Seller’s actual damages in the event Buyer fails or refuses to perform its obligations to close upon the purchase and sale of the Real Property on or before the Closing Date (unless such failure is due to the default of Seller or the failure of any condition precedent to Buyer’s obligation to close), and that the liquidated damages provided for in this Section of this Agreement are a reasonable estimate of such damages

(c) Notwithstanding any provision of this Agreement to the contrary, if this Agreement is terminated by Buyer’s giving of written notice to Seller pursuant to Section 10.1, and its subparts, hereof, Buyer shall be entitled to its direct and actual damages.

10.3 Termination Notice. Each notice given by a party pursuant to Section 10.1 to terminate this Agreement shall specify the Subsection (and clause or clauses thereof) of Section 10.1 pursuant to which such notice is given.

ARTICLE XI

CASUALTY

Upon the occurrence of any casualty loss, damage or destruction material to the operation of the Improvements prior to the Closing, Seller shall promptly give Buyer written notice setting forth in detail the extent of such loss, damage or destruction and the cause thereof if known. Seller shall use its reasonable efforts to promptly commence and thereafter to diligently proceed to repair or replace any such lost, damaged or destroyed property. In the event that such repair or replacement is not fully completed prior to the Closing Date, Buyer may elect (i) to postpone the Closing until Seller’s repairs have been fully completed or to consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney’s fees, expenses and court costs incurred by Seller to collect such amounts), if any, not previously expended by Seller to repair or replace the damaged or destroyed property (such assignment of proceeds to take place regardless of whether the parties close on the scheduled or deferred Closing Date) and Buyer shall accept the damaged improvements in their damaged condition, or (ii) to terminate this Agreement.

ARTICLE XII

MISCELLANEOUS

12.1 Further Actions. From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

12.2 Specific Performance. Seller acknowledges that the Real Property is of a special, unique, and extraordinary character, and that any breach of this Agreement by Seller could not be compensated for by damages. Accordingly, if Seller shall breach its obligations under this Agreement, Buyer shall be entitled, in addition to any of the remedies that it may have, to enforcement of this Agreement by decree of specific performance or injunctive relief requiring Seller to fulfill its obligations under this Agreement. In any action by Buyer to equitably enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law or equity and agrees that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

12.3 Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class, postage prepaid, or by telex, cable, telegram, facsimile machine or similar written means of communication, addressed as follows:

(a) If to Seller, to:

3102 Oak Lawn Ave., Suite 215 Dallas, TX 75219
Attention:	McHenry T. Tichenor, Jr.
Telephone:	(214) 525-7712
Facsimile No.:	(214) 525-7830

With a copy to:

c/o Univision Communications, Inc. 5999 Center Drive Los Angeles, CA 90045-0073
Attention:	Phyllis B. Verdugo
Telephone:	(310) 348-3677
Facsimile No.:	(310) 348-3679

(b) If to Buyer, to:

Salem Communications Corporation 4880 Santa Rosa Road, Suite 100 Camarillo, California 93012
Telephone:	(805) 987-0400 ext. 1100
Facsimile No.:	(805) 384-4505
Attention:	Jonathan L. Block, Vice President and Secretary

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third (3rd) Business Day following the date mailed, and (ii) if personally delivered or otherwise sent as provided above, on the date received.

12.4 Entire Agreement. This Agreement, the Schedules and Exhibits hereto, and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof.

12.5 Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.6 Assignment. This Agreement and any rights hereunder shall not be assignable by either party hereto without the prior written consent of the other party, provided, however, that Buyer may, without Seller’s consent, assign any or all of its rights under this Agreement to a wholly-owned, direct or indirect, subsidiary of Buyer’s parent corporation, Salem.

12.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Indiana, including all matters of construction, validity and performance.

12.8 Amendments and Waivers. No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

12.9 Severability. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the extent and purpose of such invalid and unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

12.10 Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

12.11 Counterparts. This Agreement may be executed in any number of counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.12 References. All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

12.13 Dispute Resolution. Any claims or disputes arising out of this Agreement shall be resolved in the courts of the State of Texas, Dallas County or in the federal courts located in the State of Texas, Dallas County and each party hereto consents to and accepts for itself and its respect of its property, generally and unconditionally, the jurisdiction of such courts. The parties irrevocable waive any objections including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have for the bringing of any such action, suit or other proceeding in those jurisdictions.

12.14 Schedules and Exhibits. Unless otherwise specified herein, each Schedule and Exhibit referred to in this Agreement is attached hereto, and each such Schedule and Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

“BUYER”
SALEM RADIO PROPERTIES, INC.

By:	Jonathan L. Block
Title:	Vice President and Secretary

“SELLER”
UNIVISION RADIO ILLINOIS, INC.

Name:
Title:

SCHEDULE 2.1

REAL PROPERTY DESCRIPTION (METES AND BOUNDS)

That part of Lots 1 through 10 in Block 5 of A. A. Lewis and Company’s Oakwoods Subdivision as recorded in Plot Book 23, page 5 in Lake County, Indiana, and part of Lot ‘B’ in Block 1 of Garden Acres, as recorded in Plot Book 23, Page 26 in Lake County, Indiana, and part of the Northeast Quarter of Section 23, Township 36 North, Range 9 West of the 2nd P.M., all being more particularly described as follows: Commencing at the Northeast corner of said Section 23; thence South 0 degrees 11 minutes 10 seconds East along the East line of said Section 23, a distance of 7_1.80 feet to the point of beginning which lies on the South line of the New York Central and St. Louis Nickel Plate Railroad; thence continuing South 0 degrees 11 minutes 10 seconds East, a distance of 5_.05 feet to the centerline of the Little Calumet River; thence North 85 degrees 23 minutes 56 seconds West along the Channel of the Little Calumet River, a distance of 312.03 feet; thence North 72 degrees 49 minutes 45 seconds West, a distance of 181.76 feet; thence North 82 degrees 26 minutes 54 seconds West, a distance of 245.02 feet; thence North 84 degrees 15 minutes 38 seconds West, a distance of 137.06 feet; thence South 77 degrees 25 minutes 30 seconds West, a distance of 116.06 feet; thence South 65 degrees 58 minutes 05 seconds West, a distance of 200.35 feet; thence South 68 degrees 03 minutes 04 seconds West, a distance of 194.7_ feet; thence South 65 degrees, 52 minutes 52 seconds West, a distance of 119.65 feet; thence South 54 degrees 50 minutes 36 seconds West, a distance of 320.10 feet; thence South 60 degrees 09 minutes 03 seconds West, a distance of 180.59 feet; thence South 57 degrees 31 minutes 09 seconds West, a distance of 138.49 feet; thence South 47 degrees 07 minutes 24 seconds West, a distance of 285.24 feet; thence South 72 degrees 47 minutes 26 seconds West, a distance of 227.10 feet; thence North 89 degrees 05 minutes 02 seconds West 92.26 feet; thence North 89 degrees 24 minutes 10 seconds West, a distance of 120.77 feet to point lying 23.7_ feet East of the North-South centerline of said Section 23; thence North 0 degrees 12 minutes 28 seconds West, along a line parallel to and 23.78 feet East of the North-South centerline of said section 23, a distance of 1045.15 feet to a point of curve; thence Northeasterly on a curve concave to the Southeast and having a radius of 120.0 feet, a distance of 1775.34 feet; thence South 56 degrees 09 minutes 35 seconds East, a distance of 27.40 feet; thence South 0 degrees 11 minutes 49 seconds East, a distance of 54.30 feet to a point 96.7 feet South of the Northwest corner of Lot ‘B’, Block 1, Garden Acres Subdivision, said part also being a point on the South right of way line of the New York Central and St. Louis Nickel Plate Railroad; thence South 56 degrees 09 minutes 35 seconds East along aforesaid South line, a distance of 1599.13 feet to the place of beginning, said line intersects the South line of Lot ‘B’ Block 1, Garden Acres Subdivision at a point 142.45 feet West of the Southeast corner of said Lot ‘B’, all in Lake County, Indiana.